As filed with the Securities and Exchange Commission on September 11, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DELL INC.
(Exact name of registrant as specified in its charter)

Delaware	3571	74-2487834
State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Dell Way Round Rock, Texas 78682 (512) 338-4400	Lawrence P. Tu General Counsel and Secretary Dell Inc. One Dell Way Round Rock, Texas 78682 (512) 338-4400
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)	(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copy to:

Janet B. Wright Director – Corporate Legal Dell Inc. One Dell Way Round Rock, Texas 78682 (512) 338-4400	Douglass M. Rayburn Baker Botts L.L.P. 2001 Ross Avenue Dallas, Texas 75201 (214) 953-6500

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed	Amount of
Title of Each Class of	Amount to be	Offering Price	Maximum Offering	Registration
Securities to be Registered	Registered	per Note	Aggregate Price	Fee(1)
4.700% Notes due 2013	$600,000,000	100%	$600,000,000	$23,580
5.650% Notes due 2018	$500,000,000	100%	$500,000,000	$19,650
6.500% Notes due 2038	$400,000,000	100%	$400,000,000	$15,720

(1)	Determined in accordance with Rule 457(f) of the rules and regulations under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2008

PROSPECTUS

Dell Inc.
Offer to Exchange

up to

$600,000,000 of 4.700% Notes due 2013
that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

for

$600,000,000 of 4.700% Notes due 2013
that have not been registered under the Securities Act

and

$500,000,000 of 5.650% Notes due 2018
that have been registered under the Securities Act

for

$500,000,000 of 5.650% Notes due 2018
that have not been registered under the Securities Act

and

$400,000,000 of 6.500% Notes due 2038
that have been registered under the Securities Act

for

$400,000,000 of 6.500% Notes due 2038
that have not been registered under the Securities Act

The exchange offer and withdrawal rights will expire at
5:00 p.m., New York City time, on          , 2008, unless extended.

We are offering to exchange up to $600,000,000 aggregate principal amount of our new 4.700% Notes due 2013, which have been registered under the Securities Act, or the “new 2013 notes”, for any and all of our outstanding unregistered 4.700% Notes due 2013, or the “old 2013 notes”; up to $500,000,000 aggregate principal amount of our new 5.650% Notes due 2018, which have been registered under the Securities Act , or the “new 2018 notes”, for any and all of our outstanding unregistered 5.650% Notes due 2018, or the “old 2018 notes”; and up to $400,000,000 aggregate principal amount of our new 6.500% Notes due 2038, which have been registered under the Securities Act, or the “new 2038 notes”, for any and all of our outstanding unregistered 6.500% Notes due 2038, or the “old 2038 notes”. The new 2013 notes, the new 2018 notes and the new 2038 notes are referred to in this prospectus as the “new notes.” The old 2013 notes, the old 2018 notes and the old 2038 notes are referred to in this prospectus as the “old notes.” We issued the old notes on April 17, 2008 in a transaction not requiring registration under the Securities Act. We are offering you new notes in exchange for old notes in order to satisfy our registration obligations from that previous transaction. The old notes and the new notes are collectively referred to in this prospectus as the “notes,” and the new notes of each series will be treated as a single class with any old notes of such series that remain outstanding after the completion of the exchange offer.

Please read “Risk Factors” beginning on page 7 for a discussion of factors you should consider before participating in the exchange offer.

We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn before expiration of the exchange offer. You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer. The exchange procedure is more fully described in “Exchange Offer—Procedures for Tendering.” If you fail to tender your old notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

The terms of the new notes are substantially the same as the old notes, except that the transfer restrictions and registration rights applicable to the old notes do not apply to the new notes and, unlike the old notes, the new notes have been registered under the Securities Act and therefore are freely transferable. Please read “Description of New Notes” for more details on the terms of the new notes. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to this offering must acknowledge that it will deliver this prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. Please read “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2008.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only upon the information provided in this prospectus and the other information that we have specifically provided you in connection with this offering. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of this prospectus.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to the issuance of the new notes. This prospectus, which is included in the registration statement, does not contain all of the information included in the registration statement. Certain parts of this registration statement are omitted in accordance with the rules and regulations of the SEC. For further information about us and the new notes, we refer you to the registration statement. You should be aware that the statements made in this prospectus as to the contents of any agreement or other document filed as an exhibit to the registration statement are not complete. Although we believe that we have summarized the material terms of these documents in the prospectus, these statements should be read along with the full and complete text of the related documents.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov or from our website at www.dell.com. However, neither the information on our website nor our filings on the SEC’s website constitute a part of this prospectus.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which we refer you in this prospectus contain “forward-looking statements” that are based on Dell’s current expectations. Actual results in future periods may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. In addition to other factors and matters contained in this document, including those disclosed under “Risk Factors,” these statements are subject to risks, uncertainties and other factors, including, among others:

•	failure to exchange your old notes may adversely affect their value because they may be more difficult to sell;

•	general economic, business and industry conditions;

•	our ability to reestablish a cost advantage over our competitors;

•	our ability to generate substantial non-U.S. net revenue;

•	our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends;

•	information technology and manufacturing infrastructure failures;

•	our ability to effectively manage periodic product transitions;

•	disruptions in component or product availability;

•	our reliance on vendors;

•	our reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers;

•	our ability to access the capital markets;

•	risks relating to our internal controls;

•	unfavorable results of legal proceedings could harm our business and result in substantial costs;

•	our acquisition of other companies;

•	our ability to properly manage the distribution of our products and services;

•	our cost-cutting measures;

•	effective hedging of our exposure to fluctuations in foreign currency exchange rates and interest rates;

•	obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms;

•	our ability to attract, retain and motivate key personnel;

•	loss of government contracts;

•	expiration of tax holidays or favorable tax rate structures;

•	changing environmental laws;

•	the effect of armed hostilities, terrorism, natural disasters and public health issues;

•	we may incur substantially more debt and increase the risks associated with our proposed leverage;

•	effective subordination of the notes may reduce amounts available for payment of the notes;

•	changes in our credit ratings may adversely affect the value of the notes; and

•	your ability to transfer the notes may be limited since there is no active trading market for them.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this prospectus that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

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INDUSTRY AND MARKET DATA

This prospectus includes estimates of market share and industry data and forecasts that we obtained from industry publications and surveys, including those of IDC Worldwide Quarterly PC Tracker, and internal company estimates. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. We have not independently verified any of the data from third-party sources nor have we or the initial purchasers ascertained the underlying economic assumptions relied upon therein. Unless otherwise noted, all references to industry share and total industry growth data in this prospectus are for personal computers (including desktops, notebooks, and x86 servers), and are based on information provided by IDC Worldwide Quarterly PC Tracker dated March 4, 2008 (in the case of data relating to Fiscal 2008) or July 25, 2008 (in the case of data relating to the three and six months ended August 1, 2008). Market share and industry data and forecasts based on internal company estimates may vary materially from others in our industry. We cannot assure you that internal company estimates are accurate or that estimated growth rates will be achieved. Our estimates involve risks and uncertainties, and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

iii

SUMMARY

The following summary contains basic information about our company and the exchange offer. It may not contain all of the information that is important to you and it is qualified in its entirety by the more detailed information included in this prospectus. You should carefully consider the information contained in the entire prospectus, including the information set forth under the heading “Risk Factors” in this prospectus. In addition, certain statements included forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.” Except as otherwise required by the context, in prospectus, “our company”, “we”, “us” and “our” refer to Dell Inc. and its subsidiaries, the “issuer” or “Dell” refers to Dell Inc., exclusive of its subsidiaries.

GENERAL

We listen to customers and deliver innovative technology and services they trust and value. As a leading technology company, we offer a broad range of product categories, including desktop PCs, notebooks, software and peripherals, servers and networking products, services, and storage. According to IDC, we are the number one supplier of personal computer systems in the United States, and the number two supplier worldwide.

Our company is a Delaware corporation and was founded in 1984 by Michael Dell on a simple concept: by selling computer systems directly to customers, we can best understand their needs and efficiently provide the most effective computing solutions to meet those needs. Our corporate headquarters are located in Round Rock, Texas, and we conduct operations worldwide through subsidiaries. When we refer to our company and its business in this prospectus, we are referring to the business and activities of our consolidated subsidiaries. We operate principally in one industry, and we manage our business in four operating segments: Americas Commercial; Europe, Middle East and Africa (“EMEA”) Commercial; Asia Pacific-Japan (“APJ”) Commercial; and Global Consumer. See “Business—Operating Business Segments.”

We are committed to managing and operating our business in a responsible and sustainable manner around the globe. This includes our commitment to environmental responsibility in all areas of our business. In June 2007, we announced an ambitious long-term goal to be the “greenest technology company on the planet” and have a number of efforts that take the environment into account at every stage of the product lifecycle. See “Business—Sustainability.” This also includes our focus on maintaining a strong control environment, high ethical standards, and financial reporting integrity.

BUSINESS STRATEGY

Our core business strategy is built around our direct customer model, relevant technologies and solutions, and highly efficient manufacturing and logistics; and we are expanding that core strategy by adding new distribution channels to reach even more commercial customers and individual consumers around the world. Using this strategy, we strive to provide the best possible customer experience by offering superior value; high-quality, relevant technology; customized systems and services; superior service and support; and differentiated products and services that are easy to buy and use. Historically, our growth has been driven organically from our core businesses. Recently, we have begun to pursue a targeted acquisition strategy designed to augment select areas of our business with more products, services, and technology that our customers value. For example, with our recent acquisition of EqualLogic, Inc., a leading provider of high-performance storage area network solutions, and the subsequent expansion of Dell’s PartnerDirect channel, we are ready to deliver customers an easier and more affordable solution for storing and processing data.

THE EXCHANGE OFFER

On April 17, 2008, we completed a private offering of $600 million aggregate principal amount of our 4.700% Notes due 2013, $500 million aggregate principal amount of our 5.650% Notes due 2018 and $400 million aggregate principal amount of our 6.500% Notes due 2038, or the old notes. As part of this private offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete the exchange offer no later than the 45th business day after the date on which the registration statement, of which the prospectus forms a part, is declared effective by the SEC. The following is a summary of the exchange offer.

Old Notes	On April 17, 2008, we issued $600 million aggregate principal amount of our 4.700% Notes due 2013, $500 million aggregate principal amount of our 5.650% Notes due 2018 and $400 million aggregate principal amount of our 6.500% Notes due 2038.

New Notes	4.700% Notes due 2013, 5.650% Notes due 2018 and 6.500% Notes due 2038. The terms of the new notes are substantially the same as the terms of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. The new notes of each series offered hereby, together with any old notes of such series that remain outstanding after the completion of the exchange offer, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The new notes will have a CUSIP number different from that of any old notes that remain outstanding after the completion of the exchange offer. In the case of the new notes, all unpaid interest accrued on old notes from April 17, 2008 will be treated as having accrued on the new notes that are issued in exchange for the old notes.

Exchange Offer	We are offering to exchange up to $600 million aggregate principal amount of our 4.700% Notes due 2013, $500 million aggregate principal amount of our 5.650% Notes due 2018 and $400 million aggregate principal amount of our 6.500% Notes due 2038 that have been registered under the Securities Act of 1933, as amended, or the Securities Act, for an equal amount of our outstanding $600 million aggregate principal amount of our 4.700% Notes due 2013, $500 million aggregate principal amount of our 5.650% Notes due 2018 and $400 million aggregate principal amount of our 6.500% Notes due 2038, respectively, that have not been so registered to satisfy our obligations under the registration rights agreement that we entered into when we issued the old notes in a transaction exempt from registration under the Securities Act.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2008, unless we decide to extend it.

Conditions to the Exchange Offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the SEC or if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer. A minimum aggregate principal amount of old notes being tendered is not a condition to the exchange offer.

Please read “Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes	All of the old notes are held in book-entry form through the facilities of The Depository Trust Company, or DTC. To participate in the exchange offer, you must follow the automatic tender offer program, or ATOP, procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

• DTC has received instructions to exchange your old notes; and

• you agree to be bound by the terms of the letter of transmittal included herewith.

For more details, please read “Exchange Offer—Terms of the Exchange Offer” and “Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes
If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the new notes promptly after the expiration date and acceptance of the old notes for exchange. Please read “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear all expenses related to the exchange offer. Please read “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange Old Notes
If you do not exchange your old notes in the exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Consequences	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain United States Federal Income Tax Considerations.”

Exchange Agent	We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent addressed as follows:

Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street - 7 East New York, NY 10286 Telephone: (212) 815-5788 Facsimile: (212) 298-1915

Terms of New Notes

The new notes will be substantially the same as the old notes, except that the new notes are registered under the Securities Act and will not have restrictions on transfer or registration rights. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes. We sometimes refer to the new notes and the old notes collectively as the “notes.”

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the new notes, please read “Description of New Notes.”

Issuer	Dell Inc.

Notes Offered	$600 million aggregate principal amount of 4.700% Notes due 2013

$500 million aggregate principal amount of 5.650% Notes due 2018

$400 million aggregate principal amount of 6.500% Notes due 2038

Interest Rates	4.700% for the Notes due 2013

5.650% for the Notes due 2018

6.500% for the Notes due 2038

Interest Payment Dates	April 15 and October 15 of each year, beginning October 15, 2008

Maturity Date	April 15, 2013 for the Notes due 2013

April 15, 2018 for the Notes due 2018

April 15, 2038 for the Notes due 2038

Ranking	The new notes will be:

• our general unsecured obligations;

• pari passu in right of payment with all of our existing and future unsecured senior indebtedness;

• effectively junior to our secured indebtedness up to the value of the collateral securing such indebtedness; and

• senior in right of payment to any of our future subordinated indebtedness.

The notes will effectively rank junior to all indebtedness and other liabilities, including trade payables, of our subsidiaries with respect to the assets of those subsidiaries. In the event of bankruptcy, liquidation, or reorganization of any of these subsidiaries, the subsidiaries will pay the holders of their debt and other obligations, including trade creditors, before they will be able to distribute any of their assets to us.

See “Capitalization,” Note 2 of Notes to Consolidated Financial Statements for the year ended February 1, 2008 (“Annual Consolidated Financial Statements”) and Note 12 of Notes to Condensed Consolidated Financial Statements for the three and six month periods ended August 1, 2008 (“Quarterly Condensed Consolidated Financial Statements”) for more information regarding our indebtedness.

Optional Redemption	We may redeem the notes, in whole or in part, at any time and from time to time at 100% of the principal amount plus the “make-

whole premium” described under the heading “Description of New Notes - Optional Redemption.”

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limits our ability to:

• create certain liens;

• enter into sale and lease-back transactions; and

• consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of New Notes - Covenants” for a description of these covenants.

Transfer Restrictions; Absence of a Public Market for the Notes
The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. We do not intend to arrange for a trading market in the new notes after the exchange offer, and it is therefore unlikely that such a market will exist for the new notes.

Form of New Notes	The new notes will be represented by one or more global notes. Each global new note will be deposited with the trustee, as custodian for DTC.

Same-Day Settlement	The global new notes will be shown on, and transfers of the global new notes will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants.

The new notes are expected to trade in DTC’s Same Day Funds Settlement System until maturity or redemption. Therefore, secondary market trading activity in the new notes will be settled in immediately available funds.

Trading	We do not expect to list the new notes for trading on any securities exchange.

Trustee, Registrar and Exchange Agent	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The notes and the indenture relating to the notes are governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

An investment in the notes and participation in the exchange offer involve significant risks. You should carefully consider all of the information contained in this prospectus. In particular, you should evaluate the specific risk factors set forth under the section entitled “Risk Factors.”

OUR CORPORATE OFFICES AND INTERNET ADDRESS

Our principal executive offices are located at One Dell Way, Round Rock, Texas, 78682-2244. Our telephone number is (512) 728-4737. Our website address is www.dell.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

In considering whether to participate in the exchange offer, you should consider carefully all of the information that we have included in this prospectus. In particular, you should consider carefully the risk factors described below. The risks set out below are not the only risks we face. If any of the following risks occurs, our business, financial condition and results of operations could be materially adversely affected. In such case, you may lose all or part of your investment.

Risks Related to the Exchange Offer

If you fail to exchange your old notes, the existing transfer restrictions will remain in effect and the market value of your old notes may be adversely affected because they may be more difficult to sell.

If you fail to exchange your old notes for new notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement that we entered into when we issued the old notes, we do not intend to register resales of the old notes.

The tender of old notes under the exchange offer will reduce the principal amount of the currently outstanding old notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding old notes that you continue to hold following completion of the exchange offer.

Risks Related to Our Business

Declining general economic, business, or industry conditions may cause reduced net revenue.

We are a global company with customers in virtually every business and industry. If the economic climate in the U.S. or abroad deteriorates, customers or potential customers could reduce or delay their technology investments, which could impact our ability to manage inventory levels, collect customer receivables, and ultimately decrease our net revenue and profitability.

Failure to reestablish a cost advantage may result in reduced market share, revenue, and profitability.

Our success has historically been based on our ability to profitably offer products at a lower price than our competitors. However, we compete with many companies globally in all aspects of our business. If our increasing reliance on third-party original equipment manufacturers, original design manufacturing partnerships, and manufacturing outsourcing relationships fails to generate cost efficiencies, our profitability could be adversely impacted. Our profitability is also affected by our ability to negotiate favorable pricing with our vendors, including vendor rebates, marketing funds, and other vendor funding. Because these supplier negotiations are continuous and reflect the ongoing competitive environment, the variability in timing and amount of incremental vendor discounts and rebates can affect our profitability. An inability to reestablish our cost advantage or determine alternative means to deliver value to our customers may adversely affect our market share, revenue, and profitability.

Our ability to generate substantial non-U.S. net revenue faces many additional risks and uncertainties.

Sales outside the U.S. accounted for approximately 47% of our consolidated net revenue in Fiscal 2008. Our future growth rates and success are dependent on continued growth outside the U.S., including the key developing countries of Brazil, Russia, India, and China (“BRIC”). Our international operations face many risks and uncertainties, including varied local economic and labor conditions, political instability, and unexpected changes in the regulatory environment, trade protection measures, tax laws (including U.S. taxes on foreign operations), copyright levies, and foreign currency exchange rates. Any of these factors could adversely affect our operations and profitability.

Our profitability may be affected by our product, customer, and geographic sales mix and by seasonal sales trends.

Our profit margins vary among products, customers, and geographies. In addition, our business is subject to certain seasonal sales trends. For example, sales to government customers (particularly the U.S. federal government) are typically stronger in our third fiscal quarter, sales in EMEA are often weaker in our third fiscal quarter, and consumer sales are typically strongest during our fourth fiscal quarter. As a result of these factors, our overall profitability for any particular period will be affected by the mix of products, customers, and geographies reflected in our sales for that period, as well as by seasonality trends.

Infrastructure failures and breaches in data security could harm our business.

We depend on our information technology and manufacturing infrastructure to achieve our business objectives. If a problem, such as a computer virus, intentional disruption by a third party, natural disaster, manufacturing failure, or telephone system failure impairs our infrastructure, we may be unable to book or process orders, manufacture, and ship in a timely manner, or otherwise carry on our business. An infrastructure disruption could damage our reputation and cause us to lose customers and revenue, result in the unintentional disclosure of company or customer information, and require us to incur significant expense to eliminate these problems and address related data security concerns. The harm to our business could be even greater if it occurs during a period of disproportionately heavy demand.

Our failure to effectively manage a product transition could reduce the demand for our products and the profitability of our operations.

Continuing improvements in technology mean frequent new product introductions, short product life cycles, and improvement in product performance characteristics. Product transitions present execution challenges and risks for any company. If we are unable to effectively manage a product transition, our business and results of operations could be unfavorably affected.

Disruptions in component or product availability could unfavorably affect our performance.

Our manufacturing and supply chain efficiencies give us the ability to operate with reduced levels of component and finished goods inventories. Our financial success is partly due to our supply chain management practices, including our ability to achieve rapid inventory turns. Because we maintain minimal levels of component and product inventories, a disruption in component or product availability, such as the current industry shortage of notebook batteries, could harm our financial performance and our ability to satisfy customer needs.

Our reliance on vendors creates risks and uncertainties.

Our manufacturing process requires a high volume of quality components from third-party suppliers. Defective parts received from these suppliers could reduce product reliability and harm the reputation of our products. Reliance on suppliers subjects us to possible industry shortages of components and reduced control over delivery schedules (which can harm our manufacturing efficiencies), as well as increases in component costs (which can harm our profitability).

We could experience manufacturing interruptions, delays, or inefficiencies if we are unable to timely and reliably procure components and products from single-source or limited-source suppliers.

We maintain several single-source or limited-source supplier relationships, either because multiple sources are not available or the relationship is advantageous due to performance, quality, support, delivery, capacity, or price considerations. If the supply of a critical single- or limited-source product or component is delayed or curtailed, we may not be able to ship the related product in desired quantities and in a timely manner. For example, the current industry shortage of notebook batteries could prevent us from meeting customer demand for notebooks. Even where multiple sources of supply are available, qualification of the alternative suppliers, and establishment of reliable supplies, could result in delays and a possible loss of sales, which could harm operating results.

Our business is increasingly dependent on our ability to access the capital markets.

We are increasingly dependent on access to debt and capital sources to provide financing for our customers and to obtain funds in the U.S. for general corporate purposes, including share repurchases and acquisitions. Additionally, we have customer financing relationships with companies whose business models rely on accessing the capital markets. The inability of these companies to access such markets could force us to self-fund transactions or forgo customer financing opportunities, potentially harming our financial performance. We believe that we will be able to obtain appropriate financing from third parties even in light of the current market conditions; nevertheless, changes in our credit ratings, deterioration in our business performance, or adverse changes in the economy could limit our ability to obtain financing from debt or capital sources or could adversely affect the terms on which we may be able to obtain any such financing, which could unfavorably affect our net revenue and profitability. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity, Capital Commitments, and Contractual Cash Obligations — Liquidity.”

We face risks relating to our internal controls.

If management is not successful in maintaining a strong internal control environment, material weaknesses could reoccur, causing investors to lose confidence in our reported financial information. This could lead to a decline in our stock price, limit our ability to access the capital markets in the future, and require us to incur additional costs to improve our internal control systems and procedures.

Unfavorable results of legal proceedings could harm our business and result in substantial costs.

We are involved in various claims, suits, investigations, and legal proceedings that arise from time to time in the ordinary course of our business and that are not yet resolved, including those that are set forth under Note 10 of Notes to Annual Consolidated Financial Statements and Note 10 of Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus, and additional claims may arise in the future. Litigation is inherently unpredictable. Regardless of the merit of the claims, litigation may be both time-consuming and disruptive to our business. Therefore, we could incur judgments or enter into settlements of claims that could adversely affect our operating results or cash flows in a particular period. For example, we could be exposed to enforcement or other actions with respect to the continuing investigation into certain accounting and financial reporting matters being conducted by the SEC. In addition, if any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, operating results, and financial condition could be materially and adversely affected.

The acquisition of other companies may present new risks.

We have begun to acquire companies as a part of our overall growth strategy. These acquisitions may involve significant new risks and uncertainties, including distraction of management attention away from our current business operations, insufficient new revenue to offset expenses, inadequate return of capital, integration challenges, new regulatory requirements, and issues not discovered in our due diligence process. No assurance can be given that such acquisitions will be successful and will not adversely affect our profitability or operations.

Failure to properly manage the distribution of our products and services may result in reduced revenue and profitability.

We use a variety of distribution methods to sell our products and services, including directly to customers and through select retailers and third-party value-added resellers. As we sell through an increasing number of indirect channels, inventory management becomes more challenging as successful demand forecasting becomes more difficult. Our inability to properly manage and balance inventory levels and potential conflicts among these various distribution methods could harm our operating results.

If our cost cutting measures are not successful, we may become less competitive.

A variety of factors could prevent us from achieving our goal of better aligning our product and service offerings and cost structure with customer needs in the current business environment through reducing our operating expenses; reducing total costs in procurement, product design, and transformation; simplifying our structure; and eliminating redundancies. For example, we may experience delays in the anticipated timing of activities related to our cost savings plans and higher than expected or unanticipated costs to implement them. As a result, we may not achieve our expected costs savings in the time anticipated, or at all. In such case, our results of operations and profitability may be negatively impaired, making us less competitive and potentially causing us to lose market share.

Failure to effectively hedge our exposure to fluctuations in foreign currency exchange rates and interest rates could unfavorably affect our performance.

We utilize derivative instruments to hedge our exposure to fluctuations in foreign currency exchange rates and interest rates. Some of these instruments and contracts may involve elements of market and credit risk in excess of the amounts recognized in our financial statements.

Our continued business success may depend on obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms.

If we or our suppliers are unable to obtain desirable technology licenses, we may be prevented from marketing products; could be forced to market products without desirable features; or could incur substantial costs to redesign products, defend legal actions, or pay damages. While our suppliers may be contractually obligated to indemnify us against such expenses, those suppliers could be unable to meet their obligations. In addition, our operating costs could increase because of copyright levies or similar fees by rights holders and collection agencies in European and other countries. For a description of potential claims related to copyright levies, see Note 10 of Notes to Annual Consolidated Financial Statements and Note 10 of Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus.

Our success depends on our ability to attract, retain, and motivate our key employees.

We rely on key personnel to support anticipated continued rapid international growth and increasingly complex product and service offerings. There can be no assurance that we will be able to attract, retain, and motivate the key professional, technical, marketing, and staff resources we need.

Loss of government contracts could harm our business.

Government contracts are subject to future funding that may affect the extension or termination of programs and are subject to the right of the government to terminate for convenience or non-appropriation. In addition, if we violate legal or regulatory requirements, the government could suspend or disbar us as a contractor, which would unfavorably affect our net revenue and profitability.

The expiration of tax holidays or favorable tax rate structures could result in an increase of our effective tax rate in the future.

Portions of our operations are subject to a reduced tax rate or are free of tax under various tax holidays that expire in whole or in part during Fiscal 2010 through Fiscal 2021. Many of these holidays may be extended when certain conditions are met. If they are not extended, then our effective tax rate would increase in the future. See Note 3 of Notes to Annual Consolidated Financial Statements included elsewhere in this prospectus.

Current environmental laws, or laws enacted in the future, may harm our business.

Our operations are subject to environmental regulation in all of the areas in which we conduct business. Our product design and procurement operations must comply with new and future requirements relating to the materials composition, energy efficiency and collection, recycling, treatment, and disposal of our electronics products, including restrictions on lead, cadmium, and other substances. If we fail to comply with the rules and regulations regarding the use and sale of such regulated substances, we could be subject to liability. While we do not expect that the impact of these environmental laws and other similar legislation adopted in the U.S. and other countries will have a substantial unfavorable impact on our business, the costs and timing of costs under environmental laws are difficult to predict.

Armed hostilities, terrorism, natural disasters, or public health issues could harm our business.

Armed hostilities, terrorism, natural disasters, or public health issues, whether in the U.S. or abroad, could cause damage or disruption to us, our suppliers or customers, or could create political or economic instability, any of which could harm our business. These events could cause a decrease in demand for our products, could make it difficult or impossible for us to deliver products or for our suppliers to deliver components, and could create delays and inefficiencies in our supply chain.

Risks Related to the Notes

Despite our current levels of debt, we may still incur substantially more debt and increase the risks associated with our proposed leverage.

The provisions contained or to be contained in the agreements relating to our indebtedness do not completely prohibit our ability to incur additional indebtedness and the amount of indebtedness that we could incur could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, much of which could constitute secured or senior indebtedness. If we incur any additional debt that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of these notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Effective subordination of the notes may reduce amounts available for payment of the notes.

The notes are unsecured. Accordingly, the notes will effectively rank junior to all of our secured obligations. In the event of bankruptcy, liquidation or similar proceeding, or if payment under any secured obligation is accelerated, claims of any secured creditors for the assets securing the obligation will be prior to any claim of the holders of the notes for these assets. After the claims of the secured creditors are satisfied, there may not be assets remaining to satisfy our obligations under the notes. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances.

The notes are not guaranteed by any of our subsidiaries. Accordingly, the notes effectively will also be subordinated to the unsecured indebtedness and other liabilities of our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent that we are a creditor with recognized claims against our other subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our other subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). As of August 1, 2008, our subsidiaries had approximately $11.4 billion of liabilities, including trade payables.

Changes in our credit ratings may adversely affect the value of the notes.

As of April 14, 2008, the notes are rated A2, A- and A by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Service and Fitch Ratings, respectively, in each case with a stable outlook. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

Each series of notes is a new issue of securities for which there is no established public market. We do not intend to have the old notes or any new notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. Although the initial purchasers advised us, when the old notes were issued, that they intended to make a market in the new notes, they are not obligated to do so and they may discontinue their market-making activities at any time without notice. In addition, such market-making activities may be limited during the exchange offer. Therefore, we cannot assure you as to the development or liquidity of any trading market for the new notes or the old notes. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the old notes for the new notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Historically, the market for debt securities similar to the notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

EXCHANGE OFFER

We sold the old notes on April 17, 2008, pursuant to the purchase agreement dated as of April 14, 2008, by and among us and the initial purchasers named therein. The old notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

Purpose of the Exchange Offer

We sold the old notes in transactions that were exempt from or not subject to the registration requirements under the Securities Act. Accordingly, the old notes are subject to transfer restrictions. In general, you may not offer or sell the old notes unless either they are registered under the Securities Act or the offer or sale is exempt from, or not subject to, registration under the Securities Act and applicable state securities laws.

In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes. In that agreement, we agreed to file an exchange offer registration statement no later than November 7, 2008. We also agreed to use our reasonable best efforts to cause the exchange offer registration statement for the new notes to become effective within 270 days after the closing date. We have complied with these two agreements. Now, to satisfy our obligations under the registration rights agreement, we are offering holders of the old notes who are able to make certain representations described below the opportunity to exchange their old notes for the new notes in the exchange offer. The exchange offer will be open for a period of at least 30 days. During the exchange offer period, we will exchange the new notes for all old notes properly tendered and not withdrawn before the expiration date. The new notes will be registered under the Securities Act, and the transfer restrictions and registration rights relating to the old notes will not apply to the new notes.

Resale of New Notes

Based on no-action letters of the staff of the SEC issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not an “affiliate” of us within the meaning of Rule 405 under the Securities Act;

•	such new notes are acquired in the ordinary course of your business; and

•	you do not intend to participate in a distribution of the new notes.

The staff of the SEC, however, has not considered the exchange offer for the new notes in the context of a no-action letter, and the staff of the SEC may not make a similar determination as in the no-action letters issued to these third parties.

If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you

•	cannot rely on such interpretations by the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Unless an exemption from registration is otherwise available, any securityholder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder’s information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically described in this prospectus. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the old notes as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the new notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of new notes.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue new notes of each series in principal amounts equal to the principal amounts of old notes of each such series surrendered in the exchange offer. Old notes may be tendered only for new notes and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered in the exchange offer.

As of the date of this prospectus, $600 million in aggregate principal amount of 4.700% Notes due 2013, $500 million in aggregate principal amount of 5.650% Notes due 2018 and $400 million in aggregate principal amount of 6.500% Notes due 2038 representing old notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the old notes, and to all persons that we can identify as beneficial owners of the old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the rules and regulations of the SEC. Old notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read “—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any old notes that we do not accept for exchange for any reason, subject to the conditions of the exchange offer, without expense to their tendering holders promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on          , 2008, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the holders of old notes of the extension via a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion

•	to delay accepting for exchange any old notes;

•	to extend the exchange offer; or

•	to terminate the exchange offer

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to holders of the old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to holders, we will extend the exchange offer if it would otherwise expire during such period. If an amendment constitutes a material change to the exchange offer, including the waiver of a material condition, we will extend the exchange offer, if necessary, to remain open for at least five business days after the date of the amendment. In the event of any increase or decrease in the consideration we are offering for the old notes or in the percentage of old notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date we provide notice of such increase or decrease to the registered holders of old notes.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

We will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

Additionally, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your old notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

If you have any questions or need help in exchanging your old notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included herewith.

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the old notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the old notes.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read “Plan of Distribution.”

Determinations Under the Exchange Offer. We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date of the exchange.

When We Will Issue New Notes. In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged. If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-

exchanged old notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us. By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the federal securities laws) of the new notes;

•	you are not engaged in and do not intend to engage in the distribution (within the meaning of the federal securities laws) of the new notes;

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those old notes as a result of market-making activities or other trading activities and you will deliver this prospectus, as required by law, in connection with any resale of the new notes; provided, however, that by acknowledging that you will deliver, and by delivering, a copy of this prospectus, you will not be deemed to admit that you are an underwriter within the meaning of the Securities Act;

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us; and

•	you are not acting on behalf of any person or entity who could not truthfully make the statements set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the ATOP procedures.

We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date of the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your old notes for new notes under the exchange offer, the old notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register old notes under the Securities Act unless the registration rights agreement requires us to do so.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, less a discount of $2 million received from the issuance of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under “—Fees and Expenses.”

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF NEW NOTES

The new notes, consisting of up to $600 million aggregate principal amount of our 4.700% Notes due 2013, up to $500 million aggregate principal amount of our 5.650% Notes due 2018 and up to $400 million aggregate principal amount of our 6.500% Notes due 2038 will be issued under an indenture (the “Indenture”), dated as of April 17, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Available Information.” The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following description is only a summary of the material provisions of the Indenture and the new notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the new notes, including the definitions therein of certain terms. This description may not contain all information that you may find useful. You should read the Indenture and the new notes because they, not this description, define your rights as holders of these new notes. You may request copies of these agreements at our address set forth under the heading “Available Information.” Certain terms used in this description are defined under the subheading “— Definitions.” Capitalized terms used and not defined in this summary have the meanings specified in the Indenture. References to “the Company,” “we,” “us” and “our” in this section of the prospectus are only to Dell Inc. and not to any of its Subsidiaries.

We are offering the new notes in exchange for old notes, which were issued under the Indenture in a transaction not subject to the registration requirements of the Securities Act, in order to satisfy our obligations under the registration rights agreement entered into in connection with that previous transaction.

The new notes of each series will be treated as a single class with any old notes of such series that remain outstanding after the completion of the exchange offer. If the exchange offer is consummated, holders of old notes who do not exchange their old notes for new notes will vote together with the holders of the applicable series of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders under the Indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by holders of specified minimum percentages of the aggregate principal amount of all outstanding notes issued under the Indenture. In determining whether holders of the requisite percentage of aggregate principal amount of notes have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old notes of any series that remain outstanding after the exchange offer will be aggregated with the new notes of such series, and the holders of these old notes and new notes will vote together as a single series for all such purposes. Accordingly, all references in this Description of New Notes to specified percentages in aggregate principal amount of a series of the outstanding notes mean, at any time after the exchange offer for the old notes is consummated, such percentage in aggregate principal amount of such old notes and the new notes of the applicable series then outstanding.

Brief Description of the Notes

The notes:

•	are unsecured senior obligations of the Company; and
•	are senior in right of payment to any future subordinated obligations of the Company.

General

The 4.700% Notes due 2013 will mature on April 15, 2013, the 5.650% Notes due 2018 will mature on April 15, 2018, and the 6.500% Notes due 2038 will mature on April 15, 2038.

Interest on the old notes has accrued from April 17, 2008. Interest will accrue on the notes from April 17, 2008 or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on April 15 and October 15 of each year commencing on October 15, 2008 to the person (or any predecessor) in whose name the notes are registered at the close of business on April 1 or October 1, as the case may be, next preceding such interest payment date. Interest will be computed assuming a 360-day year consisting of twelve 30-day months. In the case of the new notes, all unpaid interest accrued on old notes from April 17, 2008 will be treated as having accrued on the new notes that are issued in exchange for the old notes.

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time purchase notes in the open market or otherwise.

The notes will be issued only in fully registered form in denominations of $2,000 and any greater integral multiple of $1,000. The notes will be represented by Global Securities registered in the name of the nominee of The Depository Trust Company, or DTC.

The Company has appointed the Trustee at its offices at 601 Travis Street, 18th Floor, Houston, TX, 77002, to serve as registrar and paying agent under the Indenture. No service charge will be made for any transfer, exchange or redemption of notes, except in certain circumstances, for any tax or other governmental charge that may be imposed in connection therewith.

Ranking

Senior Indebtedness versus Notes

The indebtedness evidenced by the old notes are and the new notes will be unsecured general obligations of the Company that rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. As of August 1, 2008, the Company had $300 million of other senior indebtedness, consisting of outstanding Senior Debentures. Secured debt and other secured obligations of the Company will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

Liabilities of Subsidiaries versus Notes

Because the Company is a holding company, substantially all of our operations are conducted through our Subsidiaries. The notes will not be guaranteed by any of our Subsidiaries, and our obligations pursuant to the notes will not be guaranteed in the future. See “Risk Factors—Risks Related to the Notes—Effective subordination of the notes may reduce amounts available for payment of the notes.” Claims of creditors of such Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such Subsidiaries, and claims of preferred stockholders of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our Subsidiaries.

As of August 1, 2008, our Subsidiaries had approximately $11.4 billion of liabilities, including trade payables. The Indenture does not restrict the ability of our Subsidiaries to incur indebtedness.

Issuance of Additional Notes

The Company may, without the consent of the holders, increase the principal amount of either of the series of notes by issuing additional notes of such series in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes of such series offered hereby. The notes of any of the series offered by this prospectus and any additional notes of such series will be treated as a single class for purposes of the Indenture, including waivers, amendments and redemptions. Any additional notes will be fungible for U.S. tax purposes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of New Notes,” references to the notes include any additional notes actually issued.

Optional Redemption

The notes will be redeemable, in whole or in part at any time, at the Company’s option, each at a “make-whole premium” redemption price calculated by us equal to the greater of:

(a) 100% of the principal amount of the notes to be redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 35 basis points, plus, in each case, accrued interest thereon to the date of redemption. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) Barclays Capital Inc., Goldman, Sachs & Co. or J.P. Morgan Securities Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Selection and Notice of Redemption

If we are redeeming less than all the notes at any time, the Trustee will select notes on a pro rata basis to the extent practicable.

We will redeem notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed first-class mail at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. We will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Covenants

Except as set forth below, neither the Company nor any of its Subsidiaries will be restricted by the Indenture from:

•	incurring any indebtedness or other obligation;

•	paying dividends or making distributions on its capital stock; or

•	purchasing or redeeming its capital stock.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving us or any of our Subsidiaries which may adversely affect the creditworthiness of the notes. Among other things, the Indenture does not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

As of the date of this prospectus, the Company has a limited amount of property that constitutes “Principal Property.” The covenants in the Indenture will only apply to Subsidiaries that own Principal Property.

The Indenture contains the following covenants:

Limitation on Liens

The Company will not issue, incur, create, assume or guarantee, and will not permit any Subsidiary to issue, incur, create, assume or guarantee, any debt for borrowed money secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (“liens”) upon any Principal Property of the Company or of any Subsidiary or upon any shares of stock or indebtedness of any Subsidiary that owns any Principal Property (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt that the notes (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Subsidiary ranking equally with the notes) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured debt. The preceding provisions shall not require the Company to secure the notes if the liens consist of either Permitted Liens or liens securing excepted indebtedness (as described below).

Limitations on Sale and Lease-Back Transactions

The Company will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless (a) the Company or such Subsidiary would be entitled to incur indebtedness secured by a lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the notes pursuant to the covenant described above under “— Limitation on Liens,” or (b) the Company shall apply an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction within six months of such sale to the defeasance or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of notes or other debt for borrowed money of the Company or a Subsidiary that matures more than one year after the creation of such debt or to the purchase, construction or development of other comparable property.

Excepted Indebtedness

Notwithstanding the covenants described above under “— Limitation on Liens” and “— Limitations on Sale and Lease-Back Transactions,” the Company or any Subsidiary will be permitted to issue, incur, create, assume or guarantee indebtedness secured by a lien or may enter into a Sale and Lease-Back Transaction, in either case without regard to the restrictions contained in the preceding two paragraphs, if the sum of the aggregate principal amount of all such indebtedness (or, in the case of a lien, the lesser of such principal amount and the fair market value of the property subject to such lien, as determined in good faith by the Company’s Board of Directors) and the Attributable Debt of all such Sale and Lease-Back Transactions, in each case not otherwise permitted in the preceding two paragraphs, does not exceed the greater of 10% of the Consolidated Net Tangible Assets or $800 million.

Merger, Consolidation or Sale of Assets

The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, or permit any person to consolidate with or merge into the Company, unless the following conditions have been satisfied:

(a) either (1) the Company shall be the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than the Company (the “Successor Company”), is a person (if such person is not a corporation, then the Successor Company shall include a corporate co-issuer of the notes) organized and existing under the laws of the United States, any State or the District of Columbia and shall expressly assume all the obligations of the Company under the notes and the Indenture;

(b) immediately after giving effect to the transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Company as a result of the transaction as having been incurred by the Successor Company or the Subsidiary at the time of the transaction), no Default, Event of Default or event that, after notice or lapse of time, would become an Event of Default under the Indenture would occur or be continuing; and

(c) the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, transfer or lease complies with the Indenture.

Upon any consolidation by the Company with, or merger by the Company into, any other person or any conveyance, transfer or lease of the properties and assets of the Company as an entirety or substantially as an entirety as described in the preceding paragraph, the successor person resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants under the Indenture and the notes.

Events of Default

Each of the following events is an “Event of Default” with respect to the notes of any series under the Indenture:

(a) the failure to pay the principal of (or premium, if any, on) any series of the notes when due and payable;

(b) the failure to pay any interest installment on any series of the notes when due and payable, continued for 30 days;

(c) the failure of the Company to perform any other covenant under the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than the notes), continued for 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding notes of the series; and

(d) certain events of bankruptcy, insolvency or reorganization involving the Company.

If an Event of Default enumerated above with respect to the notes of any series at the time outstanding shall occur and be continuing, then either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes of that series may declare to be due and payable immediately by a notice in writing to the Company and to the Trustee the entire principal amount of all the notes of that series. At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding notes of any series, by written notice to the Company and the Trustee, may, in certain circumstances, rescind and annul such declaration (except an acceleration due to a Default in payment of the principal or interest on notes of any series).

No holder of any notes of any series shall have any right to institute any proceeding with respect to the Indenture or the notes of that series or for any remedy thereunder, unless such holder previously shall have given to the Trustee written notice of a continuing Event of Default with respect to the notes of that series and unless also the holders of at least 25% of the principal amount of outstanding notes of that series shall have made written request upon the Trustee, and have offered to the Trustee indemnity reasonably satisfactory to it, to institute such proceeding as trustee, and the Trustee shall not have received direction inconsistent with such request in writing by the holders of a majority in principal amount of outstanding notes of that series and shall have neglected or refused to institute such proceeding within 60 days. These limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of payment of the principal or interest on such note on or after the respective due date expressed in such note.

If a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default. Except in the case of a Default in the payment of principal or premium, if any, or interest on any note, the Trustee may withhold notice if the Trustee determines in good faith that withholding notice is not opposed to the interests of the holders.

The Company will also be required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officer’s certificate indicating whether the signers of the certificate know of any failure of the Company to comply with all conditions and covenants of the Indenture during the previous year.

Definitions

“Attributable Debt” when used in connection with a Sale and Lease-Back Transaction involving a Principal Property shall mean, at the time of determination, the lesser of (a) the fair market value of property or assets involved in the Sale and Lease-Back Transaction (as determined in good faith by the Company’s Board of Directors), (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities of each series outstanding pursuant to the Indenture compounded semi-annually, or (c) if the obligation with respect to the Sale and Lease-Back Transaction constitutes an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, except for (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases, and (b) certain intangible assets, to the extent included in such aggregate amount of assets, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Default” means any event, act or condition which is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Issue Date” means April 17, 2008, the original date of issuance of the old notes.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by the Company or any Subsidiary or (b) the financing of a project involving the development or expansion of properties of the Company or any Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any Subsidiary or any assets of the Company or any Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Permitted Liens” means (a) liens on property, shares of stock, indebtedness or other assets of any person existing at the time such person becomes a Subsidiary, provided that such liens are not incurred in anticipation of such person becoming a Subsidiary; (b)(i) liens on property, shares of stock, indebtedness or other assets existing at the time of acquisition thereof by the Company or a Subsidiary, or liens thereon to secure the payment of all or any part of the purchase price thereof or (ii) liens on property, shares of stock, indebtedness or other assets to secure any indebtedness for borrowed money incurred prior to, at the time of, or within one year after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) liens to secure indebtedness owing to the Company or to a Subsidiary; (d) liens existing at the date of the initial issuance of the notes; (e) liens on property or other assets of a person (which is not a Subsidiary) existing at the time such person is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to the Company or a Subsidiary; (f) liens in favor of the United States of America or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such liens; (g) liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; (h) liens on any property to secure bonds for the construction, installation or financing of pollution control or abatement facilities, or other forms of industrial revenue bond financing, or indebtedness issued or guaranteed by the United States, any State or any department, agency or instrumentality thereof; and (i) extensions, renewals or replacements of any lien referred to in the foregoing clauses (a) through (h); provided, however, that any liens permitted by any of the foregoing clauses (a) through (h) shall not extend to or cover any property of the Company or such Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) and the equipment located thereon which (a) is owned by the Company or any Subsidiary; (b) has not been determined in good faith by the Board of Directors of the Company not to be materially important to the total business conducted by the Company and its Subsidiaries taken as a whole; and (c) has a net book value on the date as of which the determination is being made in excess of 1% of Consolidated Net Tangible Assets of the

Company as most recently determined on or prior to such date (including for purposes of such calculation the land, land improvements, buildings and such fixtures compromising such office, plant or facilities, as the case may be).

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the Company or any Subsidiary of any Principal Property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such person, other than (a) any such transaction involving a lease for a term of not more than three years, (b) any such transaction between the Company and a Subsidiary or between Subsidiaries, or (c) any such transaction executed by the time of or within one year after the latest of the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Principal Property.

“Subsidiary” means (a) any person of which more than 50% of the outstanding Voting Stock is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company or (b) any other person (other than a corporation) in which the Company or one or more other Subsidiaries of the Company directly or indirectly has more than 50% equity ownership and power to direct the policies, management and affairs thereof.

“Voting Stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Waiver, Modification and Amendment

Subject to certain exceptions, modification and amendments of the Indenture and the notes may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes affected thereby (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any note;

•	reduce the principal amount of, or the rate of interest on, any notes;

•	reduce any premium, if any, payable on the redemption of any note or change the date on which any note may or must be redeemed or repaid;

•	change the coin or currency in which the principal of, premium, if any, or interest on any note is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated

•	maturity of any note;

•	reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take certain actions;

•	modify any of the provisions in the Indenture regarding the waiver of past Defaults and the waiver of certain covenants by the holders of notes except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

•	modify any of the above provisions.

Notwithstanding the preceding, the Company and the Trustee may, without the consent of any holders, modify or amend the terms of the Indenture and the notes with respect to the following:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to evidence the succession of another person to the Company and the assumption by any such successor of the obligations of the Company as described above under “— Covenants — Merger, Consolidation or Sale of Assets;”

•	to add any additional Events of Default;

•	to add to our covenants for the benefit of holders of the notes or to surrender any right or power conferred upon us;

•	to add one or more guarantees for the benefit of holders of the notes;

•	to add collateral security with respect to the notes;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of the exchange notes, which will have terms substantially identical in all material respects to the notes (except that the transfer restrictions contained in the notes will be modified or eliminated, as appropriate, and there will be no registration rights), and which will be treated, together with any outstanding notes, as a single issue of securities;

•	to provide for the issuance of any additional notes;

•	to comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated notes in addition to or in place of certificated notes; and

•	to make any change if the change does not adversely affect the interests of any holder of notes.

Other amendments and modifications of the Indenture or the notes may be made with the consent of not less than a majority of the aggregate principal amount of the debt securities of each series affected by the amendment or modification (voting as one class), and the Company’s compliance with any provision of the Indenture with respect to any series of debt securities may be waived by written notice to the Trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting as one class). If the exchange offer is consummated, holders of old notes who do not exchange their old notes for new notes will vote together with the holders of the new notes for all relevant purposes under the Indenture.

The consent of the holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Company nor any affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to all holders and is paid to all holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Transfer

The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

When we (1) deliver to the Trustee all outstanding notes for cancellation or (2) all outstanding notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance and Covenant Defeasance

The Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, certain obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the notes, and clause (c) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars, or U.S. Government obligations, or both, applicable to the notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the notes on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the notes and the notes are declared due and payment because of the occurrence of any Event of Default other than under clause (c) of “— Events of Default,” the amount in U.S. dollars, or U.S. Government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the notes at the time of the stated maturity buy may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

To effect legal defeasance or covenant defeasance, we will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the notes to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trustee is The Bank of New York Mellon Trust Company, N.A., 601 Travis Street, 18th Floor, Houston, TX, 77002. The Trustee provides certain corporate trust services to the Company in the ordinary course of business and may provide such services in the future.

The Indenture and provisions of the Trust Indenture Act contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are substantially the same as the form and terms of the old notes, except the new notes are not subject to certain transfer restrictions and registration rights. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with our Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus.

	Six
	Months
	Ended		Years Ended
	August 1,		February 1,		February 2,		February 3,		January 28,		January 30,
	2008		2008		2007		2006		2005		2004

Ratio of earnings to fixed charges	33	x	47	x	49	x	90	x	128	x	96x

Earnings included in the calculation of this ratio consist of (i) our operating income, plus (ii) investment and other income, plus (iii) our fixed charges less capitalized interest, plus (iv) our minority interests in the income of subsidiaries. Fixed charges included in the calculation of this ratio consist of (i) our interest expensed, plus (ii) our interest capitalized, plus (iii) a reasonable estimation of the interest factor included in rental expense.

CAPITALIZATION

The following table sets forth a summary of our cash, cash equivalents and investments and capitalization as of August 1, 2008, which gives effect to the original offering of the old notes. The issuance of the new notes will not result in any change in our outstanding indebtedness.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our Consolidated Financial Statements and notes thereto included elsewhere in this prospectus. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of
August 1,
2008
(in millions; unaudited)

Cash, cash equivalents and investments	$9,534

Long-term debt:
2013 Notes offered hereby	$600
2018 Notes offered hereby	500
2038 Notes offered hereby	400

Total Notes	1,500
Other long-term debt	340

Total long-term debt	1,840
Stockholders’ equity:
Preferred stock and capital in excess of $.01 par value; shares issued and outstanding: none	—
Common stock and capital in excess of $.01 par value; shares authorized: 7,000; shares issued: 3,332; shares outstanding: 1,960	10,781
Treasury stock at cost: 897 shares	(27,488)
Retained earnings	19,599
Accumulated other comprehensive loss	(69)

Total stockholders’ equity	2,823

Total capitalization	$4,663

SELECTED FINANCIAL DATA

The consolidated balance sheet as of February 1, 2008 and February 2, 2007 and the results of operations and cash flows for the fiscal years ended February 1, 2008, February 2, 2007 and February 3, 2006 and notes thereto appear elsewhere herein. The balance sheet data as of February 3, 2006 and the results of operations and cash flow data for the fiscal year ended January 28, 2005 are derived from our audited financial statements included in our previously filed Annual Report on Form 10-K for Fiscal Year 2007 not included herein. The data as of and for the six months ended August 1, 2008 and August 3, 2007 has been derived from unaudited financial statements also appearing herein, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. The balance sheet data as of January 28, 2005 and the balance sheet and results of operations and cash flow data as of and for the fiscal year ended January 30, 2004 are derived from our unaudited financial statements.

The following table should be read in conjunction with the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus and our Consolidated Financial Statements and notes thereto included elsewhere in this prospectus.

	Fiscal Year Ended					Six Months Ended
	February 1,	February 2,	February 3,	January 28,	January 30,	August 1,	August 3,
	2008(a)	2007(a)	2006(b)	2005(c)	2004	2008	2007
	(in millions, except per share data)

Results of Operations:
Net revenue	$61,133	$57,420	$55,788	$49,121	$41,327	$32,511	$29,498
Gross margin	11,671	9,516	9,891	9,018	7,563	5,792	5,789
Operating income	3,440	3,070	4,382	4,206	3,525	1,718	1,835
Income before income taxes	3,827	3,345	4,608	4,403	3,711	1,861	2,009
Net income	2,947	2,583	3,602	3,018	2,625	1,400	1,502
Earnings per common share:
Basic	$1.33	$1.15	$1.50	$1.20	$1.02	$0.70	$0.67
Diluted	1.31	1.14	1.47	1.18	1.00	0.69	0.66
Number of weighted-average shares outstanding:
Basic	2,223	2,255	2,403	2,509	2,565	2,013	2,236
Diluted	2,247	2,271	2,449	2,568	2,619	2,019	2,259
Cash Flow Data:
Change in cash from operating activities	$3,949	$3,969	$4,751	$5,821	$4,064	$1,251	$1,754
Balance Sheet Data (at period end):
Cash, cash equivalents and investments	$9,532	$12,445	$11,756	$14,101	$11,921	$9,534	$13,822
Total assets	27,561	25,635	23,252	23,318	19,340	28,407	28,054
Short-term borrowings	225	188	65	74	157	129	328
Long-term debt	362	569	625	662	645	1,840	378
Total stockholders’ equity	3,735	4,328	4,047	6,412	6,238	2,823	5,928

(a)	Results for Fiscal 2008 and Fiscal 2007 include stock-based compensation expense pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”). See Note 5 of Notes to Consolidated Financial Statements included elsewhere in this prospectus.

(b)	Results for Fiscal 2006 include charges aggregating $421 million ($338 million of other product charges and $83 million in selling, general and administrative expenses) related to the cost of servicing or replacing certain OptiPlextm systems that included a vendor part that failed to perform to our specifications, workforce realignment, product rationalizations, excess facilities, and a write-off of goodwill recognized in the third quarter. The related tax effect of these items was $96 million. Fiscal 2006 also includes an $85 million income tax benefit related to a revised estimate of taxes on the repatriation of earnings under the American Jobs Creation Act of 2004 recognized in the second quarter.

(c)	Results for Fiscal 2005 include an income tax charge of $280 million related to the repatriation of earnings under the American Jobs Creation Act of 2004 recorded in the fourth quarter.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SPECIAL NOTE: This section, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements that are based on our current expectations. Actual results in future periods may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. For a discussion of risk factors affecting our business and prospects, see “Risk Factors” and “Forward-Looking Statements.” This section should be read in conjunction with our Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus.

Overview

Our Company

As a leading technology company, we offer a broad range of product categories, including desktop PCs, notebooks, software and peripherals, servers and networking products, services, and storage. We are the number one supplier of personal computer systems in the United States, and the number two supplier worldwide.

We have manufacturing locations around the world and relationships with third-party original equipment manufacturers. This structure allows us to optimize our global manufacturing and logistics network to best serve our global customer base. We continue to expand our supply chain which allows us to enhance product design and features, shorten product development cycles, improve logistics, and lower costs, thus improving our competitiveness.

We were founded on the core principle of a direct customer business model which included build to order hardware for consumer and commercial customers. The inherent velocity of this model, which included highly efficient manufacturing and logistics, allowed for low inventory levels and the ability to be the industry leader in selling the most relevant technology, at the best value, to our customers. Our direct relationships with customers also allowed us to bring to market products that featured customer driven innovation, thereby allowing us to be on the forefront of changing user requirements and needs. Over time we have expanded our business model to include a broader portfolio of products, including services, and we have also added new distribution channels, such as consumer retail and value added resellers, which allow us to reach even more customers around the world. We also offer various financing alternatives, asset management services, and other customer financial services for business and consumer customers. As a part of our overall growth strategy, we have executed targeted acquisitions to augment select areas of our business with more products, services, and technology.

Our new distribution channels include the launch in Fiscal 2008 of our global retail initiative, offering select products in retail stores in the Americas; Europe, Middle East, and Africa (“EMEA”); and Asia Pacific-Japan (“APJ”). In Fiscal 2008, we also launched PartnerDirect, a global program that will bring our existing value-added reseller programs under one umbrella including training, certification, deal registration, focused sales and customer care, and a dedicated web portal.

We continue to simplify technology and lower costs for our customers while expanding our business opportunities. Underpinning these goals are our core competencies of world-class competitiveness, low cost and expense, any-to-any supply chain, services and solutions, and sales effectiveness. We are currently focused on five key growth priorities which, when coupled with our core competencies, we believe will drive an optimal balance of long-term sustained growth, profitability, and cash flow:

–	Global Consumer — In the first quarter of Fiscal 2009, we realigned our management and reporting structure to focus on worldwide sales to individual consumers and retailers as a part of an internal consolidation of our consumer business. Our global consumer business is comprised of on-line sales, sales over the phone, and sales through our retail channel. The global consolidation of this business will improve our global sales execution and coverage through better customer alignment, targeted sales force investments in rapidly growing countries, and improved marketing tools. We are also designing new, innovative products with faster development cycles and competitive features including the new Studio line of notebooks, which allow consumers greater personalization and self expression. Finally, we have rapidly expanded our retail business in order to reach more consumers.

–	Enterprise — In the enterprise, our solution mission is to help companies of all sizes simplify their IT environments. The complete solution includes servers, storage, services, and software. At the core of this simplification problem is complexity in IT architecture and operations developed over decades and ineffective services models that create unnecessary complexity and cost. We are focused on helping customers identify and remove this unnecessary cost and complexity. As a result of our “simplify IT” focus, we have become the industry leader in server virtualization, power, and cooling performance. We recently launched our broadest ever lineup of virtualization solutions combining PowerEdge servers, switches, EqualLogic SAN, along with VM Ware software enabling the virtual cloud.

–	Notebooks — Our goal is to reclaim notebook leadership by creating the best products while shortening our development cycle and being the most innovative developer of notebooks. To help meet this goal, we have separated our consumer and commercial design functions to drive greater focus and launched several notebook products. Industry analysts expect the sale of notebook units globally to outpace that of desktops for the first time next year and for that trend to continue into the future. Recently, we had the largest global product launch in our company’s history with our new E Series commercial Latitude and Dell Precision notebooks. We expect to continue to launch a number of new notebook products throughout the remainder of Fiscal 2009, targeting various price and performance bands.

–	Small and Medium Business — We are focused on providing small and medium businesses the simplest and most complete IT solution, customized for their needs, by extending our channel direct program (PartnerDirect) and expanding our offerings to mid-sized businesses. We are committed to improving our storage products and services as evidenced by our new Building IT-as-a-Service solution, which provides businesses with remote and lifecycle management, e-mail backup, and software license management.

–	Emerging countries — We are focused on and investing resources in emerging countries — with an emphasis on Brazil, Russia, India, and China, from where we expect a majority of the worldwide growth will come in the next four years. We are also creating custom products and services to meet the preferences and demands of individual countries and various regions, including the new Vostro A notebooks and desktops designed specifically for cost sensitive growing businesses in emerging economies.

We continue to invest in initiatives that will align our new and existing products around customers’ needs to drive long-term, sustainable growth, profitability, and cash flow. We also continue to grow our business organically and through strategic acquisitions. During the first half of Fiscal 2009, we acquired two companies, with the larger being MessageOne, Inc. These acquisitions are targeted to further expand our service capabilities. During Fiscal 2008, we acquired five companies, among which the two largest were EqualLogic, Inc. (“EqualLogic”) and ASAP Software Express, Inc. (“ASAP”), and we purchased CIT Group Inc.’s (“CIT”) 30% interest in Dell Financial Services, L.P. (“DFS”). We expect to make more strategic acquisitions in the future.

Second Quarter of Fiscal 2009 Performance

Share position	■	We shipped approximately 11.5 million units, resulting in a worldwide PC share position of 16.4%, an increase of approximately one percentage point year-over-year.
Net revenue	■	Net revenue increased 11% year-over-year to $16.4 billion, with unit shipments up 19% year-over-year.
Operating income	■	Operating income was $819 million for the current quarter, or 5.0% of revenue, as compared to $902 million or 6.1% of revenue for the second quarter of Fiscal 2008.
Earnings per share	■	Earnings per share decreased 6% to $0.31 for the current quarter compared to $0.33 for the second quarter of Fiscal 2008.

Fiscal 2008 Performance

Share position	■	We shipped 40 million units for calendar year 2007 according to IDC, resulting in a worldwide PC share position of 14.9%. After leading the worldwide PC market for the past six years, we fell to the second position for calendar year 2007. We lost share, both in the U.S. and internationally, as our growth did not meet the overall PC growth. Our Global Consumer segment continued to underperform, which slowed our overall growth in unit shipments, revenue, and profitability. This was mainly due to intense competitive pressure, particularly in the lower priced desktops and notebooks where competitors offered aggressively priced products with better product recognition and more relevant feature sets. A slight decline in our worldwide desktop shipments also was a factor in our losing worldwide PC share position; worldwide desktop shipments grew 5% during calendar year 2007.
Net revenue	■	Fiscal 2008 net revenue increased 6% year-over-year to $61.1 billion, with unit shipments up 5% year-over-year, as compared to Fiscal 2007 net revenue which increased 3% year-over-year to $57.4 billion on unit growth of 2% over Fiscal 2006 net revenue of $55.8 billion.
Operating income	■	Operating income was $3.4 billion for Fiscal 2008, or 5.6% of net revenue compared to $3.1 billion for Fiscal 2007, or 5.4% of net revenue, and $4.4 billion or 7.9% of net revenue in Fiscal 2006.
Net income	■	Net income was $2.9 billion for Fiscal 2008, or 4.8% of net revenue compared to $2.6 billion for Fiscal 2007, or 4.5% of net revenue, and $3.6 billion or 6.5% of net revenue in Fiscal 2006.
Earnings per share	■	Earnings per share increased 15% to $1.31 for Fiscal 2008, compared to $1.14 for Fiscal 2007 and $1.47 for Fiscal 2006.

Results of Operations

The following tables summarize our consolidated results of operations for the three and six month periods ended August 1, 2008 and August 3, 2007 and each of the past three fiscal years:

	Three Months Ended				Six Months Ended
	August 1, 2008		August 3, 2007		August 1, 2008		August 3, 2007
		% of		% of		% of		% of
	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue
	(in millions, except per share amounts and percentages)

Net revenue	$16,434	100.0%	$14,776	100.0%	$32,511	100.0%	$29,498	100.0%
Gross margin	2,827	17.2%	2,951	19.9%	5,792	17.8%	5,789	19.6%
Operating expenses	2,008	12.2%	2,049	13.8%	4,074	12.5%	3,954	13.4%
Operating income	819	5.0%	902	6.1%	1,718	5.3%	1,835	6.2%
Net income	616	3.7%	746	5.1%	1,400	4.3%	1,502	5.1%
Earnings per share diluted	0.31	N/A	0.33	N/A	0.69	N/A	0.66	N/A

	Fiscal Year Ended
	February 1, 2008(a)		February 2, 2007(a)		February 3, 2006(b)
	Dollars	% of Revenue	Dollars	% of Revenue	Dollars	% of Revenue
	(in millions, except per share amounts and percentages)

Net revenue	$61,133	100.0%	$57,420	100.0%	$55,788	100.0%
Gross margin	11,671	19.1%	9,516	16.6%	9,891	17.7%
Operating expenses	8,231	13.5%	6,446	11.2%	5,509	9.8%
Operating income	3,440	5.6%	3,070	5.4%	4,382	7.9%
Income tax provision	880	1.4%	762	1.3%	1,006	1.8%
Net income	2,947	4.8%	2,583	4.5%	3,602	6.5%
Earnings per share — diluted	1.31	N/A	1.14	N/A	1.47	N/A

(a)	Results for Fiscal 2008 include stock-based compensation expense of $436 million, or $309 million ($0.14 per share) net of tax, and results for Fiscal 2007 include stock-based compensation expense of $368 million, or $258 million ($0.11 per share) net of tax, due to the implementation of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123(R)”). We implemented SFAS 123(R) using the modified prospective method effective February 4, 2006. For additional information, see Note 5 of Notes to Annual Consolidated Financial Statements included elsewhere in this prospectus.

(b)	Results for Fiscal 2006 include charges aggregating $421 million ($338 million of other product charges and $83 million in selling, general, and administrative expenses) related to the cost of servicing or replacing certain OptiPlextm systems that include a vendor part that failed to perform to our specifications, workforce realignment, product rationalizations, excess facilities, and a write-off of goodwill recognized in the third quarter. The related tax effect of these items was $96 million. Fiscal 2006 also includes an $85 million income tax benefit related to a revised estimate of taxes on the repatriation of earnings under the American Jobs Creation Act of 2004 recognized in the second quarter.

Consolidated Operations

Consolidated revenue grew 11% and 10%, year-over-year, for the second quarter and first six months of Fiscal 2009, respectively. We grew revenue across all segments, led by Global Consumer with 28% and 24% revenue growth year-over-year for the second quarter and first six months of Fiscal 2009, respectively. APJ Commercial and EMEA Commercial also experienced strong year-over-year revenue growth of 16% and 11%, respectively, for the second quarter of Fiscal 2009, and 17% and 13%, respectively, for the six months ending August 1, 2008, as compared to the same period in the prior year. During the second quarter and first six months of Fiscal 2009, we grew revenue across all major product lines, except for desktops, as compared to the same periods in Fiscal 2008. Our mobility products and software & peripherals business led our product revenue growth with year-over-year growth of 26% and 17%, respectively, for the second quarter of Fiscal 2009, and year-over-year growth of 24% and 17%, respectively, for the first half of Fiscal 2009. Revenue outside the U.S. comprised 47% of consolidated revenue for the second quarter of Fiscal 2009, compared to

45% for the same period last year. Combined Brazil, Russia, India, and China (“BRIC”) year-over-year revenue growth was 41% on unit growth of 46% for the second quarter of Fiscal 2009.

In general, foreign exchange spot rates experienced greater than normal volatility year-over-year. The estimated impact of the weak U.S. dollar to Dell was approximately 4% year-over-year. The weak dollar helped to stimulate demand as we generally pass on foreign currency benefits to customers through lower local currency pricing because we typically manage our business on a U.S. dollar basis. To continue to capitalize on and increase international growth, we are tailoring solutions to meet specific regional needs, enhancing relationships to provide customer choice and flexibility, and expanding into these and other emerging countries that represent 85% of the world’s population.

Fiscal 2008 revenue increased 6% year-over-year to $61.1 billion, with unit shipments up 5% year-over-year. Revenue grew across all segments except for Global Consumer: APJ Commercial grew 15%; EMEA Commercial increased 15%; Americas Commercial grew 6%; and Global Consumer decreased 6%. Revenue outside the U.S. represented approximately 47% of Fiscal 2008 net revenue, compared to approximately 44% in the prior year. Outside the U.S., we produced 14% year-over-year revenue growth for Fiscal 2008; however, our unit growth was below the overall unit growth rate of the international PC market. During Fiscal 2008, the U.S. dollar weakened relative to the other principal currencies in which we transact business; however, as a result of our hedging activities, foreign currency fluctuations did not have a significant impact on our consolidated results of operations. Combined BRIC revenue growth during Fiscal 2008 was 27%. To continue to capitalize on and increase international growth, we are tailoring solutions to meet specific regional needs, enhancing relationships to provide customer choice and flexibility, and expanding into these and other emerging countries that represent 85% of the world’s population. Worldwide, all product categories grew revenue over the prior year other than desktop PCs, which declined 1% as consumers continue to migrate to mobility products. Desktop PC revenue in the Global Consumer and Americas Commercial segments declined 13% and 1% year-over-year, respectively, as opposed to desktop PC revenue in APJ Commercial and EMEA Commercial which increased 13% and 1% respectively.

Fiscal 2007 revenue increased 3% year-over-year to $57.4 billion, with unit shipments up 2% year-over-year. Revenue grew across the Americas Commercial, EMEA Commercial, and APJ Commercial segments by 3%, 6%, and 12%, respectively, while the Global Consumer segment revenue declined 5% year-over-year. Revenue outside the U.S. represented approximately 44% of Fiscal 2007 net revenue, compared to approximately 41% in the prior year. Outside the U.S., we produced 10% year-over-year revenue growth for Fiscal 2007. All product categories grew revenue over the prior year periods, other than desktop PCs which declined 8%.

Operating income decreased 9% year-over-year to $819 million for the second quarter of Fiscal 2009. The decline in operating income is driven by a decline in gross margin due to overlapping record industry-wide component cost declines in the second quarter of Fiscal 2008, expanding our global retail channel presence in our Global Consumer segment, and strategic growth initiatives taken in advance of cost improvements. The decline in gross margin was partially offset by an improvement in operating expenses. Decline in profitability as a percentage of revenue was most pronounced in the results of our EMEA Commercial and Global Consumer segments. Net income decreased 17% year-over-year to $616 million during the second quarter of Fiscal 2009. Impacting net income was a decline in investment and other income, and a slightly higher effective income tax rate.

Operating income decreased 6% year-over-year to $1.7 billion for the six months ending August 1, 2008. The decline in operating income is due to overlapping record industry-wide component cost declines in the second quarter of Fiscal 2008, expanding our global retail channel presence in Global Consumer, and the impact of the strategic growth initiatives mentioned above. Also impacting operating income for the first six months of Fiscal 2009 was increased selling, general, and administrative expense dollars, although selling, general, and administrative expenses decreased year-over-year as a percentage of revenue. In addition, for the first six months of Fiscal 2009, adjustments to correct items related to prior periods, in the aggregate, increased income before taxes by approximately $110 million. The two largest of these corrections include a reversal of the excess amount of the provision for Fiscal 2008 employee bonuses and foreign exchange rate errors. Correcting these errors increased operating income by $46 million and net income before taxes by $42 million, respectively. Dell recorded the correction of these errors in the first quarter of Fiscal 2009. For the first half of Fiscal 2009, net income decreased 7% year-over-year to $1.4 billion. Net income was impacted by a decline in investment and other income, partially offset by a slight decrease in our effective tax rate for the first six months of Fiscal 2009.

Operating income and net income increased 12% and 14% year-over-year to $3.4 billion and $2.9 billion, respectively, for Fiscal 2008. The increased profitability was mainly a result of strength in mobility, solid demand for enterprise products, and a favorable component-cost environment. In Fiscal 2007 and Fiscal 2006, operating and net income were $3.1 billion and $2.6 billion, and $4.4 billion and $3.6 billion, respectively. Net income for Fiscal 2006 includes an income tax repatriation benefit of $85 million pursuant to a favorable tax incentive provided by the American Jobs Creation Act of 2004. This tax benefit is related to the Fiscal 2006 repatriation of $4.1 billion in foreign earnings.

Our average selling price (total revenue per unit sold) during the second quarter and first six months of Fiscal 2009 decreased 7% and 8%, respectively, year-over-year, which primarily resulted from our actions to increase our presence in consumer retail and our business mix. Our recent market strategy has been to concentrate on solutions sales to drive a better mix of products and services, while aggressively pricing our products to remain competitive in the marketplace. In the second quarter and first half of Fiscal 2009, we continued to see competitive pressure, particularly for lower priced desktops and notebooks, as we targeted a broader range of products and price bands. However, we were able to gain share across all regions and major products during the second quarter and first six months of calendar 2008. We expect that this competitive pricing environment will continue for the foreseeable future.

Our average selling price (total revenue per unit sold) in Fiscal 2008 increased 2% year-over-year, which primarily resulted from our pricing strategy, compared to a 1% year-over-year increase for Fiscal 2007. Our recent pricing strategy has been to concentrate on solutions sales, realign pricing, and drive a better mix of products and services, while aggressively pricing our products to remain competitive in the marketplace. In Fiscal 2008, we continued to see intense competitive pressure, particularly for lower priced desktops and notebooks, as competitors offered aggressively priced products with better product recognition and more relevant feature sets. As a result, particularly in the U.S., we lost share among consumers in notebooks and desktops, which slowed our overall growth in unit shipments, revenue, and profitability. We expect that this competitive pricing environment will continue for the foreseeable future.

Revenues by Segment

We conduct operations worldwide. Effective the first quarter of Fiscal 2009, we combined our consumer businesses of EMEA, APJ, and Americas International (formerly reported through Americas Commercial) with our U.S. Consumer business and re-aligned our management and financial reporting structure. As a result, effective in the first quarter of Fiscal 2009, our operating structure consisted of the following four segments: Americas Commercial, EMEA Commercial, APJ Commercial, and Global Consumer. Our commercial business includes sales to corporate, government, healthcare, education, small and medium business customers, and value-added resellers and is managed through the Americas Commercial, EMEA Commercial, and APJ Commercial segments. The Americas Commercial segment, which is based in Round Rock, Texas, encompasses the U.S., Canada, and Latin America. The EMEA Commercial segment, based in Bracknell, England, covers Europe, the Middle East, and Africa; and the APJ Commercial segment, based in Singapore, encompasses the Asian countries of the Pacific Rim as well as Australia, New Zealand, and India. The Global Consumer segment, which is based in Round Rock, Texas, includes global sales and product development for individual consumers and retailers around the world. We revised previously reported operating segment information to conform to our new operating structure in effect during the first quarter of Fiscal 2009.

During the second half of Fiscal 2008, we began selling desktop and notebook computers, printers, ink, and toner through retail channels in the Americas, EMEA, and APJ in order to expand our customer base. Our goal is to have strategic relationships with a number of major retailers in our larger geographic regions. In the U.S., we currently have relationships with retailers such as Staples, Wal-Mart, and Best Buy; and in Latin

America, we have relationships with retailers, including Wal-Mart and Pontofrio. Additionally, some of our relationships include Carphone Warehouse, Carrefour, Tesco, and DSGi in EMEA; and in APJ, we are working with retailers such as Gome, HiMart, Courts, and Bic Camera. During the second quarter of Fiscal 2009, we expanded our global retail presence, and we now reach more than 15,000 retail locations worldwide. See Note 11 of Notes to Annual Consolidated Financial Statements and Note 11 of Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus for additional information about our operating segments.

The following tables summarize our net revenue by reportable segment for each of the three and six months ended August 1, 2008 and August 3, 2007 and Fiscal 2008, 2007, and 2006:

	Three Months Ended				Six Months Ended
	August 1, 2008		August 3, 2007		August 1, 2008		August 3, 2007
		% of		% of		% of		% of
	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue
	(in millions, except percentages)
Net revenue
Americas Commercial	$8,096	49%	$7,680	52%	$15,394	47%	$14,931	50%
EMEA Commercial	3,503	21%	3,162	21%	7,309	22%	6,479	22%
APJ Commercial	2,054	13%	1,765	12%	4,078	13%	3,472	12%
Global Consumer	2,781	17%	2,169	15%	5,730	18%	4,616	16%

Net revenue	$16,434	100%	$14,776	100%	$32,511	100%	$29,498	100%

	Fiscal Year Ended
	February 1, 2008		February 2, 2007		February 3, 2006
		% of		% of		% of
	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue
		(in millions, except percentages)
Net revenue
Americas Commercial	$29,981	49%	$28,289	49%	$27,489	49%
EMEA Commercial	13,607	22%	11,842	21%	11,124	20%
APJ Commercial	7,167	12%	6,223	11%	5,547	10%
Global Consumer	10,378	17%	11,066	19%	11,628	21%

Net revenue	$61,133	100%	$57,420	100%	$55,788	100%

•	Americas Commercial — Americas Commercial revenue increased 5% with unit shipments up by 7% year-over-year for the second quarter of Fiscal 2009. Growth in Latin America and increasing sales to the Federal government drove the majority of the increase in revenue in Americas Commercial. This growth was partially offset by weaker performance with our global customers and small-and-medium business customers. We anticipate continued conservative spending in the U.S. in the second half of Fiscal 2009. From a product perspective, the slow net revenue growth was due to decreases in desktop sales of 1% and 7% for the second quarter and first six months of Fiscal 2009, respectively, on desktop unit growth of 3% and 1%, for the second quarter and first half of Fiscal 2009, respectively. This was offset by strong revenue growth of services and software and peripherals, which grew 18% and 14%, respectively, during the second quarter of Fiscal 2009 and 22% and 14% for the first half of Fiscal 2009. Growth in Latin America was led by Brazil and Chile, which experienced a 38% and 35% respectively, year-over-year increase in revenue during the second quarter of Fiscal 2009 as compared to Fiscal 2008.

Americas Commercial grew revenue as well as units by 6% in Fiscal 2008, compared to 3% revenue growth on a slight unit decline in Fiscal 2007. The increase in revenue in Fiscal 2008 resulted from strong sales of mobility products, servers and networking, services, and software and peripherals, which grew 9%, 8%, 9%, and 13%, respectively, year-over-year. The unit volume increases resulted from strong growth in notebooks. In Fiscal 2007, the slow down of net revenue growth was due to desktop weakness, lower demand, and a significant decline in our Public business.

•	EMEA Commercial — EMEA Commercial had 11% year-over-year net revenue growth on unit shipment growth of 20%. The unit volume increases were the result of strong growth in mobility, with units up 52% and continued strength in emerging markets. The revenue growth was primarily a result of higher demand for mobility products, represented by a 33% increase in revenue. Growth in software and peripherals revenue also contributed to EMEA Commercial’s strong second quarter Fiscal 2009 revenue performance, with revenue growth of 21% year-over-year. These increases were partially offset by desktop sales with a revenue decrease of 6% year-over-year. EMEA experienced strong revenue growth in emerging countries and small-and-medium business. This growth, while consistent with our overall strategy, drove a mix shift in the EMEA Commercial revenue base coupled with softness in EMEA Commercial’s global and large commercial customers revenue. As a result, during the second quarter of Fiscal 2009, total average revenue per unit decreased 8%, which reflects our product and customer mix.

During the first half of Fiscal 2009 EMEA Commercial had 13% year-over-year increase in net revenue with unit shipments up by 25%. This growth was due to increase in mobility revenue of 33% on unit growth of 55% during the first half of Fiscal 2009 compared to the same period last year. EMEA experienced strong revenue growth for the first six months of Fiscal 2009 consistent with the second quarter revenue growth in emerging countries as well as small and medium businesses. The strong Euro and British Pound against the U.S. dollar during the second quarter of Fiscal 2009 helped to stimulate overall demand; however, we generally pass on these foreign currency benefits to customers through lower local currency pricing of products and services, as we typically manage our business on a U.S. dollar basis.

During Fiscal 2008, EMEA Commercial represented 22% of our total consolidated net revenue as compared to 21% in Fiscal 2007. EMEA Commercial had 15% year-over-year net revenue growth as a result of unit shipment growth of 12%. Average price per unit increased 2%, which reflects the mix of products sold and a benefit from the strengthening of the Euro and British Pound against the U.S. dollar during Fiscal 2008, offset by our pricing strategy. The revenue growth was primarily a result of higher demand for mobility products, represented by a unit shipment increase of 30%. Additionally, revenue grew year-over-year for all product categories within EMEA Commercial, led by growth in mobility, services, and software & peripherals revenue of 23%, 32%, and 18%, respectively. In Fiscal 2007, revenue in EMEA Commercial grew 6% year-over-year.

•	APJ Commercial — During the second quarter and first six months of Fiscal 2009, APJ Commercial experienced a 16% and 17% year-over-year increase in revenue to $2.1 billion and $4.1 billion, respectively. For the second quarter and first half of Fiscal 2009, sales of mobility products and unit volume increased year-over-year by 24% and 27%, and 30% and 36%, respectively, compared to same period last year. Sales of mobility products grew due to the continued shift in customer preference from desktops to notebooks. APJ Commercial also reported 16% revenue growth in servers and networking on unit growth of 21% primarily due to our focus on delivering greater value within customer data centers with our rack optimized server platforms, whose average selling prices are higher than our tower servers. From a country perspective, Malaysia, Australia, and New Zealand experienced strong revenue growth during the second quarter of Fiscal 2009. Significant growth in India, and China during the second quarter of Fiscal 2009 contributed to a revenue growth rate of 31% and 19%, respectively, for these targeted BRIC countries.

During Fiscal 2008, APJ Commercial’s revenue continued to improve, with 15% revenue growth year-over-year. Consistent with the EMEA Commercial segment, these increases were mainly a result of strong growth in mobility. Unit sales of mobility products increased 32% in Fiscal 2008 as compared to Fiscal 2007. Sales of mobility products grew due to a shift in customer preference from desktops to notebooks as well as the strong reception of our Vostrotm notebooks. APJ Commercial also reported 21% growth in servers and networking revenue primarily due to our focus on delivering greater value within customer data centers with our rack optimized server platforms, whose average selling prices are higher than our tower servers. These increases were partially offset by a decrease in services revenue of 13%. In Fiscal 2007, APJ Commercial reported 12% year-over-year revenue growth on unit growth of 19%.

•	Global Consumer — Global Consumer revenue increased 28% and 24% year-over-year for second quarter of Fiscal 2009 and first half of Fiscal 2009, respectively, on unit growth of 53% and 50% for the second quarter and first half of Fiscal 2009, respectively. We grew faster than the industry on a unit basis and increased our global share. This growth was led by APJ Consumer with 65% year-over-year increase in revenue. The increase in Global Consumer revenue is mainly due to strong mobility sales. Mobility revenue increased 62% and 56% in the second quarter and first six months of Fiscal 2009, respectively, on a unit increase of 101% and 90%, respectively as compared to the same periods last year. Software and peripherals revenue grew 24% and 26% during the second quarter and first half of Fiscal 2009, respectively. Our mobility growth in this segment can be primarily attributed to our entrance into retail distribution arrangements, which began in the second half of Fiscal 2008, and the continued shift of consumer preference from desktops to notebooks. Our software and peripherals growth is due to a strong performance in software licensing. These increases were offset by a 8% and 7% decrease in desktop revenue although desktop units grew 5% and 11% for the second quarter and first half of Fiscal 2009, respectively.

Global Consumer revenue and unit volume decreased 6% and 12%, respectively, in Fiscal 2008, compared to revenue and unit decreases of 5% and 3%, respectively, in Fiscal 2007. Global Consumer revenue declined as compared to Fiscal 2007 primarily due to a 23% decline in desktop unit volumes. In Fiscal 2008, this segment’s average selling price increased 6% year-over-year mainly due to realigning prices and selling a more profitable product mix. We continue to see a shift to mobility products in Global Consumer and our other segments as notebooks become more affordable. In response to this environment, we have updated our business model for Global Consumer and have entered into a limited number of retail distribution arrangements to complement and extend the existing direct business. In the fourth quarter of Fiscal 2008, the Global Consumer business began to improve and posted revenue growth of 16% over the fourth quarter of Fiscal 2007, which reflects changes we have made to the business to reignite growth, including introducing four notebook families for consumers in six months. In Fiscal 2009, we expect to continue to expand our product offerings by launching 50% more new notebooks than in Fiscal 2008.

For additional information regarding our reportable segments, see Note 11 of each of Notes to Annual Consolidated Financial Statements and Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus.

Revenue by Product and Services Categories

We design, develop, manufacture, market, sell, and support a wide range of products that in many cases are customized to individual customer requirements. Our product categories include desktop computer systems, mobility products, software and peripherals, servers and networking products, and storage products. In addition, we offer a range of services.

The following tables summarize our net revenue by product categories and services:

	Three Months Ended				Six Months Ended
	August 1, 2008		August 3, 2007		August 1, 2008		August 3, 2007
		% of		% of		% of		% of
	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue
	(in millions, except percentages)
Net revenue
Desktop PCs	$4,928	30%	$5,017	34%	$9,628	30%	$9,959	34%
Mobility	4,871	30%	3,865	26%	9,775	30%	7,881	26%
Software & peripherals	2,790	17%	2,380	16%	5,531	17%	4,721	16%
Servers & networking	1,702	10%	1,618	11%	3,355	10%	3,211	11%
Services	1,462	9%	1,283	9%	2,910	9%	2,564	9%
Storage	681	4%	613	4%	1,312	4%	1,162	4%

Net revenue	$16,434	100%	$14,776	100%	$32,511	100%	$29,498	100%

	Fiscal Year Ended
	February 1, 2008		February 2, 2007		February 3, 2006
		% of		% of		% of
	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue
	(in millions, except percentage)
Net revenue:
Desktop PCs	$19,573	32%	$19,815	34%	$21,568	39%
Mobility	17,423	28%	15,480	27%	14,372	25%
Software and peripherals	9,908	16%	9,001	16%	8,329	15%
Servers and networking	6,474	11%	5,805	10%	5,449	10%
Services	5,320	9%	5,063	9%	4,207	8%
Storage	2,435	4%	2,256	4%	1,863	3%

Net revenue	$61,133	100%	$57,420	100%	$55,788	100%

•	Desktop PCs – During the second quarter and first six months of Fiscal 2009, revenue from desktop PCs (which includes desktop computer systems and workstations) decreased 2% and 3%, respectively, from the same periods of Fiscal 2008. The decline was primarily due to the on-going competitive pricing pressure for lower priced desktops. The demand for desktops continues to decrease as customers’ preference shifts to mobility products. Consequently, our average selling price for desktops decreased 6% and 9% year-over-year during the first quarter and first half of Fiscal 2009, respectively, as we aligned our prices and product offerings with the marketplace. As a result of our pricing strategy, we were able to gain share during the second quarter and first half of calendar 2008. Average industry unit growth was 1% during those time periods compared to our unit growth of 5% and 7% during the second quarter and first six months of Fiscal 2009. Desktop revenue declined across all of our segments except for APJ Commercial, which experienced year-over-year revenue growth of 11% for both the second quarter and first six months of Fiscal 2009. Our Americas Commercial, EMEA Commercial, and Global Consumer segments experienced weaker performance in desktop sales with year-over-year decreases of 1%, 6%, and 8%, respectively, for the second quarter of Fiscal 2009, and revenue decreases of 7%, 3%, and 7%, respectively, for the six months ending August 1, 2008. We are continuing to see rising user demand for mobility products that contributes to further slowing demand for desktop PCs as mobility growth is expected to outpace desktop growth at a rate of approximately six-to-one.

During Fiscal 2008, revenue from desktop PCs (which includes desktop computer systems and workstations) decreased slightly from Fiscal 2007 revenue on a unit decline of 2% even though worldwide industry unit sales grew 5% during calendar 2007. The decline was primarily due to us being out of product feature and price position and consumers’ migration to mobility products. Our Global Consumer segment continued to perform below expectation in Fiscal 2008 with a significant year-over-year decrease in desktop revenue of 13%. Global Consumer was the primary contributor to our worldwide full year decline in desktop revenue with Americas Commercial also contributing to the weaker performance during Fiscal 2008 as compared to Fiscal 2007. This decline was partially offset by a strong performance in APJ Commercial where desktop revenue and units both increased 13% during Fiscal 2008 over prior year. We will likely see rising user demand for mobility products in the foreseeable future that will contribute to a slowing demand for desktop PCs as mobility growth is expected to outpace desktop growth at a rate of approximately six-to-one. In Fiscal 2008, we introduced Vostrotm desktops specifically designed to meet the needs of small business customers.

•	Mobility – During the second quarter and first half of Fiscal 2009, revenue from mobility products grew 26% and 24%, respectively, on unit growth of 44% for both periods. This unit growth rate outpaced the industry’s year-over-year unit growth of 37% and 38% for the second quarter and first six months of calendar 2008, respectively. We posted strong double-digit revenue growth across all segments, except for Americas Commercial, whose mobility revenue increased year-over-year only 4% and 1% for the second quarter and first six months of Fiscal 2009. We continued to see conservative spending in the small-and-medium business sector and with our large global customers in our Americas Commercial business; however, Americas Commercial experienced strong growth in its Federal government and Latin America sectors. Additionally, competitive pricing pressures, which were most pronounced in our Global Consumer and EMEA Commercial segments, drove our average unit pricing down in Fiscal 2009. For the second quarter of Fiscal 2009, mobility revenue in Global Consumer, APJ Commercial, and EMEA Commercial grew 62%, 24%, and 33% year-over-year, respectively, on unit growth of 101%, 27%, and 52%, respectively. For the six months ending August 1, 2008, mobility revenue in Global Consumer, APJ Commercial, and EMEA Commercial grew 56%, 30%, and 33% year-over-year, respectively, on unit growth of 90%, 36%, and 55%, respectively. The year-over-year growth in mobility was driven by our expansion into consumer retail and also increasing our notebook platforms by 50% this year. We recently announced a completely new line of Latitudetm and Dell Precision notebooks, ranging from the lightest ultra-portable in our history to the most powerful workstation. We also introduced the industry’s first convertible tablet with multi-touch capabilities on the Dell LatitudeTMXT. As notebooks become more affordable and wireless products become standardized, demand for our mobility products continues to be strong.

In Fiscal 2008, revenue from mobility products (which includes notebook computers and mobile workstations) grew 13% year-over-year on unit growth of 16%. The growth was led by the APJ Commercial and EMEA Commercial segments with 35% and 23% increases in revenue year-over-year, respectively, while Americas Commercial revenue increased 9%. Unit shipments grew year-over-year in these three segments by 32%, 30%, and 19%, respectively. Global Consumer mobility units were flat during Fiscal 2008 as compared to Fiscal 2007. Even though we posted double-digit mobility growth during Fiscal 2008, according to IDC, industry mobility shipments grew 34% during calendar 2007. To capitalize on the industry growth in mobility, we have separated our consumer and commercial design functions — focusing our consumer team on innovation and shorter design cycles. As a result, we have launched four consumer notebook families in the past six months, including Inspirontm color notebooks and XPStmnotebooks, for which the demand has been better than expected. We also introduced Vostrotm notebooks, specifically designed to meet the needs of small business customers. During the fourth quarter of Fiscal 2008, we launched our first tablet — the Latitudetm XT, the industry’s only sub-four pound convertible tablet with pen and touch capability. As notebooks become more affordable and wireless products become standardized, demand for our mobility products continues to be strong, producing robust year-over-year revenue and unit growth. We are likely to see sustained growth in our mobility products in the foreseeable future due to the continued industry-wide migration from desktop PCs to mobility products.

In Fiscal 2007, revenue from mobility products grew by 8% year-over-year as compared to 20% in the previous year. The impact of the diminished growth was particularly acute in the U.S. and led to a loss of share as compared to Fiscal 2006. The slow growth resulted from both our product feature set and related value offering, particularly in the consumer business, as well as our inability to reach certain customer sets.

•	Software and Peripherals – Revenue from sales of software and peripherals (“S&P”) consists of Dell-branded printers, monitors (not sold with systems), projectors, and a multitude of competitively priced third-party peripherals including plasma and LCD televisions, software, and other products. This revenue grew 17% year-over-year for both the second quarter and first six months of Fiscal 2009 driven by strength in software licensing. The growth was driven by our acquisition of ASAP Software (“ASAP”) in the fourth quarter of Fiscal 2008. With ASAP, we now offer products from over 2,000 software publishers. At a segment level, Global Consumer led the revenue growth with a 24% year-over-year increase for the second quarter of Fiscal 2009 and a 26% year-over-year growth rate for the first half of Fiscal 2009. APJ Commercial, EMEA Commercial, and Americas Commercial also experienced strong revenue growth of 18%, 21%, and 14%, respectively, for the three months ending August 1, 2008, and 19%, 19%, and 14%, respectively, for the six months ending August 1, 2008. From a dollars perspective, Americas Commercial led S&P revenue growth with year-over-year increases of $200 million and $375 million for the second quarter and first six months of Fiscal 2009, which reflects the strong performance of ASAP. Our S&P growth can also be attributed to improved performance in our displays business where we regained our number one position worldwide in flat panel displays.

In Fiscal 2008, revenue from S&P increased 10% year-over-year. EMEA Commercial lead S&P revenue growth with a year-over-year increase of 18%, and Americas Commercial and APJ Commercial revenue growth was 13% and 12%, respectively, during Fiscal 2008 as compared to Fiscal 2007. The increase in S&P revenue is primarily attributable to strength in imaging and printing, digital displays, and software licensing.

In Fiscal 2007, revenue from S&P increased 8% year-over-year. This increase was primarily attributable to a 12% year-over-year increase in software revenue that was offset by declines in our imaging product revenue.

•	Servers and Networking – Revenue from sales of servers and networking products grew 5% year-over-year for both the second quarter and first six months of Fiscal 2009 on unit growth of 19% and 20%, respectively. Our year-over-year unit growth outpaced the industry’s growth of 13% and 11% during the second quarter and first six months of calendar 2008, respectively. Our server and networking revenue grew slower than units due to our pricing strategy as we shift our product offerings to lower price bands to drive growth. APJ Commercial, EMEA Commercial, and Americas Commercial contributed to the modest revenue growth, and in the second quarter and first half of calendar 2008, we were again ranked number one in the United States with a 39% and 37% share, respectively, in server units shipped. Servers and networking revenue growth benefited from the success of our cloud computing initiatives featuring energy-efficient Dell customer solutions. During the quarter, we released our broadest lineup of dedicated virtualization solutions ever, including more than a dozen new servers, tools, and services, as a part of our mission to help companies of all sizes to simplify their IT environments.

In Fiscal 2008, servers and networking revenue grew 12% on unit growth of 6% year-over-year as compared to industry unit growth of 8%. Our unit growth was slightly behind the growth in the overall industry, while we improved our product feature sets by transitioning to new platforms, and as we managed through the realignment of certain portions of our sales force to address sales execution deficiencies. A significant portion of the revenue growth is due to higher average selling prices, which increased 5% during Fiscal 2008 as compared to the prior year. Fourth quarter year-over-year revenue growth of 2% was below industry growth and our expectations as conservatism in the U.S. commercial sectors affected sales of our server products. All regions experienced strong year-over-year revenue growth with APJ Commercial leading the way with 21% growth on unit growth of 6%; additionally, server and networking revenue increased 16% and 8% in EMEA Commercial and Americas Commercial, respectively. For Fiscal 2008, we were again ranked number one in the United States with a 34% share in server units shipped; worldwide we were second with a 25% share. Servers and networking remains a strategic focus area. Late in the fourth quarter, we launched our 10G blade servers — the most energy efficient blade server solution on the market. Our PowerEdge servers are ranked number one in server benchmark testing for overall performance, energy efficiency, and price.

In Fiscal 2007, servers and networking revenue grew 7% on unit growth of 6% year-over-year. During Fiscal 2007 we introduced our new ninth generation (9G) PowerEdge servers with Intel’s Xeon 5100 series processors, and we began shipping two new PowerEdge servers featuring AMD Opterontm processors, providing our customers with an additional choice for high-performance two-socket and four-socket systems. We also launched the industry’s first standards-based Quad-Core processors for two-socket blade, rack, and tower servers.

•	Services – Services consists of a wide range of services including assessment, design and implementation, deployment, asset recovery and recycling, training, enterprise support, client support, and managed lifecycle. Services revenue increased 14% year-over-year for the three and six-month periods ended August 1, 2008, to $1.5 billion and $2.9 billion, respectively, aided by our new ProSupport offerings, which distilled ten service offerings down to two customizable packages spanning our commercial product and solutions portfolios with flexible options for service level and proactive management. Americas Commercial and APJ Commercial drove the increase in services revenue with revenue growth of 18% and 17%, respectively, in the second quarter of Fiscal 2009 as compared to the second quarter of Fiscal 2008, and revenue growth of 22% and 18%, respectively, for the first half of Fiscal 2009 as compared to the first half of Fiscal 2008. EMEA Commercial contributed with year-over-year revenue growth of 3% for the second quarter and 6% for the first six months of Fiscal 2009. EMEA Commercial’s services revenue is lower than our other segments mainly due to a higher level of deferred service revenue related to strategic changes in our service offerings. The year-over-year growth is attributed to the strong performance of our Lifecycle services in our Americas Commercial and APJ Commercial segments and amortization of deferred service revenue. During Fiscal 2008, we acquired a number of service technologies and capabilities through strategic acquisitions of certain companies. These capabilities are being used to build-out our mix of service offerings. We are continuing to make solid progress in services, including ProSupport, remote infrastructure management, and Software as a Service (SaaS), which are aimed at simplifying IT for our customers. Our deferred service revenue balance increased from $5.3 billion at February 1, 2008, to $5.7 billion at August 1, 2008, due to continued strength in as sold services sales.

In Fiscal 2008, revenue from services increased 5% year-over-year compared to a 20% increase in Fiscal 2007. EMEA Commercial drove services revenue growth with a 32% increase in Fiscal 2008 as compared to Fiscal 2007, and Americas Commercial contributed with 9% revenue growth. This growth was offset by revenue declines in Global Consumer and APJ Commercial of 25% and 13%, respectively. Strong Fiscal 2008 services sales increased our deferred service revenue balance by approximately $1.0 billion in Fiscal 2008, a 25% increase to approximately $5.3 billion. In Fiscal 2007, our deferred service revenue increased $514 million or 14% to approximately $4.2 billion. During Fiscal 2008, we acquired a number of service technologies and capabilities through strategic acquisitions of certain companies. These capabilities are being used to build-out our mix of service offerings. In the first quarter of Fiscal 2009, we introduced ProSupport, which distilled ten service offerings down to two customizable packages spanning our commercial product and solutions portfolios with flexible options for service level and proactive management.

In Fiscal 2007, revenue from services increased 20% year-over-year. We introduced our new Platinum Plus offering during Fiscal 2007, which contributed to an increase in our premium service contracts.

•	Storage – Revenue from sales of storage products increased 11% and 13% year-over-year for the second quarter and first six months of Fiscal 2009. Year-over-year storage growth was led by strength in our PowerVault line and the strong performance of our EqualLogic iSCSI networked storage solutions. To date since acquisition, EqualLogic’s business performance has met our expectations. The APJ

Commercial, EMEA Commercial, and Americas Commercial regions all contributed to the strong year-over-year revenue growth. APJ Commercial led the revenue growth, with a 31% increase for the second quarter of Fiscal 2009; whereas, EMEA Commercial led storage revenue growth for the six-month period ending August 1, 2008, with a growth rate of 31%.

In Fiscal 2008, storage revenue increased 8% as compared to a 21% increase in Fiscal 2007. The revenue growth was led by EMEA Commercial, which experienced strong growth of 18%; additionally, APJ Commercial and Americas Commercial increased 10% and 5%, respectively. In Fiscal 2008, we expanded both our PowerVault and Dell EMC solutions that drove both additional increases in performance and customer value. During the fourth quarter of Fiscal 2008, we completed the acquisition of EqualLogic, Inc., an industry leader in iSCSI SANs. With this acquisition, we now provide much broader product offerings for small and medium business consumers. Industry analysts believe that the iSCSI SAN space is expected to grow over 125% annually over the next five years.

In Fiscal 2007, storage revenue sustained double-digit growth with a 21% year-over-year increase. In Fiscal 2007, we also announced a five-year extension to our partnership with EMC. These portfolio enhancements continue to deliver lower cost solutions for our customers.

Gross Margin

The following tables present information regarding our gross margin during the three and six months ended August 1, 2008 and August 3, 2007 and Fiscal 2008, 2007, and 2006:

	Three Months Ended				Six Months Ended
	August 1, 2008		August 3, 2007		August 1, 2008		August 3, 2007
		% of		% of		% of		% of
	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue
	(in millions, except percentages)

Net revenue	$16,434	100.0%	$14,776	100.0%	$32,511	100.0%	$29,498	100.0%
Gross margin	$2,827	17.2%	$2,951	19.9%	$5,792	17.8%	$5,789	19.6%

	Fiscal Year Ended
	February 1, 2008		February 2, 2007		February 3, 2006
		% of		% of		% of
	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue
	(in millions, except percentages)

Net revenue	$61,133	100.0%	$57,420	100.0%	$55,788	100.0%
Gross margin	$11,671	19.1%	$9,516	16.6%	$9,891	17.7%

During the second quarter of Fiscal 2009, our gross margin decreased in absolute dollars by $124 million to $2.8 billion from the same period in the prior year with a corresponding decrease in gross margin percentage to 17.2% from 19.9%. For the first half of Fiscal 2009, our gross margin remained flat in absolute dollars at $5.8 billion compared to the same period in the prior year although gross margin percentage decreased to 17.8% from 19.6% in the first half of Fiscal 2008. In the second quarter and first half of Fiscal 2009, overlapping industry-wide declines in component costs and expanding our presence in retail negatively impacted the overall gross margin percentage. Additionally, the above-mentioned increase in EMEA Commercial deferred service revenue negatively impacted gross margins in the quarter. In the first half of Fiscal 2009, gross margin was positively impacted by a favorable ruling in a patent litigation case and the related reversal of $55 million of litigation reserves through cost of sales.

The gross margin percentage for all segments was impacted by overlapping record industry-wide declines in component costs and competitive pricing pressures. Our average selling price decreased and adversely impacted gross margins in the EMEA Commercial and Global Consumer segments. Gross margins in EMEA Commercial were also adversely impacted by weaker western European markets, significant growth in emerging markets with products focused on lower price and profitability bands, and the strategic pricing actions that were taken prior to the realization of cost savings. The APJ Commercial segment gross margin percentage is down from the second quarter of Fiscal 2008 in part due to growth in emerging markets. However, gross margin percentage for APJ Commercial is up overall for the first half of Fiscal 2009 due to higher mobility shipment volumes. The Global Consumer segment experienced much higher year-over-year shipment volumes in both the second quarter and first half of Fiscal 2009. The gross margin percentage of the Global Consumer segment was lower as a result of mix into retail and associated lack of opportunities to sell customers additional margin rich adjacencies for both the second quarter and first half of Fiscal 2009, and it was impacted by increasing unit growth in the price-competitive Asian and Latin American markets. Global Consumer’s gross margin in the second quarter was also negatively impacted by an $18 million increase in litigation reserves related to an unfavorable court ruling in an ongoing legal case.

During Fiscal 2008, our gross margin increased in absolute dollars and as a percentage of revenue from Fiscal 2007, driven by greater cost declines. The cost environment was more favorable in the first half of Fiscal 2008 than the second half. Our gross margin percentage was 18.8% in the fourth quarter of Fiscal 2008 as compared to 19.3% in the first quarter of Fiscal 2008. The fourth quarter was positively impacted by a $58 million reduction in accrued liabilities for a one-time adjustment related to a favorable ruling by the German Federal Supreme Court on a copyright levy case. We continue to evolve our inventory and manufacturing business model to capitalize on component cost declines, and we continuously negotiate with our suppliers in a variety of areas including availability of supply, quality, and cost.

We continue to evaluate and optimize our global manufacturing and distribution network, including our relationships with original design manufacturers, to better meet customer needs and reduce product cycle times. Our goal is to introduce the latest relevant technology more quickly and to rapidly pass on component cost savings to a broader set of our customers worldwide. As we continue to evolve our inventory and manufacturing business model to capitalize on component cost declines, we continuously negotiate with our suppliers in a variety of areas including availability of supply, quality, and cost. These real-time continuous supplier negotiations support our business model, which is able to respond quickly to changing market conditions due to our direct customer model and real-time manufacturing. Because of the fluid nature of these ongoing negotiations, the timing and amount of supplier discounts and rebates vary from time to time. These discounts and rebates are allocated to the segments based on a variety of factors including strategic initiatives to drive certain programs, direction from the respective vendors, product mix, and direction on joint activities.

In general, gross margin and margins on individual products will remain under downward pressure due to a variety of factors, including continued industry wide global pricing pressures, increased competition, compressed product life cycles, potential increases in the cost and availability of raw materials, and outside manufacturing services. We will continue to adjust our pricing strategy with the goals of remaining in competitive price position while maximizing margin expansion where appropriate.

We are actively reviewing all aspects of our logistics, supply chain, and manufacturing footprints. This review is focused on identifying efficiencies and cost reduction opportunities while maintaining a strong customer experience. Two examples of this include: our announcement on March 31, 2008, that we will close our desktop manufacturing facility in Austin, Texas, and the sale of our small package fulfillment center in the second quarter of Fiscal 2009. The cost of these actions and other headcount and infrastructure reductions was $25 million and $131 million in the second quarter and first half of Fiscal 2009, respectively, of which approximately $7 million and $31 million, respectively, affected gross margin. In addition, we anticipate taking further actions to reduce total costs in design, materials, and operating expenses.

In Fiscal 2007, our gross margin declined as compared to Fiscal 2006, while revenue increased year-over-year. Throughout Fiscal 2007, industry-wide competition put pressure on average selling prices while our pricing and product strategy evolved. In Fiscal 2007, we added a second source of micro processors (“chip sets”) ending a long-standing practice of sourcing from only one manufacturer. We believe that moving to more than one supplier of chip sets is beneficial for customers long-term, as it adds choice and ensures access to the most current technologies. During the transition from sole to dual sourcing of chip sets, gross margin was negatively impacted as we re-balanced our product and category mix. In addition, commodity price declines stalled during Fiscal 2007.

Operating Expenses

The following tables present information regarding our operating expenses for the three and six months ended August 1, 2008 and August 3, 2007 and for Fiscal 2008, 2007, and 2006:

	Three Months Ended				Six Months Ended
	August 1, 2008		August 3, 2007		August 1, 2008		August 3, 2007
		% of		% of		% of		% of
	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue
	(in millions, except percentages)

Operating expenses:
Selling, general and administrative	$1,840	11.2%	$1,894	12.8%	$3,752	11.5%	$3,657	12.4%
Research, development and engineering	168	1.0%	155	1.0%	320	1.0%	297	1.0%
IPR&D	—	—	—	—	2	0.0%	—	—

Operating expenses	$2,008	12.2%	$2,049	13.8%	$4,074	12.5%	$3,954	13.4%

	Fiscal Year Ended
	February 1, 2008		February 2, 2007		February 3, 2006
		% of		% of		% of
	Dollars	Revenue	Dollars	Revenue	Dollars	Revenue
	(in millions, except percentages)

Operating expenses:
Selling, general, and administrative	$7,538	12.4%	$5,948	10.3%	$5,051	9.0%
Research, development, and engineering	610	1.0%	498	0.9%	458	0.8%
In-process research and development	83	0.1%	—	—	—	—

Operating expenses	$8,231	13.5%	$6,446	11.2%	$5,509	9.8%

•	Selling, General, and Administrative — During the second quarter of Fiscal 2009, selling, general, and administrative (“SG&A”) expenses decreased 3% to $1.8 billion compared to $1.9 billion in the same period of Fiscal 2008. The decrease in SG&A expenses from the second quarter of Fiscal 2008 to the second quarter of Fiscal 2009 is primarily due to a reduction in compensation and outside consulting expenses of approximately $50 million. This $50 million decrease is due to decreases in stock-based compensation expense, which in the second quarter of Fiscal 2008 also included $86 million of additional expense for cash payments for expiring stock options. Additionally, costs associated with the U.S. Securities and Exchange Commission (“SEC”) investigation and the Audit Committee’s independent investigation decreased by $49 million from the prior year. Partially offsetting these decreases was an increase in depreciation, maintenance, and amortization of intangibles expenses of approximately $45 million year-over-year.

For the first six months of Fiscal 2009, SG&A expenses increased 3% to $3.8 billion compared to $3.7 billion for the same period in Fiscal 2008. The increase in SG&A expenses is primarily due to $100 million of expenses (an $87 million increase over the prior year) related to headcount and infrastructure reductions. Additionally, compensation and outside consulting expenses increased approximately $25 million for the first half of Fiscal 2009 over the prior year. Compensation costs are affected by both the weakening U.S. dollar as well as the increase in revenue year-over-year.

Also, depreciation, maintenance, and amortization of intangibles expenses increased approximately $85 million over the prior year. Partially offsetting these increases were the reversal of the excess amount of the Fiscal 2008 bonus accrual for $38 million in the first half of Fiscal 2009, and $77 million of reductions in costs associated with the SEC and Audit Committee investigations.

During Fiscal 2008, selling, general, and administrative expenses increased 27% to $7.5 billion. The increase was primarily due to investigation costs, higher compensation and benefits expense, and increased outside consulting fees. Expenses related to the SEC and Audit Committee investigations were $160 million and $100 million for Fiscal 2008 and Fiscal 2007, respectively. Fiscal 2008 results also include $76 million (of the total of $107 million) of additional expense for cash payments for expiring stock options, and selling, general, and administrative expenses related to headcount and infrastructure reductions were $92 million. In addition, compensation related expenses, which includes the aforementioned expiring stock options expense and headcount reductions, increased in Fiscal 2008 compared to Fiscal 2007. Employee bonus expense also increased substantially in Fiscal 2008 compared to Fiscal 2007 when bonuses were paid at a reduced amount.

During Fiscal 2007, selling, general, and administrative expenses increased 18% to $5.9 billion, compared to $5.1 billion for Fiscal 2006. The increase in Fiscal 2007 as compared to Fiscal 2006 was primarily attributed to increased compensation costs and outside consulting services. The compensation increase was largely due to increased stock-based compensation expense due to the adoption of SFAS 123(R) ($272 million), and the higher outside consulting services costs were mainly due to the SEC and Audit Committee investigations ($100 million). In addition, during Fiscal 2007, we made incremental customer experience investments of $150 million to improve customer satisfaction, repurchase preferences, as well as technical support. As a result, we increased our headcount through direct hiring and replacing of temporary staff with regular employees.

•	Research, Development, and Engineering — During the second quarter and first six months of Fiscal 2009, research, development, and engineering (“RD&E”) expenses remained flat as a percentage of revenue. During the second quarter of Fiscal 2009, RD&E expenses increased approximately $13 million to $168 million, and for the six months ending August 1, 2008, RD&E expenses increased approximately $23 million to $320 million.

Research, development, and engineering expenses increased 22% to $610 million compared to $498 million in Fiscal 2007. The increase in research, development, and engineering was primarily driven by significantly higher compensation costs. The higher compensation costs are partially attributed to increased focused investments in research and development (“R&D”), which are critical to our future growth and competitive position in the marketplace. During Fiscal 2008, we implemented our “Simplify IT” initiative for our customers. R&D is the foundation for this initiative, which is aimed at allowing customers to deploy IT faster, run IT at a lower total cost, and grow IT smarter. In Fiscal 2007, research, development, and engineering expense increased in absolute dollars compared to Fiscal 2006 due to increased staffing levels, product development costs, and stock-based compensation expense resulting from the adoption of SFAS 123(R).

We manage our research, development, and engineering spending by targeting those innovations and products most valuable to our customers, and by relying upon the capabilities of our strategic partners. We will continue to invest in research, development, and engineering activities to support our growth and to provide for new, competitive products. We have obtained 2,109 patents worldwide and have applied for 2,429 additional patents worldwide as of August 1, 2008.

•	In-Process Research and Development — We recognized in-process research and development (“IPR&D”) charges in connection with acquisitions accounted for as business combinations. For more discussion regarding our IPR&D accounting, see Note 7 of Notes to Annual Consolidated Financial Statements and Note 8 of Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus. During the first half of Fiscal 2009, we recorded IPR&D charges of $2 million, primarily related to our acquisition of Message One, Inc. During Fiscal 2008, we recorded IPR&D charges of $83 million. Prior to Fiscal 2008, there were no IPR&D charges related to acquisitions.

On May 31, 2007, we announced that we had initiated a comprehensive review of costs across all processes and organizations with the goal to simplify structure, eliminate redundancies, and better align operating expenses with the current business environment and strategic growth opportunities. These efforts are continuing. Since this announcement and through the end of the second quarter of Fiscal 2009, we have reduced headcount by approximately 8,500, excluding acquisitions, and strategically closed some of our facilities. As noted above, we expect to take further action to invest in strategic growth areas while focusing on scaling costs and improving productivity.

Stock-Based Compensation

We use the 2002 Long-Term Incentive Plan, amended in December 2007, for stock-based incentive awards. These awards can be in the form of stock options, stock appreciation rights, stock bonuses, restricted stock, restricted stock units, performance units, or performance shares.

Stock-based compensation expense totaled $436 million for Fiscal 2008, compared to $368 million and $17 million for Fiscal 2007 and Fiscal 2006, respectively. The increase in Fiscal 2008 and Fiscal 2007 as compared to Fiscal 2006 is due to the implementation of SFAS 123(R) and cash payments of $107 million made for expired in-the-money stock options discussed below. We adopted SFAS 123(R) using the modified prospective transition method under SFAS 123(R) effective the first quarter of Fiscal 2007. Included in stock-based compensation for Fiscal 2008 and Fiscal 2007 is the fair value of stock-based awards earned during the year, including restricted stock, restricted stock units, and stock options, as well as the discount associated with stock purchased under our employee stock purchase plan (“ESPP”). The ESPP was discontinued effective February 2008 as part of an overall assessment of our benefits strategy. Prior to the adoption of SFAS 123(R), we accounted for our equity incentive plans under the intrinsic value recognition and measurement principles of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, (“APB 25”) and its related interpretations. Accordingly, stock-based compensation for the fair value of employee stock options with no intrinsic value at the grant date and the discount associated with the stock purchase under our ESPP was not recognized in net income prior to Fiscal 2007. For further discussion on stock-based compensation, see Note 5 of Notes to Annual Consolidated Financial Statements included elsewhere in this prospectus.

At February 1, 2008 there was $93 million and $600 million of total unrecognized stock-based compensation expense related to stock options and non-vested restricted stock, respectively, with the unrecognized stock-based compensation expense expected to be recognized over a weighted-average period of 2.0 years and 1.9 years, respectively. At February 2, 2007 there was $139 million and $356 million of total unrecognized stock-based compensation expense related to stock options and non-vested restricted stock, respectively, with the unrecognized stock-based compensation expense expected to be recognized over a weighted-average period of 1.7 years and 2.4 years, respectively.

Due to our inability to timely file our Annual Report on Form 10-K for Fiscal 2007, we suspended the exercise of employee stock options, the vesting of restricted stock units, and the purchase of shares under the ESPP on April 4, 2007. As a result, we agreed to pay cash to current and former employees who held in-the-money stock options (options that had an exercise price less than the then current market price of the stock) that expired during the period of unexercisability. We made payments of approximately $107 million in Fiscal 2008 relating to expired in-the-money stock options. We are now current in our periodic reporting obligations and, accordingly, are permitting the exercise of employee stock options by employees and the vesting of restricted stock units. As options have again become exercisable, we do not expect to pay cash for expired in-the-money stock options in the future.

Investment and Other Income, net

The table below provides a detailed presentation of investment and other income, net for the three and six months ended August 1, 2008 and August 3, 2007 and for Fiscal 2008, 2007, and 2006.

	Three Months Ended		Six Months Ended
	August 1,	August 3,	August 1,	August 3,
	2008	2007	2008	2007
	(in millions)		(in millions)

Investment and other income, net:
Investment income, primarily interest	$49	$123	$104	$239
Gains (losses) on investments, net	(14)	1	(11)	5
Interest expense	(26)	(12)	(38)	(24)
CIT minority interest	—	(9)	—	(14)
Foreign exchange	20	(9)	110	(31)
Other	(11)	2	(22)	(1)

Investment and other income, net	$18	$96	$143	$174

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions)

Investment and other income, net:
Investment income, primarily interest	$496	$368	$308
Gains (losses) on investments, net	14	(5)	(2)
Interest expense	(45)	(45)	(29)
CIT minority interest	(29)	(23)	(27)
Foreign exchange	(30)	(37)	3
Gain on sale of building	—	36	—
Other	(19)	(19)	(27)

Investment and other income, net	$387	$275	$226

The year-over-year decrease in investment income for both the three and six-month periods ended August 1, 2008, and August 3, 2007, is primarily due to decreased earnings on lower average investment balances. Gain (losses) on investments decreased for the second quarter and first six months of Fiscal 2009 as compared to the same periods in Fiscal 2008, primarily due to a $10 million loss recorded for other-than-temporarily impaired investments during the second quarter of Fiscal 2009 based on a review of factors consistent with those disclosed in Note 2 of Notes to Annual Consolidated Financial Statements included elsewhere in this prospectus. We continue to monitor our investment portfolio and take a number of actions to mitigate impacts from the current volatility in the capital markets. The year-over-year increase in interest expense is attributable to interest expense on the $1.5 billion debt issued in the first quarter of Fiscal 2009. CIT minority interest was eliminated due to our purchase of CIT Group Inc.’s (“CIT”) 30% interest in Dell Financial Services L.P. (“DFS”) during the fourth quarter of Fiscal 2008. Foreign exchange increased year-over-year for the second quarter of Fiscal 2009 due to gains realized on our hedge program. In addition to the gains realized on our hedge program, the year-over-year increase in foreign exchange for the six months ended August 1, 2008, as compared to the prior year, is due to a $42 million correction of errors in the remeasurement of certain local currency balances to the functional currency in prior periods. A deferred revenue liability was incorrectly remeasured over time based on changes in currency exchange rates instead of remaining at historical exchange rates while a tax liability was incorrectly held at a historical rate instead of being remeasured over time based on changes in currency exchange rates.

The increase in investment income from Fiscal 2007 to Fiscal 2008 is primarily due to earnings on higher average balances of cash equivalents and investments, partially offset by lower interest rates. In Fiscal

2007, investment income increased from the prior year primarily due to rising interest rates, partially offset by a decrease in interest income earned on lower average balances of cash equivalents and investments. The gains in Fiscal 2008 as compared to losses in Fiscal 2007 and Fiscal 2006 are mainly the result of sales of securities. The increase from Fiscal 2006 to Fiscal 2007 in interest expense is due to an increase in the effective rate on the debt swap agreements and the start of the commercial paper program in Fiscal 2007. The increase in foreign exchange loss in Fiscal 2008 and Fiscal 2007 relative to Fiscal 2006 is mainly due to higher net losses on derivative instruments. The gain on sale of building relates to the sale of a building in EMEA.

Income Taxes

We reported an effective income tax rate of approximately 26.4% for the second quarter of Fiscal 2009, as compared to 25.3% for the same quarter in the prior year. For the six-month periods ended August 1, 2008, and August 3, 2007, our effective tax rate was 24.8% and 25.3%, respectively. Our effective tax rate was 23.0%, 22.8%, and 21.8% for Fiscal 2008, 2007, and 2006, respectively. The differences between our effective tax rate and the U.S. federal statutory rate of 35% principally result from our geographical distribution of taxable income and permanent differences between the book and tax treatment of certain items. The increase in our effective rate in the second quarter of Fiscal 2009 is primarily due to increased profitability mix in higher tax rate jurisdictions partially offset by decreases in uncertain tax positions in foreign jurisdictions. Currently, we expect our full year Fiscal 2009 rate to trend slightly higher than our rate for the first half of Fiscal 2009; however, the tax rate for future fiscal quarters of Fiscal 2009 will be impacted by several factors, including the mix of jurisdictions in which income is generated. We reported an effective tax rate of approximately 23.0% for Fiscal 2008, as compared to 22.8% for Fiscal 2007. In the fourth quarter of Fiscal 2008, we were able to access $5.3 billion in cash from a subsidiary outside of the U.S. to fund share repurchases, acquisitions, and the continued growth of DFS. Accessing the cash slightly increased our effective tax rate. The taxes related to accessing the foreign cash and nondeductibility of the in-process research and development acquisition charges were offset primarily by the increase of our consolidated profitability in lower tax rate jurisdictions during Fiscal 2008. For Fiscal 2007, we reported an effective tax rate of approximately 22.8%, as compared to 21.8% for Fiscal 2006. The increase in our Fiscal 2007 effective tax rate compared to Fiscal 2006 is due to the $85 million tax reduction in the second quarter of Fiscal 2006 discussed below, offset by a higher proportion of our operating profits being generated in lower foreign tax jurisdictions during Fiscal 2007. Our foreign earnings are generally taxed at lower rates than in the United States. As a result, sales growth and related profit earned outside of the U.S. in lower tax jurisdictions is expected to lower our operational effective tax rate in future periods.

Dell is currently under income tax audit in various jurisdictions, including the United States. The tax periods open to examination by the major taxing jurisdictions to which Dell is subject include fiscal years 1997 through 2008. Dell does not anticipate a significant change to the total amount of unrecognized income tax benefits within the next twelve months.

We adopted Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”) effective February 3, 2007. FIN 48 clarifies the accounting and reporting for uncertainties in income taxes recognized in our financial statements in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The adoption of FIN 48 resulted in a decrease to stockholders’ equity of approximately $62 million in the first quarter of Fiscal 2008. For a further discussion of the impact of FIN 48, see Note 3 of Notes to Annual Consolidated Financial Statements included elsewhere in this prospectus.

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law. Among other items, that act created a temporary incentive for U.S. multinationals to repatriate accumulated income earned outside the U.S. at an effective tax rate of 5.25%, versus the U.S. federal statutory rate of 35%. In the fourth quarter of Fiscal 2005, we recorded an initial estimated income tax charge of $280 million based on the decision to repatriate $4.1 billion of foreign earnings. This tax charge included an amount relating to a drafting oversight that Congressional leaders expected to correct in calendar year 2005. On May 10, 2005, the

Department of Treasury issued further guidance that addressed the drafting oversight. In the second quarter of Fiscal 2006, we reduced our original estimate of the tax charge by $85 million as a result of the guidance issued by the Treasury Department. At February 3, 2006, we had completed the repatriation of the $4.1 billion in foreign earnings.

Financing Receivables

Financing Receivables — At August 1, 2008, our financing receivables balance was $2.0 billion, of which $1.4 billion represents customer receivables. Customer receivables decreased 15% from our balance at February 1, 2008. This decrease in customer receivables resulted from a reduction in receivables due from CIT in connection with promotional programs and an increase in receivables sold to the conduits. As of August 1, 2008, and February 1, 2008, the receivable due from CIT in connection with specified promotional programs was $60 million and $444 million, respectively. This decrease in the CIT receivables is primarily due to the liquidation of CIT receivables and funding lower volumes of promotional receivables through CIT.

At February 1, 2008, our financing receivables balance was $2.1 billion of which $1.6 billion represented customer receivables. Customer receivables increased 16% from our balance at February 2, 2007. This increase primarily reflects our contractual right to fund a greater percentage of customer receivables as CIT’s funding rights decrease.

As our funding rights increase, we expect continued growth in customer financing receivables, subject to the outcome of the strategic review of DFS noted below. To manage this growth, we will continue to balance the use of our own working capital and other sources of liquidity. The key decision factors in the analysis are the cost of funds, required credit enhancements for receivables sold to the conduits, and the ability to access the capital markets. Given the recent volatility in the credit markets, we are closely monitoring all of our customer receivables and are actively pursuing alternative strategies to mitigate any potential balance sheet risk. Based on our assessment of these customer receivables and the associated risks, we believe that we are adequately reserved. See Note 6 of Notes to Annual Consolidated Financial Statements and Note 5 of Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus for additional information.

We closely monitor our portfolio performance and have invested in credit risk management resources, which allow us to constantly monitor and evaluate credit risk. During Fiscal 2008 and the first six months of Fiscal 2009, we took underwriting actions, including reducing our credit approval rate of subprime customers, in order to protect our portfolio from the deteriorating credit environment. We continue to assess our portfolio risk and take additional underwriting actions as we deem necessary. Subprime consumer receivables comprise approximately 20% of the gross customer financing receivables balance at August 1, 2008. Subprime consumer receivables comprised less than 20% of the net customer financing receivables balance at February 1, 2008.

In the second quarter of Fiscal 2009, we continued to experience year-over-year increased financing receivable credit losses, consistent with trends in the financial services industry. We maintain an allowance for losses to cover probable financing receivable credit losses. The allowance for losses is determined based on various factors, including historical experience, past due receivables, receivable type, and customer risk profile. Substantial changes in the economic environment or any of the factors mentioned above could change the expectation of anticipated credit losses. Based on our assessment of the customer financing receivables and the associated risks, we believe that we are adequately reserved. As of August 1, 2008, February 1, 2008 and February 2, 2007, the allowance for financing receivable losses was $102 million, $96 million and $39 million, respectively. A 10% change in this allowance would not be material to our consolidated results. See Note 6 of Notes to Annual Consolidated Financial Statements and Note 5 of Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus for additional information.

We announced on March 31, 2008, that we are undertaking a strategic assessment of ownership alternatives for DFS financing activities. The assessment is primarily focusing on the consumer and small-and-medium business revolving credit financing receivables and operations in the U.S. The outcome of the assessment will depend on the customer, capital, and economic impact of alternative ownership structures. It is possible the assessment will result in no change to the ownership and operating structure given the challenging market conditions and capital constraints at many large financial institutions. We expect to complete our assessment in the third quarter of Fiscal 2009.

Off-Balance Sheet Arrangements

Asset Securitization — During Fiscal 2008 and the first half of Fiscal 2009, we continued to sell customer financing receivables to unconsolidated qualifying special purpose entities. The qualifying special purpose entities are bankruptcy remote legal entities with assets and liabilities separate from ours. The sole purpose of the qualifying special purpose entities is to facilitate the funding of customer receivables in the capital markets. Once sold, these receivables are off-balance sheet. We determined the amount of receivables to securitize based on our funding requirements in conjunction with specific selection criteria designed for the transaction.

Off-balance sheet securitizations involve the transfer of customer financing receivables to unconsolidated qualifying special purpose entities that are accounted for as a sale in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, (“SFAS 140”). Upon the sale of the customer receivables, we recognize a gain on the sale and retain an interest in the assets sold. The gain on sale ranges from 1% to 3% of the customer receivables sold. The unconsolidated qualifying special purpose entities have entered into financing arrangements with various multi-seller conduits that, in turn, issue asset-backed debt securities in the capital markets. During the six-month periods ended August 1, 2008, and August 3, 2007, we sold $796 million and $557 million, respectively, of customer receivables to unconsolidated qualifying special purpose entities. The principal balance of the securitized receivables at August 1, 2008, and February 1, 2008, was $1.4 billion and $1.2 billion, respectively. During Fiscal 2008 and Fiscal 2007, we sold $1.2 billion and $1.1 billion, respectively, of customer receivables to unconsolidated qualifying special purpose entities. The principal balance of the securitized receivables at the end of Fiscal 2008 and Fiscal 2007 was $1.2 billion and $1.0 billion, respectively.

We provide credit enhancement to the securitization in the form of over-collateralization. Receivables transferred to the qualified special purpose entities exceed the level of debt issued. We retain the right to receive collections for assets securitized exceeding the amount required to pay interest, principal, and other fees and expenses (referred to as retained interest). Our retained interest in the securitizations is determined by calculating the present value of these excess cash flows over the expected duration of the transactions. Our risk of loss related to securitized receivables is limited to the amount of our retained interest. We service securitized contracts and earn a servicing fee. Our securitization transactions generally do not result in servicing assets and liabilities, as the contractual fees are adequate compensation based on fair market value.

In estimating the value of the retained interest, we make a variety of financial assumptions, including pool credit losses, payment rates, and discount rates. These assumptions are supported by both our historical experience and anticipated trends relative to the particular receivable pool. We review our investments in retained interests periodically for impairment, based on their estimated fair value. All gains and losses are recognized in income immediately. Retained interest balances and assumptions are disclosed in Note 6 of Notes to Annual Consolidated Financial Statements and in Note 5 of Notes to Quarterly Condensed Consolidated Financial Statements elsewhere in this prospectus.

Our securitization programs contain standard structural features related to the performance of the securitized receivables. These structural features include defined credit losses, delinquencies, average credit scores, and excess collections above or below specified levels. In the event one or more of these features are met and we are unable to restructure the program, no further funding of receivables will be permitted and the timing of expected retained interest cash flows will be delayed which would impact the valuation of our retained interest. Should these events occur, we do not expect a material adverse effect on the valuation of the retained interest or on our ability to securitize financing receivables.

Currently, capital markets are experiencing an unusual period of volatility and reduced liquidity that we expect will continue to increase costs and credit enhancements required for funding of financial assets. Our exposure to the capital markets will increase as we continue to fund additional customer receivables. We do not expect current capital market conditions to limit our ability to access liquidity for funding customer receivables in the future, as we continue to find funding sources in the capital markets.

Liquidity, Capital Commitments, and Contractual Cash Obligations

Liquidity

Our cash balances are held in numerous locations throughout the world, including substantial amounts held outside of the U.S.; however, the majority of our cash and investments that are located outside of the U.S. are denominated in the U.S. dollar. Most of the amounts held outside of the U.S. could be repatriated to the U.S., but, under current law, would be subject to U.S. federal income taxes, less applicable foreign tax credits. In some countries repatriation of certain foreign balances is restricted by local laws. We have provided for the U.S. federal tax liability on these amounts for financial statement purposes, except for foreign earnings that are considered indefinitely reinvested outside of the U.S. Although we have no intention to do so, repatriation could result in additional U.S. federal income tax payments in future years. We utilize a variety of tax planning and financing strategies with the objective of having our worldwide cash available in the locations in which it is needed. In the fourth quarter of Fiscal 2008, we were able to access $5.3 billion in cash from a subsidiary outside of the U.S. The cash was used to fund shares repurchases, acquisitions, and the growth of DFS.

We use cash generated by operations as our primary source of liquidity and believe that internally generated cash flows are sufficient to support business operations driven mainly by our profitability, efficient cash conversion cycle, and the growth in our deferred service offerings. However, to further supplement domestic liquidity, promote an efficient capital structure, and provide us with additional flexibility, we issued the old notes and increased our commercial paper program and related revolving credit facility by $500 million to $1.5 billion in April 2008. We are increasingly relying upon access to the capital markets to provide sources of liquidity in the U.S. for general corporate purposes, including share repurchases. Although we believe that we will be able to maintain sufficient access to the capital markets, changes in current market conditions, movement in our credit ratings, deterioration in our business performance, or adverse changes in the economy could limit our access to these markets. We intend to establish the appropriate debt levels based upon cash flow expectations, overall cost of capital, cash requirements for operations, and discretionary spending—including items such as share repurchases and acquisitions. We may access the capital markets during the remainder Fiscal 2009 dependent on our requirements and market conditions. We do not believe that the overall credit concerns in the markets would impede our ability to access the capital markets in the future because of the overall strength of our financial position.

We ended the second quarter of Fiscal 2009 with $9.5 billion in cash, cash equivalents, and investments, which was flat with respect to February 1, 2008, and down $4.3 billion from $13.8 billion at the end of the second quarter of Fiscal 2008. Since February 1, 2008, we have spent $2.5 billion on share repurchases — offset primarily by our $1.5 billion debt issuance and a $1.3 billion increase from cash flow from operations. The decrease in cash and investments from the second quarter of Fiscal 2008 was a result of spending $6.5 billion on share repurchases and $2.4 billion on strategic acquisitions since the third quarter of Fiscal 2008, partially offset by issuing $1.5 billion in long-term debt and internally generated cash flows. We continue to evaluate our investments for any other-than-temporary impairments, and during the second quarter of Fiscal 2009, we recorded a $10 million loss, as noted above, based on a review of factors consistent with those disclosed in Note 2 of Notes to Annual Consolidated Financial Statements included elsewhere in this prospectus.

We ended Fiscal 2008 with $9.5 billion in cash and investments compared to $12.4 billion at the end of Fiscal 2007. The decrease in cash and investments from Fiscal 2007 was a result of spending $4.0 billion on share repurchases and a net $2.2 billion on acquisitions, partially offset by internally generated cash flows. See “—Market Risk” for discussion related to exposure to changes in the market value of our investment portfolio. In Fiscal 2008, we continued to maintain strong liquidity with cash flows from operations of

$3.9 billion, compared to $4.0 billion in Fiscal 2007. The following table summarizes our ending cash, cash equivalents, and investments balances for the past two fiscal years:

	February 1,	February 2,
	2008	2007
	(in millions)

Cash, cash equivalents, and investments:
Cash and cash equivalents	$7,764	$9,546
Debt securities	1,657	2,784
Equity and other securities	111	115

Cash, cash equivalents and investments	$9,532	$12,445

The following table summarizes the results of our Condensed Consolidated Statements of Cash Flows for the six-month periods ended August 1, 2008, and August 3, 2007 and for the fiscal years ended February 1, 2008, February 2, 2007 and February 3, 2006:

	Six Months Ended		Fiscal Year Ended
	August 1,	August 3,	February 1,	February 2,	February 3,
	2008	2007	2008	2007	2006
	(in millions)

Cash Flow from:
Operating activities	$1,251	$1,754	$3,949	$3,969	$4,751
Investing activities	579	(121)	(1,763)	1,003	4,149
Financing activities	(987)	(16)	(4,120)	(2,551)	(6,252)
Effect of exchange rate changes on cash and cash equivalents	16	41	152	71	(73)

Net change in cash and cash equivalents	$859	$1,658	$(1,782)	$2,492	$2,575

■	Operating Activities — Cash provided by operating activities during the six-month period ended August 1, 2008, was $1.3 billion compared to $1.8 billion during the first six months of Fiscal 2008. The decrease in operating cash flows was primarily led by the deterioration of our cash conversion cycle, decrease in net income, and an increase in other assets due to pending receipt of international incentive claims and VAT receivables.

Cash flows from operating activities during Fiscal 2008, 2007, and 2006 resulted primarily from net income, which represents our principal source of cash. In Fiscal 2008, the slight decrease in operating cash flows was primarily due to changes in working capital slightly offset by the increase in net income. In Fiscal 2007, the decrease in operating cash flows was primarily led by a decrease in net income, slightly offset by changes in working capital. See discussion of our cash conversion cycle in “—Key Performance Metrics” below.

Upon adopting SFAS 123(R) in the first quarter of Fiscal 2007, the excess tax benefits associated with employee stock compensation are classified as a financing activity; however, the offset reduces cash flows from operations. In Fiscal 2008 and 2007, the excess tax benefit was $12 million and $80 million, respectively. Prior to adopting SFAS 123(R), operating cash flows were impacted by income tax benefits that resulted from the exercise of employee stock options. These tax benefits totaled $224 million in Fiscal 2006. These benefits are the tax effects of corporate income tax deductions (that are considered taxable income to the employee) that represent the amount by which the fair value of our stock exceeds the option strike price on the day the employee exercises a stock option. The decline in tax benefits in Fiscal 2008 and Fiscal 2007 from Fiscal 2006 is due to fewer stock option exercises.

Key Performance Metrics — Although our cash conversion cycle deteriorated from August 3, 2007, our direct model allows us to maintain an efficient cash conversion cycle, which compares favorably with that of others in our industry. We are capable of minimizing inventory risk while collecting amounts due from customers before paying vendors, thus allowing us to generate annual cash flows from operating activities that typically exceed net income. The following table presents the components of our cash conversion cycle at August 1, 2008 and August 3, 2007 and for the fourth quarter of each of the past three fiscal years:

	August 1,	August 3,	February 1,	February 2,	February 3,
	2008	2007	2008	2007	2006

Days of sales outstanding(a)	38	35	36	31	29
Days of supply in inventory(b)	7	7	8	5	5
Days in accounts payable(c)	(74)	(80)	(80)	(78)	(77)

Cash conversion cycle	(29)	(38)	(36)	(42)	(43)

(a)	Days of sales outstanding (“DSO”) calculates the average collection period of our receivables. DSO is based on the ending net trade receivables and the most recent quarterly revenue for each period. DSO also includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in other current assets. DSO is calculated by adding accounts receivable, net of allowance for doubtful accounts, and customer shipments in transit and dividing that sum by average net revenue per day for the current quarter (90 days). At August 1, 2008, and August 3, 2007, DSO and days of customer shipments not yet recognized were 35 and 3 days, and 32 and 3 days, respectively. At February 1, 2008, February 2, 2007, and February 3, 2006, DSO and days of customer shipments not yet recognized were 33 and 3 days, 28 and 3 days, and 26 and 3 days, respectively.

(b)	Days of supply in inventory (“DSI”) measures the average number of days from procurement to sale of our product. DSI is based on ending inventory and most recent quarterly cost of sales for each period. DSI is calculated by dividing inventory by average cost of goods sold per day for the current quarter (90 days).

(c)	Days in accounts payable (“DPO”) calculates the average number of days our payables remain outstanding before payment. DPO is based on ending accounts payable and most recent quarterly cost of sales for each period. DPO is calculated by dividing accounts payable by average cost of goods sold per day for the current quarter (90 days).

Our cash conversion cycle contracted by nine days at August 1, 2008, from August 3, 2007, driven by a three day increase in DSO and six day decrease in DPO. The increase in DSO from August 3, 2007, was attributable to our move into the retail channel and a shift to more customers with longer payment terms. The decrease in DPO from August 3, 2007, is attributable to a decrease in non-production supplier payables as we continue to control our operating expense spending and the timing of purchases from and payments to suppliers during the second quarter of Fiscal 2009 as compared to the second quarter of Fiscal 2008.

Our cash conversion cycle worsened by six days at February 1, 2008, as compared to February 2, 2007. This deterioration was driven by a five day increase in DSO largely attributed to timing of payments from customers, a continued shift in sales mix from domestic to international, and an increased presence in the retail channel. In addition, DSI increased by three days, which was primarily due to strategic materials purchases. The DSO and DSI declines were offset by a two-day increase in DPO largely attributed to an increase in the amount of strategic material purchases in inventory at the end of Fiscal 2008 and the number of suppliers with extended payment terms as compared to Fiscal 2007.

Our cash conversion cycle deteriorated one day at February 2, 2007, from February 3, 2006. This decline was driven by a two-day increase in DSO largely attributed to higher percentage of our revenue coming from outside the U.S., where payment terms are customarily longer and a higher percentage of revenue occurring at the end of the period. This decline was offset by a one-day increase in DPO largely attributed to an increase in the number of suppliers with extended payment terms as compared to Fiscal 2006.

We defer the cost of revenue associated with customer shipments not yet recognized as revenue until they are delivered. These deferred costs are included in our reported DSO because we believe it presents a more accurate presentation of our DSO and cash conversion cycle. These deferred costs are recorded in other current assets in our Condensed Consolidated Statements of Financial Position and

Consolidated Statements of Financial Position and totaled $521 million and $426 million at August 1, 2008, and August 3, 2007, respectively, and $519 million, $424 million, and $417 million at February 1, 2008, February 2, 2007, and February 3, 2006, respectively.

We believe that we will continue to experience a cash conversion cycle in the high negative 20 to the low negative 30 day range given the shift in our business model with retail expansion, growth in emerging countries which typically have longer payment terms, and our changing manufacturing and supplier infrastructure.

■	Investing Activities — Cash sourced from investing activities for the six-month period ended August 1, 2008, was $579 million, compared to cash used in investing activities of $121 million for the same period last year. Cash used in investing activities during Fiscal 2008 was $1.8 billion, as compared to $1.0 billion cash provided by investing activities during Fiscal 2007 and $4.1 billion provided in Fiscal 2006. Cash generated or used in investing activities principally consists of net maturities and sales or purchases of investments; net capital expenditures for property, plant, and equipment; and cash used to fund strategic acquisitions, which was approximately $165 million in the first half of Fiscal 2009 and $2.2 billion during Fiscal 2008. Considering continued capital market and interest rate volatility, we decided to increase liquidity and change the overall interest rate profile of the portfolio. As a result, in the first half of Fiscal 2009, we began repositioning our investment portfolio to shorter duration securities, thus increasing the volume of our sales and purchases of securities. In Fiscal 2008 as compared to Fiscal 2007, we re-invested a lower amount of our proceeds from the maturity or sales of investments to build liquidity for share repurchases and for cash payments made in connection with acquisitions. In Fiscal 2007 compared to Fiscal 2006, we had a lower amount of proceeds from maturities and sales of investments, and this was partially offset by an increase in capital expenditures as we continued to focus on investing in our global infrastructure in order to support our rapid global growth.

■	Financing Activities — Cash used for financing activities during the six-month period ended August 1, 2008, was $987 million, compared to use of $16 million during the same period last year. The year-over- year increase in cash used for financing activities is due primarily to repurchase of our common stock as our share repurchase program was reinstated during the fourth quarter of Fiscal 2008 after being suspended for the majority of Fiscal 2008, offset by proceeds from the issuance of long-term debt of $1.5 billion. During the first half of Fiscal 2009, we repurchased approximately 112 million shares at an aggregate cost of $2.5 billion; no shares were repurchased related to the program during the first six months of Fiscal 2008. We also paid the principal on the Senior Notes of $200 million that matured in April 2008 as discussed in Note 12 of Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus.

Cash used in financing activities during Fiscal 2008 was $4.1 billion, as compared to $2.6 billion in Fiscal 2007 and $6.3 billion in Fiscal 2006. Financing activities primarily consist of the repurchase of our common stock, partially offset by proceeds from the issuance of common stock under employee stock plans and other items. In Fiscal 2008, the year-over-year increase in cash used in financing activities was due primarily to the repurchase of our common stock as the temporary suspension of our share repurchase program ended in the fourth quarter of Fiscal 2008. In Fiscal 2008, we repurchased approximately 179 million shares at an aggregate cost of $4.0 billion. In Fiscal 2007, the year-over-year decrease in cash used in financing activities was due primarily to the suspension of our share repurchase program in September 2006. During Fiscal 2007, we repurchased approximately 118 million shares at an aggregate cost of $3.0 billion compared to 204 million shares at an aggregate cost of $7.2 billion in Fiscal 2006.

We believe our ability to generate cash flows from operations on an annual basis will continue to be strong, driven mainly by our profitability, efficient cash conversion cycle, and the growth in our deferred service offerings. In order to augment our liquidity and provide us with additional flexibility, we implemented a commercial paper program with a supporting credit facility on June 1, 2006. Under the commercial paper program, we issue, from time-to-time, short-term unsecured notes in an aggregate amount not to exceed

$1.5 billion. We use the proceeds for general corporate purposes. At August 1, 2008, there was $100 million outstanding under the commercial paper program and no advances under the supporting credit facility.

We are increasingly relying upon access to the capital markets to fund financing for our customers and to provide sources of liquidity in the U.S. for general corporate purposes, including share repurchases. We believe that we will be able to access the capital markets to increase the size of our existing commercial paper program and to meet our liquidity needs. Although we believe that we will be able to maintain sufficient access to the capital markets, even in light of the current market conditions, changes in our credit ratings, deterioration in our business performance, or adverse changes in the economy could limit our access to these markets. We intend to establish the appropriate debt levels based upon cash flow expectations, cash requirements for operations, discretionary spending, including items such as share repurchases and acquisitions, and the overall cost of capital. We do not believe that the overall credit concerns in the markets would impede our ability to access the capital markets because of the overall strength of our financial position. See Note 2 of Notes to Annual Consolidated Financial Statements and Note 12 of the Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus for further discussion of our commercial paper program.

Capital Commitments

Redeemable Common Stock — In prior years, we inadvertently failed to register with the SEC the issuance of some shares under certain employee benefit plans. As a result, certain purchasers of common stock pursuant to those plans may have the right to rescind their purchases for an amount equal to the purchase price paid for the shares, plus interest from the date of purchase. At August 1, 2008, February 1, 2008 and February 2, 2007, we have classified approximately 4 million shares ($83 million), 4 million shares ($94 million) and 5 million shares ($111 million), respectively, that are subject to potential rescission rights outside of stockholders’ equity because the redemption features are not within our control. We may also be subject to civil and other penalties by regulatory authorities as a result of the failure to register. These shares have always been treated as outstanding for financial reporting purposes. Dell made a registered rescission offer to eligible plan participants effective as of August 12, 2008. The registered rescission offer expires on September 26, 2008. We do not expect the impact of the rescission offer to have a material impact on our cash flows or results of operations.

Share Repurchase Program — We have a share repurchase program that authorizes us to purchase shares of common stock in order to increase shareholder value and manage dilution resulting from shares issued under our equity compensation plans. However, we do not currently have a policy that requires the repurchase of common stock in conjunction with share-based payment arrangements. On December 3, 2007, our Board of Directors approved a new authorization for an additional $10.0 billion for share repurchases.

We typically repurchase shares of common stock through a systematic program of open market purchases. During the second quarter of Fiscal 2009, we repurchased approximately 60 million shares at an aggregate cost of $1.4 billion; no shares were repurchased related to the program during the second quarter of Fiscal 2008. During Fiscal 2008, we repurchased approximately 179 million shares of common stock for an aggregate cost of $4.0 billion as compared to 118 million shares at an aggregate cost of $3.0 billion in Fiscal 2007 and 204 million shares at an aggregate cost of $7.2 billion in Fiscal 2006. This significant decrease in share repurchases during Fiscal 2008 and Fiscal 2007 as compared to Fiscal 2006 is due to the temporary suspension of our share repurchase program in September 2006. We recommenced our share repurchase program in the fourth quarter of Fiscal 2008.

Capital Expenditures — During the three and six-month periods ended August 1, 2008, we spent approximately $142 million and $264 million, respectively, and during Fiscal 2008 and Fiscal 2007, we spent approximately $831 million and $896 million, respectively, on property, plant, and equipment primarily on our global expansion efforts and infrastructure investments in order to support future growth. Product demand and mix, as well as ongoing investments in operating and information technology infrastructure, influence the level and prioritization of our capital expenditures. Capital expenditures for Fiscal 2009, related to our continued expansion worldwide, are currently expected to reach approximately $600 million, which is less than the

$831 million spent during Fiscal 2008. These expenditures are expected to be funded from our cash flows from operating activities.

Restricted Cash — Pursuant to an agreement between DFS and CIT, we are required to maintain escrow cash accounts that are held as recourse reserves for credit losses, performance fee deposits related to our private label credit card, and deferred servicing revenue. Restricted cash in the amount of $266 million, $294 million and $418 million is included in other current assets at August 1, 2008, February 1, 2008 and February 2, 2007, respectively.

Contractual Cash Obligations

The following table summarizes our contractual cash obligations at February 1, 2008.

	Payments Due by Period
			Fiscal	Fiscal
	Total	Fiscal 2009	2010-2011	2012-2013	Beyond

	(in millions)

Contractual cash obligations:
Debt(a)	$529	$227	$2	$—	$300
Operating leases	487	92	138	92	165
Advances under credit facilities	23	23	—	—	—
Purchase obligations	893	544	348	1	—
Interest	451	33	45	43	330
Current portion of uncertain tax positions(b)	98	98	—	—	—

Contractual cash obligations	$2,481	$1,017	$533	$136	$795

(a)	Changes in the fair value of the debt where the interest rate is hedged with interest rate swap agreements are not included in the contractual cash obligations for debt as the debt is expected to be settled at par at its scheduled maturity date.

(b)	The current portion of uncertain tax positions does not include approximately $1.5 billion in additional liabilities associated with uncertain tax positions that are not expected to be liquidated in Fiscal 2009. We are unable to reliably estimate the expected payment dates for these additional non-current liabilities.

Debt — On April 17, 2008, we issued the old notes in three tranches: $600 million aggregate principal amount of 4.70% Notes due 2013, $500 million aggregate principal amount of 5.65% Notes due 2018 and $400 million aggregate principal amount of 6.50% Notes due 2038. Interest is payable semi-annually on April 15 and October 15. We also have outstanding $300 million of 7.10% fixed rate senior debentures due April 15, 2028 (the “Senior Debentures”), which pay interest semi-annually on April 15 and October 15. Upon their maturity on April 15, 2008, we repaid the $200 million of 6.55% fixed rate senior notes (the “Senior Notes”).

Concurrent with the issuance of the Senior Notes and Senior Debentures, we entered into interest rate swap agreements converting our interest rate exposure from a fixed rate to a floating rate basis to better align the associated interest rate characteristics to our cash and investments portfolio. The interest rate swap agreements had an aggregate notional amount of $200 million that matured April 15, 2008, and have an additional aggregate notional amount of $300 million maturing April 15, 2028. The floating rate for the Senior Notes was based on three-month London Interbank Offered Rates plus 0.41% and the floating rate for the Senior Debentures is based on three-month London Interbank Offered Rates plus 0.79%. As a result of the interest rate swap agreements, our effective interest rates for the Senior Notes and Senior Debentures were 5.9% and 6.2%, respectively, for Fiscal 2008.

Operating Leases — We lease property and equipment, manufacturing facilities, and office space under non-cancellable leases. Certain of these leases obligate us to pay taxes, maintenance, and repair costs.

Advances Under Credit Facilities — Dell India Pvt Ltd., our wholly-owned subsidiary, maintains unsecured short-term credit facilities with Citibank N.A. Bangalore Branch India (“Citibank India”) that provide a maximum capacity of $30 million to fund Dell India’s working capital and import buyers credit needs. Financing is available in both Indian Rupees and foreign currencies. The borrowings are extended on an unsecured basis based on our guarantee to Citibank U.S. Citibank India can cancel the facilities in whole or in part without prior notice, at which time any amounts owed under the facilities will become immediately due and payable. Interest on the outstanding loans is charged monthly and is calculated based on Citibank India’s internal cost of funds plus 0.25%. At February 1, 2008, outstanding advances from Citibank India totaled $23 million, which are included in short-term borrowings on our Consolidated Statement of Financial Position.

Purchase Obligations — Purchase obligations are defined as contractual obligations to purchase goods or services that are enforceable and legally binding on us. These obligations specify all significant terms, including fixed or minimum quantities to be purchased; fixed, minimum, or variable price provisions; and the approximate timing of the transaction. Purchase obligations do not include contracts that may be cancelled without penalty.

We utilize several suppliers to manufacture sub-assemblies for our products. Our efficient supply chain management allows us to enter into flexible and mutually beneficial purchase arrangements with our suppliers in order to minimize inventory risk. Consistent with industry practice, we acquire raw materials or other goods and services, including product components, by issuing to suppliers authorizations to purchase based on our projected demand and manufacturing needs. These purchase orders are typically fulfilled within 30 days and are entered into during the ordinary course of business in order to establish best pricing and continuity of supply for our production. Purchase orders are not included in the table above as they typically represent our authorization to purchase rather than binding purchase obligations.

Our purchase obligations increased from $893 million at February 1, 2008, to approximately $2.8 billion at August 1, 2008. The increase is primarily due to us entering into longer-term purchase commitments with selected suppliers for certain commodities in order to ensure supply of select key components at the most favorable pricing. The agreements run through the end of Fiscal 2009 and allow for some variation in the units we are required to purchase. The purchase commitment approximates $1.9 billion for the remainder of Fiscal 2009.

Purchase obligations increased to $893 million at February 1, 2008, from $570 million at February 2, 2007. The significant increase is mainly due to the signing of a $450 million marketing services agreement with a vendor during the fourth quarter of Fiscal 2008, partially offset by a $99 million decrease in purchase commitments related to the improvement and construction of facilities as several projects were finished during Fiscal 2008, and a net decrease in our other purchase commitments.

Interest — See Note 2 of Notes to the Annual Consolidated Financial Statements and Note 12 of Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus for further discussion of our debt and related interest expense.

Market Risk

We are exposed to a variety of risks, including foreign currency exchange rate fluctuations and changes in the market value of our investments. In the normal course of business, we employ established policies and procedures to manage these risks.

Foreign Currency Hedging Activities

Our objective in managing our exposures to foreign currency exchange rate fluctuations is to reduce the impact of adverse fluctuations on earnings and cash flows associated with foreign currency exchange rate changes. Accordingly, we utilize foreign currency option contracts and forward contracts to hedge our exposure on forecasted transactions and firm commitments in over 20 currencies in which we transact business. The principal currencies hedged during Fiscal 2008 were the Euro, British Pound, Japanese Yen, and Canadian Dollar. We monitor our foreign currency exchange exposures to ensure the overall effectiveness of our foreign currency hedge positions. However, there can be no assurance that our foreign currency hedging activities will substantially offset the impact of fluctuations in currency exchange rates on our results of operations and financial position. During Fiscal 2008, the U.S. dollar weakened relative to the other principal currencies in which we transact business. However, as a result of our hedging activities, foreign currency fluctuations did not have a significant impact on our results of operations and financial position during Fiscal 2008, 2007, and 2006.

Based on our foreign currency cash flow hedge instruments outstanding at February 1, 2008 and February 2, 2007, we estimate a maximum potential one-day loss in fair value of approximately $57 million and $41 million, respectively, using a Value-at-Risk (“VAR”) model. The VAR model estimates were made assuming normal market conditions and a 95% confidence level. We used a Monte Carlo simulation type model that valued our foreign currency instruments against a thousand randomly generated market price paths. Forecasted transactions, firm commitments, fair value hedge instruments, and accounts receivable and payable denominated in foreign currencies were excluded from the model. The VAR model is a risk estimation tool, and as such, is not intended to represent actual losses in fair value that will be incurred. Additionally, as we utilize foreign currency instruments for hedging forecasted and firmly committed transactions, a loss in fair value for those instruments is generally offset by increases in the value of the underlying exposure.

Cash and Investments

At February 1, 2008, we had $9.5 billion of total cash, cash equivalents, and investments. Our investment policy is to manage our total cash and investments balances to preserve principal and maintain liquidity while maximizing the return on the investment portfolio through the full investment of available funds. We diversify our investment portfolio by investing in multiple types of investment-grade securities and through the use of third-party investment managers.

Of the $9.5 billion, $7.8 billion is classified as cash and cash equivalents. Due to the nature of these investments, we consider it reasonable to expect that their fair market values will not be significantly impacted by a change in interest rates, and that these investments can be liquidated for cash at short notice. As of February 1, 2008, the carrying value of our cash equivalents approximated fair value.

The remaining $1.7 billion is primarily invested in fixed income securities including government, agency, asset-backed, mortgage-backed and corporate debt securities of varying maturities at the date of acquisition. The fair value of our portfolio is affected primarily by interest rates more so than by the credit and liquidity issues currently facing the capital markets. We attempt to mitigate these risks by investing primarily in high credit quality securities with AAA and AA ratings and short-term securities with an A-1 rating, limiting the amount that can be invested in any single issuer, and by investing in short to intermediate term investments whose market value is less sensitive to interest rate changes. As of February 1, 2008, we did not hold any auction rate securities; at February 2, 2007, we held auction rate securities that had a carrying value of $255 million. The total carrying value of investments in asset-backed and mortgage-backed debt securities was approximately $550 million. Based on our investment portfolio and interest rates at February 1, 2008, a 100 basis point increase or decrease in interest rates would result in a decrease or increase of approximately $33 million in the fair value of the investment portfolio.

We periodically review our investment portfolio to determine if any investment is other-than-temporarily impaired due to changes in credit risk or other potential valuation concerns. During the second quarter of Fiscal 2009, we recorded a $10 million loss based on a review of factors consistent with those disclosed in Note 2 of Notes to Annual Consolidated Financial Statements. At February 1, 2008, the fair value of securities below their carrying value was $155 million. The unrealized loss of $9 million related to these securities has been recorded in other comprehensive income (loss), as we believed the investments were not other-than-temporarily impaired. While certain available-for-sale securities had market values below cost, we believed it was probable that the principal and interest will be collected in accordance with the contractual terms, and that the decline in the market value is exacerbated by the overall credit concerns in the market. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been less than the cost basis; the underlying collateral, agency ratings, and future cash flows; and our intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in fair value. Our assessment that an investment is not other-than-temporarily impaired could change in the future due to new developments or changes in any particular investment.

The fair value of our portfolio was based on quoted market prices, which we currently believe are indicative of fair value. The adoption of SFAS No. 157, Fair Value Measurements (“SFAS 157”) did not have a material effect on the consolidated financial statements for the second quarter and first six months of Fiscal 2009.

Debt

We have entered into interest rate swap arrangements that convert our fixed interest rate expense to a floating rate basis to better align the associated interest rate characteristics to our cash and investments portfolio. The interest rate swaps qualify for hedge accounting treatment pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. We have designated the issuance of the Senior Notes and Senior Debentures and the related interest rate swap agreements as an integrated transaction. The changes in the fair value of the interest rate swaps are reflected in the carrying value of the interest rate swap on the balance sheet. The carrying value of the debt on the balance sheet is adjusted by an equal and offsetting amount. The differential to be paid or received on the interest rate swap agreements is accrued and recognized as an adjustment to interest expense as interest rates change.

At August 1, 2008, we had a $1.5 billion commercial paper program with a supporting $1.5 billion senior unsecured revolving credit facility. This program allows us to obtain favorable short-term borrowing rates. At August 1, 2008, there was $100 million outstanding under the commercial paper program and no outstanding advances under the related revolving credit facilities. There were no outstanding advances under the commercial paper program at February 1, 2008. At February 2, 2007, $100 million was outstanding under the program, and the weighted-average interest rate on those outstanding short-term borrowings was 5.3%. We use the proceeds of the program and facility for general corporate purposes. We believe we will be able to access the capital markets to increase the size of our existing commercial paper program and to meet our liquidity needs.

Risk Factors Affecting Our Business and Prospects

There are numerous risk factors that affect our business and the results of our operations. Some of these risks are beyond our control. For a discussion of the risk factors affecting our business and prospects, see “Risk Factors.”

Critical Accounting Policies

We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in accordance with GAAP requires certain estimates, assumptions, and judgments to be made that may affect our Consolidated Statement of Financial Position and Consolidated Statement of Income. We believe our most critical accounting policies relate to revenue recognition, business combinations, warranty accruals, income taxes, stock-based compensation, and loss contingencies. We have discussed the development, selection, and disclosure of our critical accounting policies with the Audit Committee of our Board of Directors. These critical accounting policies and our other accounting policies are also described in Note 1 of Notes to Annual Consolidated Financial Statements included elsewhere in this prospectus.

Revenue Recognition and Related Allowances — We frequently enter into sales arrangements with customers that contain multiple elements or deliverables such as hardware, software, peripherals, and services. Judgments and estimates are necessary to ensure compliance with GAAP. These judgments relate to the allocation of the proceeds received from an arrangement to the multiple elements, the determination of whether any undelivered elements are essential to the functionality of the delivered elements, and the appropriate timing of revenue recognition. We offer extended warranty and service contracts to customers that extend and/or enhance the technical support, parts, and labor coverage offered as part of the base warranty included with the product. Revenue from extended warranty and service contracts, for which we are obligated to perform, is recorded as deferred revenue and subsequently recognized over the term of the contract or when the service is completed. Revenue from sales of third-party extended warranty and service contracts, for which we are not obligated to perform, is recognized on a net basis at the time of sale, as we do not meet the criteria for gross recognition under Emerging Issues Task Force 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Estimates also related to revenue recognition relate primarily to customer sales returns and allowance for doubtful accounts. Generally, estimates are reasonably predictable based on historical experience. The primary factors affecting our accrual for estimated customer returns include estimated return rates as well as the number of units shipped that still have a right of return as of the balance sheet date. For sales to retailers, our accrual for estimated returns is generally based on the contractual caps specified in the sales arrangements. In the absence of contractual caps, revenue is deferred until the product has been sold by the retailer, the return rights expire, or a reliable estimate of returns can be made. Factors affecting our allowance for doubtful accounts include historical and anticipated customer default rates of the various aging categories of accounts receivable and financing receivables. Each quarter, we reevaluate our estimates to assess the adequacy of our recorded accruals for customer returns and allowance for doubtful accounts, and adjust the amounts as necessary. The expense associated with the allowance for doubtful accounts is recognized as selling, general, and administrative expense.

We report revenue net of any revenue-based taxes assessed by governmental authorities that are imposed on and concurrent with specific revenue-producing transactions.

Business Combinations and Intangible Assets Including Goodwill — We account for business combinations using the purchase method of accounting and accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. Goodwill represents the excess of the purchase price over the fair value of net assets, including the amount assigned to identifiable intangible assets. Given the time it takes to obtain pertinent information to finalize the acquired company’s balance sheet, it may be several quarters before we are able to finalize those initial fair value estimates. Accordingly, it is not uncommon for the initial estimates to be subsequently revised. The results of operations of acquired businesses are included in the Consolidated Financial Statements from the acquisition date.

Identifiable intangible assets with finite lives are amortized over their estimated useful lives. They are generally amortized on a non-straight-line approach based on the associated projected cash flows in order to match the amortization pattern to the pattern in which the economic benefits of the assets are expected to be consumed. They are reviewed for impairment if indicators of potential impairment exist. Goodwill and indefinite lived intangibles assets are tested for impairment on an annual basis in the second fiscal quarter, or sooner if an indicator of impairment occurs.

Warranty — We record warranty liabilities at the time of sale for the estimated costs that may be incurred under the terms of the limited warranty. The specific warranty terms and conditions vary depending upon the product sold and country in which we do business, but generally include technical support, parts, and labor over a period ranging from one to three years. Factors that affect our warranty liability include the number of installed units currently under warranty, historical and anticipated rates of warranty claims on those units, and cost per claim to satisfy our warranty obligation. The anticipated rate of warranty claims is the primary factor impacting our estimated warranty obligation. The other factors are less significant due to the fact that the average remaining aggregate warranty period of the covered installed base is approximately 20 months, repair parts are generally already in stock or available at pre-determined prices, and labor rates are generally arranged at pre-established amounts with service providers. Warranty claims are reasonably predictable based on historical experience of failure rates. If actual results differ from our estimates, we revise our estimated warranty liability to reflect such changes. Each quarter, we reevaluate our estimates to assess the adequacy of the recorded warranty liabilities and adjust the amounts as necessary.

Income Taxes — We calculate a provision for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized by identifying the temporary differences arising from the different treatment of items for tax and accounting purposes. In determining the future tax consequences of events that have been recognized in our financial statements or tax returns, judgment is required. Differences between the anticipated and actual outcomes of these future tax consequences could have a material impact on our consolidated results of operations or financial position.

Stock-Based Compensation — Effective February 4, 2006, we adopted SFAS 123(R) using the modified prospective transition method which does not require revising the presentation in prior periods for stock-based compensation. Under this transition method, stock-based compensation expense for Fiscal 2008 and Fiscal 2007 includes compensation expense for all stock-based compensation awards granted prior to February 4, 2006, but not yet vested at February 3, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). Stock-based compensation expense for all stock-based compensation awards granted after February 3, 2006 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). We recognize this compensation expense net of an estimated forfeiture rate over the requisite service period of the award, which is generally the vesting term of three-to-five years for stock options and three-to-five years for restricted stock awards. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”) regarding the SEC’s interpretation of SFAS 123(R) and the valuation of share-based payments for public companies. We have applied the provisions of SAB 107 in our adoption of SFAS 123(R).

SFAS 123(R) requires the use of a valuation model to calculate the fair value of stock option awards. We have elected to use the Black-Scholes option pricing model, which incorporates various assumptions, including volatility, expected term, and risk-free interest rates. The volatility is based on a blend of implied and historical volatility of our common stock over the most recent period commensurate with the estimated expected term of our stock options. We use this blend of implied and historical volatility, as well as other economic data, because we believe such volatility is more representative of prospective trends. The expected term of an award is based on historical experience and on the terms and conditions of the stock awards granted to employees. The dividend yield of zero is based on the fact that we have never paid cash dividends and have no present intention to pay cash dividends.

The cost of restricted stock awards is determined using the fair market value of our common stock on the date of grant.

Prior to the adoption of SFAS 123(R), we measured compensation expense for our employee stock-based compensation plan using the intrinsic value method prescribed by APB 25. We applied the disclosure provisions of SFAS 123 such that the fair value of employee stock-based compensation was disclosed in the notes to our consolidated financial statements. Under APB 25, when the exercise price of our employee stock options equaled the market price of the underlying stock at the date of the grant, no compensation expense was recognized.

Loss Contingencies — We are subject to the possibility of various losses arising in the ordinary course of business. We consider the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of loss, in determining loss contingencies. An estimated loss contingency is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. We regularly evaluate current information available to us to determine whether such accruals should be adjusted and whether new accruals are required. Third parties have in the past and may in the future assert claims or initiate litigation related to exclusive patent, copyright, and other intellectual property rights to technologies and related standards that are relevant to us. If any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, operating results, and financial condition could be materially and adversely affected.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, provides a framework for measuring fair value, and expands the disclosures required for assets and liabilities measured at fair value. SFAS 157 applies to existing accounting pronouncements that require fair value measurements; it does not require any new fair value measurements. Dell adopted the effective portions of SFAS 157 beginning the first quarter of Fiscal 2009. In February 2008, FASB issued FASB Staff Position (“FSP”) 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”), which delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of Fiscal 2010. Dell is currently evaluating the inputs and techniques used in these measurements, including such items such as impairment assessments of fixed assets and goodwill impairment testing. The adoption of this statement did not have a material effect on the consolidated financial statements for the first six months of Fiscal 2009. The amount of assets and liabilities measured at fair value on a recurring basis based on unobservable inputs (Level 3) are not significant relative to our balance sheet. See Note 6 of Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which provides companies with an option to report selected financial assets and liabilities at fair value with the changes in fair value recognized in earnings at each subsequent reporting date. SFAS 159 provides an opportunity to mitigate potential volatility in earnings caused by measuring related assets and liabilities differently, and it may reduce the need for applying complex hedge accounting provisions. While SFAS 159 became effective for Dell’s 2009 fiscal year, Dell did not elect the fair value measurement option for any of its financial assets or liabilities. In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) requires that the acquisition method of accounting be applied to a broader set of business combinations and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired. SFAS 141(R) also establishes the disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and is required to be adopted by us beginning in the first quarter of Fiscal 2010. We are currently evaluating the impact that SFAS 141(R) may have on our results of operations, financial position, and cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires that the noncontrolling interest in the equity of a subsidiary be accounted for and reported as equity, provides revised guidance on the treatment of net income and losses attributable to the noncontrolling interest and changes in ownership interests in a subsidiary, and requires additional disclosures that identify and distinguish between the interests of the controlling and noncontrolling owners. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008 and is required to be adopted by us beginning in the first quarter of Fiscal 2010. We do not expect SFAS 160 to have an impact on our results of operations, financial position, and cash flows.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”), which requires additional disclosures about the objectives of derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, (“SFAS 133”) and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on a company’s financial position, financial performance, and cash flows. SFAS No. 161 does not change the accounting treatment for derivative instruments and is effective for Dell beginning Fiscal 2010. Management is currently evaluating the impact of the disclosure requirements of SFAS 161.

BUSINESS

General

Dell listens to customers and delivers innovative technology and services they trust and value. As a leading technology company, we offer a broad range of product categories, including desktop PCs, notebooks, software and peripherals, servers and networking products, services, and storage. According to IDC, we are the number one supplier of personal computer systems in the United States, and the number two supplier worldwide.

Our company is a Delaware corporation and was founded in 1984 by Michael Dell on a simple concept: by selling computer systems directly to customers, we can best understand their needs and efficiently provide the most effective computing solutions to meet those needs. Our corporate headquarters are located in Round Rock, Texas, and we conduct operations worldwide through subsidiaries. When we refer to our company and its business in this report, we are referring to the business and activities of our consolidated subsidiaries. We operate principally in one industry, and we manage our business in four operating segments: Americas Commercial; Europe, Middle East and Africa (“EMEA”) Commercial; Asia Pacific-Japan (“APJ”) Commercial; and Global Consumer. See “— Operating Business Segments.”

We are committed to managing and operating our business in a responsible and sustainable manner around the globe. This includes our commitment to environmental responsibility in all areas of our business. In June 2007, we announced an ambitious long-term goal to be the “greenest technology company on the planet” and have a number of efforts that take the environment into account at every stage of the product lifecycle. See “— Sustainability.” This also includes our focus on maintaining a strong control environment, high ethical standards, and financial reporting integrity.

Business Strategy

Our core business strategy is built around our direct customer model, relevant technologies and solutions, and highly efficient manufacturing and logistics; and we are expanding that core strategy by adding new distribution channels to reach even more commercial customers and individual consumers around the world. Using this strategy, we strive to provide the best possible customer experience by offering superior value; high-quality, relevant technology; customized systems and services; superior service and support; and differentiated products and services that are easy to buy and use. Historically, our growth has been driven organically from our core businesses. Recently, we have begun to pursue a targeted acquisition strategy designed to augment select areas of our business with more products, services, and technology that our customers value. For example, with our recent acquisition of EqualLogic, Inc., a leading provider of high-performance storage area network solutions, and the subsequent expansion of Dell’s PartnerDirect channel, we are ready to deliver customers an easier and more affordable solution for storing and processing data.

Our core values include the following:

•	We simplify information technology for customers. Making quality personal computers, servers, storage, and services affordable is Dell’s legacy. We are focused on making information technology affordable for millions of customers around the world. As a result of our direct relationships with customers, or “customer intimacy”, we are best positioned to simplify how customers implement and maintain information technology and deliver hardware, services, and software solutions tailored for their businesses and homes.

•	We offer customers choice. Customers can purchase systems and services from Dell via telephone, at a growing number of retail stores, and through our website, www.dell.com, where they may review, configure, and price systems within our entire product line; order systems online; and track orders from manufacturing through shipping. Customers may offer suggestions for current and future Dell products and services through an interactive portion of our website called Dell IdeaStorm. Commercial customers also can interact with dedicated account teams. We plan to continue to expand our recently launched indirect initiative by adding new distribution channels to reach additional consumers and small businesses through retail partners and value-added resellers globally.

•	Customers can purchase custom-built products and custom-tailored services. Historically our flexible, build-to-order manufacturing process enabled us to turn over inventory quickly, thereby reducing inventory levels, and rapidly bring the latest technology to our customers. The global IT industry and our competition have evolved, and we are continuing to expand our utilization of original design manufacturers, manufacturing outsourcing relationships, and new distribution strategies to better meet customer needs and reduce product cycle times. Our goal is to introduce the latest relevant technology more quickly and to rapidly pass on component cost savings to a broader set of our customers worldwide.

•	We are committed to being environmentally responsible in all areas of our business. We have built environmental consideration into every stage of the Dell product life cycle – from developing and designing energy-efficient products, to reducing the footprint of our manufacturing and operations, to customer use and product recovery.

Product Development

We focus on developing standards-based technologies that incorporate highly desirable features and capabilities at competitive prices. We employ a collaborative approach to product design and development, where our engineers, with direct customer input, design innovative solutions and work with a global network of technology companies to architect new system designs, influence the direction of future development, and integrate new technologies into our products. Through this collaborative, customer-focused approach, we strive to deliver new and relevant products and services to the market quickly and efficiently. Our research, development, and engineering expenses were $693 million for Fiscal 2008, $498 million for Fiscal 2007, and $458 million for Fiscal 2006, including in-process research and development of $83 million related to acquisitions in Fiscal 2008.

Products and Services

We design, develop, manufacture, market, sell, and support a wide range of products that in many cases are customized to individual customer requirements. Our product categories include desktop PCs, servers and networking products, storage, mobility products, and software and peripherals. In addition, we offer a wide range of services. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Revenue by Product and Service Categories” and Note 11 of each of Notes to Annual Consolidated Financial Statements and Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus.

•	Desktop PCs — The XPStm and Alienware lines are targeted at customers seeking the best experiences and designs available, from multimedia capability to the highest gaming performance. The OptiPlextm line is designed to help business, government, and institutional customers manage their total cost of ownership by offering a portfolio of secure, manageable, and stable lifecycle products. The Inspirontm line of desktop computers is designed for mainstream PC users requiring the latest features for their productivity and entertainment needs. In July 2007, we introduced the Vostrotm line, which is designed to provide technology and services to suit the specific needs of small businesses.

Dell Precisiontm desktop workstations are intended for professional users who demand exceptional performance from hardware platforms optimized and certified to run sophisticated applications, such as those needed for three-dimensional computer-aided design, digital content creation, geographic information systems, computer animation, software development, computer-aided engineering, game development, and financial analysis.

•	Servers and Networking — Our standards-based PowerEdgetm line of servers is designed to offer customers affordable performance, reliability, and scalability. Options include high performance rack, blade, and tower servers for enterprise customers and aggressively priced tower servers for small organizations, networks, and remote offices. We also offer customized Dell server solutions for very large data center customers.

Our PowerConnecttm switches connect computers and servers in small-to-medium-sized networks. PowerConnecttm products offer customers enterprise-class features and reliability at a low cost.

•	Storage — We offer a comprehensive portfolio of advanced storage solutions, including storage area networks, network-attached storage, direct-attached storage, disk and tape backup systems, and removable disk backup. With our advanced storage solutions for mainstream buyers, we offer customers functionality and value while reducing complexity in the enterprise. Our storage systems are easy to deploy, manage, and maintain. The flexibility and scalability offered by Dell PowerVaulttm, Dell EqualLogic, and Dell EMC storage systems helps organizations optimize storage for diverse environments with varied requirements.

•	Mobility — The XPStm and Alienware lines of notebook computers are targeted at customers seeking the best experiences and designs available from sleek, elegant, thin, and light notebooks to the highest performance gaming systems. In Fiscal 2008, we introduced the XPS M1330, an innovative mobile platform featuring a 13.3-inch high definition display and ultra-portable form factor that received awards for its unique design. The Inspirontm line of notebook computers is designed for users seeking the latest technology and high performance in a stylish and affordable package. The Latitudetm line is designed to help business, government, and institutional customers manage their total cost of ownership through managed product lifecycles and the latest offerings in performance, security, and communications. The Vostrotm line, introduced in July 2007, is designed to customize technology, services, and expertise to suit the specific needs of small businesses. The Precisiontm line of mobile workstations is intended for professional users who demand exceptional performance to run sophisticated applications.

•	Software and Peripherals — We offer Dell-branded printers and displays and a multitude of competitively priced third-party peripheral products, including software titles, printers, televisions, notebook accessories, networking and wireless products, digital cameras, power adapters, scanners, and other products.

–	Software. We sell a wide range of third-party software products, including operating systems, business and office applications, anti-virus and related security software, entertainment software, and products in various other categories. We finalized the acquisition of ASAP Software Express Inc., a leading software solutions and licensing services provider, in the fourth quarter of Fiscal 2008. As a result of this acquisition, we now offer products from over 2,000 software publishers.

–	Printers. We offer a wide array of Dell-branded printers, ranging from ink-jet all-in-one printers for consumers to large multifunction devices for corporate workgroups. All of our printers feature the Dell Ink and Toner Management Systemtm, which simplifies the purchasing process for supplies by displaying ink or toner levels on the status window during every print job and proactively prompting users to order replacement cartridges directly from Dell.

–	Displays. We offer a broad line of branded and non-branded display products, including flat panel monitors and projectors. In Fiscal 2008, we extended our consumer monitor line-up and introduced new innovations such as “True Life” and integrated camera and microphone into some of our monitors. We added the 1201MP projector to our existing projector portfolio. Across our monitors and projector product lines, we continue to win awards for quality, performance, and value.

•	Services — Our global services business offers a broad range of configurable IT services that help commercial customers and channel partners plan, implement and manage IT operations and consumers install, protect, and maintain their PCs and accessories. Our service solutions help customers simplify IT, maximizing the performance, reliability, and cost-effectiveness of IT operations. During Fiscal 2008, we acquired a number of service technologies and capabilities through strategic acquisitions of certain companies. These are being used to build-out our service capabilities.

–	Infrastructure Consulting Services. Our consulting services help customers evaluate, design, and implement standards-based IT infrastructures. These customer-oriented consulting services are designed to be focused and efficient, providing customers access to our experience and guidance on how to best architect and operate IT operations.

–	Deployment Services. Our deployment services simplify and accelerate the deployment of new systems, PCs, and TV’s in customers’ environments. Our processes and deployment technologies enable customers to get systems up and running quickly and reliably, with minimal end-user disruption.

–	Asset Recovery and Recycling Services. We offer a variety of flexible services for the secure and environmentally safe recovery and disposal of owned and leased IT equipment. Various options, including resale, recycling, donation, redeployment, employee purchase, and lease return, help customers retain value while facilitating regulatory compliance and minimizing storage costs.

–	Training Services. We help customers develop the skills and knowledge of key technologies and systems needed to increase their productivity. Courses include hardware and software training as well as PC skills and professional development classes available through instructor-led, virtual, or self-directed online courses.

–	Support Services. Our suite of scalable support services is designed for IT professionals and end-users whose needs range from basic phone support to rapid response and resolution of complex problems. We offer flexible levels of support that span from desktop and notebook PCs to complex servers and storage systems, helping customers maximize uptime and stay productive. Our support services include warranty services and proactive maintenance offerings to help prevent problems as well as rapid response and resolution of problems. These services are supported by our network of Global Command Centers in the U.S., Ireland, China, Japan, and Malaysia, providing rapid, around-the-clock support for critical commercial systems.

–	Managed Services. We offer a full suite of managed service solutions for companies who desire outsourcing of some or all of their IT management. From planning to deployment to ongoing technical support, our managed services are modular in nature so that customers can customize a plan based on their current and future needs. We can manage a portion of their IT tasks or provide an end-to-end solution.

Financial Services

We offer or arrange various customer financial services for our business and consumer customers in the U.S. through Dell Financial Services L.P. (“DFS”), a wholly-owned subsidiary of Dell as of January 2008. DFS was formerly a joint venture between Dell and CIT Group Inc. (“CIT”), and has been included in our consolidated financial statements since the third quarter of Fiscal 2004. On December 31, 2007, we purchased CIT’s remaining 30% interest in DFS, making it a wholly-owned subsidiary. Financing through DFS is one of many sources of funding that our customers may select. For additional information about our financing arrangements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Off-Balance Sheet Arrangements” and Note 6 of Notes to Annual Consolidated Financial Statements and Note 5 of Notes to Quarterly Condensed Consolidated Financial Statements included elsewhere in this prospectus.

Sales and Marketing

We sell our products and services directly to customers through dedicated sales representatives, telephone-based sales, online at www.dell.com, and through a variety of indirect sales channels. Our customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual consumers. Within each of our geographic regions, we have divided our sales and marketing resources among these various customer groups. No single customer accounted for more than 10% of our consolidated net revenue during any of the last three fiscal years.

Our sales and marketing efforts are organized around the needs, trends, and characteristics of our customers. Our direct business model provides direct and continuous feedback from customers, thereby allowing us to develop and refine our products and marketing programs for specific customer groups. Customers may offer suggestions for current and future Dell products, services, and operations on an interactive portion of our website called Dell IdeaStorm. This constant flow of communication allows us to rapidly gauge customer satisfaction and target new or existing products.

For large business and institutional customers, we maintain a field sales force throughout the world. Dedicated account teams, which include field-based system engineers and consultants, form long-term relationships to provide our largest customers with a single source of assistance and develop specific tailored solutions for these customers. For large, multinational customers, we offer several programs designed to provide single points of contact and accountability with global account specialists, special global pricing, and consistent service and support programs across all global regions. We also maintain specific sales and marketing programs targeted at federal, state, and local governmental agencies, as well as at specific healthcare and educational customers.

We market our products and services to small-to-medium businesses and consumers primarily by advertising on television and the Internet, advertising in a variety of print media, and mailing a broad range of direct marketing publications, such as promotional pieces, catalogs, and customer newsletters.

Our business strategy also includes indirect sales channels. Outside the U.S., we sell products indirectly through selected partners to benefit from the partner’s existing customer relationships and valuable knowledge of traditional customs and logistics in the country, to mitigate credit and country risk, and because sales in some countries may be too small to warrant a direct sales business unit. In the U.S., we sell products indirectly through third-party solution providers, system integrators, and third-party resellers. In Fiscal 2008, we announced PartnerDirect, a global program that brings our existing partner initiatives under one umbrella in the U.S. PartnerDirect includes partner training and certification, deal registration, dedicated sales and customer care, and a dedicated web portal. We intend to expand the program globally. Continuing our strategy and efforts of better meeting customers’ needs and demands, we began offering select products in retail stores in several countries in the Americas, EMEA, and APJ during Fiscal 2008. These actions represent the first steps in our retail strategy, which will allow us to extend our business model to reach customers that we have not been able to reach directly.

Competition

We face intense price and product feature competition from branded and generic competitors when selling our products and services. In addition to several large branded companies, there are other smaller branded and generic competitors. Historically, we competed primarily based on the customer value that a direct relationship can bring—technology, performance, customer service, quality, and reliability. Our general practice is to rapidly pass on cost declines to our customers to enhance customer value.

As a result of the intensely competitive environment, we lost 1.9 points of share during calendar 2007. We lost share, both in the U.S. and internationally, as our growth did not meet overall personal computer systems growth. This was mainly due to intense competitive pressure in our Global Consumer business, particularly in lower priced desktops and notebooks, as well as a slight decline in our worldwide desktop shipments (compared to 5% worldwide industry growth in desktops). At the end of calendar 2007, we remained the number one supplier of personal computer systems in the U.S. and the number two supplier worldwide.

We expect that the competitive pricing environment will continue to be challenging. However, we believe that the strength of our evolving business strategy and indirect distribution channels, as well as our strong liquidity position, makes us well positioned to continue profitable growth over the long term in any business climate. For consumers, we recognize the increasing importance of product “ID”, which is the appearance, ease of use, and ability to interact with peripheral products like cameras and MP3 players, and we are focusing more resources to improve in this area.

In our financial services business we compete with the captive financing businesses of some of our competitors as well as with banks and financial institutions. While DFS is one of the many potential sources for arranging funding that may be available to our customers, we believe that our ability to offer or arrange financing for products, services, and solutions makes us competitive with banks and financial institutions.

Manufacturing and Materials

We manufacture many of the products we sell and have manufacturing locations worldwide to service our global customer base. See “— Properties” for information about our manufacturing locations. We believe that our manufacturing processes and supply-chain management techniques provide us a competitive advantage.

Our manufacturing process consists of assembly, software installation, functional testing, and quality control. Testing and quality control processes are also applied to components, parts, sub-assemblies, and systems obtained from third-party suppliers. Quality control is maintained through the testing of components, subassemblies, and systems at various stages in the manufacturing process. Quality control also includes a burn-in period for completed units after assembly, on-going production reliability audits, failure tracking for early identification of production and component problems, and information from customers obtained through services and support programs. We are certified, worldwide, by the International Standards Organization to the requirements of ISO 9001: 2000. This certification includes our design, manufacture, and service of computer products in all of our locations.

We have relationships with third-party original equipment manufacturers that build some of our products to our specifications. In addition, we are continuing to expand our use of original design manufacturing partnerships and manufacturing outsourcing relationships in order to generate cost efficiencies, deliver products faster, and better serve our customers in certain segments and geographical areas.

We purchase materials, supplies, product components, and products from a large number of vendors. In some cases, multiple sources of supply are not available and we have to rely on single-source vendors. In other cases, we may establish a working relationship with a single source or a limited number of sources if we believe it is advantageous due to performance, quality, support, delivery, capacity, or price considerations. This relationship and dependency has not caused material disruptions in the past, and we believe that any disruptions that may occur because of our dependency on single- or limited-source vendors would not disproportionately disadvantage us relative to our competitors. See “Risk Factors” for information about the risks associated with single- or limited-sourced suppliers.

Patents, Trademarks, and Licenses

As of August 1, 2008, we held a worldwide portfolio of 2,109 patents and had an additional 2,429 patent applications pending. We also hold licenses to use numerous third party patents. To replace expiring patents, we obtain new patents through our ongoing research and development activities. The inventions claimed in our patents and patent applications cover aspects of our current and possible future computer system products, manufacturing processes, and related technologies. Our product, business method, and manufacturing process patents may establish barriers to entry in many product lines. While we use our patented inventions and also license them to others, we are not substantially dependent on any single patent or group of related patents. We have entered into a variety of intellectual property licensing and cross-licensing agreements. We have also entered into various software licensing agreements with other companies. We anticipate that our worldwide patent portfolio will be of value in negotiating intellectual property rights with others in the industry.

We have obtained U.S. federal trademark registration for the DELL word mark and the Dell logo mark. We own registrations for 66 of our other marks in the U.S. At February 1, 2008, we had pending applications for registration of 47 other trademarks. We believe that establishment of the DELL word mark and logo mark in the U.S. is material to our operations. We have also applied for or obtained registration of the DELL mark and several other marks in approximately 184 other countries.

We have entered into a variety of intellectual property licensing and cross-licensing agreements. We have also entered into various software licensing agreements with a variety of other companies.

From time to time, other companies and individuals assert exclusive patent, copyright, trademark, or other intellectual property rights to technologies or marks that are important to the technology industry or our business. We evaluate each claim relating to our products and, if appropriate, seek a license to use the protected technology. The licensing agreements generally do not require the licensor to assist us in duplicating its patented technology, nor do these agreements protect us from trade secret, copyright, or other violations by us or our suppliers in developing or selling these products.

Employees

At the end of Fiscal 2008, we had approximately 88,200 total employees (consisting of 82,700 regular employees and 5,500 temporary employees), compared to approximately 91,500 total employees (consisting of 83,100 regular employees, 7,200 temporary employees, and 1,200 DFS employees) at the end of Fiscal 2007. In December 2007, we purchased CIT Group Inc.’s 30% interest in DFS. As such, the total of regular employees at February 1, 2008, includes DFS employees. Approximately 29,300 of the regular employees at the end of Fiscal 2008 were located in the U.S., and approximately 53,400 were located in other countries.

In the first quarter of Fiscal 2008, we initiated a comprehensive review of costs across all processes and organizations, from product development and procurement through service and support delivery, with the goal to simplify structure, eliminate redundancies, and better align operating expenses with the current business environment and strategic growth opportunities. As part of this overall effort, we expect to further reduce headcount, exclusive of additions due to acquisitions.

Government Regulation and Environment

Our business is subject to regulation by various federal and state governmental agencies. Such regulation includes the radio frequency emission regulatory activities of the U.S. Federal Communications Commission; the anti-trust regulatory activities of the U.S. Federal Trade Commission, the Department of Justice, and the European Union; the consumer protection laws of the Federal Trade Commission; the export regulatory activities of the U.S. Department of Commerce and the U.S. Department of Treasury; the import regulatory activities of U.S. Customs and Border Protection; the product safety regulatory activities of the U.S. Consumer Product Safety Commission; and environmental regulation by a variety of regulatory authorities in each of the areas in which we conduct business. We are also subject to regulation in other countries where we conduct business. We were not assessed any environmental fines, nor did we have any material environmental remediation or other environmental costs during Fiscal 2008.

Sustainability

Our focus on business efficiencies and customer satisfaction drives our environmental stewardship program in all areas of our business – reducing product energy consumption, reducing or eliminating materials for disposal, prolonging product life spans, and providing effective and convenient equipment recovery solutions. We are committed to becoming the “greenest technology company on the planet”, a long-term initiative we announced in June 2007. This multi-faceted campaign focuses on driving internal business innovations and efficiencies, enhancing customer satisfaction, and partnering with suppliers and people of all ages who care about the environment.

In Fiscal 2008, we announced our commitment to becoming carbon neutral in calendar year 2008. In partnership with The Conservation Fund and Carbonfund.org, we launched the “Plant a Tree for Me” program, which enables customers to offset the electricity required to power their computers. We also extended our commitment to design the most energy efficient products in our industry. Several of our workstations, desktops and notebooks met Energy Star 4.0 ahead of a deadline set by the EPA. We are a founding partner of Green Grid, a global consortium dedicated to developing and promoting energy efficiency for data centers and information services.

We are committed to making recycling free and easy, and remain focused on raising consumer awareness about the importance of recycling and increasing the volume of products we recover from consumers. During Fiscal 2007, we voluntarily initiated a no-charge recycling program for our U.S. customers. This recycling offer is designed for consumers and includes responsible recycling of used Dell-branded computers and peripheral equipment at no-charge; this service does not require a replacement purchase. We also help commercial customers responsibly and securely manage the retirement of used information technology through our product recovery services. Since November 2003, we have offered a no-charge recycling program for Dell-branded products in Europe and also currently offer no-charge consumer recycling in Canada. Since 2004, we have offered U.S. consumers no-charge recycling of any brand of used computer or printer with the purchase of a new Dell computer or printer.

Backlog

We believe that backlog is not a meaningful indicator of net revenue that can be expected for any period. There can be no assurance that the backlog at any point in time will translate into net revenue in any subsequent period, as unfilled orders can generally be canceled at any time by the customer. Our business model generally gives us flexibility to manage backlog at any point in time by expediting shipping or prioritizing customer orders toward products that have shorter lead times, thereby reducing backlog and increasing current period revenue. Even though backlog at the end of Fiscal 2008 was considerably higher than at the end of Fiscal 2007 and 2006, it was not material.

Operating Business Segments

We conduct operations worldwide. Effective the first quarter of Fiscal 2009, we combined our consumer businesses of EMEA, APJ, and Americas International (formerly reported through Americas Commercial) with our U.S. Consumer business and re-aligned our management and financial reporting structure. As a result, effective in the first quarter of Fiscal 2009, our operating structure consisted of the following four segments: Americas Commercial, EMEA Commercial, APJ Commercial, and Global Consumer. Our commercial business includes sales to corporate, government, healthcare, education, small and medium business customers, and value-added resellers and is managed through the Americas Commercial, EMEA Commercial, and APJ Commercial segments. The Americas Commercial segment, which is based in Round Rock, Texas, encompasses the U.S., Canada, and Latin America. The EMEA Commercial segment, based in Bracknell, England, covers Europe, the Middle East, and Africa. The APJ Commercial segment, based in Singapore, encompasses the Asian countries of the Pacific Rim as well as Australia, New Zealand, and India. The Global Consumer segment, which is based in Round Rock, Texas, includes global sales and product development for individual consumers and retailers around the world. We revised previously reported operating segment information to conform to our new operating structure in effect during the first quarter of Fiscal 2009.

We have invested in high growth countries such as Brazil, Russia, India, and China to design, manufacture, and support our customers, and we expect to continue our global expansion in the years ahead. Our investment in international growth opportunities contributed to an increase in non-U.S. revenue, as a percentage of consolidated net revenue, from 44% in Fiscal 2007 to 47% during Fiscal 2008, representing 14% year-over-year growth. Our continued expansion outside of the U.S. creates additional complexity in coordinating the design, development, procurement, manufacturing, distribution, and support of our increasingly complex product and service offerings. As a result, we plan to continue to add additional resources to our offices in Singapore to better coordinate certain global activities, including the management of our original design manufacturers and utilization of non-U.S. Dell and supplier production capacity where most needed in light of product demand levels that vary by region. The expanded global operations in Singapore also coordinate product design and development efforts with procurement activities and sources of supply. We intend to continue to expand our global infrastructure as our international business continues to grow. For financial information about the results of our reportable operating segments for each of the last three fiscal years and for the three and six month periods ended August 1, 2008, see Note 11 of each of Notes to Annual Consolidated Financial Statements and Notes to Quarterly Condensed Consolidated Financial Statements, respectively, included elsewhere in this prospectus.

Our corporate headquarters are located in Round Rock, Texas. Our manufacturing and distribution facilities are located in Austin, Texas; Winston-Salem, North Carolina; Lebanon and Nashville, Tennessee; Miami, Florida; Limerick and Athlone, Ireland; Penang, Malaysia; Xiamen, China; Hortolândia, Brazil; Chennai, India; and Lodz, Poland. During Fiscal 2008, we opened business centers in Quezon City, Philippines and Kuala Lumpur, Malaysia. For additional information see “— Properties” below.

Properties

At August 1, 2008, we owned or leased a total of approximately 16.9 million square feet of office, manufacturing, and warehouse space worldwide, approximately 7.4 million square feet of which is located in the U.S. and the remainder of which is located in other countries. We believe our existing properties are suitable and adequate for our current needs and that we can readily meet our requirements for additional space at competitive rates by extending expiring leases or by finding alternative space.

Our principal executive offices, including global headquarters, are located at One Dell Way, Round Rock, Texas, United States of America. The locations of our headquarters of geographic operations at August 1, 2008 were as follows:

Americas	Europe, Middle East, Africa	Asia Pacific, including Japan
Round Rock, Texas	Bracknell, England	Singapore

Americas Properties

Description	Principal Locations	Owned (square feet)	Leased (square feet)
Headquarters	■ Round Rock, Texas	2.1 million	—

Business Centers(a)	■ Brazil, El Dorado Do Sul ■ El Salvador - San Salvador ■ Oklahoma - Oklahoma City ■ Panama - Panama City ■ Tennessee - Nashville ■ Texas - Austin and Round Rock	1.1 million	1.7 million

Manufacturing and Distribution	■ Brazil - Hortolândia ■ Florida - Miami (Alienware) ■ North Carolina - Winston - Salem ■ Tennessee - Lebanon and Nashville ■ Texas - Austin	2.9 million	0.1 million

Design Centers	■ Texas - Austin and Round Rock ■ New Hampshire - Nashua ■ California - San Jose	0.7 million	0.2 million

EMEA Properties

Description	Principal Locations	Owned (square feet)	Leased (square feet)
Headquarters	■ Bracknell, England	0.1 million	—

Business Centers(a)	■ Germany - Halle ■ France - Montpellier ■ Ireland - Dublin and Limerick ■ Morocco - Casablanca ■ Slovakia - Bratislava	0.4 million	1.6 million

Manufacturing and Distribution	■ Ireland - Limerick and Athlone (Alienware) ■ Poland - Lodz	1.0 million	—

APJ Properties

Description	Principal Locations	Owned (square feet)	Leased (square feet)
Headquarters	■ Singapore	—	25,000

Business Centers(a)	■ China – Dalian and Xiamen ■ India – Bangalore, Gurgaon, Hyderabad and Mohali ■ Japan – Kawasaki ■ Malaysia – Penang and Kuala Lumpur ■ Philippines – Metro Manila	0.3 million	2.9 million

Manufacturing and Distribution	■ China – Xiamen ■ Malaysia – Penang ■ India – Chennai	1.1 million	—

Design Centers	■ China – Shanghai ■ India – Bangalore ■ Singapore ■ Taiwan – Taipei	—	0.7 million

(a)	Business center locations include facilities with capacity greater than 1,000 people. Operations within these centers include sales, technical support, administrative, and support functions. Locations of smaller business centers are not listed; however, the smaller centers are included in the square footage.

In general, our Americas, EMEA, and APJ regions use properties within their geographies. However, business centers in the Philippines and India, which house sales, customer care, technical support, and administrative support functions, are used by each of our geographic regions. During Fiscal 2008, Dell opened manufacturing plants in Hortolândia, Brazil; Chennai, India; and Lodz, Poland. In addition, business centers were opened in Quezon City, Philippines and Kuala Lumpur, Malaysia. Manufacturing operations in El Dorado Do Sul, Brazil were relocated to the new plant in Hortolândia; however, the site continues in use as a business center. Business centers in McGregor, Texas and Roseburg, Oregon were closed during Fiscal 2008. During the second quarter of Fiscal 2009 we executed a lease for approximately 200,000 square feet of office space under construction in Casablanca, Morocco that is not reflected above. The building is planned to be completed in early Fiscal 2011. During the first half of Fiscal 2009, we closed and sold the 128,000 square foot business center in Edmonton, Canada.

Trademarks and Service Marks

Unless otherwise noted, trademarks appearing in this report are trademarks owned by us. We disclaim proprietary interest in the marks and names of others. EMC is a registered trademark of EMC Corporation.

Legal Proceedings

Dell is involved in various claims, suits, investigations, and legal proceedings. As required by SFAS No. 5, Accounting for Contingencies (“SFAS 5”), Dell accrues a liability when it believes that it is both probable that a liability has been incurred and that it can reasonably estimate the amount of the loss. Dell reviews these accruals at least quarterly and adjusts them to reflect ongoing negotiations, settlements, rulings, advice of legal counsel, and other relevant information. However, litigation is inherently unpredictable. Therefore, Dell could incur judgments or enter into settlements of claims that could adversely affect its operating results or cash flows in a particular period. The following is a discussion of Dell’s significant legal matters.

■	Investigations and Related Litigation — In August 2005, the SEC initiated an inquiry into certain of Dell’s accounting and financial reporting matters and requested that Dell provide certain documents. The SEC expanded that inquiry in June 2006 and entered a formal order of investigation in October 2006. The SEC’s requests for information were joined by a similar request from the United States Attorney for the Southern District of New York (“SDNY”), who subpoenaed documents related to Dell’s financial reporting from and after Fiscal 2002. In August 2006, because of potential issues identified in the course of responding to the SEC’s requests for information, Dell’s Audit Committee, on the recommendation of management and in consultation with PricewaterhouseCoopers LLP, Dell’s independent registered public accounting firm, initiated an independent investigation, which was completed in the third quarter of Fiscal 2008. Although the Audit Committee investigation has been completed, the investigations being conducted by the SEC and the SDNY are ongoing. Dell continues to cooperate with the SEC and the SDNY.

Dell and several of its current and former directors and officers are parties to securities, Employee Retirement Income Security Act of 1974 (“ERISA”), and shareholder derivative lawsuits all arising out of the same events and facts. Four putative securities class actions that were filed in the Western District of Texas, Austin Division, against Dell and certain of its current and former officers have been consolidated as In re Dell Securities Litigation, and a lead plaintiff has been appointed by the court. The lead plaintiff has asserted claims under sections 10(b), 20(a), and 20A of the Securities Exchange Act of 1934 based on alleged false and misleading disclosures or omissions regarding Dell’s financial statements, governmental investigations, internal controls, known battery problems and business model, and based on insiders’ sales of Dell securities. This action also includes Dell’s independent registered public accounting firm, PricewaterhouseCoopers LLP, as a defendant. Four other putative class actions that were also filed in the Western District, Austin Division, by purported participants in the Dell 401(k) Plan have been consolidated as In re Dell ERISA Litigation, and lead plaintiffs have been appointed by the court. The lead plaintiffs have asserted claims under ERISA based on allegations that Dell and certain current and former directors and officers imprudently invested and managed participants’ funds and failed to disclose information regarding its stock held in the 401(k) Plan. On June 23, 2008, the court granted the defendants’ motion to dismiss as to the plaintiffs’ claims under ERISA based on allegations of imprudence, but the court denied the motion to dismiss as to the claims under ERISA based on allegations of a failure to accurately disclose information. In addition, seven shareholder derivative lawsuits that were filed in three separate jurisdictions were consolidated as In re Dell Derivative Litigation into three actions. One of those consolidated actions was pending in the Western District of Texas, Austin Division, but was dismissed without prejudice by an order filed October 9, 2007. The two other consolidated shareholder derivative actions are pending in Delaware Chancery Court and in state district court in Williamson County, Texas. These shareholder derivative lawsuits name various current and former officers and directors as defendants and Dell as a nominal defendant, and assert various claims derivatively on behalf of Dell under state law, including breaches of fiduciary duties. Dell intends to defend all of these lawsuits.

Due to the preliminary nature of these cases Dell believes that any potential future liability is not currently probable or reasonably estimable.

■	Copyright Levies — Proceedings against the IT industry in Germany seek to impose levies on equipment such as personal computers and multifunction devices that facilitate making private copies of copyrighted materials. The total levies due, if imposed, would be based on the number of products sold and the per-product amounts of the levies, which vary. Dell, along with other companies and various industry associations, are opposing these levies and instead are advocating compensation to rights holders through digital rights management systems.

On December 29, 2005, Zentralstelle Für private Überspielungrechte (“ZPÜ”), a joint association of various German collection societies, instituted arbitration proceedings against Dell’s German subsidiary before the Arbitration Body in Munich. ZPÜ claims a levy of €18.4 per PC that Dell sold in Germany from January 1, 2002, through December 31, 2005. On July 31, 2007, the Arbitration Body recommended a levy of €15 on each PC sold during that period for audio and visual copying capabilities. Dell and ZPÜ rejected the recommendation, and on February 21, 2008, ZPÜ filed a lawsuit in the German Regional Court in Munich. Dell plans to continue to defend this claim vigorously and does not expect the outcome to have a material adverse effect on its financial condition or results of operations. Dell is currently not aware of any other pending levy cases before the German Federal Supreme Court that could reasonably be expected to have a material adverse impact on Dell.

■	Lucent v. Dell — In February 2003, Lucent Technologies, Inc. filed a lawsuit against Dell alleging that Dell infringed 12 patents owned by Lucent and seeking monetary damages and injunctive relief. The asserted patents are owned by two parties: Alcatel-Lucent and Multimedia Patent Trust (“MPT”). Dell settled with MPT, licensing the patents asserted by MPT in the lawsuit, but not with Alcatel-Lucent. Trial as to the Alcatel-Lucent owned patents resulted in a jury verdict on April 4, 2008. The verdict was in Dell’s favor except for a $51,000 liability for infringement of one of the Alcatel-Lucent owned patents (which is subject to indemnity by Microsoft). Given the recent favorable court rulings and the resolution of the indemnity coverage related to Microsoft products, Dell reduced its reserves by $55 million through cost of sales in the first quarter of Fiscal 2009. In a decision dated May 8, 2008, the Federal Circuit Court of Appeals reversed the claim interpretation and remanded to the District Court one of the patents on which Dell had won summary judgment (which is also subject to the Microsoft indemnity). Dell does not expect the outcome of this legal proceeding to have a material adverse effect on its financial condition or results of operations or cash flows.

Dell is currently under income tax audits in various jurisdictions, including the United States. The tax periods open to examination by the major taxing jurisdictions to which Dell is subject include fiscal years 1997 through 2008. Dell does not anticipate a significant change to the total amount of unrecognized income tax benefits within the next 12 months. Dell has received certain non-income tax assessments and is involved in related non-income tax litigation matters in a non-United States jurisdiction. Dell believes its positions are supportable, a liability is not probable, and that it will ultimately prevail. However, significant judgment is required in determining the ultimate outcome of these matters. In the normal course of business, Dell’s positions and conclusions related to its non-income taxes could be challenged and assessments may be made. To the extent new information is obtained and Dell’s views on its positions or probable outcomes of assessments or litigation changes, changes in estimates to Dell’s accrued liabilities would be recorded in the period in which the determination is made.

Dell is involved in various other claims, suits, investigations, and legal proceedings that arise from time to time in the ordinary course of its business. Although Dell does not expect that the outcome in any of these other legal proceedings, individually or collectively, will have a material adverse effect on its financial condition or results of operations, litigation is inherently unpredictable. Therefore, Dell could incur judgments or enter into settlements of claims that could adversely affect its operating results or cash flows in a particular period.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Quantitative and Qualitative Disclosures About Market Risk

Response to this item is included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Market Risk” and is incorporated herein by reference.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age, and position of each of the persons who were serving as our directors and executive officers as of August 1, 2008:

Name	Age	Title

Michael S. Dell	43	Chairman of the Board and Chief Executive Officer
Donald J. Carty	62	Director
William H. Gray, III	66	Director
Sallie L. Krawcheck	43	Director
Alan (A.G.) Lafley	61	Director
Judy C. Lewent	59	Director
Thomas W. Luce, III	68	Director
Klaus S. Luft	66	Director
Alex J. Mandl	64	Director
Michael A. Miles	69	Director
Sam Nunn	69	Director
Bradley R. Anderson	49	Senior Vice President, Business Product Group
Paul D. Bell	47	Senior Vice President and President, Americas
Michael R. Cannon	55	President, Global Operations
Jeffrey W. Clarke	45	Senior Vice President, Business Product Group
Andrew C. Esparza	50	Senior Vice President, Human Resources
Stephen J. Felice	51	Senior Vice President and President, Asia Pacific-Japan
Ronald G. Garriques	44	President, Global Consumer Group
Brian T. Gladden	43	Senior Vice President and Chief Financial Officer
Mark Jarvis	45	Senior Vice President, Chief Marketing Officer
David A. Marmonti	49	Senior Vice President and President, Europe, Middle East, and Africa
Stephen F. Schuckenbrock	48	Senior Vice President and President, Global Services and Chief Information Officer
Lawrence P. Tu	53	Senior Vice President, General Counsel and Secretary

Set forth below is biographical information about each of our directors and executive officers.

•	Michael S. Dell — Mr. Dell currently serves as Chairman of the Board of Directors and Chief Executive Officer. He has held the title of Chairman of the Board since he founded the Company in 1984. Mr. Dell served as Chief Executive Officer of Dell from 1984 until July 2004 and resumed that role in January 2007. He serves on the Foundation Board of the World Economic Forum, serves on the executive committee of the International Business Council, and is a member of the U.S. Business Council. He also serves on the U.S. President’s Council of Advisors on Science and Technology and sits on the governing board of the Indian School of Business in Hyderabad, India.

•	Donald J. Carty — Donald J. Carty has been a member of the Board since December 1992. He served as Dell’s vice chairman and chief financial officer from January 2007 until June 2008. Mr. Carty retired in 2003 as the chairman and CEO of AMR Corporation and American Airlines. He had served in that position since 1998. Prior to that he served as president of AMR Airline Group and American Airlines. Between 1989 and 1995, Mr. Carty was executive vice president-finance and planning for AMR and American Airlines. Mr. Carty had been American’s senior vice president and controller before leaving the airline in March 1985 to become president and CEO of CP Air in Canada. In March of 1987, he returned to American and was elected senior vice president-airline planning. Before joining American, Carty spent seven years in various management positions with Celanese Canada, Ltd., Air Canada, and the Canadian Pacific Railway. Mr. Carty is also a director of Barrick Gold Corp., Hawaiian Holdings and CHC Helicopter Corp. He also serves as Chairman of the Board of Virgin America Airlines and Porter Airlines of Canada.

•	William H. Gray, III — Mr. Gray has served as a member of our Board of Directors since November 2000. He is Chairman of the Amani Group (a consulting and advisory firm), a position he has held since August 2004. Mr. Gray was President and Chief Executive Officer of The College Fund/UNCF (educational assistance) from 1991 until he retired in June 2004. He was a member of the United States House of Representatives from 1979 to 1991. During his tenure, he was Chairman of the House Budget Committee, a member of the Appropriations Committee and Chairman of the House Democratic Caucus and Majority Whip. He is an ordained Baptist Minister and last pastored at Bright Hope Baptist Church of Philadelphia from 1972 until 2007. Mr. Gray is also a director of J.P. Morgan Chase & Co., Prudential Financial Inc., Visteon Corporation and Pfizer Inc.

•	Sallie L. Krawcheck — Ms. Krawcheck has served as a member of our Board of Directors since July 2006. She is the Chairman and Chief Executive Officer, Citi Global Wealth Management. From 2002 until March 2007, Ms. Krawcheck served as Chief Financial Officer and Head of Strategy for Citigroup Inc. She is also a member of the Citi Management, Operating and Business Heads Committees. Ms. Krawcheck joined Citi in October 2002 as Chairman and Chief Executive Officer of Smith Barney. Prior to joining Citi, Ms. Krawcheck was Chairman and Chief Executive Officer of Sanford C. Bernstein & Company. She also served as an Executive Vice President of Bernstein’s parent company, Alliance Capital Management, from 1999 to 2001. Ms. Krawcheck is a member of the Board of Directors of the University of North Carolina at Chapel Hill Foundations, Inc., the Board of Directors of Carnegie Hall, the Board of Overseers of Columbia Business School and the Board of Trustees for the Economic Club of New York.

•	Alan (A.G.) Lafley — Mr. Lafley has served as a member of our Board of Directors since July 2006. He is the Chairman of the Board and Chief Executive Officer of The Procter & Gamble Company. Mr. Lafley joined Procter & Gamble in 1977, and has served in a variety of executive level positions since 1992. He was named President and Chief Executive in 2000 and Chairman of the Board in 2002. Mr. Lafley also serves on the Board of General Electric Company, and on the Board of the Cincinnati Center City Development Corporation. He is a Trustee of Hamilton College and is a member of the Business Roundtable and the Business Council.

•	Judy C. Lewent — Ms. Lewent has served as a member of our Board of Directors since May 2001. Until September 2007, Ms. Lewent served as the Executive Vice President, Chief Financial Officer of Merck & Co., Inc. She served as Chief Financial Officer of Merck starting in 1990 and also held various other financial and management positions after joining Merck in 1980. Ms. Lewent is also a director of Motorola, Inc. and Thermo Fisher Scientific Inc. Ms. Lewent is a trustee and the chairperson of the audit committee of the Rockefeller Family Trust, a life member of the Massachusetts Institute of Technology Corporation and a member of the American Academy of Arts and Sciences.

•	Thomas W. Luce, III — Mr. Luce has served as a member of our Board of Directors from November 1991 to September 2005 and from September 2006 through the present. He currently serves as President, Chief Executive Officer, and Director of the National Math and Science Initiative Inc., a not-for-profit organization dedicated to expanding programs that have a proven positive impact on math and science education. He served as United States Assistant Secretary of Education for Planning, Evaluation and Policy Development from July 1, 2005, until his resignation September 1, 2006. From 1997 until 2005, Mr. Luce was a partner of the business advisory firm Luce & Williams, Ltd. Mr. Luce was a founding partner and managing partner of the law firm of Hughes & Luce, LLP from 1973 until his retirement from the firm in 1997, and was Of Counsel with that law firm until December 2003.

•	Klaus S. Luft — Mr. Luft has served as a member of our Board of Directors since March 1995. He is the founder and Chairman of the Supervisory Board of Artedona AG, a privately held mail order e-commerce company established in 1999 and headquartered in Munich, Germany. He is also owner and President of Munich-based MATCH — Market Access Services GmbH & Co., KG. Since August 1990, Mr. Luft has served as Vice Chairman and International Advisor to Goldman Sachs Europe Limited. From March 1986 to November 1989, he was Chief Executive Officer of Nixdorf Computer AG, where he served for more than 17 years in a variety of executive positions in marketing, manufacturing, and finance. Mr. Luft is the Honorary Consul of the Republic of Estonia in the State of Bavaria.

•	Alex J. Mandl — Mr. Mandl has served as a member of our Board of Directors since November 1997. He is currently the non-Executive Chairman of Gemalto, a company resulting from the merger of Axalto Holding N.V. and Gemplus International S.A. From June 2006 until December 2007, Mr. Mandl served as Executive Chairman of Gemalto. Before June 2006, Mr. Mandl was President, Chief Executive Officer and a member of the Board of Directors of Gemplus, positions he held since August 2002. He has served as Principal of ASM Investments, a company focusing on early stage funding in the technology sector, since April 2001. From 1996 to March 2001, Mr. Mandl was Chairman and CEO of Teligent, Inc., which offered business customers an alternative to the Bell Companies for local, long distance and data communication services. Mr. Mandl was AT&T’s President and Chief Operating Officer from 1994 to 1996, and its Executive Vice President and Chief Financial Officer from 1991 to 1993. From 1988 to 1991, Mr. Mandl was Chairman of the Board and Chief Executive Officer of Sea-Land Services Inc. Mr. Mandl is also a board member of Hewitt Associates, Inc., Horizon Lines, Inc. and Visteon Corporation.

•	Michael A. Miles — Mr. Miles has served as a member of our Board of Directors since February 1995. He is a special limited partner and a member of the Advisory Board of the investment firm Forstmann Little and Co. He is the former Chairman of the Board and Chief Executive Officer of Philip Morris Companies Inc., having served in those positions from September 1991 to July 1994. Prior to September 1991, Mr. Miles was Vice Chairman and a member of the board of directors of Philip Morris Companies Inc. Mr. Miles is also a director of Time Warner Inc., AMR Corporation and Citadel Broadcasting Corp. and a trustee of Northwestern University.

•	Sam Nunn — Mr. Nunn has served as a member of our Board of Directors since December 1999. He is Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative (NTI), a charitable organization working to reduce the global threats from nuclear, biological and chemical weapons. He was a Senior Partner at the law firm of King & Spalding, Atlanta, Georgia, from 1997 until 2003. From 1972 through 1996, he served as a United States Senator from Georgia. During his tenure as Senator, he served as Chairman of the Senate Armed Services Committee and the Permanent Subcommittee on Investigations. He also served on the Intelligence and Small Business Committees. Mr. Nunn also serves as a director of Chevron Corporation, The Coca-Cola Company and General Electric Company.

•	Bradley R. Anderson — Mr. Anderson joined us in July 2005 and serves as Senior Vice President, Business Product Group. In this role, he is responsible for worldwide engineering, design, development, and marketing of our enterprise products, including servers, networking, and storage systems. Prior to joining Dell, Mr. Anderson was Senior Vice President and General Manager of the Industry Standard Servers business at Hewlett-Packard Company (“HP”), where he was responsible for HP’s server solutions. Previously, he was Vice President of Server, Storage, and Infrastructure for HP, where he led the team responsible for server, storage, peripheral, and infrastructure products. Before joining HP in 1996, Mr. Anderson held top management positions at Cray Research in executive staff, field marketing, sales, finance, and corporate marketing. Mr. Anderson earned a bachelor of science in Petroleum Engineering from Texas A&M University and a Master of Business Administration from Harvard University. He serves on the Texas A&M Look College of Engineering Advisory Council.

•	Paul D. Bell — Mr. Bell has been with us since 1996 and has served as Senior Vice President and President, Americas since March 2007. In this role, Mr. Bell is responsible for all sales and customer support operations across the Americas region other than our consumer business. From February 2000 until March 2007, Mr. Bell served as Senior Vice President and President, Europe, Middle East, and Africa. Prior to this, Mr. Bell served as Senior Vice President, Home and Small Business. Prior to joining Dell in July 1996, Mr. Bell was a management consultant with Bain & Company for six years, including two years as a consultant on our account. Mr. Bell received bachelor’s degrees in Fine Arts and Business Administration from Pennsylvania State University and a Master of Business Administration degree from the Yale School of Organization and Management.

•	Michael R. Cannon — Mr. Cannon joined us in February 2007 as President, Global Operations. In this role, he is responsible for our manufacturing, procurement, supply chain, and facilities activities worldwide. Prior to joining Dell, Mr. Cannon was President, Chief Executive Officer, and a director of Solectron Corporation from January 2003 to February 2007, and President, Chief Executive Officer, and a director of Maxtor Corporation (now a part of Seagate Technology) from July 1996 to January 2003. Mr. Cannon has also worked at IBM’s Storage Systems Division. He began his career in engineering at The Boeing Company, where he held a management position with the Manufacturing Research and Development organization. Mr. Cannon studied mechanical engineering at Michigan State University and completed Harvard Business School’s Advanced Management Program. He currently serves on the board of Adobe Systems.

•	Jeffrey W. Clarke — Mr. Clarke has served as Senior Vice President, Business Product Group since January 2003. In this role, he is responsible for worldwide engineering, design, development, and marketing of our business client products, including Dell OptiPlextm desktops, Latitudetm notebooks, Precisiontm workstations, and Vostrotm desktops and notebooks. Mr. Clarke joined Dell in 1987 as a quality engineer and has served in a variety of engineering and management roles. In 1995 Mr. Clarke became the director of desktop development, and from November 2001 to January 2003 he served as Vice President and General Manager, Relationship Product Group. Mr. Clarke received a bachelor’s degree in Electrical Engineering from the University of Texas at San Antonio.

•	Andrew C. Esparza — Mr. Esparza joined us in 1997 as a director of Human Resources in the Product Group. He was named Senior Vice President, Human Resources in March 2007 and was named an executive officer in September 2007. In this role, he is responsible for driving the strategy and supporting initiatives to attract, motivate, develop, and retain world-class talent in support of our business goals and objectives. He also has responsibility for corporate security and corporate responsibility on a worldwide basis. He currently is an executive sponsor for aDellante, our internal networking group responsible for the development of Hispanic employees within the company. Prior to joining Dell, he held human resource positions with NCR Corporation from 1985 until 1997 and Bechtel Power Corporation from 1981 until 1985. Mr. Esparza earned a bachelor’s degree in business administration with a concentration in human resource management from San Diego State University.

•	Stephen J. Felice — Mr. Felice serves as Senior Vice President and President, Asia Pacific-Japan. He was named Senior Vice President in March 2007, after having served as Vice President, Asia Pacific-Japan since August 2005. Mr. Felice leads our operations throughout the APJ region, including sales and customer service centers in Penang, Malaysia, and Xiamen, China. Mr. Felice joined us in February 1999 and has held various executive roles in our sales and consulting services organizations. From February 2002 until July 2005, Mr. Felice was Vice President, Corporate Business Group, Dell Americas. Prior to joining Dell, Mr. Felice served as Chief Executive Officer and President of DecisionOne Corp. Mr. Felice also served as Vice President, Planning and Development, with Bell Atlantic Customer Services. He spent five years with Shell Oil in Houston. Mr. Felice holds a bachelor’s degree in business administration from the University of Iowa and a Master of Business Administration degree from the University of Houston.

•	Ronald G. Garriques — Mr. Garriques joined us in February 2007 as President, Global Consumer Group. In this role he is responsible for all aspects of our consumer business, including sales, marketing, and product design. Before joining Dell, Mr. Garriques served in various leadership roles at Motorola from February 2001 to February 2007, where he was most recently Executive Vice President and President, responsible for the Mobile Devices division. He was also Senior Vice President and General Manager of the Europe, Middle East, and Africa region for the Personal Communications Services division, and Senior Vice President and General Manager of Worldwide Products Line Management for the Personal Communications Services division. Prior to joining Motorola, Mr. Garriques held management positions at AT&T Network Systems, Lucent Technologies, and Philips Consumer Communications. Mr. Garriques holds a master’s degree in business administration from The Wharton School at the University of Pennsylvania, a master’s degree in mechanical engineering from Stanford University, and a bachelor’s degree in mechanical engineering from Boston University.

•	Brian T. Gladden — Mr. Gladden joined Dell effective May 20, 2008, as Senior Vice President and, effective June 13, 2008, as Chief Financial Officer. He was President and Chief Executive Officer of

SABIC Innovative Plastics, a business unit of Saudi Basic Industries Corporation (SABIC), since its formation in August 2007 until May 2008. His previous experience includes nearly 20 years with General Electric (GE) in a variety of financial and management leadership roles. From August 2005 until August 2007, Mr. Gladden was the Vice President and General Manager for the GE Plastics resins business. From 2002 until August 2005, Mr. Gladden served as Chief Financial Officer of GE Plastics. Prior roles include Vice President and Chief Financial Officer of GE Medical Systems Healthcare IT business. He received a Bachelor of Science degree in business administration and finance from Millersville University in Millersville, Pa.

•	Mark Jarvis — Mr. Jarvis joined us in October 2007 as Senior Vice President, Chief Marketing Officer. He is responsible for our global marketing efforts, spanning the consumer and commercial businesses, and including global brand, online, and communications. From April 2007 until October 2007, Mr. Jarvis served as a consultant to Dell in the Chief Marketing Officer role. Prior to joining Dell, Mr. Jarvis spent 14 years at Oracle, where he launched numerous products and drove highly innovative marketing programs, including Oracle’s E-Business Network and Oracle Technology Network, and also managed Oracle’s showcase OpenWorld Conference.

•	David A. Marmonti — Mr. Marmonti serves as Senior Vice President and President, Europe, Middle East, and Africa, having been appointed to that position in March 2007. In this role, he is responsible for all business operations across the EMEA region, including sales and customer call centers in the region. Mr. Marmonti joined us in 1998 and has held a variety of roles, including Vice President and General Manager of our Public Business Group; Vice President and General Manager of our Mid-Markets and Preferred Corporate Accounts segments; Vice President and General Manager of our EMEA Home and Small Business division; Vice President of Marketing & e-business for the U.S. Consumer segment; and Director and General Manager of the U.S. Asset Recovery Business. Prior to joining Dell, Mr. Marmonti spent 16 years at AT&T in a variety of senior roles, including executive positions in sales and marketing, serving corporate customers. Mr. Marmonti holds a bachelor’s degree in business administration and marketing from the University of Missouri at St. Louis.

•	Stephen F. Schuckenbrock — Mr. Schuckenbrock joined us in January 2007 as Senior Vice President and President, Global Services. In September 2007, he assumed the additional role of Chief Information Officer. He is responsible for all aspects of our services business, with worldwide responsibility for Dell enterprise service offerings, and is also responsible for our global information systems and technology structure. Prior to joining us, Mr. Schuckenbrock served as Co-Chief Operating Officer and Executive Vice President of Global Sales and Services for Electronic Data Systems Corporation (“EDS”). Before joining EDS in 2003, he was Chief Operating Officer of The Feld Group, an information technology consulting organization. Mr. Schuckenbrock served as Global Chief Information Officer for PepsiCo from 1998 to 2000. Mr. Schuckenbrock earned a bachelor’s degree in business administration from Elon University.

•	Lawrence P. Tu — Mr. Tu joined us as Senior Vice President, General Counsel and Secretary in July 2004, and is responsible for overseeing Dell’s global legal department and governmental affairs. Before joining Dell, Mr. Tu served as Executive Vice President and General Counsel at NBC Universal for three years. Prior to his position at NBC, he was a partner with the law firm of O’Melveny & Myers LLP, where he focused on high technology, internet, and media related transactions. He also served five years as managing partner of the firm’s Hong Kong office. Mr. Tu’s prior experience also includes serving as General Counsel Asia-Pacific for Goldman Sachs, attorney for the U.S. State Department, and law clerk for U.S. Supreme Court Justice Thurgood Marshall. Mr. Tu holds Juris Doctor and bachelor of arts degrees from Harvard University, as well as a master’s degree from Oxford University, where he was a Rhodes Scholar.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy, core principles and decision making process. It discusses the Leadership Development and Compensation Committee’s determinations of how and why, in addition to what, compensation actions were taken for the executive officers identified in the Summary Compensation Table below (the “Named Executive Officers”).

Specifically, the Leadership Development and Compensation Committee has the responsibilities listed below. For more information about the committee’s role, see the committee’s charter, which can be found on Dell’s website at www.dell.com/corporategovernance.

•	Reviewing with management and approving the compensation philosophy and core objectives of the compensation program for executive officers
•	Evaluating the performance of the Chairman and Chief Executive Officer in light of the current business environment and our strategic objectives
•	Reviewing and recommending to the full Board the amounts and types of compensation to be paid to the Chairman and Chief Executive Officer and reviewing and approving all forms of compensation to be provided to the other executive officers, including establishing target opportunity levels, setting performance goals and certifying results
•	Acting as administrator of our compensation plans, including granting awards to executive officers
•	Evaluating the need for, and provisions of, employment contracts or severance arrangements for the executive officers

The Leadership Development and Compensation Committee has delegated its authority with respect to compensation decisions for non-executive officer employees to the Chairman and Chief Executive Officer, subject to periodic review by the committee. The sections presented will follow in the order of the duties listed above.

Executive Compensation Philosophy and Core Objectives

The Leadership Development and Compensation Committee is committed to and responsible for designing, implementing and administering a compensation program for executive officers that ensures appropriate linkage between pay, company performance and results for stockholders. The committee seeks to increase stockholder value by rewarding performance with cost-effective compensation and ensuring that we can attract and retain the best executive talent through adherence to the following core compensation objectives:

•	Providing compensation commensurate with the level of business performance achieved, ranging from above-average overall rewards for performance that exceeds that of our peers to below-average compensation for below-average performance;
•	Providing a total compensation opportunity that is competitive with similar high-tech and other large global companies that we compete with for talent;
•	Managing fixed costs by combining a conservative approach to base salaries and benefits, with a greater focus on performance-dependent short- and long-term incentives;
•	Recognizing and rewarding the achievement of both corporate and individual performance goals; and
•	Heavily weighting the compensation package towards long-term, performance-dependent incentives to better align the interests of executives with stockholders.

Our compensation programs are designed to reward achievement of corporate priorities, and these programs will change from time to time as necessary to support the corporate priorities and as those priorities change. The specific principles, components and decisions used in Fiscal 2008 to manage the compensation of executive officers are discussed in more detail below.

Evaluating Performance

Process for Evaluating Chairman and Chief Executive Officer Performance

All recommendations relating to the compensation of the Chairman and Chief Executive Officer are made by the Leadership Development and Compensation Committee in executive session, without management present. In assessing the compensation of the Chairman and Chief Executive Officer, the committee considers the performance of the company, the executive’s contribution to that performance, and other factors (including experience, retention and criticality of skill-set) in the same manner as for any other executive officer. The committee’s recommendations are subject to approval of the full Board of Directors.

Environment

We operate in a highly competitive industry that includes several other large branded competitors as well as a number of smaller branded and generic competitors. As Dell’s historical cost advantage has been steadily eroded by competitors, the need to reposition for the future has become undeniable. In Fiscal 2008, management developed and began to implement a transformational strategy. The following five focus areas have been identified as critical to successfully executing this transformation:

•	Better meeting the needs of small and medium business customers;
•	Better meeting the needs of consumers and improving profitability of our consumer business;
•	Improving notebook products and sales channels;
•	Better meeting the needs of enterprise customers; and
•	Growing in emerging countries.

The strategy relies on initiatives in the following areas:

•	New products;
•	Operating expense reductions;
•	Expanded service offerings;
•	Renewed emphasis on customer satisfaction;
•	Global consumer business; and
•	Retail

Results

Fiscal 2008 was a year of change for Dell. The founder, recently returned to the position of Chief Executive Officer, strengthened the leadership team of the company by adding significant external talent and began a restructuring effort aimed at reducing costs and realigning the business from a predominantly geographic focus to one organized by global business segments. A number of the company’s long-term strategic initiatives, aimed at driving sustainable performance and improving areas such as customer satisfaction, continued to show positive results during the year, and, as a result, financial performance was strengthened. The compensation actions taken for the Chairman and Chief Executive Officer and the other Named Executive Officers based on these results are discussed in the next section.

Executive Officer Compensation

The Total Compensation Package

Process – When making individual compensation decisions for executive officers, the committee takes many factors into account, including the performance of the company overall; the recommendation of the Chairman and Chief Executive Officer (except for decisions relating to his own compensation); the individual’s performance and experience; the individual’s historical compensation; comparisons to other executive officers (both those of the company and those of Dell’s peer group); and any retention concerns if relevant.

Compensation Consultants – The charter of the Leadership Development and Compensation Committee authorizes the Committee to engage independent consultants at any time at the expense of the company, but did not engage independent consultants in Fiscal 2008. The Committee periodically evaluates the need to engage outside consultants.

Elements of the Total Compensation Package – The key elements of the compensation program for our executive officers are base salary, annual incentive bonus, long-term incentives and benefits and perquisites.

The chart below is representative of the target overall pay mix for our Named Executive Officers, excluding Mr. Dell, who does not receive any long-term incentives. The committee takes a holistic approach to executive compensation and balances the individual compensation elements for each executive officer individually. The total compensation package for each Named Executive Officer is tailored to the individual. A representative comparison of the Fiscal 2008 target value of each element to the whole for the Named Executive Officer population is illustrated in the following graphic:

Target Pay Mix Chart

Pay Mix – Because executive officers are in a position to directly influence the overall performance of the company, and in alignment with our highly-leveraged pay-for-performance philosophy, a significant portion of their compensation is delivered in the form of performance-dependent, short- and long-term incentive programs. The level of performance-dependent pay varies for each executive based on level of responsibility market practices, and internal equity considerations.

Competitive Market Assessment – The Leadership Development and Compensation Committee annually reviews market compensation levels for executive officers at similar high-tech and other large global general industry companies to determine whether the compensation components for our executive officers remain in the targeted ranges described below under “— Market Positioning.” With the assistance of the human resources department, management collects and presents to the Leadership Development and Compensation Committee compensation data for the top five most highly-paid executive officers from a list of targeted comparator companies as well as data for all executive officers from published compensation surveys. These compensation surveys include data on high-tech and general industry pay practices for each executive position at companies similar in size and complexity to Dell. The compensation assessment includes an evaluation of base salary, target annual incentive opportunities, long-term incentive grant values and benefits for each of our executive officers relative to similar positions in the market. Dell’s total compensation levels are set at these benchmarks with the exception of the following situations: (a) the scope of responsibilities for the benchmarked Dell position is believed to be significantly different from those for which peer data is available; (b) the Dell position is believed to be significantly more vital to Dell’s success than at peer companies; or (c) the incumbent filling the Dell position is believed to be critical to Dell’s future success. In these limited situations, total compensation may be set at levels in the top half of current market guidelines.

The peer group for evaluating pay for the executive officers is based on those companies with which we compete for talent. The committee reviews and approves the peer group annually using an assessment of sales volumes, market capitalization, number of employees, product mix and business results. The peer group generally remains consistent year-over-year unless compelling reasons for adding or removing companies are identified. The peer group used to evaluate executive pay practices at the beginning of Fiscal 2008 consisted of the following 24 companies:

• Advanced Micro Devices, Inc.	• Home Depot Inc.
• Apple Inc.	• Honeywell International Inc.
• Applied Materials Inc.	• Intel Corp.
• Best Buy Co., Inc.	• International Business Machines Corp.
• CDW Corp.[a]	• Johnson & Johnson
• Cisco Systems Inc.	• Lexmark International Inc.
• Citigroup Inc.	• Microsoft Corp.
• Computer Sciences Corp.	• Motorola, Inc.
• Electronic Data Systems Corp.[b]	• Oracle Corp.
• EMC Corp.	• Procter & Gamble Co.
• General Electric Company	• Texas Instruments Inc.
• Hewlett Packard Co.	• Wal Mart Stores Inc.

(a)	CDW Corp. will cease to be a part of Dell’s peer group for Fiscal 2009 as a result of its acquisition by an entity controlled by investment funds affiliated with Madison Dearborn Partners, LLC and Providence Equity Partners Inc.

(b)	Electronic Data Systems Corp. will cease to be a part of Dell’s peer group for Fiscal 2009 as a result of its recent acquisition by Hewlett Packard Co.

Market Positioning – The Leadership Development and Compensation Committee targets base salary and benefits at the median of competitive market practices and variable compensation (annual incentives and the grant value of long-term incentives) at the 75th percentile of the market for each component. The committee believes that above-average overall pay positioning will allow us to attract and retain the appropriate level of executive talent while appropriately rewarding high performance through stretch performance objectives. As discussed, the actual target compensation for each individual executive may be higher or lower than the targeted market position based on individual skills, experience, contribution, performance, internal equity, or other factors that the committee may take into account that are relevant to the individual executive. In addition, actual compensation results (e.g., amounts earned and paid each year) may be higher or lower than target based on corporate and regional/business unit performance.

Individual Compensation Components

Base Salary

Design – Dell’s philosophy is that base salaries should meet the objectives of attracting and retaining the executive officers needed to run the business. The base salaries are targeted at market median levels, although each executive officer may have a base salary above or below the median of the market. Actual individual salary amounts are not objectively determined, but instead reflect the committee’s judgment with respect to each executive officer’s responsibility, performance, experience and other factors, including any retention concerns, the individual’s historical compensation and internal equity considerations. During Fiscal 2008, the Leadership Development and Compensation Committee carefully considered the input and recommendations of Mr. Dell as Chairman and Chief Executive Officer when evaluating factors relative to the other executive officers in order to approve salary adjustments.

Results – As noted above, the focus of the compensation package is on the performance based elements. As a result, in Fiscal 2008, annual salary increases among executive officers generally were modest (matching or slightly lagging general market salary movements) as more focus was placed on the annual incentive bonus and the long-term incentive program.

Annual Incentive Bonus

Design – The annual incentive bonus plan is designed to align executive officer pay with overall company financial performance. The plan provides a reward based on the achievement of corporate and individual performance objectives. Annual incentives for Fiscal 2008 were paid to executive officers under the Executive Annual Incentive Bonus Plan. This plan was designed to qualify as tax-deductible under Section 162(m) of the Internal Revenue Code, and was approved by stockholders at the 2003 annual meeting. Stockholders at the 2008 annual meeting approved a new Executive Annual Incentive Bonus Plan for bonuses to be paid in Fiscal 2009. The new Executive Annual Incentive Bonus Plan is substantially identical to the plan in effect during Fiscal 2008.

The Leadership Development and Compensation Committee establishes a target incentive opportunity for each executive officer expressed as a percent of base salary. As explained in the chart under “Executive Officer Compensation — The Total Compensation Package — Elements of the Total Compensation Package” above, the base salary and annual incentive bonus component of the pay mix are generally equal in amount, each comprising approximately 15% of the pay mix. Therefore, most Named Executive Officers were granted a target incentive opportunity equal to their base salary. Mr. Dell, the individual with the greatest overall responsibility for company performance, was granted a larger incentive opportunity in comparison to his base salary in order to weight his overall pay mix even more heavily towards performance-based compensation. For the Named Executive Officers, the target annual incentives for Fiscal 2008 were as follows:

Target Incentive as a%
Named Executive	of Base Salary[a]

Mr. Dell	200%
Mr. Carty	100%
Mr. Cannon	100%
Mr. Garriques	100%
Mr. Jarvis[b]	100%

(a)	To qualify for tax deductibility under Section 162(m) of the Internal Revenue Code, the maximum payout for Fiscal 2008 was capped at 0.10% of consolidated net income for each named executive officer, with the exception of Mr. Dell, whose payout was capped at 0.20% of consolidated net income.

(b)	Because Mr. Jarvis commenced employment in October 2007, the committee did not include him in the Executive Annual Incentive Bonus Plan. His bonus amount was consistent with those under the Executive Annual Incentive Bonus Plan, but was paid pursuant to the bonus program available to non-executive officers.

To arrive at a payout number, the target percentage of salary for each executive officer is multiplied by a formula based on corporate performance and the achievement of individual performance goals. The formula is illustrated below.

Corporate Performance Target – At the end of the year, the Leadership Development and Compensation Committee evaluates company performance against specific financial and strategic performance targets set at the beginning of the year and modifies the bonus payout to 0% to 200% of the target (subject to the possible application of the other modifiers included in the formula). For Fiscal 2008, the financial performance objective was operating income and is based on the company’s internal performance goals, as follows:

	Threshold	Target	Maximum

Operating Income	$1.8 billion	$2.8 billion	$5.6 billion

Individual Performance – The Leadership Development and Compensation Committee, with input from Mr. Dell, evaluates individual performance for the company’s executive officers using a mix of objective and subjective performance criteria. For Fiscal 2008, some of the considered objectives included:

•	Achieving financial targets for the business segment or region

•	Reducing costs
•	Maintaining brand health
•	Addressing human capital needs
•	Meeting strategic objectives
•	Supporting the five focus areas defined in the “— Evaluating Performance — Environment” section above.

The committee believes that the performance objectives established for each of these individual performance criteria represent meaningful improvements for the organization and, therefore, are reasonably difficult to attain.

After weighing achievement levels against these goals, the committee, with input from Mr. Dell, assigned individual performance modifiers for each of the executive officers, with the exception of Mr. Dell, whose individual modifier was set by the committee in executive session without management present.

Results – For Fiscal 2008, we achieved operating income of $3.4 billion. Based on the formula established at the beginning of Fiscal 2008, 13% of the operating income was used to fund the company’s bonus pool. Consequently, the committee set the corporate performance modifier at 106%. Based on its evaluation of individual performance, during Fiscal 2008, the committee set individual modifiers ranging from 75% to 120% for the Named Executive Officers. The combination of target incentives, corporate performance modifier and individual performance modifiers yielded the payouts shown under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below.

Based upon his leadership in Dell’s activities for Fiscal 2008, including reorganizing the business, driving new growth strategies, revamping the leadership team and other actions that are expected to position the company for future success, the Leadership Development and Compensation Committee recommended, and the Board approved, a bonus payout to Mr. Dell of $2,223,000. While Mr. Dell believes that the implemented initiatives will have a positive impact on future company performance, he did not wish to be rewarded until the success of these strategies was demonstrated. As a result, Mr. Dell declined a bonus for Fiscal 2008.

Long-Term Incentives

Design – Long-term incentives are the most significant element of total executive officer compensation. Performance-dependent components of compensation comprise much of this element, consistent with our philosophy of driving performance and thereby aligning the interests of executives with other stockholders. These incentives are designed to motivate executive officers to improve financial performance and stockholder value, as well as encouraging the long-term employment of the executive officers. These incentives include a variety of stock and cash vehicles, such as:

•	Stock options;
•	Restricted stock units (“RSUs”);
•	Performance-based restricted stock units (“PBUs”); and
•	Long-term cash awards.

In Fiscal 2008 the annual awards to executive officers were granted in a combination of stock options and performance-based restricted stock units (PBUs). The stock options align the interests of the executive officers with those of the stockholders by providing a return only if the share price appreciates, and the PBUs reward the achievement of specific business objectives in addition to stock appreciation.

In awarding new long-term incentives, the Leadership Development and Compensation Committee also considers level of responsibility, prior experience and achievement of individual performance criteria, as well as the compensation practices of the peer group of companies used to evaluate total compensation. The objective is to provide executive officers (other than the Chairman and Chief Executive Officer) with above-average long-term incentive award opportunities targeted at the 75th percentile of peer practices for on-going, annual awards. The long-term incentive program is designed to be highly leveraged, ensuring that if our stockholder returns exceed industry norms, actual gains will exceed industry norms. Conversely, the actual value of the award may drop substantially when company goals are missed or stockholder returns underperform industry norms. PBUs are designed to deliver a minimum value and meet the company’s need to retain executive talent in a highly competitive market.

Dell currently maintains a rigorous process around the granting of equity awards.

•	Options are generally granted at the closing price of Dell’s common stock on the date of grant.
•	All equity grants to executive officers require the approval of the Leadership Development and Compensation Committee.
•	In general, awards pursuant to Dell’s annual long-term incentive grant process are made on predetermined Board meeting dates and new hire grants are made on the day an individual commences employment.
•	Dell does not backdate options or grant options or other equity awards retroactively.
•	Dell does not purposely schedule option awards or other equity grants prior to the disclosure of favorable information or after the announcement of unfavorable information.

Fiscal 2008 Equity Opportunities – In Fiscal 2008 the Leadership Development and Compensation Committee established annual target long-term equity incentive opportunities (estimated value at grant and granted in a combination of stock options, PBUs and RSUs) for each eligible executive officer. As Dell’s founder and largest individual stockholder, Mr. Dell does not receive any long-term incentive compensation. Each of the other Named Executive Officers had recently received awards as part of his new-hire compensation package and were not eligible for an annual grant. See “—New Hire Packages” below for details on these awards.

•	Stock Options – Stock options are designed to reward executive officers for the increase in Dell’s stock price over time. Options represent the high-risk and potential high-return component of our total long-term incentive program, as the realizable value of each option can fall to zero if the stock price is lower than the exercise price established on the date of grant.

The size of stock option grants for executive officers is based primarily on the target dollar value of the award translated into a number of option shares based on the estimated economic value on the date of grant, as determined using the Black-Scholes option pricing formula. As a result, the number of shares underlying stock option awards will typically vary from year to year, as it is dependent on the price of Dell common stock on the date of grant.

In March 2007, the Leadership Development and Compensation Committee approved grants of stock options to each of the executive officers (other than Mr. Dell and the other Named Executive Officers, each of whom had recently entered into employment with Dell, or were not employed by Dell in March 2007) as part of our annual stock option grants. These options had an exercise price equal to the fair market value of Dell common stock on the date of grant (determined as the average of the high and low stock price on The NASDAQ Stock Market on the date of grant) and vest ratably over three years (33% per year) beginning on the first anniversary of the date of grant. Because the exercise price of these options is equal to the fair market value of Dell’s common stock on the date of grant, these stock options will deliver a reward only if the stock price appreciates from the price on the date the stock options were granted. This design is intended to focus the executive officers on the long-term enhancement of stockholder value.

After we delayed filing our Annual Report on Form 10-K for Fiscal 2007, we suspended the exercise of employee stock options. As a result, some stock options expired while the holders had no ability to exercise them or otherwise prevent their expiration. To minimize the negative impact of the situation on affected individuals, including current and former executive officers, the Leadership Development and Compensation Committee determined that we should nevertheless provide them with the value that they would have received had they been permitted to exercise the options. Therefore, we agreed to pay those individuals cash payments generally equal to the in-the-money value of the options at expiration. Those payments were generally made within 45 days after we filed our Annual Report on Form 10-K for Fiscal 2007 on October 30, 2007, and were intended to compensate the affected individuals for the value they would have received had their options been exercisable. The payments were not considered in making other compensation decisions.

•	RSUs – Like stock options, RSUs are designed to reward executives for increases in Dell’s stock price over time. RSUs also provide a deferral of vesting and payout to help retain executive officers. RSUs are denominated in full shares of the company’s common stock and, therefore, have a more stable value over time as the stock price goes up or down (as compared to options, which only have value if the stock price increases). Dell typically grants RSUs as part of executive new-hire packages in order to buy-out the approximate value of unvested long-term incentives at a previous employer. Dell may continue to grant RSUs to recently hired executives.

•	PBUs – PBUs are designed to reward participants for the achievement of near-term financial objectives, while also providing a deferral of vesting and payout to help retain executive officers. Like RSUs, PBUs are denominated in full shares of the company’s common stock and, therefore, have a more stable value over time as the stock price goes up or down.

The size of PBU grants is based on a target dollar value of the award divided by the stock price on the date of grant. The actual number of shares earned by executive officers is determined based on company performance measured over three consecutive one-year periods against performance goals predetermined at the beginning of each performance period. PBU awards granted in Fiscal 2008 cliff vest on the third anniversary of the date of grant.

One-third of the PBUs granted in March 2007 were subject to Dell’s performance in Fiscal 2008. Operating income was used as the performance measure during the Fiscal 2008 performance period. The table below provides the threshold, target, and maximum performance levels and the percentage of at-risk shares earned at these levels. The percentage of shares earned is prorated within the ranges below based on the performance level.

Performance Goals	Threshold	Target	Maximum
Operating Income (in billions)	$2.3	$2.8	$3.3
Shares Earned	80%	100%	120%

The operating income achieved in Fiscal 2008 was $3.4 billion resulting in the maximum number of at-risk PBUs being awarded (120% of one-third of the target number of PBUs awarded in March 2007).

•	2006 Long-Term Cash Incentive Bonus Awards – None of the Named Executive Officers were eligible to receive an award under this previously approved program. The 2006 Long-Term Cash Incentive Bonus Program (“2006 LTCIP”) was established in March 2005, to motivate the executive team to achieve aggressive performance goals for Fiscal 2007 and 2008. Payouts under the 2006 LTCIP were based on the achievement of consolidated financial results through Fiscal 2008 and were subject to continued employment through Fiscal 2008. Based on the company’s performance in Fiscal 2007 and 2008, program financial goals were not achieved in either year. Since the company did not achieve the threshold financial targets specified under the program, the Leadership Development and Compensation Committee made no payouts to any executive officers participating in the program.

•	2007 Long-Term Cash Engagement Awards – None of the Named Executive Officers were eligible to receive an award under this previously approved program. In March 2006, the Leadership Development and Compensation Committee implemented the 2007 Long-Term Cash Engagement Award Program. All executive officers employed at that time other than Mr. Dell were eligible for cash engagement awards under this program. As Dell has become recognized for our high-quality leaders, our executives have increasingly become targets for recruitment to key positions in other organizations. This program was intended to better balance our existing long-term compensation programs between cash and equity awards, and to enhance the overall retention value of our compensation package.

New Hire Packages – In an effort to build a world-class leadership team, the Leadership Development and Compensation Committee must offer market competitive new hire packages. The committee considers the following items in setting a new hire offer:

•	Alignment of compensation to market benchmarks;
•	Alignment of compensation to internal peers;
•	Value of annual incentive bonus forgone by leaving previous employer;
•	Value of unvested long-term incentives granted by previous employer; and
•	Desire to align interests with those of Dell’s stockholders through long-term incentive grants.

The following table describes the new hire packages given to the Named Executive Officers during Fiscal 2008.

Named Executive				Long-Term Cash
Officer	Sign-on Bonus	Options[a]	RSUs[b]	Award[c]
Mr. Cannon	$2,000,000	1,500,000	375,000	$7,500,000
Mr. Garriques	3,500,000	500,000	900,000	3,000,000
Mr. Jarvis	250,000	—	324,000	3,000,000

(a)	Represents the number of options granted on the executive’s start date. The exercise price of these options was set at the fair market value on the date of grant ($23.965 at February 26, 2007, for Mr. Cannon, and $24.215 at February 19, 2007, for Mr. Garriques). The options for Mr. Cannon vest ratably over three years (33.33% per year) beginning on the first anniversary of the date of the award. The options for Mr. Garriques vest ratably over five years (20% per year) beginning on the first anniversary of the date of the award. See the “— Grants of Plan Based Awards in Fiscal 2008” below for details.

(b)	Represents the number of RSUs granted on the executive’s start date. The RSUs granted to Mr. Cannon and Mr. Jarvis vest ratably over three years (33.33% per year) beginning on the first anniversary of the date of the award. The RSUs for Mr. Garriques vest ratably over five years (20% per year) beginning on the first anniversary of the date of the award. See the “— Grants of Plan Based Awards in Fiscal 2008” below for details.

(c)	Mr. Cannon’s award vests and becomes payable ratably over five years (20% per year) beginning on the first anniversary of the date of the award. Mr. Garriques’ award vests and becomes payable ratably over three years (33.33% per year) beginning on the first anniversary of the date of the award. Mr. Jarvis’ award vests and becomes payable ratably quarterly over twelve quarters (8.33% per quarter) beginning three months after the date of grant.

Additionally, as part of their employment offers, Mr. Cannon and Mr. Garriques will receive the following minimum levels of annual long-term equity incentive grants:

Mr. Cannon

•	Fiscal 2009 – 150,000 stock options and 100,000 PBUs, vesting ratably over 3 years
•	Fiscal 2010 – 150,000 stock options and 75,000 PBUs, vesting ratably over 3 years
•	Fiscal 2011 – 150,000 stock options and 225,000 PBUs, vesting ratably over 2 years
•	Fiscal 2012 – 150,000 stock options and 75,000 PBUs, vesting after 1 year

Mr. Garriques

•	Fiscal 2008-2012 – Grant each year of RSUs equal to 600% of the corresponding year’s annual base salary, vesting ratably over 3 years. At his current annual base salary of $700,000, the minimum award value is $4,200,000.

Benefits and Perquisites

Dell executive officers are generally provided limited benefits and perquisites. While perquisites generally do not constitute a significant part of executive officer compensation, the Leadership Development and Compensation Committee believes that limited benefits and perquisites are a typical component of total remuneration for executives in industries similar to ours and that providing such benefits is important to delivering a competitive package to retain executive officers. Specific perquisites and benefits include:

Deferred Compensation Plan – Dell maintains a nonqualified deferred compensation plan that is available to all Dell executives. For a description of the terms of this plan, as well as information about the account balances held by each of the Named Executive Officers, see “— Other Benefit Plans — Deferred Compensation Plan” below.

Financial counseling and tax preparation services – Each executive officer is entitled to reimbursement, up to $12,500 annually, for financial counseling services (including tax preparation). Actual costs are reimbursed, and the income is imputed to the executive officer for federal income tax purposes.

Annual physical – Dell pays for a comprehensive annual physical for each executive officer and his or her spouse or domestic partner and reimburse for associated travel and lodging, all subject to an annual maximum of $5,000 per person.

Technical Support – Dell provides executive officers with technical support (personal and business) and, in some cases, certain home network equipment. The incremental cost of providing these services is limited to the cost of hardware provided and is insignificant.

Relocation Expenses – In accordance with Dell’s general relocation policy, the company provides reimbursement for certain relocation expenses to new executive officers and to any executive officer whose job function requires his or her relocation. The relocation expenses may include moving expenses, temporary housing expenses, transportation expenses and tax gross-ups on these payments.

Expatriate Benefits – Executives sent on expatriate assignments receive payments to cover housing, automobile and other expenses, as well as tax equalization under the company’s standard expatriate policies. In limited instances, special provisions (e.g., country club memberships) are made and approved by the Leadership Development and Compensation Committee. None of the Named Executive Officers received expatriate benefits in Fiscal 2008.

Special Aircraft Provision – Due to personal circumstances, Mr. Jarvis maintains his primary residence in the San Francisco Bay Area. As part of the employment arrangement with Mr. Jarvis, we agreed to reimburse him for his travel to and from his primary residence on a chartered aircraft. Dell also agreed to provide a gross-up payment to Mr. Jarvis to cover the federal income tax resulting from providing Mr. Jarvis with this perquisite. Details of the amounts paid in Fiscal 2008 can be found in the Summary Compensation Table below.

Other – The executive officers participate in Dell’s other benefit plans on the same terms as other employees. These plans include medical, dental, and life insurance benefits, and the company’s 401(k) retirement savings plan. See ‘‘— Other Benefit Plans” below.

Stock Ownership Guidelines

The Board has established stock ownership guidelines for themselves and Dell’s executive officers to more closely link their interests with those of other Dell stockholders. Under those guidelines, non-employee directors must maintain ownership of Dell common stock having an aggregate value equal to at least 300% of their annual retainer, the Chairman and Chief Executive Officer must maintain ownership of stock having an aggregate value equal to at least 500% of base salary, and all other executive officers must maintain ownership of stock having an aggregate value equal to at least 400% of base salary. A person has three years after becoming subject to the guidelines to attain the specified minimum ownership position. Unvested restricted stock or stock units may be used to satisfy these minimum ownership requirements, but unexercised stock options may not. We believe these ownership guidelines to be in line with the prevalent ownership guidelines among recognized peer companies.

Compliance with these guidelines is evaluated once each year using the average closing price of Dell common stock during the previous fiscal year. As of the last evaluation in February 2008, all directors and executive officers met their ownership requirements.

Administration of Compensation Plans

The Leadership Development and Compensation Committee approves every compensation action for executive officers, including grants of equity awards, which are effective on the day of approval. In addition, the committee annually conducts a comprehensive review of all compensation and benefit plans for the company, with focus on compliance, market competitiveness, program cost, and adherence to our pay-for-performance philosophy.

Employment Agreements, Severance and Change-in-Control Arrangements

Substantially all of Dell’s employees enter into a standard employment agreement upon commencement of their employment. The standard employment agreement primarily addresses intellectual property and confidential and proprietary information matters and does not contain provisions regarding compensation or continued employment.

On September 6, 2007, the Leadership Development and Compensation Committee approved standard severance arrangements for the executive officers other than Mr. Dell. Under the standard agreements, if an executive officer’s employment is terminated without cause, the executive will receive a severance payment equal to 12 months’ base salary and target bonus. The agreements also obligate each executive officer to comply with certain noncompetition and nonsolicitation obligations for a period of 12 months following termination of employment. Mr. Cannon and Mr. Garriques entered into separate severance arrangements with the company upon commencement of their employment in February 2007. The standard severance arrangements will not be applicable to either Mr. Cannon or Mr. Garriques until the expiration of their current arrangements.

Regarding Mr. Cannon and Mr. Garriques, Dell entered into a Letter Agreement addressing severance benefits and a Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement with each executive. If either Mr. Cannon or Mr. Garriques is terminated before January 31, 2012, without cause, or resigns before that date with good reason, he will receive the following cash severance compensation:

Amount of Severance
If termination date falls between:	(less taxes and withholdings)

February 1, 2007 and January 31, 2008	$12 million
February 1, 2008 and January 31, 2009	$10 million
February 1, 2009 and January 31, 2010	$8 million
February 1, 2010 and January 31, 2011	$6 million
February 1, 2011 and January 31, 2012	$4 million

After January 31, 2012, Mr. Cannon and Mr. Garriques become eligible for the standard severance arrangements available to all executive officers.

The Leadership Development and Compensation Committee has authority under our stock plans to issue awards with provisions that accelerate vesting and exercisability in the event of a change-in-control and to amend existing awards to provide for such acceleration. The committee has not previously included and does not plan to include change-in-control acceleration provisions in any awards. The severance agreements provide important protection to the executive officers, are consistent with practice of the peer companies and are appropriate for attraction and retention of executive talent. More information on severance arrangements can be found below under “— Other Benefit Plans — Certain Termination Benefits.”

Recoupment Policy for Performance Based Compensation

If Dell restates its reported financial results, the Board of Directors will review the bonus and other awards made to the executive officers based on financial results during the period subject to the restatement, and to the extent practicable, Dell will recover or cancel any such awards based on having met or exceeded performance targets that would not have been met under the restated financial results.

Other Factors Affecting Compensation

In establishing total compensation for the executive officers, the Leadership Development and Compensation Committee considered the effect of Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation paid to each covered employee. Generally, Section 162(m) of the Internal Revenue Code prevents a company from receiving a federal income tax deduction for compensation paid to a “Named Executive Officer” in excess of $1 million for any year, unless that compensation is performance-based. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by the company’s stockholders. To the extent practical, the committee intends to preserve deductibility, but may choose to provide compensation that is not deductible if necessary to attract, retain, and reward high-performing executives.

Summary Compensation Table

The following table summarizes the total compensation for Fiscal 2008 and Fiscal 2007 for the following persons: Michael S. Dell (principal executive officer), Donald J. Carty (former principal financial officer), and Michael R. Cannon, Ronald G. Garriques, and Mark Jarvis (the three other most highly compensated individuals who were serving as executive officers at the end of Fiscal 2008). These persons are referred to as the “Named Executive Officers.”

						Non-Equity
Name and	Fiscal			Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus[a]	Awards[b]	Awards[b]	Compensation[c]	Compensation[d]	Total
Michael S. Dell	2008	$950,000	—	—	$338,207	—	$1,044,831	$2,333,038
Chairman and Chief Executive Officer	2007	950,000	—	—	2,485,008	—	1,060,881	4,495,889

Donald J. Carty[e]	2008	766,346	—	$317,874	294,131	$934,176	3,746,593	6,059,120
Former Vice Chairman and Chief Financial Officer	2007	51,154	—	133,655	146,320	—	20,000	351,129

Michael R. Cannon	2008	646,154	$2,000,000	2,791,006	2,543,525	547,939	7,547,799	16,076,422
President, Global Operations	2007	—	—	—	—	—	—	—

Ronald G. Garriques	2008	659,615	3,500,000	4,144,338	519,148	524,394	3,014,370	12,361,865
President, Global Consumer	2007	—	—	—	—	—	—	—

Mark Jarvis	2008	173,077	250,000	913,336	—	183,462	5,328,332	6,848,207
Senior Vice President and Chief Marketing Officer	2007	—	—	—	—	—	—	—

(a)	Represents amount paid as sign-on bonus at the commencement of employment. Because annual bonus payments under the Executive Annual Incentive Bonus Plan are performance-based, those amounts are shown under “Non-Equity Incentive Plan Compensation.”

(b)	Represents the dollar amount of equity compensation cost recognized for financial reporting purposes with respect to Fiscal 2008 and 2007, computed in accordance with SFAS 123(R), excluding the impact of estimated forfeitures for service-based vesting conditions. See Note 5 of Notes to Annual Consolidated Financial Statements included elsewhere in this prospectus for a description of the assumptions used in that computation. The actual value realized by the Named Executive Officer with respect to stock awards will depend on the market value of Dell common stock on the date the stock is sold, and with respect to option awards, will depend on the difference between the market value of Dell common stock on the date the option is exercised and the exercise price. The terms of these awards are described in footnote b to the “— Grants of Plan-Based Awards in Fiscal 2008” table below

(c)	Represents amounts earned under the Executive Annual Incentive Bonus Plan.

(d)	Includes New Hire Long-Term Cash Awards made to Mr. Cannon, Mr. Garriques, and Mr. Jarvis. The awards vest as follows: Mr. Cannon’s award vests ratably (20%) over five years, beginning on the first anniversary of the grant date, Mr. Garriques’ award vests ratably (33.3%) over three years, beginning on the first anniversary of the grant date, and Mr. Jarvis’ award vests ratably (8.3%) over twelve quarters, beginning three months after date of grant.

Also includes the cost of providing various perquisites and personal benefits, as well the value of our contributions to the company-sponsored 401(k) plan and deferred compensation plan, and the amount we paid for term life insurance coverage under health and welfare plans. As part the employment arrangement with Mr. Jarvis, we pay Mr. Jarvis’ commuting expenses for travel on chartered aircraft between our headquarters and his principal place of residence in Northern California. See “— Compensation Discussion and Analysis — Benefits and Perquisites.”

The following table provides detail for the aggregate “All Other Compensation” for each of the Named Executive Officers.

		Retirement
		Plans					Personal		Payment for	Long-Term
	Fiscal	Matching	Benefit	Financial	Annual		Commuting	Relocation	Expired Stock	Cash	Consulting
	Year	Contributions	Plans	Counseling	Physical	Security	Expenses	Expenses	Options	Awards	Fees

Mr. Dell	2008	$9,000	$1,081	—	—	$1,034,750	—	—	—	—	—
	2007	8,800	1,081	—	—	1,051,000	—	—	—	—	—
Mr. Carty	2008	—	5,278	—	$1,923	—	—	—	$3,739,392	—	—
	2007	—	—	—	—	—	—	—	—	—	—
Mr. Cannon	2008	9,000	6,855	—	—	—	—	$31,944	—	$7,500,000	—
Mr. Garriques	2008	9,000	690	$4,680	—	—	—	—	—	3,000,000	—
Mr. Jarvis	2008	2,077	1,930	—	—	—	$315,387	—	—	3,000,000	$2,008,938

The amounts shown for Mr. Dell’s security costs represent the amount of company-paid expenses relating to personal and residential security. This security is provided to Mr. Dell pursuant to a Board-authorized security program. The Board believes that Mr. Dell’s personal safety and security are of vital importance to the company’s business and prospects and, therefore, that these costs are appropriate corporate business expenses. Nevertheless, because these costs can be viewed as conveying personal benefits to Mr. Dell, they are reported as perquisites in this column. In conjunction with our security operations, we also provide certain security services to members of Mr. Dell’s immediate family and at locations other than Mr. Dell’s principal residence. Mr. Dell fully reimburses the company for the incremental costs attributable to such services.

The amount shown for Mr. Carty under “Payment for Expired Stock Options” represents amount paid with respect to expired in-the-money stock options. After we delayed the filing of our Annual Report on Form 10-K for Fiscal 2007, we suspended the exercise of employee stock options. As a result, Mr. Carty had 192,000 options, granted in his capacity as a director prior to becoming an employee, that expired while he had no ability to exercise or otherwise prevent their expiration. As a result, Mr. Carty, along with other similarly situated directors, officers and employees, received payment equal to the in-the-money value of the options at expiration. See “Compensation Discussion and Analysis – Long-Term Incentives – Fiscal 2008 Equity Opportunities.” This amount is also included in the director compensation table, see “– Director Compensation” as it represents payments for options Mr. Carty received in his capacity as a director prior to becoming an executive officer.

The amount show for Mr. Jarvis under “Consulting Fees” represents the amount we paid Mr. Jarvis pursuant to a consulting agreement prior to his becoming an executive officer in October 2007.

(e)	Mr. Carty joined the company as Vice Chairman and Chief Financial Officer in January 2007, and was not eligible for any additional compensation for his Board service while he was a Dell employee. Amounts in this table reflect his director compensation earned for Fiscal 2008 and 2007. The amount under Stock Awards represents $44,461 (2008) and $112,597 (2007) for his director grants and $273,413 (2008) and $21,058 (2007) for his employee grants, and the amount under Options Awards represents $53,940 (2008) and $122,728 (2007) for his director grants and $240,191 (2008) and $23,592 (2007) for his employee grants. Mr. Carty’s $20,000 director retainer fee for Fiscal 2007 is reflected under “All Other Compensation.”

Incentive Plan Based Awards

The following table sets forth certain information about plan based awards that were made to the Named Executive Officers during Fiscal 2008. For more information about the plan under which these awards were granted, see the “— Compensation Discussion and Analysis” above.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

		Estimated Future Payouts Under
		Non-equity Incentive Plan Awards[a]
						All other
					All Other	Options	Exercise
					Stock	Awards:	or	Closing
					Awards:	Number of	Base Price	Price on	Grant
					Number of	Securities	of	the Date	Date
	Grant				Shares of	Underlying	Option	of	Fair
Name	Date	Threshold	Target	Maximum	Stock Units	Options	Awards[b]	Grant[b]	Value
Mr. Dell	3/8/07	$0	$1,900,000	$5,900,000
Mr. Carty	3/8/07	0	766,346	2,950,000
Mr. Cannon	2/26/07				375,000[c]				$8,986,875
	2/26/07					1,500,000[d]	$23.97	$23.80	9,375,000
	3/8/07	0	646,154	2,950,000
Mr. Garriques	2/19/07				900,000[e]				21,793,500
	2/19/07					500,000[f]	24.22	24.39	3,513,000
	3/8/07	0	659,615	2,950,000
Mr. Jarvis	10/15/07	0	173,077	519,231
	10/15/07				324,000[e]				9,141,660

(a)	Because we exceeded revenue growth threshold goals, the company modifier was 106% for Fiscal 2008. For actual award amounts, see “— Summary Compensation Table — Non-Equity Incentive Plan Compensation.” For more information on the annual incentive bonus, see “— Compensation Discussion and Analysis — Individual Compensation Components — Annual Incentive Bonus.”

(b)	The exercise price is calculated using the average of the high and low sales prices for Dell common stock on the date of grant. For Mr. Garriques’ grant on February 19, 2007, the prices for February 16, 2007, the last trading day prior to February 19, 2007, were used due to the market holiday on February 19, 2007.

(c)	Represents restricted stock units that vest ratably over three years (33.3% per year) beginning on the first anniversary of the date of grant. All unvested restricted stock will forfeit upon resignation or termination as a Dell employee.

(d)	Represents stock options with an exercise price equal to the average of the high and low sales prices for Dell common stock on the date of grant. These options vest and become exercisable ratably over three years (33.3% per year) beginning on the first anniversary of the date of grant. All unvested options expire upon the termination of employment for any reason other than death or permanent disability. All unvested options vest immediately upon death or permanent disability, and all options expire one year later. If employment is terminated for conduct detrimental to the company, all options (whether or not vested) expire immediately. If employment is terminated as a result of normal retirement, vested options expire the third year after such retirement. If employment is terminated for any other reason, all vested options expire 90 days after such termination. In any event, the options expire ten years from the date of grant unless otherwise expired as described above. All options are transferable to family members under specified circumstances.

(e)	Represents restricted stock units that vest ratably over five years (20% per year) beginning on the first anniversary of the date of grant. All unvested restricted stock will forfeit upon resignation or termination of employment for any reason other than death or permanent disability. All unvested restricted stock units vest immediately upon death or permanent disability.

(f)	Represents stock options with an exercise price equal to the average of the high and low sales prices for Dell common stock on the date of grant. These options vest and become exercisable ratably over five years (20% per year) beginning on the first anniversary of the date of grant. All unvested options expire upon the termination of employment for any reason other than death or permanent disability. All unvested options vest immediately upon death or permanent disability, and all options expire one year later. If employment is terminated for conduct detrimental to the company, all options (whether or not vested) expire immediately. If employment is terminated as a result of normal retirement, vested options expire the third year after such retirement. If employment is terminated for any other reason, all vested options expire 90 days after such termination. In any event, the options expire ten years from the date of grant unless otherwise expired as described above. All options are transferable to family members under specified circumstances.

The following table sets forth certain information about outstanding option and stock awards held by the Named Executive Officers as of the end of Fiscal 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards					Stock Awards

	Number of Securities Underlying
	Unexercised Options						Equity Incentive Plan Awards
						Market	Number of	Market
					Number of	value of	Unearned	Payout Value
					Shares or	Shares or	Shares, Units	of Unearned
					Units	Units of	or Other	Shares, Units
			Option	Option	Stock that	Stock that	Rights That	or Other
			Exercise	Expiration	Have Not	Have Not	Have Not	Rights That
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested[a]	Vested	Have Vested[a]
Mr. Dell	4,800,000	—	$28.90	7/17/2008
	805,595	—	44.69	9/23/2009
	900,000	—	43.44	3/2/2010
	145,555	—	45.90	3/24/2010
	350,000	—	37.59	8/22/2010
	500,000	—	22.94	2/12/2011
	307,285	—	21.72	3/23/2011
	500,000	—	24.09	6/18/2011
	500,000	—	27.64	3/7/2012
	64,940	—	21.39	3/22/2012
	320,000	80,000[b]	26.19	3/6/2013
	400,000	—	34.24	9/4/2013
	400,000	—	32.99	3/4/2014
Mr. Carty	22,492[c]	—	28.90	7/17/2008
	16,284[c]	—	43.91	7/16/2009
	16,298[c]	—	52.16	7/20/2010
	24,080[c]	—	28.24	7/19/2011
	28,420[c]	—	26.32	7/18/2012
	11,996[c]	—	33.35	7/18/2013
	7,492[c]	—	35.60	7/16/2014
	7,539[c]	—	40.91	7/15/2015
	3,155[c]	12,620[d]	19.55	7/21/2016
	38,000	152,000[e]	25.27	1/2/2017
					45,037[f]	$916,503
Mr. Cannon	—	1,500,000[g]	23.97	2/26/2017	375,000[h]	7,631,250
Mr. Garriques	—	500,000[i]	24.22	2/19/2017	900,000[j]	18,315,000
Mr. Jarvis	—	—	—	—	324,000[k]	6,593,400

(a)	Value based on the closing stock price of Dell common stock on February 1, 2008 ($20.35).

(b)	These options vested on March 6, 2008.

(c)	These awards were granted to Mr. Carty in his capacity as a member of the Board of Directors prior to his becoming an executive officer.

(d)	The options become exercisable ratably on July 1 of 2008 through 2011.

(e)	These options become exercisable ratably on January 2 of 2009 through 2012.

(f)	Represents unvested restricted stock. Of these shares, 5,037 were granted to Mr. Carty in his capacity as a member of the Board of Directors prior to his becoming an executive officer, and vest as follows: 375 shares vest on July 16, 2008, and July 16, 2009; 1,166 shares vest on July 1 of 2008, 2009 and 2010; and 789 shares vest on July 1, 2011. The remaining 40,000 shares were granted to Mr. Carty as an employee and will vest ratably on January 2 of 2009, 2010, 2011 and 2012.

(g)	Of these options, 33.33% became exercisable on February 26, 2008, and the remainder become exercisable ratably on February 26 of 2009 and 2010.

(h)	Restricted stock, of which 33.33% vested on February 26, 2008, and the remainder vests ratably on February 26 of 2009 and 2010.

(i)	Of these options, 20% became exercisable on February 19, 2008, and the remainder become exercisable ratably on February 19 of 2009 through 2012.

(j)	Restricted stock, of which 20% vested on February 19, 2008, and the remainder vests ratably on February 19 of 2009 through 2012.

(k)	Restricted stock vesting ratably on October 15 of 2008 through 2010.

The following table sets forth certain information about option exercises and vesting of restricted stock during Fiscal 2008 for the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2008

	Option Awards		Stock Awards

	Number of Shares	Value Realized	Number of Shares	Value Realized on
Name	Acquired on Exercise	upon Exercise	Acquired on Vesting	Vesting[a]

Mr. Dell	—	—	—	—
Mr. Carty[b]	—	—	15,375	$372,450
Mr. Cannon	—	—	—	—
Mr. Garriques	—	—
Mr. Jarvis	—	—	—	—

(a)	Computed using the fair market value of the stock on the date of vesting.

(b)	Represents the vesting of restricted stock of which 5,375 shares ($129,100) shares were granted to Mr. Carty in his capacity as a member of the Board of Directors prior to his becoming an executive officer. The remaining 10,000 shares ($243,350) were granted to Mr. Carty during his service as an executive officer.

Equity Compensation Plans

Equity Compensation Plans Approved by Stockholders

Stock Option Plans — Stockholders have approved the 1994 Incentive Plan and the 2002 Long-Term Incentive Plan. Although options are still outstanding under the 1994 plan, no shares are available for future awards. We currently use the 2002 Long-Term Incentive Plan for stock-based incentive awards. These awards can be in the form of stock options, stock appreciation rights, stock bonuses, restricted stock, restricted stock units, performance units, or performance shares.

Equity Compensation Plans Not Approved by Stockholders

Broad Based Stock Option Plan — In October 1998, the Board approved the Broad Based Stock Option Plan, which permitted awards of fair market value stock options to non-executive employees. While there are still shares outstanding in this plan, the plan was terminated by the Board in November 2002, and options are no longer being awarded under this plan.

EQUITY COMPENSATION PLANS

				Number of Securities
				Remaining Available for
				Future Issuance Under Equity
	Number of Securities to be			Compensation Plans
	Issued Upon Exercise of		Weighted-Average Exercise	(excluding securities
Plan Category	Outstanding Options		Price of Outstanding Options	reflected in first column)
Plans approved by Stockholders	293,176,898		$32.18	292,945,664[a]
Plans not approved by stockholders	4,435,015	[b]	$39.40	0	[c]

(a)	Shares that were available for issuance under the 2002 Long-Term Incentive Plan. Of the shares available under the 2002 plan, 155,701,439 shares were available to be issued in the form of restricted stock. All information is as of the end of Fiscal 2008.

(b)	This is the number of shares that were issuable pursuant to options granted under the Broad Based Stock Option Plan and were outstanding as of the end of Fiscal 2008.

(c)	The Broad Based Stock Option Plan was terminated in November 2002, and, consequently, no shares are available for future awards.

Other Benefit Plans

401(k) Retirement Plan — We maintain a 401(k) retirement savings plan that is available to substantially all U.S. employees. We match 100% of each participant’s voluntary contributions up to 5% of the participant’s compensation, and a participant vests immediately in the matching contributions. Participants may invest their contributions and the matching contributions in a variety of investment choices, including a Dell common stock fund, but are not required to invest any of their contributions or matching contributions in Dell common stock.

Deferred Compensation Plan — We also maintain a nonqualified deferred compensation plan that is available to executives. Under the terms of this plan, we match 100% of each participant’s voluntary deferrals up to 3% of the participant’s compensation that exceeds the qualified plan compensation limit. A participant may defer up to 50% of their base salary and up to 100% of their annual incentive bonus. Matching contributions vest ratably over the first five years of employment (20% per year). A participant’s funds are distributed upon the participant’s death or retirement (at age 65 or older) or, under certain circumstances, at the request of the participant, during the participant’s employment, and can be taken in a lump sum or installments (monthly, quarterly, or annually) over a period of up to 10 years. Vested funds may be withdrawn, with potential penalties, at the participant’s request or proof of financial hardship. The investment choices for the deferred compensation plan contributions generally are the same as those available in the broader 401(k) retirement savings plan except that there is no Dell common stock fund in this plan. Upon a corporate merger, consolidation, liquidation, or other type of reorganization that constitutes a change of control under the plan, the plan will be terminated and all benefits will be paid.

The following table describes the contributions, earnings, and balance at the end of Fiscal 2008 for each of the Named Executive Officers who participate in the deferred compensation plan.

NONQUALIFIED DEFERRED COMPENSATION PLAN AT FISCAL YEAR-END 2008

				Aggregate
	Executive	Company		Withdrawals/
	Contributions in Last	Contributions in	Aggregate Earnings	Distributions in	Aggregate Balance
Name	Fiscal Year	Last Fiscal Year	in Last Fiscal Year [a]	Last Fiscal year	at Fiscal Year-end
Mr. Dell	—	—	534,848	—	$6,451,603
Mr. Carty	—	—	-71,854	—	913,869

(a)     Not reported as compensation to the Named Executive Officers for tax purposes.

Certain Termination Benefits — All of our equity awards contain provisions that accelerate the vesting of the awards upon the death or permanent disability of the holder. These provisions are generally applicable to all Dell employees, including the executive officers. In addition, as described above under “Compensation Discussion and Analysis — Employment Agreements, Severance, and Change-in-Control Arrangements,” Dell has severance agreements with each of the Named Executive Officers other than Mr. Dell. The following table sets forth, for each of the Named Executive Officers, potential severance payments and the aggregate value of the awards that were subject to such vesting acceleration at the end of Fiscal 2008, in each case assuming the applicable event occurred on February 1, 2008 (the last business day of Fiscal 2008.)

		Acceleration Benefit Death or
Named Executive Officer	Severance Payment[a]	Permanent Disability[b]
Mr. Dell	—	—
Mr. Carty	$1,550,000	$926,599
Mr. Cannon	10,000,000	7,631,250
Mr. Garriques	10,000,000	14,652,000
Mr. Jarvis	1,200,000	6,593,400

(a)	Severance payments under the executive officer severance agreements are only payable if the executive’s employment is terminated “without cause.” In general, an executive is terminated without cause under these agreements unless the executive is terminated for violating confidentiality obligations, violating certain laws, committing a felony or making a plea of guilty or nolo contendere with respect to a felony, committing gross negligence or insubordination, refusing to implement directives issued by the executive’s manager, breaching a fiduciary duty to Dell, violating Dell’s Code of Conduct, unsatisfactory job performance, chronic absenteeism, or misconduct.

Under their individual Letter Agreements, Mr. Cannon and Mr. Garriques will receive certain severance payments if they resign “with good reason,” which they are deemed to have if Dell requires them to report to anyone other than Dell’s Chief Executive Officer. In addition, Mr. Cannon may also resign “with good reason” if Dell substantially and materially reduces his job title or authority, reduces his target cash compensation by more than 10%, unless the same reduction applies to other executive officers, or materially breaches its obligations under the agreement.

(b)	Represents the sum of (1) the in-the-money value of unvested stock options that were subject to vesting acceleration in the event of death or permanent disability and (2) the value of unvested restricted stock, restricted stock units, and performance-based units that were subject to vesting acceleration in the event of death or permanent disability. All values were computed as of the end of Fiscal 2008 are based on the closing price of Dell common stock on the last day of Fiscal 2008 ($20.35).

Director Compensation

Mr. Dell and Mr. Carty were the only members of the Board who were also Dell employees in Fiscal 2008, and they did not receive any additional compensation for serving on the Board. This section describes the Fiscal 2008 compensation of our non-employee directors, including compensation attributed to Mr. Carty in his capacity as a director prior to his becoming an executive officer. Details regarding Mr. Carty’s compensation as an executive officer for Fiscal 2008 can be found under “Executive Compensation”. Following Mr. Carty’s resignation as Vice Chairman and Chief Financial Officer on June 13, 2008, he began receiving the standard director annual compensation, as described below, in conjunction with his re-election to the Board on July 2008.

Annual Retainer Fee — Each non-employee director receives an annual retainer fee, which, during Fiscal 2008, was $75,000. The chair of the Audit Committee receives an additional annual retainer of $20,000; the chair of each of the other Board committees receives an additional annual retainer of $15,000; and the Presiding Director receives an additional annual retainer of $15,000 if he or she is not the chair of a Board committee. Each director can receive the retainer in cash, defer all or a portion into a deferred compensation plan, or receive fair market value stock options or restricted stock units in lieu of cash. Amounts deferred into the deferred compensation plan are payable in a lump sum or in installments beginning upon termination of service as a director. The number of options or restricted stock units received in lieu of the annual retainer fee (or the method of computing the number) and the terms and conditions of those awards are determined from time to time by the Leadership Development and Compensation Committee. The annual retainers are payable at the first Board meeting after the annual stockholders’ meeting for all members elected by the stockholders. For new members appointed by the Board, the retainer is payable at the first Board meeting attended by the new director.

Option and Stock Unit Awards — The non-employee directors are also eligible for stock option and restricted stock unit awards. The number of options and units awarded, as well as the other terms and conditions of the awards (such as vesting and exercisability schedules and termination provisions), are generally within the discretion of the Leadership Development and Compensation Committee, except that (a) no non-employee director may receive awards (not including awards in lieu of annual cash retainer)

covering more than 50,000 shares of common stock in any year (other than the year the director joins the Board, when the limit is two times the normal annual limit), (b) the exercise price of any option cannot be less than the fair market value of the common stock on the date of grant, and (c) no option can become exercisable, and no restricted stock unit can become transferable, earlier than six months from the date of grant.

Option and restricted stock unit awards are granted at the first Board meeting after the annual stockholders’ meeting for all members elected by the stockholders. For new members appointed by the Board, option and restricted stock unit awards are granted on the date of the first Board meeting attended by the new director.

Other Benefits — We reimburse directors for their reasonable expenses associated with attending Board meetings and provide them with liability insurance coverage for their activities as directors.

Under our Certificate of Incorporation and Bylaws, the directors are entitled to indemnification from Dell to the fullest extent permitted by Delaware corporate law. We have entered into indemnification agreements with each of the non-employee directors. Those agreements do not increase the extent or scope of the indemnification provided, but were entered into to establish processes and procedures for indemnification claims.

Director Compensation During Fiscal 2008 — The following table sets forth the compensation paid to the non-employee directors for Fiscal 2008, including compensation attributable to Mr. Carty in his capacity as a director prior to his becoming an executive officer.

	Fees Earned		Equity Awards[a]
	or		Restricted		All Other
Name	Paid in Cash		Stock/Units	Options	Compensation		Total
Mr. Carty[b]	—		$44,461	$53,940	$3,739,392	[d]	$3,837,793
Mr. Gray	$75,000		55,360	53,940	—		184,300
Ms. Krawcheck	—		57,991	121,463	—		179,453
Mr. Lafley	75,000	[c]	57,991	53,347	—		186,338
Ms. Lewent	—		145,347	59,742	—		205,089
Mr. Luce	—		136,515	32,936	—		169,451
Mr. Luft.	—		130,338	66,858	—		197,196
Mr. Mandl	75,000		55,360	53,940	—		184,300
Mr. Miles	90,000		55,360	59,742	3,873,543	[d]	4,078,645
Mr. Nunn	—		145,347	59,742	—		205,089

(a)	Represents the dollar amount of equity compensation cost recognized for financial statement reporting purposes with respect to Fiscal 2008 for awards granted in and prior to Fiscal 2008, computed in accordance with SFAS 123(R), excluding the impact of estimated forfeitures for service-based vesting conditions. See Note 5 of Notes to Annual Consolidated Financial Statements included elsewhere in this prospectus for a description of the assumptions used in that computation. The actual value realized by the director with respect to restricted stock and stock unit awards will depend on the market value of Dell common stock on the date the underlying stock is sold, and the actual value realized by the director with respect to option awards will depend on the difference between the market value of Dell common stock on the date the option is exercised and the exercise price.

The following table sets forth the number of shares covered by awards made in Fiscal 2008. All of these awards were made on December 4, 2007, the date of the first Board meeting following last year’s annual meeting of stockholders.

	Annual	Restricted	Stock
	Restricted	Stock Units in	Options in
	Stock Unit	Lieu of	Lieu of
Name	Award	Retainer	Retainer
Mr. Carty	—	—	—
Mr. Gray	8,475	—	—
Ms. Krawcheck	8,475	—	9,540
Mr. Lafley	8,475	—	—
Ms. Lewent	8,475	3,813	—
Mr. Luce	8,475	4,023	—
Mr. Luft	8,475	3,177	—
Mr. Mandl	8,475	—	—
Mr. Miles	8,475	—	—
Mr. Nunn	8,475	3,813	—

The restricted stock units included in the Annual Restricted Stock Unit Award column vest ratably over three years (33.33% per year), so long as the director remains a member of the Board. The portion that is unvested at the time the director ceases to be a member of the Board (other than by reason of mandatory retirement, death or permanent disability) is forfeited. All unvested restricted stock units vest immediately upon mandatory retirement, death or permanent disability. The grant date fair value for these awards, computed in accordance with SFAS 123(R), was $200,010 for each of the Annual Restricted Stock Unit Awards.

The restricted stock units included in the Restricted Stock Units in Lieu of Retainer column were granted pursuant to the director’s election to receive restricted stock units in lieu of their annual cash retainer. These units were fully vested at grant, but may not be sold or transferred for six months following the grant. The number of shares was determined by dividing the foregone retainer amount by the fair market value of Dell common stock on the date of grant ($23.60). The grant date fair value for these awards, computed in accordance with SFAS 123(R), was equal to the amount of the foregone retainer ($95,000 in the case of Mr. Luce, $90,000 in the case of Ms. Lewent and Mr. Nunn, and $75,000 in the case of Mr. Luft).

The options included in the Stock Options in Lieu of Retainer column were granted pursuant to Ms. Krawcheck’s election to receive stock options in lieu of her $75,000 annual cash retainer. This option award vests immediately and becomes exercisable ratably over 5 years (20% per year). The options expire 10 years from the date of grant. The number of options was determined by dividing 300% of the foregone retainer amount by the exercise price which was set at the fair market value of the common stock on the date of grant ($23.60). The grant date fair value for this award, computed in accordance with SFAS 123(R), was $68,116.

The following table sets forth the number of shares of restricted stock or stock units and the number of shares underlying stock options held by each of the non-employee directors as of the end of Fiscal 2008.

	Restricted
	Stock/Restricted
Name	Stock Units	Stock Options
Mr. Carty	5,037	150,376
Mr. Gray	13,512	83,375
Ms. Krawcheck	17,941	56,865
Mr. Lafley	17,941	47,325
Ms. Lewent	17,325	157,669
Mr. Luce	17,178	37,208
Mr. Luft	16,689	165,091
Mr. Mandl	13,512	167,704
Mr. Miles	13,512	162,514
Mr. Nunn	17,325	182,549

The information for Mr. Carty reflects awards he received in his capacity as a director prior to becoming an executive officer. For information regarding awards he received as an executive officer, see “Executive Compensation”.

(b)	The amount in the Equity Awards columns reflects expenses attributable to Mr. Carty’s awards granted in his capacity as a director prior to his becoming an executive officer. During his tenure as an executive officer, he was not eligible for additional compensation for concurrent service on the Board. For a description of Mr. Carty’s compensation as an executive officer, see “Executive Compensation”.

(c)	Mr. Lafley deferred his $75,000 retainer into the deferred compensation plan.

(d)	Represents amount paid with respect to expired in-the-money stock options. After we delayed the filing of our Annual Report on Form 10-K for Fiscal 2008, we suspended the exercise of stock options. As a result, Mr. Miles had 198,888 options that expired while he had no ability to exercise or otherwise prevent their expiration. Along with other similarly situated directors, officers and employees, Mr. Miles received payment equal to the in-the-money value of the options at expiration. For information on the amount paid to Mr. Carty, see “Executive Compensation — Summary Compensation Table.”

CORPORATE GOVERNANCE

Director Independence — The Board of Directors believes that the interests of the stockholders are best served by having a substantial number of objective, independent representatives on the Board. For this purpose, a director will be considered to be “independent” only if the Board affirmatively determines that the director does not have any direct or indirect material relationship with Dell that may impair, or appear to impair, the director’s ability to make independent judgments.

The Board has recently evaluated all relationships between each director and Dell and has made the following determinations with respect to each director’s independence:

Director Independence
Director	Status[a]
Mr. Carty	Not Independent[b]
Mr. Dell	Not Independent[c]
Mr. Gray	Independent
Ms. Krawcheck	Independent[d]
Mr. Lafley	Independent[e]
Ms. Lewent	Independent
Mr. Luce	Independent[f]
Mr. Luft	Independent[g]
Mr. Mandl	Independent[h]
Mr. Miles	Independent[i]
Mr. Nunn	Independent

(a)	Unless otherwise noted, the Board’s determination that a director is independent was made on the basis of the standards set forth in the Corporate Governance Principles that are located at on our website at www.dell.com/corporategovernance.

(b)	Mr. Carty served as our Vice Chairman and Chief Financial Officer until June 2008 and, therefore, is not independent in accordance with the standards set forth in the Corporate Governance Principles.

(c)	Mr. Dell serves as our Chairman of the Board and Chief Executive Officer and, therefore, is not independent in accordance with the standards set forth in the Corporate Governance Principles.

(d)	Ms. Krawcheck serves as Chairman and Chief Executive Officer of Citi Global Wealth Management. During Fiscal 2008, we were both a customer of and a supplier to Citi, and the Board considered those relationships in assessing Ms. Krawcheck’s independence.

(e)	Mr. Lafley serves as Chairman and Chief Executive Officer of The Procter & Gamble Co., and during Fiscal 2008, we were a supplier to Procter & Gamble. In addition, Mr. Lafley is a director of the United Negro College Fund, and we made contributions to the UNCF during Fiscal 2008. The Board considered those relationships in assessing Mr. Lafley’s independence.

(f)	Mr. Luce serves as the President and Chief Executive Officer and a director of the National Math and Science Initiative, Inc. (“NMSI”), a not-for-profit organization dedicated to expanding programs that have a proven impact on math and science. The Michael and Susan Dell Foundation donated $1,000,000 to NMSI in Fiscal 2008. After considering all the surrounding facts and circumstances, the Board concluded that this relationship is not material and does not otherwise impair, or appear to impair, Mr. Luce’s ability to make independent judgments and, therefore, does not prevent Mr. Luce from being considered an “independent” director. In addition to the small size of the contribution in relation to NMSI’s total expected funding, the Board considered the following facts: (a) NMSI’s charitable purposes are squarely within the historical philanthropic focus of The Michael and Susan Dell Foundation; and (b) Mr. Luce is not compensated by NMSI and, thus, derives no financial benefit from the contribution.

(g)	Mr. Luft serves as Vice Chairman and International Advisor to Goldman Sachs Europe Limited. During Fiscal 2008, we were a supplier to Goldman Sachs. The Board considered this relationship in assessing Mr. Luft’s independence.

(h)	Mr. Mandl is the non-Executive Chairman of Gemalto and during Fiscal 2008, was the Executive Chairman of Gemalto. During Fiscal 2008, we were a supplier to Gemalto. The Board considered this relationship in assessing Mr. Mandl’s independence.

(i)	Mr. Miles’ son, Michael Miles, Jr., is President and Chief Operating Officer of Staples, Inc. Dell supplies products to Staples which Staples sells to its retail customers. The Board considered this relationship in assessing Mr. Miles’ independence.

The Board will continue to monitor the standards for director independence established under applicable law or NASDAQ listing requirements and will ensure that our Corporate Governance Principles continue to be consistent with those standards.

Board Committees — The Board maintains the following committees to assist it in discharging its oversight responsibilities. The Audit Committee is comprised entirely of directors who satisfy the standards of independence established under our Corporate Governance Principles, as well as additional or supplemental independence standards applicable to audit committee members established under applicable law and NASDAQ listing requirements. The Leadership Development and Compensation Committee and the Governance and Nominating Committee are comprised entirely of directors who satisfy the standards of independence established in our Corporate Governance Principles. A majority of the members of the Finance Committee are directors who satisfy the standards of independence established in our Corporate Governance Principles.

Compensation Committee Interlocks and Insider Participation

Mr. Gray, Mr. Lafley, Mr. Nunn and Mr. Miles are not officers or employees, or former officers or employees, of Dell or any of its subsidiaries. No interlocking relationship exists between the members of Dell’s Board of Directors or the Leadership Development and Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

STOCK OWNERSHIP

The following table sets forth certain information, as of April 30, 2008, about the ownership of Dell common stock by (a) the directors (including the persons nominated to be directors), (b) each Named Executive Officer, (c) all current directors and executive officers as a group, and (d) each person known to us to be the beneficial owner of more than 5% of the total number of shares outstanding. Unless otherwise indicated, each person named below holds sole investment and voting power over the shares shown.

					Total as a
					Percentage of
			Options	Total	Shares
	Number of		Exercisable	Beneficial	Outstanding
Beneficial Owner	Shares Owned		Within 60 Days	Ownership	(if 1% or more)[a]

Michael S. Dell	217,739,577	[b]	10,073,375	227,812,952	11.22%
One Dell Way
Round Rock, Texas 78682
Southeastern Asset Management, Inc.	118,477,541		—	118,477,541	5.3%
6410 Poplar Avenue, Suite 900
Memphis, Tennessee 38119
Donald J. Carty	609,902		175,756	785,658	—
William H. Gray, III	12,380		70,755	83,135	—
Sallie L. Krawcheck	11,832		9,465	21,297	—
Alan (A.G.) Lafley	11,832		9,465	21,297	—
Judy C. Lewent	15,057		145,049	160,106	—
Thomas W. Luce, III	47,688	[c]	18,488	66,176	—
Klaus S. Luft	10,020		152,435	162,455	—
Alex J. Mandl	11,088	[d]	155,084	166,172	—
Michael A. Miles	278,003		149,894	427,897	—
Sam Nunn	15,371		169,929	185,300	—
Michael R. Cannon	84,705		500,000	584,705	—
Ronald G. Garriques	0		100,000	100,000	—
Mark Jarvis	0		0	0	—
Directors and executive officers as a group (22 persons)	219,172,336		20,507,002	239,679,338	11.74%

(a)	Other than the percentage reported for Southeastern Asset Management, Inc., the percentage is based on the number of shares outstanding (2,020,664,594) at the close of business on April 30, 2008. The percentage reported for Southeastern Asset Management, Inc. is based on their Form 13G filed with the SEC on February 13, 2008.

(b)	Includes 1,482,435 shares held in a trust for the benefit of Mr. Dell’s children of which he is the trustee. Does not include 26,449,112 shares held in a separate property trust for Mr. Dell’s spouse and 1,482,434 shares held in a trust for the benefit of his children of which his spouse is trustee.

(c)	Includes 39,778 shares held in a personal retirement plan.

(d)	Includes 6,051 shares held by Mr. Mandl’s spouse and 1,300 shares held in an IRA for Mr. Mandl’s spouse.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our Board of Directors have relationships as directors or executive officers. For Fiscal 2008, 2007 and 2006, none of these transactions was material, either individually or collectively.

Aircraft Reimbursement

Certain of our executive officers own private aircraft, either outright or through fractional share ownership arrangements. Under our executive travel policy, which has been approved by the Leadership Development and Compensation Committee of the Board of Directors, we reimburse certain executive officers for the cost of using their private aircraft while traveling on Dell business. Our reimbursement covers variable costs, plus a pro rata portion of the management fees, attributable to the executive’s Dell business travel, but does not cover any depreciation or other reimbursement for capital costs or purchase price. During Fiscal 2008, 2007 and 2006, we reimbursed the following executive officers (or wholly-owned entities through which they own their aircraft) the following amounts:

Executive Officer	Reimbursement Amount

	Fiscal 2008	Fiscal 2007	Fiscal 2006

Mr. Dell	$2,853,444	$1,861,356	$1,172,337
Mr. Carty	44,033	—	—
Mr. Cannon	74,640	—	—
Mr. Garriques	8,660	—	—
Mr. Parra	—	206,423	67,260
Mr. Rollins	—	2,489,321	2,485,652
Mr. Schneider	—	183,201	130,988

Acquisition of MessageOne Inc.

On April 22, 2008, we acquired MessageOne Inc. pursuant to an Agreement and Plan of Merger, dated February 11, 2008, for approximately $155 million in cash plus an additional $10 million to be used for management retention. MessageOne, which provides Software-as-a-Service enabled, enterprise-class email business continuity, compliance, archiving and disaster recovery services, was co-founded by Adam Dell, the brother of Michael Dell, our Chairman and Chief Executive Officer and the beneficial owner of approximately 10% of the outstanding Dell common stock. Adam Dell served as MessageOne’s non-executive chairman of the board, but was not a member of MessageOne management.

The acquisition of MessageOne was identified and acknowledged by our Board of Directors as a related party transaction because Michael Dell and his family hold indirect ownership interests in MessageOne. Consequently, our Board directed management to implement a series of measures designed to ensure that the transaction was considered, analyzed, negotiated and approved objectively and independent of any control or influence from the related parties.

Related Party Interests — The following information about the relationships between Dell family members and MessageOne was provided to us by MessageOne and representatives of the Dell family.

Adam Dell is the sole owner and member of Impact Venture Advisors, LLC, which is the sole general partner of Impact Venture Partners, L.P. and Impact Entrepreneurs Fund, L.P. Michael Dell, Susan Dell and a trust for the Dell’s minor children collectively own a 25% limited partner interest in Impact Venture Partners and a 43% limited partner interest in Impact Entrepreneurs Fund. Alexander and Lorraine Dell, Mr. Dell’s parents, own a 14% limited partner interest in Impact Entrepreneurs Fund. These investments in Impact Venture Partners and Impact Entrepreneurs Fund were made in December 1999 and January 2000, respectively.

Both Impact Venture Partners and Impact Entrepreneurs Fund were investors in MessageOne and held shares of capital stock in MessageOne (and options or warrants to acquire shares of capital stock) that represented 22.31% and 1.73%, respectively, of MessageOne’s total capital stock outstanding on a fully diluted and as-converted basis.

As a result of their investments in MessageOne, assuming that no indemnification payments are required under the acquisition agreement, Impact Venture Partners and Impact Entrepreneurs Fund will receive approximately $40.56 million and $2.93 million, respectively, of acquisition consideration. Of that consideration, the following amounts will be distributed to Dell family members:

•	Impact Venture Advisors (wholly owned by Adam Dell) will receive approximately $966,000 ($904,000 attributable to its interest in Impact Venture Partners and $62,000 attributable to its interest in Impact Entrepreneurs Fund).

•	Michael Dell, Susan Dell and their children’s will receive collectively approximately $9.79 million (approximately $9.04 million attributable to their interest in Impact Venture Partners and approximately $750,000 attributable to their interest in Impact Entrepreneurs Fund).

•	Mr. Dell’s parents will receive approximately $450,000 (all attributable to their interest in Impact Entrepreneurs Fund).

Michael and Susan Dell indicated that the proceeds which they and their children’s trust received from the acquisition will be donated to charity.

Board Governance Processes — Our acquisition of MessageOne was identified and acknowledged by our Board of Directors from the outset as a potential related party transaction. Consequently, our Board directed that management implement a series of measures designed to ensure that the transaction was considered, analyzed, negotiated and approved objectively and independent of any control or influence from the related parties. Those measures included the following:

•	Michael Dell was excluded from the negotiations and all aspects of the decision-making process.

•	The independent members of our Board of Directors (i.e., the members of our Board other than Michael Dell and Don Carty) explored and analyzed in detail the process by which management identified, proposed, analyzed and negotiated the acquisition to ensure that management was acting independently and in the best interests of Dell Inc. and its stockholders. In addition, in accordance with their respective charters, the Finance Committee of the Board (made up entirely of independent directors) reviewed and analyzed all aspects of the transaction and recommended that the transaction be approved by the full Board and the Audit Committee (also made up entirely of independent directors), the committee charged with approval at the time, reviewed and analyzed the related-party aspects of the transaction and recommended that the transaction be approved by the full Board.

•	Our Board of Directors sought, received and relied upon an opinion from Morgan Stanley & Co. Incorporated to the effect that, as of February 11, 2008, and based upon and subject to the matters stated in its opinion, the consideration to be paid by Dell pursuant to the merger agreement was fair, from a financial point of view, to Dell Inc.

With those measures and after consideration and discussion of the relationships and the interests of Michael Dell and members of the Dell family, our independent directors concluded that the transaction was fair to, and in the best interests of, Dell Inc. and its stockholders and, on that basis, approved the transaction.

Review and Approval of Transactions with Related Persons

The Governance and Nominating Committee of the Board of Directors, pursuant to its written charter, is charged with the responsibility of reviewing and approving or ratifying any transaction required to be disclosed as a “related party” transaction under applicable law, rules, or regulations, including the rules and regulations of the SEC. The Governance and Nominating Committee has not adopted any specific procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented. The Governance and Nominating Committee reviewed each of the transactions described above.

Prior to Fiscal 2009, the Audit Committee of the Board of Directors, pursuant to its written charter, was charged with the responsibility of reviewing and approving or ratifying any transaction required to be disclosed as a “related party” transaction under applicable law, rules, or regulations, including the rules and regulations of the Securities and Exchange Commission. The Audit Committee did not adopt any specific procedures for conducting such reviews and considered each transaction in light of the specific facts and circumstances presented. Other than as described above, no such transactions occurred during Fiscal 2008, 2007 or 2006 that were submitted to the Audit Committee for approval as a “related party” transaction.

BOOK-ENTRY, DELIVERY AND FORM

General

The new notes initially will be represented by one or more global notes in registered form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for, and beneficial owners will not be entitled to receive physical delivery of, notes in certificated form except in the limited circumstances described below. See ‘‘— Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers of the notes with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in the DTC, Euroclear or Clearstream system, as the case may be, may hold their interests therein directly through those systems, as the case may be. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such systems. All interests in a Global Note may be subject to the procedures and requirements of DTC, Euroclear or Clearstream, as the case may be. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC, Euroclear or Clearstream, as the case may be, can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC, Euroclear or Clearstream system, as the case may be, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds applicable to DTC. Euroclear and Clearstream participants may not deliver instructions to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated form (“Certificated Notes”), and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, the settlement systems are under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the holder of the Global Note. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income and estate tax considerations relating to the exchange of new notes for old notes and to the purchase, ownership and disposition of the new notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions as of the date of this prospectus. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those described herein. This summary is addressed only to persons who hold the new notes as capital assets. This summary does not address tax considerations arising under the laws of any foreign, state or local jurisdiction or the effect of any tax treaty. In addition, this discussion does not address tax considerations that are the result of a holder’s particular circumstances or of special rules, such as those that apply to holders subject to the alternative minimum tax, financial institutions, tax exempt organizations, insurance companies, dealers in securities, currencies, or commodities, traders of securities that elect the mark to market method of accounting for their securities, regulated investment companies, real estate investment trusts, United States Holders (as defined below) whose “functional currency” is not the U.S. dollar, certain former citizens or former long-term residents of the United States, governmental bodies or agencies or instrumentalities thereof, or persons who will hold the new notes as a position in a hedging transaction, “straddle” or “conversion transaction.” If a partnership holds new notes, then the United States federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its tax advisor as to its consequences. We have not sought any ruling from the IRS with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

INVESTORS CONSIDERING THE PURCHASE OF NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange of Notes

We believe that the receipt of new notes in exchange for old notes in the exchange offer will not be treated as a taxable exchange for United States federal income tax purposes because the new notes and the old notes are not materially different in kind or in extent. As a result, you will not recognize gain or loss on the exchange of the old notes for new notes, your initial tax basis in the new notes should be the same as your adjusted tax basis in the old notes immediately before such exchange, and your holding period for the new notes should include your holding period for the old notes.

United States Holders

As used in this discussion, “United States Holder” means a beneficial owner of new notes that for United States federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•	a trust (i) if it is subject to the supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Payment or Accrual of Interest

Interest on new notes generally will be taxable to you as ordinary income at the time such interest is actually or constructively received, if you are on the cash method of accounting, or at the time such interest accrues, if you are on the accrual method of accounting. In certain circumstances, we may pay amounts on the old notes that are in excess of the stated interest or principal of the old notes. We believe that the possibility that any such payment will be made is remote so that such possibility will not affect the timing or amount of interest income that you recognize. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable Treasury regulations. Our determination is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above, in which case the timing, character and amount of taxable income in respect of the new notes may be different from that described herein.

Repurchase Options

We may redeem the new notes or the old notes, in whole or in part, at our option (see “Description of New Notes — Optional Redemption”). The Treasury regulations issued under the provisions of the Internal Revenue Code of 1986 (the “Code”) relating to original issue discount contain rules for determining the yield and maturity of debt instruments that are subject to certain options or other contingent payments. Pursuant to those regulations, we believe that no option to redeem, or to cause us to redeem, the new notes or the old notes, should be deemed exercised and thus, the existence of these options to redeem or elect repayment should not affect the calculation of the yield and maturity of the notes or the amount or timing of income recognition with respect to the notes.

Market Discount

Under the market discount rules of the Code, generally if you have purchased an old note or a new note for an amount less than the note’s issue price (plus original issue discount, if any, accrued on the note), the difference will be treated as market discount. You will be required, subject to a de minimis exception, to treat any gain on the sale, exchange or retirement of an old note or new note as ordinary income to the extent of the market discount that has not previously been included in your income and that has accrued on such old note or new note (including, in the case of a new note, any market discount accrued on the old note exchanged for such old note) at the time of such sale, exchange or retirement. In general, market discount accrues on a ratable basis over the remaining term of the new notes or old notes, as the case may be, unless the United States Holder makes an irrevocable election to accrue market discount on a constant yield to maturity basis. A United States Holder who acquires or acquired new notes or old notes at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or continued to purchase or carry such notes until the United States Holder disposes of the notes. A United States Holder who has elected to include market discount in income annually as such discount accrues will not be required to treat any gain realized on disposition as ordinary income or to defer any deductions for interest expense under these rules. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the IRS.

United States Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under the market discount rules, applicable elections, and any other consequences of the market discount rules that may apply to them in particular.

Amortizable Bond Premium

A United States Holder who purchases new notes or has purchased old notes for an amount in excess of their principal amount will be considered to have purchased the notes at a premium. A United States Holder may elect to amortize the premium over the remaining term of the notes on a constant yield to maturity basis, except that, in some cases, amortizable bond premium may be determined by reference to an early call date. The amount amortized in any year will be treated as a reduction of the United States Holder’s interest income from the notes and may not be deducted against any other income of the holder. A United States Holder who elects to amortize any premium on new notes or old notes must reduce its tax basis in the notes by the amount of the premium amortized in any year. An election to amortize premium applies to all taxable debt obligations held by the United States Holder at the beginning of the first taxable year to which the election applies and to all such obligations thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS. Premium on new notes or old notes held by a United States Holder who does not make such an election will decrease the gain or increase the loss otherwise recognized on the disposition of the notes.

Disposition of the New Notes

Except as described above with respect to market discount and amortizable bond premium, upon the sale, exchange, redemption, retirement or other taxable disposition of new notes or old notes, you generally will recognize capital gain or loss equal to the difference between:

•	the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid interest on the notes, which will generally be taxable as ordinary income if you have not previously included such interest in income); and

•	your adjusted tax basis in the notes (which will generally equal the cost of the notes to you, reduced by any previous payments of principal received by you).

Any gain or loss that is recognized on the disposition of the new notes or old notes generally will be capital gain or loss and will be long-term capital gain or loss if you have held the new notes for more than one year. Long-term capital gains of individuals, estates and trusts are generally taxed at a maximum rate of 15%; however, under current law the rate is scheduled to revert to 20% for taxable years beginning after December 31, 2010. Your ability to deduct capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

If you are a U.S. Holder, you generally will be subject to information reporting. You also may be subject to backup withholding tax, currently at a rate of 28%, when you receive interest payments on, or proceeds upon the sale or other disposition of, a new note or old note, if (A) you fail to provide your taxpayer identification number (“TIN”) to the payor in the prescribed manner or otherwise establish that you are exempt from backup withholding (e.g. because you are a corporation or tax-exempt entity); (B) the IRS notifies the payor that the TIN you provided is incorrect; (C) under certain circumstances, you fail to report interest and dividend payments that you receive on your tax return and the IRS notifies the payor that withholding is required; or (D) under certain circumstances, you fail to certify under penalties of perjury that (1) you provided the payor with your correct TIN, (2) you are not subject to backup withholding, and (3) you are a U.S. person (including a U.S. resident alien).

Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

Non-United States Holders

As used in this tax discussion, “non-United States Holder” means any beneficial owner (other than a partnership) of new notes or old notes that is not a United States Holder. The rules governing the United States federal income taxation of a non-United States Holder are complex, and no attempt will be made herein to provide more than a summary of certain of those rules. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF UNITED STATES FEDERAL, STATE AND OTHER TAX LAWS, AS WELL AS FOREIGN TAX LAWS, INCLUDING ANY REPORTING REQUIREMENTS.

Payment of Interest

Interest on new notes or old notes will not be subject to United States federal income tax or withholding tax under the portfolio interest exception if the interest is not effectively connected with your conduct of a trade or business in the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by you in the United States) and if you:

•	do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	are not a controlled foreign corporation related to us through stock ownership;

•	are not a bank that is receiving the interest pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	appropriately certify as to your foreign status.

You generally can meet the certification requirement listed above by providing to us or our agent a properly completed IRS Form W-8BEN. If the portfolio interest exemption is not available to you, then payments of interest on the new notes may be subject to United States federal income tax (which may be collected by withholding) at a rate of 30 percent, unless you provide us or our paying agent with a properly executed IRS Form W-8BEN which evidences your entitlement to an exemption from (or reduction of) withholding under an applicable tax treaty, or the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below.

Interest that is effectively connected with your conduct of a trade or business in the United States (or, if a tax treaty applies, is attributable to a permanent establishment maintained by you in the United States) is not subject to withholding if you provide a properly completed IRS Form W-8ECI. However, you will generally be subject to United States federal income tax on such interest on a net income basis at rates applicable to United States persons generally. In addition, if you are a foreign corporation you may incur a branch profits tax equal to 30% of your effectively connected earnings and profits resulting from such interest, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence.

Disposition of the New Notes

You will generally not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of new notes or old notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under “— Payment of Interest” above) unless the gain is effectively connected with your conduct of a trade or business in the United States (or, if a tax treaty applies, is attributable to a permanent establishment maintained by you in the United States), or you are an individual present in the United States for 183 days or more in the taxable year in which such disposition occurs and certain other conditions are met.

Gain realized on the sale, exchange, redemption, retirement or other taxable disposition of new notes or old notes which is effectively connected with your conduct of a trade or business in the United States (or, if a tax treaty applies, is attributable to a permanent establishment maintained by you in the United States) will generally be subject to United States federal income tax on a net income basis at rates applicable to United States persons generally. In addition, if you are a foreign corporation you may incur a branch profits tax equal to 30% of your effectively connected earnings and profits resulting from such gain, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence.

Certain United States Federal Estate Tax Considerations for Non-United States Holders

New notes and old notes beneficially owned by an individual who is not a citizen or resident of the United States (as defined for United States federal estate tax purposes) at the time of death will generally not be includable in the decedent’s gross estate for United States federal estate tax purposes, provided that the beneficial owner did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote, and provided that, at the time of the holder’s death, payments with respect to such notes would not have been effectively connected with the holder’s conduct of a trade or business within the United States.

Information Reporting and Backup Withholding

Payments to a non-United States Holder of interest on new notes and old notes, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the non-United States Holder.

United States backup withholding tax generally will not apply to payments of interest and principal on new notes or old notes to a non-United States Holder if either of the certification statements described in “— Payment of Interest” is duly provided by the holder or the holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that the holder is a United States person.

Payment of the proceeds of a sale of new notes or old notes effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of new notes or old notes effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-United States Holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale of new notes or old notes effected outside the United States by such a broker if the broker is a United States person or has certain specified connections to the United States.

Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

•	You may not participate in the exchange offer if you are:

•	an “affiliate” (within the meaning of Rule 405 under the Securities Act) of us; or

•	a broker-dealer that acquired old notes directly from us.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such new notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the registration statement relating to the exchange offer. On this basis, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the new notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver this prospectus.

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Procedures for Tendering — Your Representations to Us” in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your old notes in the exchange offer. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes; or

•	a combination of such methods of resale;

at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes of any series that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering this prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the new notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the manner indicated in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than agency fees and commissions and underwriting discounts and commissions and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes will be passed upon for us by Baker Botts L.L.P., Dallas, Texas.

EXPERTS

The financial statements as of February 1, 2008 and February 2, 2007 and for each of the three years in the period ended February 1, 2008 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of February 1, 2008 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DELL INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in millions)

	August 1,	February 1,
	2008	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,623	$7,764
Short-term investments	410	208
Accounts receivable, net	6,451	5,961
Financing receivables, net	1,629	1,732
Inventories, net	1,104	1,180
Other	3,559	3,035

Total current assets	21,776	19,880
Property, plant, and equipment, net	2,588	2,668
Investments	501	1,560
Long-term financing receivables, net	348	407
Goodwill	1,753	1,648
Purchased intangible assets, net	781	780
Other non-current assets	660	618

Total assets	$28,407	$27,561

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$129	$225
Accounts payable	11,215	11,492
Accrued and other	4,271	4,323
Short-term deferred service revenue	2,572	2,486

Total current liabilities	18,187	18,526
Long-term debt	1,840	362
Long-term deferred service revenue	3,117	2,774
Other non-current liabilities	2,357	2,070

Total liabilities	25,501	23,732
Commitments and contingencies (Note 10)
Redeemable common stock and capital in excess of $.01 par value; shares issued and outstanding: 4 and 4, respectively (Note 13)	83	94
Stockholders’ equity:
Preferred stock and capital in excess of $.01 par value; shares issued and outstanding: none	—	—
Common stock and capital in excess of $.01 par value; shares authorized: 7,000; shares issued: 3,332 and 3,320, respectively; shares outstanding: 1,960 and 2,060, respectively	10,781	10,589
Treasury stock at cost: 897 and 785 shares, respectively	(27,488)	(25,037)
Retained earnings	19,599	18,199
Accumulated other comprehensive loss	(69)	(16)

Total stockholders’ equity	2,823	3,735

Total liabilities and equity	$28,407	$27,561

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

DELL INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	August 1,	August 3,	August 1,	August 3,
	2008	2007	2008	2007

Net revenue	$16,434	$14,776	$32,511	$29,498
Cost of net revenue	13,607	11,825	26,719	23,709

Gross margin	2,827	2,951	5,792	5,789

Operating expenses:
Selling, general, and administrative	1,840	1,894	3,752	3,657
Research, development, and engineering	168	155	320	297
In-process research and development	-	-	2	-

Total operating expenses	2,008	2,049	4,074	3,954

Operating income	819	902	1,718	1,835

Investment and other income, net	18	96	143	174

Income before income taxes	837	998	1,861	2,009

Income tax provision	221	252	461	507

Net income	$616	$746	$1,400	$1,502

Earnings per common share:
Basic	$0.31	$0.33	$0.70	$0.67

Diluted	$0.31	$0.33	$0.69	$0.66

Weighted-average shares outstanding:
Basic	1,991	2,237	2,013	2,236
Diluted	1,999	2,264	2,019	2,259

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

DELL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Six Months Ended
	August 1,	August 3,
	2008	2007
Cash flows from operating activities:
Net income	$1,400	$1,502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	381	271
Stock-based compensation	128	194
Excess tax benefits from stock-based compensation	-	(12)
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(110)	31
Deferred income taxes	(19)	(61)
Other	85	28
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(392)	(565)
Financing receivables	19	(118)
Inventories	77	(311)
Other assets	(473)	92
Accounts payable	(328)	114
Deferred service revenue	405	440
Accrued and other liabilities	78	149

Change in cash from operating activities	1,251	1,754

Cash flows from investing activities:
Investments:
Purchases	(788)	(1,765)
Maturities and sales	1,752	2,127
Capital expenditures	(264)	(464)
Proceeds from sale of facility and land	44	-
Acquisition of business, net of cash received	(165)	(19)

Change in cash from investing activities	579	(121)

Cash flows from financing activities:
Repurchase of common stock	(2,451)	-
Issuance of common stock under employee plans	68	21
Excess tax benefits from stock-based compensation	-	12
Issuance (payment) of commercial paper, net	100	(40)
Proceeds from issuance of debt	1,519	25
Repayments of debt	(223)	(29)
Other	-	(5)

Change in cash from financing activities	(987)	(16)

Effect of exchange rate changes on cash and cash equivalents	16	41

Change in cash and cash equivalents	859	1,658
Cash and cash equivalents at beginning of period	7,764	9,546

Cash and cash equivalents at end of period	$8,623	$11,204

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

DELL INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

NOTE 1 —	BASIS OF PRESENTATION

Basis of Presentation — The accompanying condensed consolidated financial statements of Dell Inc. (“Dell”) should be read in conjunction with the consolidated financial statements and accompanying notes filed with the U.S. Securities and Exchange Commission (“SEC”) in Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008. The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments of a normal recurring nature considered necessary to fairly state the financial position of Dell and its consolidated subsidiaries at August 1, 2008, the results of its operations for the three and six-month periods ended August 1, 2008, and August 3, 2007, and its cash flows for the six-month periods ended August 1, 2008, and August 3, 2007.

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in Dell’s condensed consolidated financial statements and the accompanying notes. Actual results could differ materially from those estimates. The results of operations for the three and six-month periods ended August 1, 2008, are not necessarily indicative of the operating results for the full fiscal year or any future periods.

Dell Financial Services L.L.C. (“DFS”) was formerly a joint venture with CIT Group Inc. (“CIT”). Previously, DFS’s financial results were consolidated by Dell in accordance with Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46R (“FIN 46R”), as Dell was the primary beneficiary. On December 31, 2007, Dell purchased CIT’s remaining 30% interest in DFS, making it a wholly-owned subsidiary. DFS has been reported as a wholly-owned subsidiary since January 1, 2008. DFS allows Dell to provide its customers with various financing alternatives.

Recently Issued and Adopted Accounting Pronouncements — In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, provides a framework for measuring fair value, and expands the disclosures required for assets and liabilities measured at fair value. SFAS 157 applies to existing accounting pronouncements that require fair value measurements; it does not require any new fair value measurements. Dell adopted the effective portions of SFAS 157 beginning the first quarter of Fiscal 2009. In February 2008, FASB issued FASB Staff Position (“FSP”) 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”), which delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of Fiscal 2010. Dell is currently evaluating the inputs and techniques used in these measurements, including items such as impairment assessments of fixed assets and goodwill impairment testing. See Note 6 of Notes to Condensed Consolidated Financial Statements for the impact of the adoption.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which provides companies with an option to report selected financial assets and liabilities at fair value with the changes in fair value recognized in earnings at each subsequent reporting date. SFAS 159 provides an opportunity to mitigate potential volatility in earnings caused by measuring related assets and liabilities differently, and it may reduce the need for applying complex hedge accounting provisions. While SFAS 159 became effective for Dell’s 2009 fiscal year, Dell did not elect the fair value measurement option for any of its financial assets or liabilities.

Recently Issued Accounting Pronouncements — In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”), which requires additional disclosures about the objectives of derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133, Accounting for Derivative Instruments and

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

Hedging Activities, (“SFAS 133”) and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on a company’s financial position, financial performance, and cash flows. SFAS No. 161 does not change the accounting treatment for derivative instruments and is effective for Dell beginning Fiscal 2010. Management is currently evaluating the impact of the disclosure requirements of SFAS 161.

Out of Period Adjustments — During the six months ended August 1, 2008, Dell recorded adjustments related to net revenue, cost of net revenue, operating expenses, and investment and other income that in the aggregate increased income before tax by approximately $110 million. The two largest of these corrections include a reversal of the excess amount of the provision for Fiscal 2008 employee bonuses and foreign exchange rate errors. Correcting these errors increased income before tax by $46 million and $42 million, respectively. Because these errors, both individually and in the aggregate, were not material to any of the prior years’ financial statements, and the impact of correcting these errors in the current year is not expected to be material to the full year Fiscal 2009 financial statements, Dell recorded the correction of these errors in the financial statements in the first quarter of Fiscal 2009.

Reclassifications — To maintain comparability among the periods presented, Dell has revised the presentation of certain prior period amounts reported within cash flow from operations presented in the Condensed Consolidated Statements of Cash Flows. The revision had no impact to the total change in cash from operating activities. Dell has also revised certain prior period amounts within the Notes to Condensed Consolidated Financial Statements. For further discussion regarding the reclassification of deferred service revenue, see Note 7 of Notes to Condensed Consolidated Financial Statements.

NOTE 2 —	INVENTORIES

	August 1,	February 1,
	2008	2008(a)
	(in millions)
Inventories, net:
Production materials	$573	$714
Work-in-process	182	144
Finished goods	349	322

Inventories, net	$1,104	$1,180

(a)	Certain prior period amounts have been changed to conform to the current year presentation. There is no impact to the condensed consolidated financial statements as a result of this change.

NOTE 3 —	EARNINGS PER COMMON SHARE

Basic earnings per share is based on the weighted-average effect of all common shares issued and outstanding and is calculated by dividing net income by the weighted-average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income by the weighted-average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding. Dell excludes equity instruments from the calculation of diluted earnings per share if the effect of including such instruments is antidilutive. Accordingly, certain stock-based incentive awards have been excluded from the calculation of diluted earnings per share totaling 237 million and 215 million shares for the second quarter of Fiscal 2009 and Fiscal 2008, respectively; and 256 million and 250 million during the six-month periods ended August 1, 2008, and August 3, 2007.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

The following table sets forth the computation of basic and diluted earnings per share for the three and six-month periods ended August 1, 2008, and August 3, 2007:

	Three Months Ended		Six Months Ended
	August 1,	August 3,	August 1,	August 3,
	2008	2007	2008	2007
	(in millions, except per share amounts)

Numerator:
Net income	$616	$746	$1,400	$1,502
Denominator:
Weighted-average shares outstanding:
Basic	1,991	2,237	2,013	2,236
Effect of dilutive options, restricted stock units, restricted stock, and other	8	27	6	23

Diluted	1,999	2,264	2,019	2,259

Earnings per common share:
Basic	$0.31	$0.33	$0.70	$0.67

Diluted	$0.31	$0.33	$0.69	$0.66

NOTE 4 —	COMPREHENSIVE INCOME

The following table summarizes comprehensive income for the three and six-month periods ended August 1, 2008, and August 3, 2007:

	Three Months Ended		Six Months Ended
	August 1,	August 3,	August 1,	August 3,
	2008	2007	2008	2007
	(in millions)

Comprehensive income:
Net income	$616	$746	$1,400	$1,502
Unrealized gains (losses) on foreign currency hedging instruments, net	14	8	(17)	(74)
Unrealized gains (losses) on marketable securities, net	2	3	(23)	15
Foreign currency translation adjustments	28	3	(13)	4

Comprehensive income	$660	$760	$1,347	$1,447

NOTE 5 —	FINANCIAL SERVICES

Dell Financial Services L.L.C.

Dell offers or arranges various financing options and services for its business and consumer customers in the U.S. through DFS, a wholly-owned subsidiary of Dell. DFS’s key activities include the origination, collection, and servicing of customer receivables related to the purchase of Dell products.

Dell utilizes DFS to facilitate financing for a significant number of customers who elect to finance products sold by Dell. New financing originations, which represent the amounts of financing provided to customers for

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

equipment and related software and services through DFS, were $1.2 billion and $1.3 billion during the three-month periods ended August 1, 2008, and August 3, 2007, respectively, and $2.3 billion and $2.7 billion for the six-month periods ended August 1, 2008, and August 3, 2007, respectively.

CIT continues to have the right to purchase a minimum percentage of the new customer receivables facilitated by DFS until January 29, 2010 (Fiscal 2010). CIT’s minimum contractual funding right is 35% in Fiscal 2009 and 25% in Fiscal 2010. In the three and six-month periods ended August 1, 2008, CIT’s funding percentage was approximately 35%.

DFS services the receivables purchased by CIT. However, Dell’s obligation related to the performance of the DFS originated receivables purchased by CIT is limited to the cash funded credit reserves established at the time of funding.

Dell is undertaking a strategic assessment of ownership alternatives for certain DFS financing activities. The assessment is primarily focusing on the consumer and small-and-medium business revolving credit financing receivables and operations in the U.S. The outcome of the assessment will depend on the customer, capital, and economic impact of alternative ownership structures. It is possible the assessment will result in no change to the ownership and operating structure given the challenging market conditions and capital constraints at many large financial institutions. Dell expects to complete the assessment in the third quarter of Fiscal 2009.

Financing Receivables

The following table summarizes the components of Dell’s financing receivables, net of the allowance for estimated uncollectible amounts:

	August 1,	February 1,
	2008	2008
	(in millions)

Financing receivables, net:
Customer receivables:
Revolving loans, gross	$784	$1,063
Fixed-term leases and loans, gross	698	654

Customer receivables, gross	1,482	1,717
Customer receivables allowance	(102)	(96)

Customer receivables, net	1,380	1,621
Residual interest	285	295
Retained interest	312	223

Financing receivables, net	$1,977	$2,139

Short-term	$1,629	$1,732
Long-term	348	407

Financing receivables, net	$1,977	$2,139

Financing receivables consist of customer receivables, residual interest, and retained interest in securitized receivables. Customer receivables include fixed-term loans and leases and revolving loans resulting from the sale of Dell products and services. Dell enters into sales-type lease arrangements with customers who desire lease financing. Of the customer receivables balance at August 1, 2008, and February 1, 2008, $60 million and $444 million, respectively, represent balances which are due from CIT in connection with specified promotional programs.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

•	Customer receivables are presented net of allowance for uncollectible accounts. The allowance is based on factors including historical experience, past due receivables, receivable type, and the risk composition of the receivables.

The composition and credit quality varies from investment grade commercial customers to subprime consumers. Subprime receivables comprised approximately 20% of the gross customer receivable balance at August 1, 2008, and February 1, 2008. Customer receivables are charged to the allowance at the earlier of when an account is deemed to be uncollectible or when an account is 180 days delinquent. Recoveries on customer receivables previously charged off as uncollectible are recorded to the allowance for uncollectible accounts.

As of August 1, 2008, and February 1, 2008, customer financing receivables 60 days or more delinquent were $42 million and $34 million, respectively. These amounts represent 3.0% and 2.1% of the ending customer financing receivables balances for the respective periods.

Net credit losses for the three months ended August 1, 2008, and August 3, 2007, were $19 million and $10 million, respectively. These amounts represent annualized credit losses of 5.7% and 2.8% of the average outstanding customer financing receivables balance for the respective three-month periods. Net credit losses for the six months ended August 1, 2008, and August 3, 2007, were $37 million and $17 million, respectively. These amounts represent annualized credit losses of 5.0% and 2.3% of the average outstanding customer financing receivables balance for the respective six-month periods.

The following is a description of the components of customer receivables:

–	Revolving loans offered under private label credit financing programs provide qualified customers with a revolving credit line for the purchase of products and services offered by Dell. Revolving loans bear interest at a variable annual percentage rate that is tied to the prime rate. From time to time, account holders may have the opportunity to finance their Dell purchases with special programs during which, if the outstanding balance is paid in full, no interest is charged. These special programs generally range from 3 to 12 months and have an average original term of approximately 12 months. At August 1, 2008, and February 1, 2008, $379 million and $668 million, respectively, were receivables under these special programs.

–	Leases with business customers have fixed terms of two to five years. Future maturities of minimum lease payments at August 1, 2008, are as follows: 2009: $94 million; 2010: $128 million; 2011: $77 million; 2012: $24 million; and 2013: $1 million. Fixed-term loans are also offered to qualified small businesses and primarily consist of loans with short-term maturities.

•	Dell retains a residual interest in the leased equipment. The amount of the residual interest is established at the inception of the lease based upon estimates of the equipment value at the end of the lease term using historical studies, industry data, and future value-at-risk demand valuation methods. On a periodic basis, Dell assesses the carrying amount of its recorded residual values for impairment. Anticipated declines in specific future residual values that are considered to be other-than-temporary are recorded in current earnings.

•	Retained interests represent the residual beneficial interest Dell retains in certain pools of securitized financing receivables. Retained interests are stated at the present value of the estimated net beneficial cash flows after payment of all senior interests. Dell values the retained interest at the time of each receivable sale and at the end of each reporting period. All gains and losses are recognized in income immediately. The fair value of the retained interest is determined using a discounted cash flow model with various key assumptions, including payment rates, credit losses, discount rates, and the remaining life of the receivables sold. These assumptions are supported by both Dell’s historical experience and anticipated trends relative to the particular receivable pool.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

The monthly payment rate is the most significant estimate involved in the measurement process. Other significant estimates include the credit loss rate and the discount rate. These estimates are based on management expectations of future payment rates and credit loss rates, reflecting our historical rate of payments and credit losses, industry trends, current market interest rates, expected future interest rates, and other considerations.

The implementation of SFAS 157 did not result in material changes to the models or processes used to value retained interest. See Note 6 of Notes to Condensed Consolidated Financial Statements for the impact of the implementation of SFAS 157.

The following table summarizes the activity in retained interest balances for the three and six-month periods ended August 1, 2008, and August 3, 2007:

	Three Months Ended		Six Months Ended
	August 1,	August 3,	August 1,	August 3,
	2008	2007	2008	2007
	(in millions)

Retained interest:
Retained interest at beginning of period	$317	$164	$223	$158
Issuances	76	37	232	80
Distributions from conduits	(85)	(41)	(140)	(81)
Net accretion	10	8	20	11
Change in fair value for the period	(6)	3	(23)	3

Retained interest at end of period	$312	$171	$312	$171

The table below summarizes the assumptions used to measure the fair value of the retained interest as of August 1, 2008:

	Weighted Average Key Assumptions
	Monthly
	Payment	Credit	Discount
	Rates	Losses	Rates	Life
		(lifetime)	(annualized)	(months)

Time of sale valuation of retained interest	11%	7%	15%	14

Valuation of retained interests	8%	11%	14%	12

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

The impact of adverse changes to the key valuation assumptions to the fair value of retained interest at August 1, 2008, is shown in the following table:

August 1,
2008
(in millions)

Adverse change of:
Expected prepayment speed: 10%	$(9)
Expected prepayment speed: 20%	$(14)

Expected credit losses: 10%	$(12)
Expected credit losses: 20%	$(23)

Discount rate: 10%	$(5)
Discount rate: 20%	$(9)

The analyses above utilized 10% and 20% adverse variation in assumptions to assess the sensitivities in fair value of the retained interest. However, these changes generally cannot be extrapolated because the relationship between a change in one assumption to the resulting change in fair value may not be linear. For the above sensitivity analyses, each key assumption was isolated and evaluated separately. Each assumption was adjusted by 10% and 20% while holding the other key assumptions constant. Assumptions may be interrelated, and changes to one assumption may impact others and the resulting fair value of the retained interest. For example, increases in market interest rates may result in lower prepayments and increased credit losses. The effect of multiple assumption changes were not considered in the analyses.

Asset Securitization

During the first six months of Fiscal 2009 and Fiscal 2008, Dell sold $796 million and $557 million, respectively, of fixed-term leases and loans and revolving loans to unconsolidated qualifying special purpose entities. The qualifying special purpose entities are bankruptcy remote legal entities with assets and liabilities separate from those of Dell. The sole purpose of the qualifying special purpose entities is to facilitate the funding of financing receivables in the capital markets. Dell determines the amount of receivables to securitize based on its funding requirements in conjunction with specific selection criteria designed for the transaction. The qualifying special purpose entities have entered into financing arrangements with three multi-seller conduits that, in turn, issue asset-backed debt securities in the capital markets. Transfers of financing receivables are recorded in accordance with the provisions of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities — a Replacement of FASB Statement No. 125 (“SFAS 140”). The principal balance of the securitized receivables at August 1, 2008, and February 1, 2008, was $1.4 billion and $1.2 billion, respectively.

Dell retains the right to receive collections on securitized receivables in excess of amounts needed to pay interest and principal as well as other required fees. Upon the sale of the financing receivables, Dell records the present value of the excess cash flows as a retained interest. Dell services the securitized contracts and earns a servicing fee. Dell’s securitization transactions generally do not result in servicing assets and liabilities, as the contractual fees are adequate compensation in relation to the associated servicing cost.

Dell securitization programs contain standard structural features related to the performance of the securitized receivables. These structural features include defined credit losses, delinquencies, average credit scores, and excess collections above or below specified levels. In the event one or more of these features are met and Dell is unable to restructure the program, no further funding of receivables will be permitted, and the timing of expected retained interest cash flows will be delayed, which would impact the valuation of the retained

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

interest. Should these events occur, Dell does not expect a material adverse effect on the valuation of the retained interest or on Dell’s ability to securitize financing receivables.

As of August 1, 2008, and February 1, 2008, securitized financing receivables 60 days or more delinquent were $56 million and $54 million, respectively. These amounts represent 4.0% and 4.4% of the ending securitized financing receivables balances for the respective periods.

Net credit losses for the three months ended August 1, 2008, and August 3, 2007, were $27 million and $16 million, respectively. These amounts represent annualized credit losses of 7.5% and 5.9% of the average outstanding securitized financing receivables balance for the respective three-month periods. Net credit losses for the six months ended August 1, 2008, and August 3, 2007, were $55 million and $34 million, respectively. These amounts represent annualized credit losses of 8.1% and 6.3% of the average outstanding securitized financing receivables balance for the respective six-month period.

NOTE 6 —	FAIR VALUE

On February 2, 2008, Dell adopted the effective portions of SFAS 157. In February 2008, the FASB issued FSP 157-2, which provides a one year deferral of the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Therefore, Dell adopted the provisions of SFAS 157 with respect to only financial assets and liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value and enhances disclosure requirements for fair value measurements. This statement does not require any new fair value measurements. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, Dell uses various methods including market, income, and cost approaches. Dell utilizes valuation techniques that maximize the use of observable inputs and minimizes the use of unobservable inputs. The adoption of this statement did not have a material effect on the consolidated financial statements for the second quarter and first six months of Fiscal 2009.

As a basis for categorizing these inputs, SFAS 157 establishes the following hierarchy, which prioritizes the inputs used to measure fair value from market based assumptions to entity specific assumptions:

•	Level 1: Inputs based on quoted market prices for identical assets or liabilities in active markets at the measurement date.

•	Level 2: Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3: Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the instruments valuation.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

The following table presents Dell’s hierarchy for its assets and liabilities measured at fair value on a recurring basis as of August 1, 2008:

	Level 1	Level 2	Level 3	Total
	Quoted
	Prices in	Significant
	Active	Other	Significant
	Markets for	Observable	Unobservable
	Identical	Inputs	Inputs
	Assets
	(in millions)

Investments - available for sale securities	$-	$848	$26	$874
Investments - trading securities	2	104	-	106
Retained interest	-	-	312	312
Derivative instruments	-	77	-	77

Total assets measured at fair value on recurring basis	$2	$1,029	$338	$1,369

Derivative instruments	-	44	-	44

Total liabilities measured at fair value on recurring basis	$-	$44	$-	$44

The following section describes the valuation methodologies Dell uses to measure financial instruments at fair value:

Investments Available for Sale — The majority of Dell’s investment portfolio consists of various fixed income securities such as U.S. government and agencies, U.S. and international corporate, and state and municipal bonds. This portfolio of investments, as of August 1, 2008, is valued based on model driven valuations whereby all significant inputs are observable or can be derived from or corroborated by observable market data for substantially the full term of the asset. The Level 3 position represents a convertible debt security that Dell was unable to corroborate with observable market data. The investment is valued at cost plus accrued interest as this is management’s best estimate of fair value.

Investments Trading Securities — The majority of Dell’s trading portfolio consists of various mutual funds and equity securities. The Level 1 securities are valued using quoted prices for identical assets in active markets. The Level 2 securities include various mutual funds that are not exchange traded and valued at their net asset value, which can be market corroborated.

Retained Interests in Securitized Receivables — The fair value of the retained interest is determined using a discounted cash flow model. Significant assumptions to the model include pool credit losses, payment rates, and discount rates. These assumptions are supported by both historical experience and anticipated trends relative to the particular receivable pool. Retained interest in securitized receivables is included in financing receivables, current and long-term, on the Condensed Consolidated Statement of Financial Position. See Note 5 of Notes to Condensed Consolidated Financial Statements for additional information about retained interest.

Derivative Instruments — Dell’s derivative financial instruments consist of interest rate swaps and foreign currency forward and purchased option contracts. The portfolio is valued using internal models based on market observable inputs, including interest rate curves and both forward and spot prices for currencies, implied volatilities, and credit risk.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

The following tables show a reconciliation of the beginning and ending balances for fair value measurements using significant unobservable inputs for the three and six months ended August 1, 2008:

		Investments
	Retained	Available
Three Months Ended August 1, 2008	Interest	for Sale	Total
	(in millions)

Balance at May 2, 2008	$317	$25	$342
Net unrealized gains included in earnings	4	1	5
Issuances and settlements	(9)	-	(9)
Purchases	-	-	-

Balance at August 1, 2008	$312	$26	$338

		Investments
	Retained	Available
Six Months Ended August 1, 2008	Interest	for Sale	Total
	(in millions)

Balance at February 1, 2008	$223	$-	$223
Net unrealized gains (losses) included in earnings	(3)	1	(2)
Issuances and settlements	92	-	92
Purchases	-	25	25

Balance at August 1, 2008	$312	$26	$338

Unrealized gains or (losses) for the three and six months ended August 1, 2008, related to the Level 3 retained interest asset and convertible debt security asset still held at the reporting date, are reported in income.

Items Measured at Fair Value on a Nonrecurring Basis — Certain financial assets and liabilities are measured at fair value on a nonrecurring basis and therefore not included in the recurring fair value table. The balances are not material relative to our balance sheet and there were no material non-recurring adjustments to disclose under the provisions of SFAS 157 for the three and six-month periods ended August 1, 2008.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

NOTE 7 —	WARRANTY LIABILITY AND RELATED DEFERRED SERVICE REVENUE

Revenue from extended warranty and service contracts, for which Dell is obligated to perform, is recorded as deferred revenue and subsequently recognized over the term of the contract or when the service is completed. Dell records warranty liabilities at the time of sale for the estimated costs that may be incurred under its limited warranty. Changes in Dell’s deferred revenue for extended warranties, and warranty liability for standard warranties which are included in other current and non-current liabilities on Dell’s Condensed Consolidated Statements of Financial Position, are presented in the following tables:

	Three Months Ended		Six Months Ended
	August 1,	August 3,	August 1,	August 3,
	2008	2007(b)	2008	2007(b)
	(in millions)

Deferred service revenue:
Deferred service revenue at beginning of period	$5,424	$4,408	$5,260	$4,221
Revenue deferred for new extended warranty and service contracts sold	1,055	923	2,007	1,747
Revenue recognized	(790)	(669)	(1,578)	(1,306)

Deferred service revenue at end of period	$5,689	$4,662	$5,689	$4,662

Current portion	$2,572	$2,223	$2,572	$2,223
Non-current portion	3,117	2,438	3,117	2,438

Deferred service revenue at end of period	$5,689	$4,662	$5,689	$4,662

	Three Months Ended		Six Months Ended
	August 1,	August 3,	August 1,	August 3,
	2008	2007	2008	2007
	(in millions)

Warranty liability :
Warranty liability at beginning of period	$1,014	$889	$929	$958
Costs accrued for new warranty contracts and changes in estimates for pre-existing warranties(a)	315	308	667	560
Service obligations honored	(251)	(283)	(518)	(604)

Warranty liability at end of period	$1,078	$914	$1,078	$914

Current portion	$725	$643	$725	$643
Non-current portion	353	271	353	271

Warranty liability at end of period	$1,078	$914	$1,078	$914

(a)	Changes in cost estimates related to pre-existing warranties are aggregated with accruals for new warranty contracts. Dell’s warranty liability process does not differentiate between estimates made for pre-existing warranties and new warranty obligations.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

(b)	Prior period amounts have been changed to reflect a reclassification between the current portion and non-current portion of deferred service revenue. There is no impact to the Condensed Consolidated Statements of Income as a result of this change.

NOTE 8 —	ACQUISITIONS

Dell completed two acquisitions, The Networked Storage Company and MessageOne, Inc., in the first half of Fiscal 2009 for approximately $183 million in cash. Dell recorded approximately $126 million of goodwill and approximately $63 million of purchased intangibles related to these acquisitions. The larger of these transactions was the purchase of MessageOne, Inc., for approximately $164 million in cash plus an additional $10 million to be used for management retention. MessageOne has been integrated into Dell’s Global Services organization, which supports Dell’s Americas Commercial, Europe, Middle East, and Africa (“EMEA”) Commercial and Asia Pacific-Japan (“APJ”) Commercial segments, and The Networked Storage Company has been integrated into Dell’s EMEA Commercial segment. With these acquisitions, Dell expects to be able to broaden its services offerings to customers.

The acquisition of MessageOne was identified and acknowledged by Dell’s Board of Directors as a related party transaction because Michael Dell and his family held indirect ownership interests in MessageOne. Consequently, Dell’s Board directed management to implement a series of measures designed to ensure that the transaction was considered, analyzed, negotiated, and approved objectively and independent of any control or influence from the related parties.

Dell has recorded all of its acquisitions using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations (“SFAS 141”). Accordingly, the results of operations of the acquired companies have been included in Dell’s consolidated results since the date of each acquisition. Dell allocates the purchase price of its acquisitions to the tangible assets, liabilities, and intangible assets acquired, which include in-process research & development (“IPR&D”) charges, based on their estimated fair values. The excess of the purchase price over the fair value of the identified assets and liabilities has been recorded as goodwill. The fair value assigned to the assets acquired is based on valuations using management’s estimates and assumptions. Dell does not expect the majority of goodwill related to these acquisitions to be deductible for tax purposes. Dell has not presented pro forma results of operations because these acquisitions are not material to Dell’s consolidated results of operations, financial position, or cash flows on either an individual or an aggregate basis.

NOTE 9 —	GOODWILL AND INTANGIBLE ASSETS

Goodwill

Dell records the excess of an acquisition’s purchase price over the fair value of the identified assets and liabilities as goodwill. Goodwill allocated to Dell’s business segments as of August 1, 2008, and changes in the carrying amount of goodwill for the six months ended August 1, 2008, were as follows:

	Americas	EMEA	APJ	Global
	Commercial	Commercial	Commercial	Consumer	Total
	(in millions)

Balance at February 1, 2008	$822	$412	$127	$287	$1,648
Goodwill acquired	72	34	20	-	126
Adjustments to goodwill	(18)	(6)	(7)	10	(21)

Balance at August 1, 2008	$876	$440	$140	$297	$1,753

DELL INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

Goodwill is tested annually during the second fiscal quarter and whenever events or circumstances indicate an impairment may have occurred. If the carrying amount of goodwill exceeds its fair value, estimated based on discounted cash flow analyses, an impairment charge would be recorded. Based on the results of its annual impairment tests, Dell determined that no impairment of goodwill existed as of August 1, 2008, and for the fiscal year ended February 1, 2008. However, future goodwill impairment tests could result in a charge to earnings. The goodwill adjustments primarily relate to purchase price allocation adjustments.

Intangible Assets

Dell’s intangible assets as of August 1, 2008, and February 1, 2008, were as follows:

	August 1, 2008			February 1, 2008
		Accumulated			Accumulated
	Gross	Amortization	Net	Gross	Amortization	Net
	(in millions)

Technology	$524	$(47)	$477	$492	$(16)	$476
Customer relationships	248	(27)	221	231	(9)	222
Tradenames	41	(6)	35	39	(6)	33
Covenants not-to-compete	26	(3)	23	23	(1)	22

Amortizable intangible assets	$839	$(83)	$756	$785	$(32)	$753
Indefinite lived intangible assets	25	—	25	27	—	27

Total intangible assets	$864	$(83)	$781	$812	$(32)	$780

Estimated future annual pre-tax amortization expense of finite-lived intangible assets as of August 1, 2008, over the next five fiscal years and thereafter is as follows:

Fiscal Years	(in millions)

2009 (remaining 6 months)	$54
2010	161
2011	145
2012	122
2013	100
Thereafter	174

Total	$756

NOTE 10 —	COMMITMENTS AND CONTINGENCIES

Severance Costs and Facility Closures — In Fiscal 2008, Dell announced a comprehensive review of costs that is currently ongoing. Since this announcement and through the end of the second quarter of Fiscal 2009, Dell reduced headcount and closed certain Dell facilities. Results of operations for the second quarter and first six months of Fiscal 2009 include pre-tax charges of $25 million and $131 million, respectively, for these headcount and facility actions. Additionally, the sales of two facilities were finalized in the second quarter of Fiscal 2009 resulting in $44 million of proceeds reflected in cash from investing activities. As of August 1,

DELL INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

2008, and February 1, 2008, the accrual related to these cost reductions and efficiency actions was $69 million and $35 million, respectively, which is included in accrued and other liabilities in the Condensed Consolidated Statements of Financial Position.

Restricted Cash — Pursuant to an agreement between DFS and CIT, Dell is required to maintain escrow cash accounts that are held as recourse reserves for credit losses, performance fee deposits related to Dell’s private label credit card, and deferred servicing revenue. Restricted cash in the amount of $266 million and $294 million is included in other current assets at August 1, 2008, and February 1, 2008, respectively.

Legal Matters — Dell is involved in various claims, suits, investigations, and legal proceedings. As required by SFAS No. 5, Accounting for Contingencies (“SFAS 5”), Dell accrues a liability when it believes that it is both probable that a liability has been incurred and that it can reasonably estimate the amount of the loss. Dell reviews these accruals at least quarterly and adjusts them to reflect ongoing negotiations, settlements, rulings, advice of legal counsel, and other relevant information. However, litigation is inherently unpredictable. Therefore, Dell could incur judgments or enter into settlements of claims that could adversely affect its operating results or cash flows in a particular period.

The following is a discussion of Dell’s significant legal matters.

•	Investigations and Related Litigation — In August 2005, the SEC initiated an inquiry into certain of Dell’s accounting and financial reporting matters and requested that Dell provide certain documents. The SEC expanded that inquiry in June 2006 and entered a formal order of investigation in October 2006. The SEC’s requests for information were joined by a similar request from the United States Attorney for the Southern District of New York (“SDNY”), who subpoenaed documents related to Dell’s financial reporting from and after Fiscal 2002. In August 2006, because of potential issues identified in the course of responding to the SEC’s requests for information, Dell’s Audit Committee, on the recommendation of management and in consultation with PricewaterhouseCoopers LLP, Dell’s independent registered public accounting firm, initiated an independent investigation, which was completed in the third quarter of Fiscal 2008. Although the Audit Committee investigation has been completed, the investigations being conducted by the SEC and the SDNY are ongoing. Dell continues to cooperate with the SEC and the SDNY.

Dell and several of its current and former directors and officers are parties to securities, Employee Retirement Income Security Act of 1974 (“ERISA”), and shareholder derivative lawsuits all arising out of the same events and facts. Four putative securities class actions that were filed in the Western District of Texas, Austin Division, against Dell and certain of its current and former officers have been consolidated as In re Dell Securities Litigation, and a lead plaintiff has been appointed by the court. The lead plaintiff has asserted claims under sections 10(b), 20(a), and 20A of the Securities Exchange Act of 1934 based on alleged false and misleading disclosures or omissions regarding Dell’s financial statements, governmental investigations, internal controls, known battery problems and business model, and based on insiders’ sales of Dell securities. This action also includes Dell’s independent registered public accounting firm, PricewaterhouseCoopers LLP, as a defendant. Four other putative class actions that were also filed in the Western District, Austin Division, by purported participants in the Dell 401(k) Plan have been consolidated as In re Dell ERISA Litigation, and lead plaintiffs have been appointed by the court. The lead plaintiffs have asserted claims under ERISA based on allegations that Dell and certain current and former directors and officers imprudently invested and managed participants’ funds and failed to disclose information regarding its stock held in the 401(k) Plan. On June 23, 2008, the court granted the defendants’ motion to dismiss as to the plaintiffs’ claims under ERISA based on allegations of imprudence, but the court denied the motion to dismiss as to the claims under ERISA based on allegations of a failure to accurately disclose information. In addition, seven shareholder derivative lawsuits that were filed in three separate jurisdictions were consolidated as In re Dell Derivative Litigation into three actions. One of those consolidated actions was pending in the Western District of Texas, Austin Division, but was dismissed without prejudice by an

DELL INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

order filed October 9, 2007. The two other consolidated shareholder derivative actions are pending in Delaware Chancery Court and in state district court in Williamson County, Texas. These shareholder derivative lawsuits name various current and former officers and directors as defendants and Dell as a nominal defendant, and assert various claims derivatively on behalf of Dell under state law, including breaches of fiduciary duties. Dell intends to defend all of these lawsuits.

Due to the preliminary nature of these cases Dell believes that any potential future liability is not currently probable or reasonably estimable.

•	Copyright Levies — Proceedings against the IT industry in Germany seek to impose levies on equipment such as personal computers and multifunction devices that facilitate making private copies of copyrighted materials. The total levies due, if imposed, would be based on the number of products sold and the per-product amounts of the levies, which vary. Dell, along with other companies and various industry associations, are opposing these levies and instead are advocating compensation to rights holders through digital rights management systems.

On December 29, 2005, Zentralstelle Für private Überspielungrechte (“ZPÜ”), a joint association of various German collection societies, instituted arbitration proceedings against Dell’s German subsidiary before the Arbitration Body in Munich. ZPÜ claims a levy of €18.4 per PC that Dell sold in Germany from January 1, 2002, through December 31, 2005. On July 31, 2007, the Arbitration Body recommended a levy of €15 on each PC sold during that period for audio and visual copying capabilities. Dell and ZPÜ rejected the recommendation, and on February 21, 2008, ZPÜ filed a lawsuit in the German Regional Court in Munich. Dell plans to continue to defend this claim vigorously and does not expect the outcome to have a material adverse effect on its financial condition or results of operations. Dell is currently not aware of any other pending levy cases before the German Federal Supreme Court that could reasonably be expected to have a material adverse impact on Dell.

•	Lucent v. Dell — In February 2003, Lucent Technologies, Inc. filed a lawsuit against Dell alleging that Dell infringed 12 patents owned by Lucent and seeking monetary damages and injunctive relief. The asserted patents are owned by two parties: Alcatel-Lucent and Multimedia Patent Trust (“MPT”). Dell settled with MPT, licensing the patents asserted by MPT in the lawsuit, but not with Alcatel-Lucent. Trial as to the Alcatel-Lucent owned patents resulted in a jury verdict on April 4, 2008. The verdict was in Dell’s favor except for a $51,000 liability for infringement of one of the Alcatel-Lucent owned patents (which is subject to indemnity by Microsoft). Given the recent favorable court rulings and the resolution of the indemnity coverage related to Microsoft products, Dell reduced its reserves by $55 million through cost of sales in the first quarter of Fiscal 2009. In a decision dated May 8, 2008, the Federal Circuit Court of Appeals reversed the claim interpretation and remanded to the District Court one of the patents on which Dell had won summary judgment (which is also subject to the Microsoft indemnity). Dell does not expect the outcome of this legal proceeding to have a material adverse effect on its financial condition or results of operations or cash flows.

Dell is currently under income tax audits in various jurisdictions, including the United States. The tax periods open to examination by the major taxing jurisdictions to which Dell is subject include fiscal years 1997 through 2008. Dell does not anticipate a significant change to the total amount of unrecognized income tax benefits within the next 12 months. Dell has received certain non-income tax assessments and is involved in related non-income tax litigation matters in a non-United States jurisdiction. Dell believes its positions are supportable, a liability is not probable, and that it will ultimately prevail. However, significant judgment is required in determining the ultimate outcome of these matters. In the normal course of business, Dell’s positions and conclusions related to its non-income taxes could be challenged and assessments may be made. To the extent new information is obtained and Dell’s views on its positions or probable outcomes of

DELL INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

assessments or litigation changes, changes in estimates to Dell’s accrued liabilities would be recorded in the period in which the determination is made.

Dell is involved in various other claims, suits, investigations, and legal proceedings that arise from time to time in the ordinary course of its business. Although Dell does not expect that the outcome in any of these other legal proceedings, individually or collectively, will have a material adverse effect on its financial condition or results of operations, litigation is inherently unpredictable. Therefore, Dell could incur judgments or enter into settlements of claims that could adversely affect its operating results or cash flows in a particular period.

NOTE 11 —	SEGMENT INFORMATION

Dell conducts operations worldwide. Effective the first quarter of Fiscal 2009, Dell combined the consumer business of EMEA, APJ, and Americas International (formerly reported through Americas Commercial) with the U.S. Consumer business and re-aligned its management and financial reporting structure. As a result, effective May 2, 2008, Dell’s operating segments consisted of the following four segments: Americas Commercial, EMEA Commercial, APJ Commercial, and Global Consumer. Dell’s commercial business includes sales to corporate, government, healthcare, education, small and medium business customers, and value-added resellers and is managed through the Americas Commercial, EMEA Commercial, and APJ Commercial segments. The Americas Commercial segment, which is based in Round Rock, Texas, encompasses the U.S., Canada, and Latin America. The EMEA Commercial segment, based in Bracknell, England, covers Europe, the Middle East, and Africa; and the APJ Commercial segment, based in Singapore, encompasses the Asian countries of the Pacific Rim as well as Australia, New Zealand, and India. The Global Consumer segment, which is based in Round Rock, Texas, includes global sales and product development for individual consumers and retailers around the world. Dell revised previously reported operating segment information to conform to its new operating segments in effect as of May 2, 2008.

Corporate expenses are included in Dell’s measure of segment operating income for management reporting purposes; however, with the adoption of SFAS 123(R), stock-based compensation expense is not allocated to Dell’s operating segments. Beginning in the fourth quarter of Fiscal 2008, acquisition-related charges such as in-process research and development and amortization of intangibles are not allocated to Dell’s operating segments.

DELL INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

The following table presents net revenue by Dell’s reportable segments as well as a reconciliation of consolidated segment operating income to Dell’s consolidated operating income for the three and six-month periods ended August 1, 2008, and August 3, 2007:

	Three Months Ended		Six Months Ended
	August 1,	August 3,	August 1,	August 3,
	2008	2007	2008	2007
	(in millions)
Net revenue:
Americas Commercial	$8,096	$7,680	$15,394	$14,931
EMEA Commercial	3,503	3,162	7,309	6,479
APJ Commercial	2,054	1,765	4,078	3,472
Global Consumer	2,781	2,169	5,730	4,616

Net revenue	$16,434	$14,776	$32,511	$29,498

Consolidated operating income:
Americas Commercial	$700	$757	$1,288	$1,401
EMEA Commercial	72	202	293	484
APJ Commercial	157	142	288	228
Global Consumer	(5)	5	30	23

Consolidated segment operating income	924	1,106	1,899	2,136
Stock-based compensation expense	(78)	(204)	(128)	(301)
In-process research and development	-	-	(2)	-
Amortization of intangible assets	(27)	-	(51)	-

Consolidated operating income	$819	$902	$1,718	$1,835

NOTE 12 —	DEBT

Commercial Paper

Dell has a commercial paper program with a supporting senior unsecured revolving credit facility that allows Dell to obtain favorable short-term borrowing rates. The commercial paper program and related revolving credit facilities were increased from $1.0 billion to $1.5 billion on April 4, 2008. Dell pays these facilities commitment fees at rates based upon Dell’s credit rating. Unless extended, $500 million expires on April 3, 2009, and $1.0 billion expires on June 1, 2011. The facilities require compliance with conditions that must be satisfied prior to any borrowing, as well as ongoing compliance with specified affirmative and negative covenants, including maintenance of a minimum interest coverage ratio. Amounts outstanding under the facilities may be accelerated for typical defaults, including failure to pay principal or interest, breaches of covenants, non-payment of judgments or debt obligations in excess of $200 million, occurrence of a change of control, and certain bankruptcy events.

At August 1, 2008, there was $100 million outstanding under the commercial paper program and no outstanding advances under the related revolving credit facilities. There were no events of default as of August 1, 2008. At February 1, 2008, there were no outstanding advances under the commercial paper program or the related credit facility. Dell uses the proceeds of the program for general corporate purposes.

DELL INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

India Credit Facilities

Dell India Pvt Ltd. (“Dell India”), Dell’s wholly-owned subsidiary, maintains unsecured short-term credit facilities with Citibank N.A. Bangalore Branch India (“Citibank India”) that provide a maximum capacity of $55 million to fund Dell India’s working capital and import buyers’ credit needs. Financing is available in both Indian Rupees and foreign currencies. The borrowings are extended on an unsecured basis based on Dell’s guarantee to Citibank U.S. Citibank India can cancel the facilities in whole or in part without prior notice, at which time any amounts owed under the facilities will become immediately due and payable. Interest on the outstanding loans is charged monthly and is calculated based on Citibank India’s internal cost of funds plus 0.25%. At August 1, 2008, and February 1, 2008, outstanding advances from Citibank India totaled $28 million and $23 million, respectively, and are included in short-term debt on Dell’s Consolidated Statement of Financial Position.

Long-Term Debt and Interest Rate Risk Management

On April 17, 2008, Dell Inc. issued and sold in a private placement $600 million aggregate principal amount of 4.70% Notes due 2013 (“2013 Notes”), $500 million aggregate principal amount of 5.65% Notes due 2018 (“2018 Notes”) and $400 million aggregate principal amount of 6.50% Notes due 2038 (“2038 Notes” and, together with the 2013 Notes and the 2018 Notes, the “Notes”). The Notes were issued pursuant to an Indenture dated as of April 17, 2008 (“Indenture”), between Dell and a trustee. The Indenture provides that the 2013 Notes will bear interest at the rate of 4.70% per year, the 2018 Notes will bear interest at the rate of 5.65% per year, and the 2038 Notes will bear interest at the rate of 6.50% per year. Interest will be payable semi-annually on April 15 and October 15. The Notes are unsecured obligations and rank equally with Dell’s existing and future unsecured senior indebtedness. The Notes effectively rank junior to all indebtedness and other liabilities, including trade payables, of Dell’s subsidiaries with respect to the liabilities of those subsidiaries. The offering of the Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (as amended, “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes are not registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Concurrent with the Notes issuance, Dell entered into an Exchange and Registration Rights Agreement as outlined below. The net proceeds from the offering of the Notes were approximately $1.5 billion after payment of expenses of the offering.

The Indenture contains customary events of default with respect to the Notes, including failure to make required payments, failure to comply with certain agreements or covenants and certain events of bankruptcy and insolvency. The Indenture also contains covenants limiting Dell’s ability to create certain liens, enter into sale and lease-back transactions and consolidate or merge with, or convey, transfer or lease all or substantially all of Dell’s assets to, another person. As of August 1, 2008, there were no events of default with the covenants. The Notes will be redeemable, in whole or in part at any time, at Dell’s option, at a “make-whole premium” redemption price calculated by Dell equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 35 basis points, plus accrued interest thereon to the date of redemption.

On April 17, 2008, in connection with the sale of the Notes, Dell entered into an Exchange and Registration Rights Agreement (“Registration Rights Agreement”). Under the Registration Rights Agreement, Dell has agreed to file with the SEC no later than November 7, 2008, and use its reasonable best efforts to have declared effective within 270 days from the closing date, an exchange offer registration statement pursuant to

DELL INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

which Dell will issue in exchange for tendered Notes registered securities containing terms substantially identical to the Notes in all material respects. If the exchange offer registration statement is not filed and declared effective within such time periods, then the annual interest rate of the Notes will increase by 0.25% per annum for the first 90-day period immediately following the last day of such period and by an additional 0.25% per annum for each subsequent 90-day period thereafter, up to a maximum aggregate additional interest rate of 1.00% per annum, until the exchange offer is completed. Under certain circumstances, Dell may also be required to file and pursue effectiveness of a shelf registration statement with respect to the resale of the notes.

Dell has outstanding the 1998 $300 million 7.10% fixed rate senior debentures due April 15, 2028 (the “Senior Debentures”), which pay interest semi-annually, on April 15 and October 15. The Senior Debentures generally contain no restrictive covenants, other than a limitation on liens on Dell’s assets and a limitation on sale-leaseback transactions involving Dell property. As of August 1, 2008, there were no events of default. An interest rate swap agreement entered into concurrently with the issuance of the Senior Debentures to convert the fixed rate to a floating rate has a notional amount of $300 million and will mature April 15, 2028. The floating rates are based on three-month London Interbank Offered Rates plus 0.79%. As a result of the interest rate swap agreement, Dell’s effective interest rates for the Senior Debentures were 3.59% and 4.24% for the second quarter and first six months of Fiscal 2009, respectively.

The Senior Debentures interest rate swap agreement is designated as a fair value hedge. The changes in the fair value of the interest rate swap is recorded in accordance with SFAS 133 and reflected in the carrying value of the interest rate swap on the balance sheet. The carrying value of the debt is adjusted by an equal and offsetting amount. The estimated fair value of the debt was approximately $344 million at August 1, 2008, compared to a carrying value of $298 million at that date.

On April 15, 2008, Dell repaid the principal balance of the 1998 $200 million 6.55% fixed rate senior notes (the “Senior Notes”) upon their maturity. An interest rate swap agreement related to the Senior Notes had a notional amount of $200 million and also matured April 15, 2008. Dell’s effective interest rate for the Senior Notes, prior to repayment, was 4.03% for the first quarter of Fiscal 2009.

NOTE 13 —	REDEEMABLE COMMON STOCK

Dell inadvertently failed to register with the SEC the issuance of some shares under certain employee benefit plans. As a result, certain purchasers of securities pursuant to those plans may have the right to rescind their purchases for an amount equal to the purchase price paid for the securities, plus interest from the date of purchase. At August 1, 2008, and February 1, 2008, Dell has classified approximately 4 million shares ($83 million) and 4 million shares ($94 million), respectively, which may be subject to the rescissionary rights outside stockholders’ equity, because the redemption features are not within the control of Dell. Dell may also be subject to civil and other penalties by regulatory authorities as a result of the failure to register. These shares have always been treated as outstanding for financial reporting purposes. Dell made a registered rescission offer to eligible plan participants effective as of August 12, 2008. The registered rescission offer expires on September 26, 2008. Dell does not expect the impact of the rescission offer to have a material impact on its cash flows or results of operations.

Management’s Report on Internal Control Over Financial Reporting

Management, under the supervision of the Chief Executive Officer and the Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting (as defined in Rules 13a-15(f) and 15d(f) under the Exchange Act) is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Internal control over financial reporting includes those policies and procedures which (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (c) provide reasonable assurance that receipts and expenditures are being made only in accordance with appropriate authorization of management and the board of directors, and (d) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on the financial statements.

In connection with the preparation of this Report, our management, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, conducted an evaluation of the effectiveness of our internal control over financial reporting as of February 1, 2008 based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). As a result of that evaluation, management has concluded that our internal control over financial reporting was effective as of February 1, 2008. The effectiveness of our internal control over financial reporting as of February 1, 2008 has also been audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm, as stated in their report, which is included herein.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Shareholders of Dell Inc.:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Dell Inc. and its subsidiaries (“Company”) at February 1, 2008 and February 2, 2007, and the results of their operations and their cash flows for each of the three years in the period ended February 1, 2008 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of February 1, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and the financial statement schedule, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the Management’s Report on Internal Control Over Financial Reporting appearing in this prospectus. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 1, the Company changed the manner in which it accounts for uncertain tax positions in Fiscal 2008 and the manner in which it accounts for stock-based compensation in Fiscal 2007. As discussed in Note 6, the Company changed the manner in which it accounts for certain hybrid financial instruments in Fiscal 2008.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PRICEWATERHOUSECOOPERS LLP

Austin, Texas
March 31, 2008, except as to Note 11 as to which date is June 3, 2008

DELL INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in millions)

	February 1,	February 2,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$7,764	$9,546
Short-term investments	208	752
Accounts receivable, net of allowance	5,961	4,622
Financing receivables, net of allowance	1,732	1,530
Inventories, net of allowance	1,180	660
Other	3,035	2,829

Total current assets	19,880	19,939
Property, plant, and equipment, net of depreciation	2,668	2,409
Investments	1,560	2,147
Long-term financing receivables, net of allowance	407	323
Goodwill	1,648	110
Intangible assets, net of amortization	780	45
Other non-current assets	618	662

Total assets	$27,561	$25,635

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$225	$188
Accounts payable	11,492	10,430
Accrued and other	4,323	5,141
Short-term deferred service revenue	2,486	2,032

Total current liabilities	18,526	17,791
Long-term debt	362	569
Long-term deferred service revenue	2,774	2,189
Other non-current liabilities	2,070	647

Total liabilities	23,732	21,196

Commitments and contingencies (Note 10)

Redeemable common stock and capital in excess of $.01 par value; shares issued and outstanding: 4 and 5, respectively (Note 4)	94	111

Stockholders’ equity:
Preferred stock and capital in excess of $.01 par value; shares issued and outstanding: none	-	-
Common stock and capital in excess of $.01 par value; shares authorized: 7,000; shares issued: 3,320 and 3,307, respectively; shares outstanding: 2,060 and 2,226, respectively	10,589	10,107
Treasury stock at cost: 785 and 606 shares, respectively	(25,037)	(21,033)
Retained earnings	18,199	15,282
Accumulated other comprehensive loss	(16)	(28)

Total stockholders’ equity	3,735	4,328

Total liabilities and stockholders’ equity	$27,561	$25,635

The accompanying notes are an integral part of these consolidated financial statements.

DELL INC.

CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Fiscal Year Ended
	February 1,	February 2,	February 3
	2008	2007	2006

Net revenue	$61,133	$57,420	$55,788
Cost of net revenue(1)	49,462	47,904	45,897

Gross margin	11,671	9,516	9,891

Operating expenses:
Selling, general, and administrative(1)	7,538	5,948	5,051
In-process research and development	83	-	-
Research, development, and engineering(1)	610	498	458

Total operating expenses	8,231	6,446	5,509

Operating income	3,440	3,070	4,382
Investment and other income, net	387	275	226

Income before income taxes	3,827	3,345	4,608
Income tax provision	880	762	1,006

Net income	$2,947	$2,583	$3,602

Earnings per common share:
Basic	$1.33	$1.15	$1.50

Diluted	$1.31	$1.14	$1.47

Weighted-average shares outstanding:
Basic	2,223	2,255	2,403
Diluted	2,247	2,271	2,449

(1)	Cost of net revenue and operating expenses for the fiscal years ended February 1, 2008 and February 2, 2007, include stock-based compensation expense pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123(R)”). See Note 5 of Notes to Consolidated Financial Statements for additional information.

The accompanying notes are an integral part of these consolidated financial statements.

DELL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006

Cash flows from operating activities:
Net income	$2,947	$2,583	$3,602
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	607	471	394
Stock-based compensation	329	368	17
In-process research and development charges	83	-	-
Excess tax benefits from stock-based compensation	(12)	(80)	-
Tax benefits from employee stock plans	-	-	224
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	30	37	(3)
Other	133	61	157
Changes in:
Operating working capital	(519)	397	(53)
Non-current assets and liabilities	351	132	413

Net cash provided by operating activities	3,949	3,969	4,751

Cash flows from investing activities:
Investments:
Purchases	(2,394)	(8,343)	(6,796)
Maturities and sales	3,679	10,320	11,692
Capital expenditures	(831)	(896)	(747)
Acquisition of business, net of cash received	(2,217)	(118)	-
Proceeds from sale of building	-	40	-

Net cash (used in) provided by investing activities	(1,763)	1,003	4,149

Cash flows from financing activities:
Repurchase of common stock	(4,004)	(3,026)	(7,249)
Issuance of common stock under employee plans	136	314	1,051
Excess tax benefits from stock-based compensation	12	80	-
(Repayment) issuance of commercial paper, net	(100)	100	-
Repayments of borrowings	(165)	(63)	(81)
Proceeds from borrowings	66	52	55
Other	(65)	(8)	(28)

Net cash used in financing activities	(4,120)	(2,551)	(6,252)

Effect of exchange rate changes on cash and cash equivalents	152	71	(73)

Net (decrease) increase in cash and cash equivalents	(1,782)	2,492	2,575
Cash and cash equivalents at beginning of year	9,546	7,054	4,479

Cash and cash equivalents at end of year	$7,764	$9,546	$7,054

The accompanying notes are an integral part of these consolidated financial statements.

DELL INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(in millions)

	Common Stock and					Accumulated
	Capital in Excess of					Other
	Par Value		Treasury Sock			Comprehensive
	Issued Shares	Amount	Shares	Amount	Retained Earnings	Loss	Other	Total

Balances at January 28, 2005	2,769	$8,195	284	$(10,758)	$9,097	$(78)	$(44)	$6,412
Net income	-	-	-	-	3,602	-	-	3,602
Change in net unrealized loss on investments, net of taxes	-	-	-	-	-	(24)	-	(24)
Foreign currency translation adjustments	-	-	-	-	-	(8)	-	(8)
Change in net unrealized loss on derivative instruments, net of taxes	-	-	-	-	-	9	-	9

Total comprehensive income	-	-	-	-	-	-	-	3,579
Stock issuances under employee plans, including tax benefits	49	1,308	-	-	-	-	-	1,308
Repurchases	-	-	204	(7,249)	-	-	-	(7,249)
Other	-	-	-	-	-	-	(3)	(3)

Balances at February 3, 2006	2,818	$9,503	488	$(18,007)	$12,699	$(101)	$(47)	$4,047

Net income	-	-	-	-	2,583	-	-	2,583
Change in net unrealized loss on investments, net of taxes	-	-	-	-	-	31	-	31
Foreign currency translation adjustments	-	-	-	-	-	(11)	-	(11)
Change in net unrealized gain on derivative instruments, net of taxes	-	-	-	-	-	30	-	30
Valuation of retained interests in securitized assets, net of taxes	-	-	-	-	-	23	-	23

Total comprehensive income	-	-	-	-	-	-	-	2,656
Stock issuances under employee plans(b)	14	196	-	-	-	-	-	196
Repurchases	-	-	118	(3,026)	-	-	-	(3,026)
Stock-based compensation expense under SFAS 123(R)	-	368	-	-	-	-	-	368
Tax benefit from employee stock plans	-	56	-	-	-	-	-	56
Other and shares issued to subsidiaries	475	(16)	-	-	-	-	47	31

Balances at February 2, 2007	3,307	$10,107	606	$(21,033)	$15,282	$(28)	$-	$4,328

Net income	-	-	-	-	2,947	-	-	2,947
Impact of adoption of SFAS 155	-	-	-	-	29	(23)		6
Change in net unrealized gain on investments, net of taxes	-	-	-	-	-	56	-	56
Foreign currency translation adjustments	-	-	-	-	-	17	-	17
Change in net unrealized loss on derivative instruments, net of taxes	-	-	-	-	-	(38)	-	(38)

Total comprehensive income	-	-	-	-	-	-	-	2,988
Impact of adoption of FIN 48	-	(3)	-	-	(59)	-		(62)
Stock issuances under employee plans(a)	13	153	-	-	-	-	-	153
Repurchases	-	-	179	(4,004)	-	-	-	(4,004)
Stock-based compensation expense under SFAS 123(R)	-	329	-	-	-	-	-	329
Tax benefit from employee stock plans	-	3	-	-	-	-	-	3

Balance at February 1, 2008	3,320	$10,589	785	$(25,037)	$18,199	$(16)	$-	$3,735

(a)	Includes 1 million shares and $17 million related to redeemable common stock. See Note 4 of Notes to Consolidated Financial Statements.

(b)	Excludes 5 million shares and $111 million related to redeemable common stock. See Note 4 of Notes to Consolidated Financial Statements.

The accompanying notes are an integral part of these consolidated financial statements.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business — Dell Inc., a Delaware corporation (both individually and together with its consolidated subsidiaries, “Dell”), offers a broad range of product categories, including desktop PCs, servers and networking products, storage, mobility products, software and peripherals, and services. Dell sells its products and services directly to customers through dedicated sales representatives, telephone-based sales, and online at www.dell.com, and through a variety of indirect sales channels. Dell’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual consumers.

Fiscal Year — Dell’s fiscal year is the 52- or 53-week period ending on the Friday nearest January 31. The fiscal years ending February 1, 2008 and February 2, 2007 included 52 weeks, and the fiscal year ending February 3, 2006 included 53 weeks.

Principles of Consolidation — The accompanying consolidated financial statements include the accounts of Dell Inc. and its wholly-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany transactions and balances have been eliminated.

Dell was formerly a partner in Dell Financial Services L.P. (“DFS”), a joint venture with CIT Group Inc. (“CIT”). Dell purchased the remaining 30% interest in DFS from CIT effective December 31, 2007; therefore, DFS is a wholly-owned subsidiary at February 1, 2008. DFS’ financial results have previously been consolidated by Dell in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46R (“FIN 46R”), as Dell was the primary beneficiary. DFS allows Dell to provide its customers with various financing alternatives. See Note 6 of Notes to Consolidated Financial Statements for additional information.

Use of Estimates — The preparation of financial statements in accordance with GAAP requires the use of management’s estimates. These estimates are subjective in nature and involve judgments that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at fiscal year-end, and the reported amounts of revenues and expenses during the fiscal year. Actual results could differ from those estimates.

Cash and Cash Equivalents — All highly liquid investments, including credit card receivables, with original maturities of three months or less at date of purchase are carried at cost, which approximates fair value, and are considered to be cash equivalents. All other investments not considered to be cash equivalents are separately categorized as investments.

Investments — Dell’s investments in debt securities and publicly traded equity securities are classified as available-for-sale and are reported at fair value (based on quoted prices and market prices) using the specific identification method. Unrealized gains and losses, net of taxes, are reported as a component of stockholders’ equity. Realized gains and losses on investments are included in investment and other income, net when realized. All other investments are initially recorded at cost. Any impairment loss to reduce an investment’s carrying amount to its fair market value is recognized in income when a decline in the fair market value of an individual security below its cost or carrying value is determined to be other than temporary.

Financing Receivables — Financing receivables consist of customer receivables, residual interest and retained interest in securitized receivables. Customer receivables include fixed-term loans and leases and revolving loans resulting from the sale of Dell products and services. Financing receivables are presented net of the allowance for losses. See Note 6 of Notes to Consolidated Financial Statements for additional information.

Asset Securitization — Dell sells certain financing receivables to unconsolidated qualifying special purpose entities in securitization transactions. These receivables are removed from the Consolidated Statement of

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Financial Position at the time they are sold in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities — a Replacement of SFAS No. 125 (“SFAS 140”). Receivables are considered sold when the receivables are transferred beyond the reach of Dell’s creditors, the transferee has the right to pledge or exchange the assets, and Dell has surrendered control over the rights and obligations of the receivables. Gains and losses from the sale of fixed-term loans and leases and revolving loans are recognized in the period the sale occurs, based upon the relative fair value of the assets sold and the remaining retained interests. Subsequent to the sale, retained interest estimates are periodically updated based upon current information and events to determine the current fair value. In estimating the value of retained interest, Dell makes a variety of financial assumptions, including pool credit losses, payment rates, and discount rates. These assumptions are supported by both Dell’s historical experience and anticipated trends relative to the particular receivable pool.

Allowance for Financing Receivables Losses — Dell recognizes an allowance for losses on financing receivables in an amount equal to the probable future losses net of recoveries. The allowance for losses is determined based on a variety of factors, including historical experience, past due receivables, receivable type, and risk composition. Financing receivables are charged to the allowance at the earlier of when an account is deemed to be uncollectible or when the account is 180 days delinquent. Recoveries on receivables previously charged off as uncollectible are recorded to the allowance for doubtful accounts. See Note 6 of Notes to Consolidated Financial Statements for additional information.

Inventories — Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out basis.

Property, Plant, and Equipment — Property, plant, and equipment are carried at depreciated cost. Depreciation is provided using the straight-line method over the estimated economic lives of the assets, which range from ten to thirty years for buildings and two to five years for all other assets. Leasehold improvements are amortized over the shorter of five years or the lease term. Gains or losses related to retirements or disposition of fixed assets are recognized in the period incurred. Dell performs reviews for the impairment of fixed assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Dell capitalizes eligible internal-use software development costs incurred subsequent to the completion of the preliminary project stage. Development costs are amortized over the shorter of the expected useful life of the software or five years.

Impairment of Long-Lived Assets — In accordance with the provisions SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” Dell reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows, or external appraisals, as applicable. Dell reviews long-lived assets for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified. During Fiscal 2008 and 2007, there were no significant impairments to long-lived assets.

Business Combinations and Intangible Assets Including Goodwill — Dell accounts for business combinations using the purchase method of accounting and accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. Goodwill represents the excess of the purchase price over the fair value of net assets, including the amount assigned to identifiable intangible assets. Given the time it takes to obtain pertinent information to finalize the fair value of the acquired assets and liabilities, it may be several quarters before Dell is able to finalize those initial fair value estimates. Accordingly, it is not uncommon for the initial estimates to be subsequently revised. The results of operations of acquired businesses are included in the Consolidated Financial Statements from the acquisition date.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Identifiable intangible assets with finite lives are amortized over their estimated useful lives. They are generally amortized on a non-straight line approach based on the associated projected cash flows in order to match the amortization pattern to the pattern in which the economic benefits of the assets are expected to be consumed. They are reviewed for impairment if indicators of potential impairment exist. Goodwill and indefinite lived intangible assets are tested for impairment on an annual basis in the second fiscal quarter, or sooner if an indicator of impairment occurs.

Foreign Currency Translation — The majority of Dell’s international sales are made by international subsidiaries, most of which have the U.S. dollar as their functional currency. Dell’s subsidiaries that do not have the U.S. dollar as their functional currency translate assets and liabilities at current rates of exchange in effect at the balance sheet date. Revenue and expenses from these international subsidiaries are translated using the monthly average exchange rates in effect for the period in which the items occur. The resulting gains and losses from these foreign currency translation adjustments totaled a $16 million loss, $33 million loss, and $22 million loss at February 1, 2008, February 2, 2007, and February 3, 2006, respectively, and are included as a component of accumulated other comprehensive income (loss) in stockholders’ equity.

Local currency transactions of international subsidiaries that have the U.S. dollar as the functional currency are remeasured into U.S. dollars using current rates of exchange for monetary assets and liabilities and historical rates of exchange for nonmonetary assets and liabilities. Gains and losses from remeasurement of monetary assets and liabilities are included in investment and other income, net.

Hedging Instruments — Dell uses derivative financial instruments, primarily forwards, options, and swaps to hedge certain foreign currency and interest rate exposures. Dell also uses other derivative instruments not designated as hedges such as forwards to hedge foreign currency balance sheet exposures. Dell does not use derivatives for speculative purposes.

Dell applies SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, (“SFAS 133”) as amended, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 requires Dell to recognize all derivatives as either assets or liabilities in its Consolidated Statements of Financial Position and measure those instruments at fair value. See Note 2 of Notes to Consolidated Financial Statements for a full description of Dell’s derivative financial instrument activities and related accounting policies.

Treasury Stock — Effective with the beginning of the second quarter of Fiscal 2002, Dell began holding repurchased shares of its common stock as treasury stock. Prior to that date, Dell retired all such repurchased shares, which were recorded as a reduction to retained earnings. Dell accounts for treasury stock under the cost method and includes treasury stock as a component of stockholders’ equity.

Revenue Recognition — Dell’s revenue recognition policy is in accordance with the requirements of Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, (“SAB 104”), Emerging Issues Task Force (“EITF”) 00-21, Accounting for Revenue Arrangements with Multiple Deliverables, AICPA Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, EITF 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products) (“EITF 01-09”) and other applicable revenue recognition guidance and interpretations. Net revenues include sales of hardware, software and peripherals, and services (including extended service contracts and professional services). Dell recognizes revenue for these products when it is realized or realizable and earned. Revenue is considered realized and earned when:

•	persuasive evidence of an arrangement exists;
•	delivery has occurred or services have been rendered;
•	Dell’s fee to its customer is fixed or determinable; and
•	collection of the resulting receivable is reasonably assured.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Revenue from the sale of products are recognized when title and risk of loss passes to the customer. Delivery is considered complete when products have been shipped to Dell’s customer or services have been rendered, title and risk of loss has transferred to the customer, and customer acceptance has been satisfied through obtaining acceptance from the customer, the acceptance provision lapses, or Dell has evidence that the acceptance provisions have been satisfied.

During Fiscal 2008, Dell began selling its products through retailers. Sales to Dell’s retail customers are generally made under agreements allowing for limited rights of return, price protection, rebates, and marketing development funds. Dell has generally limited these rights through contractual caps within Dell’s agreements with its retailers. Dell’s policy on sales to retailers is to recognize revenue and related costs of revenue, net of returns and price adjustments, which are estimated using the contractual caps specified in the sales arrangement. To the extent return rights or price adjustments are not limited by a contractual cap, the revenue and related cost are deferred until the product has been sold by the retailer, the rights expire, or a reliable estimate of such amounts can be made. Dell records estimated reductions to revenue or an expense for retail customer programs at the time revenue is recognized. Dell’s customer programs primarily involve rebates, which are designed to serve as sales incentives to resellers of Dell products and marketing development funds, which represent monies paid to retailers that are generally earmarked for market segment development and expansion and are designed to support Dell retail partners’ activities while also promoting Dell products. Dell accounts for customer programs in accordance with EITF 01-09.

Dell sells its products and services either separately or as part of a multiple-element arrangement. Dell allocates revenue from multiple-element arrangements to the elements based on the relative fair value of each element, which is generally based on the relative sales price of each element when sold separately. The allocation of fair value for a multiple-element arrangement involving software is based on vendor specific objective evidence (“VSOE”), or in the absence of VSOE for delivered elements, the residual method. Under the residual method, Dell allocates the residual amount of revenue from the arrangement to software licenses at the inception of the license term when VSOE for all undelivered elements, such as Post Contract Customer Support (“PCS”), exists and all other revenue recognition criteria have been satisfied. In the absence of VSOE for undelivered elements, revenue is deferred and subsequently recognized over the term of the arrangement. For sales of extended warranties with a separate contract price, Dell defers revenue equal to the separately stated price. Revenue associated with undelivered elements is deferred and recorded when delivery occurs. Product revenue is recognized, net of an allowance for estimated returns, when both title and risk of loss transfer to the customer, provided that no significant obligations remain. Revenue from extended warranty and service contracts, for which Dell is obligated to perform, is recorded as deferred revenue and subsequently recognized over the term of the contract or when the service is completed. Revenue from sales of third-party extended warranty and service contracts or other products or software PCS, for which Dell is not obligated to perform, and for which Dell does not meet the criteria for gross revenue recognition under EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, is recognized on a net basis. All other revenue is recognized on a gross basis.

Dell defers the cost of shipped products awaiting revenue recognition until revenue is recognized. These deferred costs totaled $519 million and $424 million at February 1, 2008 and February 2, 2007, respectively, and are included in other current assets on Dell’s Consolidated Statement of Financial Position.

Dell records revenue from the sale of equipment under sales-type leases as product revenue at the inception of the lease. Sales-type leases also produce financing income, which Dell recognizes at consistent rates of return over the lease term. Customer revolving loan financing income is recognized when billed to the customer.

Dell reports revenue net of any revenue-based taxes assessed by governmental authorities that are imposed on and concurrent with specific revenue-producing transactions.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Warranty — Dell records warranty liabilities at the time of sale for the estimated costs that may be incurred under its limited warranty. The specific warranty terms and conditions vary depending upon the product sold and country in which Dell does business, but generally includes technical support, parts, and labor over a period ranging from one to three years. Factors that affect Dell’s warranty liability include the number of installed units currently under warranty, historical and anticipated rates of warranty claims on those units, and cost per claim to satisfy Dell’s warranty obligation. The anticipated rate of warranty claims is the primary factor impacting the estimated warranty obligation. The other factors are less significant due to the fact that the average remaining aggregate warranty period of the covered installed base is approximately 20 months, repair parts are generally already in stock or available at pre-determined prices, and labor rates are generally arranged at pre-established amounts with service providers. Warranty claims are relatively predictable based on historical experience of failure rates. If actual results differ from the estimates, Dell revises its estimated warranty liability. Each quarter, Dell reevaluates its estimates to assess the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Vendor Rebates — Dell may receive consideration from vendors in the normal course of business. Certain of these funds are rebates of purchase price paid and others are related to reimbursement of costs incurred by Dell to sell the vendor’s products. Dell’s policy for accounting for these funds is in accordance with EITF 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor. The funds are recognized as a reduction of cost of goods sold and inventory if the funds are a reduction of the price of the vendor’s products. If the consideration is a reimbursement of costs incurred by Dell to sell or develop the vendor’s products, then the consideration is classified as a reduction of that cost in the income statement, most often operating expenses. In order to be recognized as a reduction of operating expenses, the reimbursement must be for a specific, incremental, identifiable cost incurred by Dell in selling or developing the vendor’s products or services.

Loss Contingencies — Dell is subject to the possibility of various losses arising in the ordinary course of business. Dell considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as Dell’s ability to reasonably estimate the amount of loss, in determining loss contingencies. An estimated loss contingency is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. Dell regularly evaluates current information available to determine whether such accruals should be adjusted and whether new accruals are required. Third parties have in the past and may in the future assert claims or initiate litigation related to exclusive patent, copyright, and other intellectual property rights to technologies and related standards that are relevant to Dell. If any infringement or other intellectual property claim made against Dell by any third party is successful, or if Dell fails to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, Dell’s business, operating results, and financial condition could be materially and adversely affected.

Shipping Costs — Dell’s shipping and handling costs are included in cost of sales in the accompanying Consolidated Statements of Income for all periods presented.

Selling, General, and Administrative — Selling expenses include items such as sales commissions, marketing and advertising costs, and contractor services. Advertising costs are expensed as incurred and were $943 million, $836 million, and $773 million, during Fiscal 2008, 2007, and 2006 respectively. General and administrative expenses include items for Dell’s administrative functions, such as Finance, Legal, Human Resources, and Information Technology support. These functions include costs for items such as salaries, maintenance and supplies, insurance, depreciation expense, and allowance for doubtful accounts.

Research, Development, and Engineering Costs — Research, development, and engineering costs are expensed as incurred, in accordance with SFAS 2, Accounting for Research and Development Costs. Research, development, and engineering expenses primarily include payroll and headcount related costs, contractor fees, infrastructure costs, and administrative expenses directly related to research and development support.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In Process Research and Development (“IPR&D”) — IPR&D represents the fair value of the technology acquired in a business combination where technological feasibility has not been established and no future alternative uses exist. IPR&D is expensed immediately upon completion of the associated acquisition.

Website Development Costs — Dell expenses, as incurred, the costs of maintenance and minor enhancements to the features and functionality of its websites.

Income Taxes — Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Dell calculates a provision for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized by identifying the temporary differences arising from the different treatment of items for tax and accounting purposes. In determining the future tax consequences of events that have been recognized in the financial statements or tax returns, judgment is required. Differences between the anticipated and actual outcomes of these future tax consequences and changes in enacted tax rates could have a material impact on Dell’s consolidated results of operations or financial position.

Comprehensive Income — Dell’s comprehensive income is comprised of net income, unrealized gains and losses on marketable securities classified as available-for-sale, unrealized gains and losses related to the change in valuation of retained interests in securitized assets, foreign currency translation adjustments, and unrealized gains and losses on derivative financial instruments related to foreign currency hedging. Upon the adoption of SFAS No. 155, Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140, (“SFAS 155”), beginning the first quarter of Fiscal 2008, all gains and losses in valuation of retained interests in securitized assets are recognized in income immediately and no longer included as a component of accumulated other comprehensive income (loss).

Earnings Per Common Share — Basic earnings per share is based on the weighted-average effect of all common shares issued and outstanding, and is calculated by dividing net income by the weighted-average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income by the weighted-average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding. Dell excludes equity instruments from the calculation of diluted earnings per share if the effect of including such instruments is antidilutive. Accordingly, certain stock-based incentive awards have been excluded from the calculation of diluted earnings per share totaling 230 million, 268 million, and 127 million, shares during Fiscal 2008, 2007, and 2006 respectively.

In December 2006, Dell modified the organizational structure of certain subsidiaries to achieve more integrated global operations and to provide various financial, operational, and tax efficiencies. In connection with this internal restructuring, Dell issued 475 million shares of common stock to a wholly-owned subsidiary. Pursuant to Accounting Research Bulletin 51, Consolidated Financial Statements (as amended), these shares are not considered to be outstanding.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table sets forth the computation of basic and diluted earnings per share for each of the past three fiscal years:

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions, except per share amounts)

Numerator:
Net income	$2,947	$2,583	$3,602
Denominator:
Weighted-average shares outstanding:
Basic	2,223	2,255	2,403
Effect of dilutive options, restricted stock units, restricted stock, and other	24	16	46

Diluted	2,247	2,271	2,449

Earnings per common share:
Basic	$1.33	$1.15	$1.50
Diluted	$1.31	$1.14	$1.47

Stock-Based Compensation — At February 1, 2008, Dell has stock-based compensation plans and an employee stock purchase plan with outstanding stock or stock options; however, Dell discontinued the employee stock purchase plan effective February 2, 2008, as part of an overall assessment of its benefits strategy.

Effective February 4, 2006, Dell adopted SFAS 123(R) using the modified prospective transition method which does not require revising the presentation in prior periods for stock-based compensation. Under this transition method, stock-based compensation expense for Fiscal 2008 and Fiscal 2007 includes compensation expense for all stock-based compensation awards granted prior to February 4, 2006, but not yet vested at February 3, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). Stock-based compensation expense for all stock-based compensation awards granted after February 3, 2006 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Dell recognizes this compensation expense net of an estimated forfeiture rate over the requisite service period of the award, which is generally the vesting term of three to five years for stock options and restricted stock awards. In March 2005, the United States Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 107 (“SAB 107”) regarding the SEC’s interpretation of SFAS 123(R) and the valuation of share-based payments for public companies. Dell has applied the provisions of SAB 107 in its adoption of SFAS 123(R). See Note 5 of Notes to Consolidated Financial Statements for further discussion of stock-based compensation.

Prior to the adoption of SFAS 123(R), Dell measured compensation expense for its employee stock-based compensation plan using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). Dell applied the disclosure provisions of SFAS 123 such that the fair value of employee stock-based compensation was disclosed in the notes to its financial statements. Under APB 25, when the exercise price of Dell’s employee stock options equaled the market price of the underlying stock at the date of the grant, no compensation expense was recognized.

Recently Issued Accounting Pronouncements — In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, provides a framework for measuring fair value, and expands the disclosures required for assets and liabilities measured at fair value. SFAS 157 applies to existing accounting pronouncements that require fair value measurements; it does not require any new fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and is required

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

to be adopted by Dell beginning in the first quarter of Fiscal 2009. Management is currently evaluating the impact that SFAS 157 may have on Dell’s results of operations, financial position, and cash flows and does not expect the impact to be material.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which provides companies with an option to report selected financial assets and liabilities at fair value with the changes in fair value recognized in earnings at each subsequent reporting date. SFAS 159 provides an opportunity to mitigate potential volatility in earnings caused by measuring related assets and liabilities differently, and it may reduce the need for applying complex hedge accounting provisions. If elected, SFAS 159 is effective for fiscal years beginning after November 15, 2007, which is Dell’s Fiscal 2009. Management is currently evaluating the impact that this statement may have on Dell’s results of operations and financial position and has yet to make a decision on the elective adoption of SFAS 159.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) requires that the acquisition method of accounting be applied to a broader set of business combinations and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired. SFAS 141(R) also establishes the disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and is required to be adopted by Dell beginning in the first quarter of Fiscal 2010. Management is currently evaluating the impact that SFAS 141(R) may have on Dell’s results of operations, financial position, and cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires that the noncontrolling interest in the equity of a subsidiary be accounted for and reported as equity, provides revised guidance on the treatment of net income and losses attributable to the noncontrolling interest and changes in ownership interests in a subsidiary and requires additional disclosures that identify and distinguish between the interests of the controlling and noncontrolling owners. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008 and is required to be adopted by Dell beginning in the first quarter of Fiscal 2010. Management does not expect SFAS 160 to have an impact on Dell’s results of operations, financial position, and cash flows.

NOTE 2 —	FINANCIAL INSTRUMENTS

Disclosures About Fair Values of Financial Instruments

The fair value of investments and related interest rate derivative instruments has been estimated based upon quoted rates and pricing models. The fair value of foreign currency forward contracts has been estimated using market quoted rates of foreign currencies at the applicable balance sheet date. The estimated fair value of foreign currency purchased option contracts is based on market quoted rates at the applicable balance sheet date and the Black-Scholes option pricing model. The estimates presented herein are not necessarily indicative of the amounts that Dell could realize in a current market exchange. Changes in assumptions could significantly affect the estimates.

Cash and cash equivalents, accounts receivable, accounts payable, and accrued and other liabilities are reflected in the accompanying Consolidated Statements of Financial Position at cost, which approximates fair value because of the short-term maturity of these assets and liabilities.

See Note 6 of Notes to Consolidated Financial Statements for a discussion on financing receivables and retained interest.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Investments

The following table summarizes, by major security type, the fair value and cost of Dell’s investments. All investments with remaining maturities in excess of one year are recorded as long-term investments in the accompanying Consolidated Statements of Financial Position.

	February 1, 2008				February 2, 2007
	Fair		Unrealized	Unrealized	Fair		Unrealized	Unrealized
	Value	Cost	Gain	(Loss)	Value	Cost	Gain	(Loss)
	(in millions)

Debt securities:
U.S. government and agencies	$1,013	$991	$23	$(1)	$1,424	$1,449	$-	$(25)
U.S. corporate	571	569	10	(8)	1,163	1,170	-	(7)
International corporate	68	67	1	-	156	159	-	(3)
State and municipal governments	5	5	-	-	41	41	-	-

Debt securities	1,657	1,632	34	(9)	2,784	2,819	-	(35)
Equity and other securities	111	111	-	-	115	109	6	-

Investments	$1,768	$1,743	$34	$(9)	$2,899	$2,928	$6	$(35)

Short-term	$208	$206	$2	$-	$752	$756	$-	$(4)
Long-term	1,560	1,537	32	(9)	2,147	2,172	6	(31)

Investments	$1,768	$1,743	$34	$(9)	$2,899	$2,928	$6	$(35)

The fair value of Dell’s portfolio is affected primarily by interest rates more than the credit and liquidity issues currently facing the capital markets. Dell attempts to mitigate these risks by investing primarily in high credit quality securities with AAA and AA ratings and short-term securities with an A-1 rating, limiting the amount that can be invested in any single issuer, and by investing in short to intermediate term investments whose market value is less sensitive to interest rate changes. As part of its cash and risk management processes, Dell performs periodic evaluations of the credit standing of the institutions in accordance with its investment policy. Dell’s investments in debt securities have effective maturities of less than five years. Management believes that no significant concentration of credit risk for investments exists for Dell.

As of February 1, 2008, Dell did not hold any auction rate securities. At February 2, 2007, Dell held auction rate securities that had a carrying value of $255 million. The total carrying value of investments in asset-backed and mortgage-backed debt securities was approximately $550 million.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table summarizes Dell’s debt securities that had unrealized losses at February 1, 2008:

	Less Than 12 Months
		Unrealized	12 Months or Greater		Total
	Fair Value	Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(in millions)

Debt securities:
U.S. government and agencies	$29	$(1)	$59	$(0)	$88	$(1)
U.S. corporate	38	(8)	27	(0)	65	(8)
International corporate	-	-	2	-	2	-
State and municipal governments	-	-	-	-	-	-

Total debt securities	$67	$(9)	$88	$(0)	$155	$(9)

At February 1, 2008, Dell had 40 debt securities that had fair values below their carrying values for a period of less than 12 months and 51 debt securities that had fair values below their carrying values for a period of more than 12 months. The unrealized losses are due to changes in interest rates and are expected to be recovered over the contractual term of the instruments.

Dell periodically reviews its investment portfolio to determine if any investment is other-than-temporarily impaired due to changes in credit risk or other potential valuation concerns. The unrealized loss of $9 million has been recorded in other comprehensive income (loss), as Dell believes that the investments are not other-than-temporarily impaired. While certain available-for-sale securities have market values below cost, Dell believes it is probable that the principal and interest will be collected in accordance with the contractual terms, and that the decline in the market value is exacerbated by the overall credit concerns in the market. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been less than the cost basis, the underlying collateral, agency ratings, future cash flows, and Dell’s intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in fair value. Dell’s assessment that an investment is not other-than-temporarily impaired could change in the future due to new developments or changes in any particular investment.

The fair value of Dell’s portfolio was based on quoted market prices, which Dell currently believes are indicative of fair value. Dell will continue to evaluate whether the inputs are market observable as it implements SFAS 157.

The following table summarizes Dell’s realized gains and losses on investments:

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions)

Gains	$17	$9	$13
Losses	(3)	(14)	(15)

Net realized gain (loss)	$14	$(5)	$(2)

Dell routinely enters into securities lending agreements with financial institutions in order to enhance investment income. Dell requires that the loaned securities be collateralized in the form of cash or securities for values which generally exceed the value of the loaned security. At February 1, 2008 and February 2, 2007, there were no securities on loan.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Foreign Currency Instruments

As part of its risk management strategy, Dell uses derivative instruments, primarily forward contracts and options, to hedge certain foreign currency exposures. Dell’s objective is to offset gains and losses resulting from these exposures with gains and losses on the derivative contracts used to hedge them, thereby reducing volatility of earnings and protecting fair values of assets and liabilities. Dell does not use derivative contracts for speculative purposes. Dell applies hedge accounting based upon the criteria established by SFAS 133, whereby Dell designates its derivatives as fair value hedges or cash flow hedges. Dell estimates the fair values of derivatives based on quoted market prices or pricing models using current market rates and records all derivatives in the Consolidated Statements of Financial Position at fair value.

Cash Flow Hedges

Dell uses a combination of forward contracts and options designated as cash flow hedges to protect against the foreign currency exchange rate risks inherent in its forecasted transactions denominated in currencies other than the U.S. dollar. The risk of loss associated with purchased options is limited to premium amounts paid for the option contracts. The risk of loss associated with forward contracts is equal to the exchange rate differential from the time the contract is entered into until the time it is settled. These contracts typically expire in 12 months or less. For derivative instruments that are designated and qualify as cash flow hedges, Dell records the effective portion of the gain or loss on the derivative instrument in accumulated other comprehensive income (loss) as a separate component of stockholders’ equity and reclassifies these amounts into earnings in the period during which the hedged transaction is recognized in earnings. Dell reports the effective portion of cash flow hedges in the same financial statement line item, within earnings, as the changes in value of the hedged item.

For foreign currency option and forward contracts designated as cash flow hedges, Dell assesses hedge effectiveness both at the onset of the hedge as well as at the end of each fiscal quarter throughout the life of the derivative. Dell measures hedge ineffectiveness by comparing the cumulative change in the fair value of the hedge contract with the cumulative change in the fair value of the hedged item, both of which are based on forward rates. Dell recognizes any ineffective portion of the hedge, as well as amounts not included in the assessment of effectiveness, currently in earnings as a component of investment and other income, net. Hedge ineffectiveness for cash flow hedges was not material for Fiscal 2008, 2007 and 2006. During Fiscal 2008, 2007, and 2006, Dell did not discontinue any cash flow hedges that had a material impact on Dell’s results of operations as substantially all forecasted foreign currency transactions were realized in Dell’s actual results.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Changes in the aggregate unrealized net gain (loss) of Dell’s cash flow hedges that are recorded as a component of comprehensive income (loss), net of tax are presented in the table below. Dell expects to reclassify substantially all of the unrealized net loss recorded in accumulated other comprehensive income (loss) at February 1, 2008 into earnings during the next fiscal year providing an offsetting economic impact against the underlying transactions.

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions)

Aggregate unrealized net gain (loss) at beginning of year	$13	$(17)	$(26)
Net (losses) gains reclassified to earnings	(392)	(260)	225
Change in fair value of cash flow hedges	354	290	(216)

Aggregate unrealized net (loss) gain at end of year	$(25)	$13	$(17)

Other Foreign Currency Derivative Instruments

Dell uses forward contracts to hedge monetary assets and liabilities, primarily receivables and payables, denominated in a foreign currency. The change in the fair value of these instruments represents a natural hedge as their gains and losses offset the changes in the underlying fair value of the monetary assets and liabilities due to movements in currency exchange rates. These contracts generally expire in three months or less. These contracts are not designated as hedges under SFAS 133, and therefore, the change in the instrument’s fair value is recognized currently in earnings as a component of investment and other income, net.

The gross notional value of foreign currency derivative financial instruments and the related net asset or liability were as follows:

	February 1, 2008		February 2, 2007
	Gross		Gross
	Notional	Net Asset (Liability)	Notional	Net Asset (Liability)
	(in millions)

Cash flow hedges	$7,772	$(9)	$7,443	$80
Other derivatives	(1,338)	8	(1,125)	(5)

	$6,434	$(1)	$6,318	$75

Commercial Paper

On June 1, 2006, Dell implemented a $1.0 billion commercial paper program with a supporting $1.0 billion senior unsecured revolving credit facility. This program allows Dell to obtain favorable short-term borrowing rates. Dell pays facility commitment and letter of credit participation fees at rates based upon Dell’s credit rating. Unless extended, this facility expires on June 1, 2011, at which time any outstanding amounts under the facility will be due and payable. The facility requires compliance with conditions that must be satisfied prior to any borrowing, as well as ongoing compliance with specified affirmative and negative covenants, including maintenance of a minimum interest coverage ratio. Amounts outstanding under the facility may be accelerated for typical defaults, including failure to pay principal or interest, breaches of covenants, non-payment of judgments or debt obligations in excess of $200 million, occurrence of a change of control, and certain bankruptcy events. Dell believes it will be able to access the capital markets to increase the size of its existing commercial paper program.

There were no outstanding advances under the commercial paper program as of February 1, 2008. At February 2, 2007, $100 million was outstanding under the program, and the weighted-average interest rate on

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

those outstanding short-term borrowings was 5.3%. Dell uses the proceeds of the program and facility for general corporate purposes.

DFS Credit Facilities

Prior to Dell’s purchase of CIT’s 30% ownership interest in DFS in December 2007, DFS maintained credit facilities with CIT that provided a maximum capacity of $750 million to fund leased equipment. These borrowings were secured by DFS’ assets and contained certain customary restrictive covenants. Interest on the outstanding loans was paid quarterly and calculated based on an average of the two- and three-year U.S. Treasury Notes plus 4.45%. DFS was required to make quarterly payments if the value of the leased equipment securing the loans was less than the outstanding principal balance. At February 1, 2008, there were no outstanding advances from CIT as the credit facilities terminated upon Dell’s acquisition of the remaining ownership interest in DFS. At February 2, 2007, outstanding advances from CIT totaled $122 million, of which $87 million was included in short-term borrowings, and $35 million was included in long-term debt on Dell’s Consolidated Statements of Financial Position.

India Credit Facilities

Dell India Pvt Ltd., Dell’s wholly-owned subsidiary, maintains unsecured short-term credit facilities with Citibank N.A. Bangalore Branch India (“Citibank India”) that provide a maximum capacity of $30 million to fund Dell India’s working capital and import buyers’ credit needs. Financing is available in both Indian rupees and foreign currencies. The borrowings are extended on an unsecured basis based on Dell’s guarantee to Citibank U.S. Citibank India can cancel the facilities in whole or in part without prior notice, at which time any amounts owed under the facilities will become immediately due and payable. Interest on the outstanding loans is charged monthly and is calculated based on Citibank India’s internal cost of funds plus 0.25%. At February 1, 2008, outstanding advances from Citibank India totaled $23 million, which is included in short-term borrowings on Dell’s Consolidated Statement of Financial Position.

Long-Term Debt and Interest Rate Risk Management

In April 1998, Dell issued $200 million 6.55% fixed rate senior notes with the principal balance due April 15, 2008 (the “Senior Notes”) and $300 million 7.10% fixed rate senior debentures with the principal balance due April 15, 2028 (the “Senior Debentures”). Interest on the Senior Notes and Senior Debentures is paid semi-annually, on April 15 and October 15. The Senior Notes and Senior Debentures rank equally and are redeemable, in whole or in part, at the election of Dell for principal, any accrued interest, and a redemption premium based on the present value of interest to be paid over the term of the debt agreements. The Senior Notes and Senior Debentures generally contain no restrictive covenants, other than a limitation on liens on Dell’s assets and a limitation on sale-leaseback transactions involving Dell property. In early Fiscal 2009, we plan to obtain additional long-term debt financing.

Concurrent with the issuance of the Senior Notes and Senior Debentures, Dell entered into interest rate swap agreements converting Dell’s interest rate exposure from a fixed rate to a floating rate basis to better align the associated interest rate characteristics to its cash and investments portfolio. The interest rate swap agreements have an aggregate notional amount of $200 million maturing April 15, 2008 and $300 million maturing April 15, 2028. The floating rates are based on three-month London Interbank Offered Rates plus 0.41% and 0.79% for the Senior Notes and Senior Debentures, respectively. As a result of the interest rate swap agreements, Dell’s effective interest rates for the Senior Notes and Senior Debentures were 5.9% and 6.2%, respectively, for Fiscal 2008.

The interest rate swap agreements are designated as fair value hedges. Although the Senior Notes and Senior Debentures allow for settlement before their stated maturity, such settlement would always be at an amount greater than the fair value of the Senior Notes and Senior Debentures. Accordingly, the Senior Notes and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Senior Debentures are not considered to be pre-payable as defined by SFAS 133 and related interpretations. The changes in the fair value of the interest rate swaps are assessed in accordance with SFAS 133 and reflected in the carrying value of the interest rate swaps on the balance sheet. The estimated fair value is based primarily on projected future swap rates. The carrying value of the debt is adjusted by an equal and offsetting amount. The estimated fair value of the short and long-term debt was approximately $563 million at February 1, 2008, compared to a carrying value of $497 million at that date.

NOTE 3 —	INCOME TAXES

The provision for income taxes consists of the following:

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions)

Current:
Domestic	$901	$846	$1,141
Foreign	287	178	263
Tax repatriation benefit	-	-	(85)
Deferred	(308)	(262)	(313)

Provision for income taxes	$880	$762	$1,006

Income before income taxes included approximately $3.2 billion, $2.6 billion, and $3.0 billion related to foreign operations in Fiscal 2008, 2007, and 2006 respectively. On October 22, 2004, the American Jobs Creation Act of 2004 (the “Act”) was signed into law. Among other items, the Act created a temporary incentive for U.S. multinationals to repatriate accumulated income earned outside the U.S. at an effective tax rate of 5.25%, versus the U.S. federal statutory rate of 35%. In the fourth quarter of Fiscal 2005, Dell recorded an initial estimated income tax charge of $280 million based on the decision to repatriate $4.1 billion of foreign earnings. This tax charge included an amount relating to a drafting oversight that Congressional leaders expected to correct in calendar year 2005. On May 10, 2005, the Department of Treasury issued further guidance that addressed the drafting oversight. In the second quarter of Fiscal 2006, Dell reduced its original estimate of the tax charge by $85 million as a result of the guidance issued by the Treasury Department in May 2005. As of February 3, 2006, Dell had completed the repatriation of the $4.1 billion in foreign earnings. No foreign income was repatriated during Fiscal 2007 or Fiscal 2008.

Deferred tax assets and liabilities for the estimated tax impact of temporary differences between the tax and book basis of assets and liabilities are recognized based on the enacted statutory tax rates for the year in which Dell expects the differences to reverse. Deferred taxes have not been recorded on the excess book basis in the amount of approximately $10.8 billion in the shares of certain foreign subsidiaries because these basis differences are not expected to reverse in the foreseeable future and are expected to be permanent in duration. These basis differences arose primarily through the undistributed book earnings of substantially all of the subsidiaries that Dell intends to reinvest indefinitely. The basis differences could reverse through a sale of the subsidiaries, the receipt of dividends from the subsidiaries as well as various other events. Net of available foreign tax credits, residual income tax of approximately $3.5 billion at February 1, 2008, would be due upon reversal of this excess book basis.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The components of Dell’s net deferred tax asset are as follows:

	Fiscal Year Ended
	February 1,	February 2,
	2008	2007
	(in millions)

Deferred tax assets:
Deferred revenue	$597	$440
Inventory and warranty provisions	46	128
Investment impairments and unrealized gains	10	-
Provisions for product returns and doubtful accounts	61	51
Capital loss	7	13
Leasing and financing	302	222
Credit carryforwards	3	22
Stock-based and deferred compensation	188	145
Operating accruals	58	34
Other	134	125

Deferred tax assets	1,406	1,180
Deferred tax liabilities:
Property and equipment	(105)	(96)
Acquired intangibles	(199)	(16)
Other	(21)	(39)

Deferred tax liabilities	(325)	(151)
Valuation allowance	-	(28)

Net deferred tax asset	$1,081	$1,001

Current portion (included in other current assets)	$596	$445
Non-current portion (included in other non-current assets)	485	556

Net deferred tax asset	$1,081	$1,001

A portion of Dell’s foreign operations operate at a reduced tax rate or free of tax under various tax holidays which expire in whole or in part during Fiscal 2010 through 2021. Many of these holidays may be extended when certain conditions are met. The income tax benefits attributable to the tax status of these subsidiaries were estimated to be approximately $502 million ($0.23 per share) in Fiscal 2008, $282 million ($0.13 per share) in Fiscal 2007, and $368 million ($0.15 per share) in Fiscal 2006.

In March 2007, China announced a broad program to reform tax rates and incentives, effective January 1, 2008, including introduction of phased-in transition rules that could significantly alter the Chinese tax structure for U.S. companies operating in China. Clarification of the rules, which phase in higher statutory tax rates over a five year period, was issued in late Fiscal 2008. As a result, Dell increased the relevant deferred tax assets to reflect the enacted statutory rates for the year in which it expects the differences to reverse.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The effective tax rate differed from the statutory U.S. federal income tax rate as follows:

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006

Effective tax rate:
U.S. federal statutory rate	35.0%	35.0%	35.0%
Foreign income taxed at different rates	(18.2)	(17.8)	(13.9)
Tax repatriation benefit	-	-	(1.9)
Foreign earnings subject to U.S. taxation	4.6	2.9	1.6
Imputed intercompany charges	-	2.0	1.2
In-process research and development	0.8	-	-
Other	0.8	0.7	(0.2)

Effective tax rate	23.0%	22.8%	21.8%

The increase in Dell’s Fiscal 2008 effective tax rate, compared to Fiscal 2007, is due to the tax related to accessing foreign cash and the nondeductibility of acquisition-related IPR&D charges offset primarily by the increase of consolidated profitability in lower foreign tax jurisdictions during Fiscal 2008 as compared to a year ago. The increase in Dell’s Fiscal 2007 effective tax rate, compared to Fiscal 2006, is due to the $85 million tax reduction in the second quarter of Fiscal 2006 discussed above, offset by a higher proportion of its operating profits being generated in lower foreign tax jurisdictions during Fiscal 2007.

Dell adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”), effective February 3, 2007. The cumulative effect of adopting FIN 48 was a $62 million increase in tax liabilities and a corresponding decrease to the February 2, 2007 stockholders’ equity balance of which $59 million related to retained earnings and $3 million related to additional-paid-in-capital. In addition, consistent with the provisions of FIN 48, Dell changed the classification of $1.1 billion of income tax liabilities from current to non-current because payment of cash is not anticipated within one year of the balance sheet date. These non-current income tax liabilities are recorded in other non-current liabilities in the Consolidated Statements of Financial Position. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Total
(in millions)

Balance at February 3, 2007	$1,096
Increases related to tax positions of the current year	390
Increases related to tax positions of prior years	34
Reductions for tax positions of prior years	(13)
Lapse of statue of limitations	(6)
Settlements	(18)

Balance at February 1, 2008	$1,483

Associated with the unrecognized tax benefits of $1.5 billion at February 1, 2008, are interest and penalties as well as $171 million of offsetting tax benefits associated with estimated transfer pricing, the benefit of interest deductions, and state income tax benefits. The net amount of $1.6 billion, if recognized, would favorably affect Dell’s effective tax rate.

Interest and penalties related to income tax liabilities are included in income tax expense. The balance of gross accrued interest and penalties recorded in the Consolidated Statements of Financial Position at February 1,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2008 and February 2, 2007, was $288 million and $200 million, respectively. During Fiscal 2008, $88 million related to interest and penalties was included in income tax expense.

Dell is currently under audit in various jurisdictions, including the United States. The tax periods open to examination by the major taxing jurisdictions to which Dell is subject include fiscal years 1997 through 2008. Dell does not anticipate a significant change to the total amount of unrecognized benefits within the next 12 months.

NOTE 4 —	CAPITALIZATION

Preferred Stock

Authorized Shares — Dell has the authority to issue five million shares of preferred stock, par value $.01 per share. At February 1, 2008 and February 2, 2007, no shares of preferred stock were issued or outstanding.

Redeemable Common Stock

In prior years, Dell inadvertently failed to register with the SEC the issuance of some shares under certain employee benefit plans. As a result, certain purchasers of common stock pursuant to those plans may have the right to rescind their purchases for an amount equal to the purchase price paid for the shares, plus interest from the date of purchase. At February 1, 2008 and February 2, 2007, Dell has classified 4 million shares ($94 million) and 5 million shares ($111 million), respectively, which are subject to potential rescission rights outside stockholders’ equity, because the redemption features are not within the control of Dell. No shareholder exercised these rescission rights in Fiscal 2008. Dell may also be subject to civil and other penalties by regulatory authorities as a result of the failure to register. These shares have always been treated as outstanding for financial reporting purposes.

Common Stock

Authorized Shares — At February 1, 2008, Dell is authorized to issue 7.0 billion shares of common stock, par value $.01 per share.

Share Repurchase Program — Dell has a share repurchase program that authorizes it to purchase shares of common stock in order to increase shareholder value and manage dilution resulting from shares issued under Dell’s equity compensation plans. However, Dell does not currently have a policy that requires the repurchase of common stock in conjunction with stock-based payment arrangements. On December 3, 2007, Dell’s Board of Directors approved a new authorization for an additional $10.0 billion for share repurchases. Dell suspended its repurchase program in September 2006, and after recommencing the program during the fourth quarter of Fiscal 2008, Dell repurchased 179 million shares for an aggregate cost of approximately $4.0 billion.

NOTE 5 — BENEFIT PLANS

Description of the Plans

Employee Stock Plans — Dell is currently issuing stock grants under the Dell Amended and Restated 2002 Long-Term Incentive Plan (“the 2002 Incentive Plan”), which was approved by shareholders on December 4, 2007. There are previous plans that have been terminated except for options previously granted under those plans that are still outstanding. These are all collectively referred to as the “Stock Plans”.

The 2002 Incentive Plan provides for the granting of stock-based incentive awards to Dell’s employees, non-employee directors, and certain consultants and advisors to Dell. Awards may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code, nonqualified stock options, restricted stock, or restricted stock units. There were approximately 292 million, 271 million, and 272 million shares of Dell’s common stock available for future grants under the Stock Plans at February 1, 2008, February 2, 2007, and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

February 3, 2006, respectively. To satisfy stock option exercises, Dell has a policy of issuing new shares as opposed to repurchasing shares on the open market.

Stock Option Agreements — The right to purchase shares pursuant to existing stock option agreements typically vests pro-rata at each option anniversary date over a three- to five-year period. The options, which are granted with option exercise prices equal to the fair market value of Dell’s common stock on the date of grant, generally expire within ten to twelve years from the date of grant. Dell has not issued any options to consultants or advisors to Dell since Fiscal 1999. In conjunction with the adoption of SFAS 123(R) in the first quarter of Fiscal 2007, Dell changed its method of attributing the value of stock-based compensation expense from an accelerated approach to a straight-line method. Compensation expense for all stock option awards granted on or prior to February 3, 2006, uses the accelerated approach with an exception of stock options granted in Fiscal 2002 and Fiscal 2003, for which the straight-line method is used.

Restricted Stock Awards — Awards of restricted stock may be either grants of restricted stock, restricted stock units, or performance-based stock units that are issued at no cost to the recipient. For restricted stock grants, at the date of grant, the recipient has all rights of a stockholder, subject to certain restrictions on transferability and a risk of forfeiture. Restricted stock grants typically vest over a three- to seven-year period beginning on the date of grant. For restricted stock units, legal ownership of the shares is not transferred to the employee until the unit vests, which is generally over a three-to five-year period. Dell also grants performance-based restricted stock units as a long-term incentive in which an award recipient receives shares contingent upon Dell achieving performance objectives and the employees’ continuing employment through the vesting period, which is generally over a three- to five-year period. Compensation expense recorded in connection with these performance-based restricted stock units is based on Dell’s best estimate of the number of shares that will eventually be issued upon achievement of the specified performance criteria and when it becomes probable that certain performance goals will be achieved. The cost of these awards is determined using the fair market value of Dell’s common stock on the date of the grant. Compensation expense for restricted stock awards with a service condition is recognized on a straight-line basis over the vesting term. Compensation expense for performance-based restricted stock awards is recognized on an accelerated multiple-award approach based on the most probable outcome of the performance condition. In accordance with SFAS 123(R), deferred compensation related to restricted stock awards issued prior to Fiscal 2007, which was previously classified as “other” in stockholders’ equity, was classified as capital in excess of par value upon adoption.

Temporary Suspension of Option Exercises, Vesting of Restricted Stock Units, and Employee Stock Purchase Plan (“ESPP”) Purchases — As a result of Dell’s inability to timely file its Annual Report on Form 10-K for Fiscal 2007, Dell suspended the exercise of employee stock options, settlement vesting of restricted stock units, and the purchase of shares under the ESPP on April 4, 2007. Dell resumed allowing the exercise of employee stock options by employees and the settlement of restricted stock units on October 31, 2007. The purchase of shares under the ESPP will not be resumed as the plan has been discontinued effective the first quarter of Fiscal 2009.

Dell agreed to pay cash to current and former employees who held in-the-money stock options (options that have an exercise price less than the current market stock price) that expired during the period of unexercisability due to Dell’s inability to timely file its Annual Report on Form 10-K for Fiscal 2007. Dell has made payments of approximately $107 million relating to in-the-money stock options that expired in the second and third quarters of Fiscal 2008. Of the $107 million total, $17 million is included in cost of net revenue and $90 million in operating expenses. As options have again become exercisable, Dell does not expect to pay cash for expired in-the-money stock options in the future.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

General Information

Stock Option Activity — The following table summarizes stock option activity for the Stock Plans during Fiscal 2008:

			Weighted-
		Weighted-	Average
	Number	Average	Remaining	Aggregate
	of	Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
	(in millions)	(per share)	(in years)	(in millions)

Options outstanding — February 2, 2007	314	$32.16
Granted	12	24.45
Exercised	(7)	18.99
Forfeited	(5)	26.80
Cancelled/expired	(50)	32.01

Options outstanding — February 1, 2008	264	$32.30

Vested and expected to vest (net of estimated forfeitures) — February 1, 2008(a)	259	$32.43	4.5	$13
Exercisable — February 1, 2008	242	$32.89	4.2	$12

The following table summarizes stock option activity for the Stock Plans during Fiscal 2007:

			Weighted-
		Weighted-	Average
	Number	Average	Remaining	Aggregate
	of	Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
	(in millions)	(per share)	(in years)	(in millions)

Options outstanding — February 3, 2006	343	$31.86
Granted	10	25.97
Exercised	(13)	14.09
Forfeited	(4)	25.84
Cancelled/expired	(22)	36.43

Options outstanding — February 2, 2007	314	$32.16

Vested and expected to vest (net of estimated forfeitures) — February 2, 2007(a)	309	$32.26	5.2	$148
Exercisable — February 2, 2007(a)	284	$32.74	5.1	$145

(a)	For options vested and expected to vest and options exercisable, the aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between Dell’s closing stock price on February 1, 2008 and February 2, 2007, and the exercise price multiplied by the number of in-the-money options) that would have been received by the option holders had the holders exercised their options on February 1, 2008 and February 2, 2007. The intrinsic value changes based on changes in the fair market value of Dell’s common stock.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Other information pertaining to stock options for Fiscal 2008, Fiscal 2007, and Fiscal 2006 is as follows:

	Fiscal Years Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions, except per option data)

Weighted-average grant date fair value of stock options granted per option	$6.29	$6.90	$10.22
Total fair value of options vested(a)	$208	$415	$2,029
Total intrinsic value of options exercised(b)	$64	$171	$688

(a)	Includes the Fiscal 2006 acceleration of vesting of certain unvested and “out-of-the-money” stock options with exercise prices equal to or greater than the $30.75 per share previously awarded under equity compensation plans.

(b)	The total intrinsic value of options exercised represents the total pre-tax intrinsic value (the difference between the stock price at exercise and the exercise price multiplied by the number of options exercised) that was received by the option holders who exercised their options during the fiscal year.

At February 1, 2008, $93 million of total unrecognized stock-based compensation expense, net of estimated forfeitures, related to stock options is expected to be recognized over a weighted-average period of approximately 2.0 years.

Non-vested Restricted Stock Activity — Non-vested restricted stock awards at February 1, 2008 and February 2, 2007, and activities during Fiscal 2008 and Fiscal 2007 were as follows:

		Weighted-
	Number	Average
	of	Grant Date
	Shares	Fair Value
	(in millions)	(per share)

Non-vested restricted stock — February 2, 2007	17	$28.76
Granted	26	22.85
Vested	(3)	28.79
Forfeited	(4)	24.71

Non-vested restricted stock — February 1, 2008	36	$24.90

		Weighted-
	Number	Average
	of	Grant Date
	Shares	Fair Value
	(in millions)	(per share)

Non-vested restricted stock — February 3, 2006	2	$34.66
Granted	21	28.36
Vested	(1)	28.84
Forfeited	(5)	29.29

Non-vested restricted stock — February 2, 2007	17	$28.76

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Fiscal Years Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions, except per share data)

Weighted-average grant date fair value of restricted stock awards granted	$22.85	$28.36	$39.70
Total estimated fair value of restricted stock awards vested	$103	$16	$-

At February 1, 2008, $600 million of unrecognized stock-based compensation expense, net of estimated forfeitures, related to non-vested restricted stock awards is expected to be recognized over a weighted-average period of approximately 1.9 years.

Expense Information under SFAS 123(R)

For Fiscal 2008 and Fiscal 2007, stock-based compensation expense, net of income taxes, was allocated as follows:

	Fiscal Year Ended
	February 1,	February 2,
	2008	2007
	(in millions)

Stock-based compensation expense:
Cost of net revenue	$62	$59
Operating expenses	374	309

Stock-based compensation expense before taxes	436	368
Income tax benefit	(127)	(110)

Stock-based compensation expense, net of income taxes	$309	$258

Stock-based compensation in the table above includes $107 million of cash expense in Fiscal 2008 for expired stock options as previously discussed.

Prior to the adoption of SFAS 123(R), net income included compensation expense related to restricted stock awards but did not include stock-based compensation expense for employee stock options or the purchase discount under Dell’s ESPP. As a result of adopting SFAS 123(R), income before income taxes and net income were lower by $272 million and $191 million, respectively, for Fiscal 2007 as compared to Fiscal 2006, than if Dell had not adopted SFAS 123(R). The impact on both basic and diluted earnings per share for the fiscal year ended February 2, 2007, was $0.08 per share. The remaining $96 million of pre-tax stock compensation expense for the fiscal year ended February 2, 2007, is associated with restricted stock awards that, consistent with APB 25, are expensed over the associated vesting period. Stock-based compensation expense is based on awards expected to vest, reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the pro forma information required under SFAS 123, forfeitures were accounted for as they occurred.

Prior to the adoption of SFAS 123(R), tax benefits resulting from tax deductions in excess of the stock-based compensation expense recognized for those options were classified as operating cash flows. The excess windfall tax benefits are now classified as a source of financing cash flows, with an offsetting amount classified as a use of operating cash flows. This amount was $12 million in Fiscal 2008 and $80 million in Fiscal 2007. In addition, there was no material stock-based compensation expense capitalized as part of the cost of an asset.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Pro Forma Information under SFAS 123 for Periods Prior to Fiscal 2007

Prior to the adoption of SFAS 123(R), Dell measured compensation expense for its employee stock-based compensation plan using the intrinsic value method prescribed by APB 25. Under APB 25, when the exercise price of Dell’s employee stock options equaled or exceeded the market price of the underlying stock on the date of the grant, no compensation expense was recognized. Dell applied the disclosure provisions of SFAS 123, as amended by SFAS 148, as if the fair-value based method had been applied in measuring compensation expense.

The following table illustrates the effect on net income and earnings per share for the fiscal year ended February 3, 2006, as if Dell had applied the fair value recognition provisions of SFAS 123 to stock options and stock purchase plans:

Fiscal Year Ended
(in millions, except per share data)	February 3, 2006

Net income	$3,602
Deduct: Total stock options and stock purchase plans employee compensation determined under fair value method for these awards, net of related tax effects	(1,094)

Net income — pro forma	$2,508

Earnings per common share:
Basic	$1.50
Basic — pro forma	$1.04

Diluted	$1.47
Diluted — pro forma	$1.02

On January 5, 2006, Dell’s Board of Directors approved the acceleration of vesting of certain unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $30.75 per share previously awarded under equity compensation plans. Options to purchase approximately 101 million shares of common stock, or 29% of the outstanding unvested options, were subject to the acceleration. The weighted-average exercise price of the options that were accelerated was $36.37. The purpose of the acceleration was to enable Dell to reduce future compensation expense associated with these options upon the adoption of SFAS 123(R).

Valuation Information

SFAS 123(R) requires the use of a valuation model to calculate the fair value of stock option awards. Dell has elected to use the Black-Scholes option pricing model, which incorporates various assumptions, including volatility, expected term, and risk-free interest rates. The volatility is based on a blend of implied and historical volatility of Dell’s common stock over the most recent period commensurate with the estimated expected term of Dell stock options. Dell uses this blend of implied and historical volatility because management believes such volatility is more representative of prospective trends. The expected term of an award is based on historical experience and on the terms and conditions of the stock awards granted to employees. The dividend yield of zero is based on the fact that Dell has never paid cash dividends and has no present intention to pay cash dividends.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The weighted-average fair value of stock options and purchase rights under the employee stock purchase plan was determined based on the Black-Scholes option pricing model weighted for all grants during Fiscal 2008, 2007, and 2006 utilizing the assumptions in the following table:

	Fiscal Years Ended
	February 1,	February 2,	February 3,
	2008	2007	2006

Expected term:
Stock options	3.5 years	3.6 years	3.8 years
Employee stock purchase plan	N/A(a)	3 months	3 months
Risk-free interest rate (U.S. Government Treasury Note)	4.4%	4.8%	3.9%
Volatility	27%	26%	25%
Dividends	0%	0%	0%

(a)	No purchase rights were granted under the ESPP in Fiscal 2008 due to Dell suspending the ESPP on April 4, 2007, and subsequently discontinuing the plan effective the first quarter of Fiscal 2009 as a part of an overall assessment of its benefits strategy.

401(k) Plan — Dell has a defined contribution retirement plan (the “401(k) Plan”) that complies with Section 401(k) of the Internal Revenue Code. Substantially all employees in the U.S. are eligible to participate in the Plan. Effective January 1, 2008, Dell matches 100% of each participant’s voluntary contributions, subject to a maximum contribution of 5% of the participant’s compensation, and participants vest immediately in all Dell contributions to the Plan. From January 1, 2005 to December 31, 2007, Dell matched 100% of each participant’s voluntary contributions, subject to a maximum contribution of 4% of the participant’s compensation. Prior to January 1, 2005, Dell matched 100% of each participant’s voluntary contributions, subject to a maximum contribution of 3% of the participant’s compensation. Dell’s contributions during Fiscal 2008, 2007, and 2006 were $76 million, $70 million, and $66 million, respectively. Dell’s contributions are invested according to each participant’s elections in the investment options provided under the Plan. Investment options include Dell stock, but neither participant nor Dell contributions are required to be invested in Dell stock. As a result of Dell’s failure to file its Annual Report on Form 10-K for fiscal 2007 by the original due date, April 3, 2007, Dell suspended the right of Plan participants to invest additional contributions in Dell stock on April 4, 2007. Effective December 7, 2007, with the filing of a registration statement on Form S-8, Dell ended the suspension and began allowing Plan participants to invest contributions in Dell stock.

Deferred Compensation Plan — Dell has a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for the benefit of certain management employees and non-employee directors. The Deferred Compensation Plan permits the deferral of base salary and annual incentive bonus. The deferrals are held in a separate trust, which has been established by Dell to administer the Plan. The assets of the trust are subject to the claims of Dell’s creditors in the event that Dell becomes insolvent. Consequently, the trust qualifies as a grantor trust for income tax purposes (i.e. a “Rabbi Trust”). In accordance with the provisions of EITF No. 97-14, Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust and Invested (“EITF 97-14”), the assets and liabilities of the Plan are presented in investments and accrued and other liabilities in the accompanying Consolidated Statements of Financial Position, respectively. The assets held by the trust are classified as trading securities with changes recorded to investment and other income, net, and changes in the deferred compensation liability recorded to compensation expense.

Employee Stock Purchase Plan — Dell discontinued its shareholder approved employee stock purchase plan during the first quarter of Fiscal 2009. Prior to discontinuance, the ESPP allowed participating employees to purchase common stock through payroll deductions at the end of each three-month participation period at a purchase price equal to 85% of the fair market value of the common stock at the end of the participation period. Upon adoption of SFAS 123(R) in Fiscal 2007, Dell began recognizing compensation expense for the 15% discount received by the participating employees. No common stock was issued under this plan in Fiscal

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2008 due to Dell suspending the ESPP on April 4, 2007, and subsequently discontinuing the ESPP as part of an overall assessment of its benefits strategy. Common stock issued under the ESPP totaled 6 million shares in Fiscal 2007 and 5 million shares in Fiscal 2006. The weighted-average fair value of the purchase rights under the ESPP during Fiscal 2007 and Fiscal 2006 was $3.89 and $6.30 per right, respectively.

NOTE 6 —	FINANCIAL SERVICES

Dell Financial Services L.P.

Dell offers or arranges various financing options and services for its business and consumer customers in the U.S. through DFS, a wholly-owned subsidiary of Dell. DFS was formerly a joint venture between Dell and CIT, but on December 31, 2007, Dell purchased CIT’s remaining 30% interest in DFS, making it a wholly-owned subsidiary. DFS is a full service financial services entity; key activities include the origination, collection, and servicing of customer receivables related to the purchase of Dell products.

Dell utilizes DFS to facilitate financing for a significant number of customers who elect to finance products sold by Dell. New financing originations, which represent the amounts of financing provided to customers for equipment and related software and services through DFS, were $5.7 billion, $6.1 billion, and $6.5 billion during the fiscal year ended February 1, 2008, February 2, 2007, and February 3, 2006, respectively.

CIT continues to have the right to purchase a minimum percentage of DFS’ customer receivables until January 29, 2010 (Fiscal 2010), with the option to accelerate all or a portion of the Fiscal 2010 funding rights into Fiscal 2009. CIT’s minimum funding right is approximately 35% of the new customer receivables facilitated by DFS, but could be as much as 60% if CIT fully accelerates its Fiscal 2010 minimum funding right.

DFS services the receivables purchased by CIT. However, Dell’s obligation related to the performance of the DFS originated receivables purchased by CIT is limited to the cash funded credit reserves established at the time of funding.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Financing Receivables

The following table summarizes the components of Dell’s financing receivables, net of the allowance for doubtful accounts:

	Fiscal Year Ended
	February 1,	February 2,
	2008	2007
	(in millions)

Financing receivables, net:
Customer receivables:
Revolving loans, gross	$1,063	$805
Fixed-term leases and loans, gross	654	632

Customer receivables, gross	1,717	1,437
Customer receivables allowance	(96)	(39)

Customer receivables, net	1,621	1,398
Residual interest	295	296
Retained interest	223	159

Financing receivables, net	$2,139	$1,853

Short-term	$1,732	$1,530
Long-term	407	323

Financing receivables, net	$2,139	$1,853

Financing receivables consist of customer receivables, residual interest, and retained interest in securitized receivables. Customer receivables include fixed-term loans and leases and revolving loans resulting from the sale of Dell products and services. For customers who desire lease financing, Dell enters into sales-type lease arrangements with the customers. Of the customer receivables balance, $444 million represent balances which are due from CIT in connection with specified promotional programs.

•	Customer receivables are presented net of allowance for uncollectible accounts. The allowance is based on factors including historical experience, past due receivables, receivable type, and the risk composition of the receivables. The composition and credit quality varies from investment grade commercial customers to subprime consumers. Subprime receivables comprise less than 20% of the net customer receivable balance at February 1, 2008. Financing receivables are charged to the allowance at the earlier of when an account is deemed to be uncollectible or when an account is 180 days delinquent. Recoveries on customer receivables previously charged off as uncollectible are recorded to the allowance for uncollectible accounts. The following is a description of the components of financing receivables.

–	Revolving loans offered under private label credit financing programs provide qualified customers with a revolving credit line for the purchase of products and services offered by Dell. Revolving loans bear interest at a variable annual percentage rate that is tied to the prime rate. From time to time, account holders may have the opportunity to finance their Dell purchases with special programs during which, if the outstanding balance is paid in full, no interest is charged. These special programs generally range from 3 to 12 months and have an average original term of approximately 11 months. At February 1, 2008 and February 2, 2007, $668 million and $694 million, respectively, were receivables under these special programs.

–	Leases with business customers generally have fixed terms of two to three years. Future maturities of minimum lease payments at February 1, 2008, are as follows: 2009: $137 million; 2010: $74 million;

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2011: $30 million; and 2012: $4 million. Fixed-term loans are also offered to qualified small businesses and primarily consist of loans with short-term maturities.

The following table presents the net credit losses and accounts 60 days or more past due of customer receivables. Net credit losses on leases and loans represent net investment balances. Net credit losses on revolving loans represent principal losses, net of recoveries. Net credit losses increased in Fiscal 2008 due to higher delinquencies driven by deterioration in the credit environment.

	Fiscal Year Ended
	February 1, 2008			February 2, 2007
	Dollars	%		Dollars	%
	(in millions, except percentages)

Net credit losses of customer financing receivables	$40	2.7	%(a)	$20	1.5	%(a)
Customer financing receivables 60 days or more delinquent	$34	2.1	%(b)	$10	0.7	%(b)

(a)	Net credit losses as a percentage of the outstanding average customer receivables balance over the year.

(b)	Customer financing receivables 60 days or more delinquent divided by the ending customer financing receivables balance.

•	Dell retains a residual interest in the leased equipment. The amount of the residual interest is established at the inception of the lease based upon estimates of the value of the equipment at the end of the lease term using historical studies, industry data, and future value-at-risk demand valuation methods. On a periodic basis, Dell assesses the carrying amount of its recorded residual values for impairment. Anticipated declines in specific future residual values that are considered to be other-than-temporary are recorded in current earnings.

•	Retained interests represent the residual beneficial interest Dell retains in certain pools of securitized financing receivables. Retained interests are stated at the present value of the estimated net beneficial cash flows after payment of all senior interests. In estimating the value of retained interests, Dell makes a variety of financial assumptions, including pool credit losses, payment rates, and discount rates. These assumptions are supported by both Dell’s historical experience and anticipated trends relative to the particular receivable pool. Dell reviews its investments in retained interests periodically for impairment, based on estimated fair value. In the first quarter of Fiscal 2008, Dell adopted SFAS 155, and as a result, all gains and losses are recognized in income immediately.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table summarizes the components of retained interest balances and related cash flows:

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions)

Retained interest:
Retained interest at beginning of year	$159	$90	$24
New sales	173	167	97
Distributions from conduits	(132)	(142)	(37)
Net accretion	31	17	4
Change in fair value for the period	(8)	27	2

Retained interest at end of year	$223	$159	$90

Cash flows during the periods:
Proceeds from new securitizations	$538	$607	$446
Other cash flows received on retained interests	132	142	36
Servicing and administration fees received	15	9	-
Repurchases of ineligible contracts	(11)	(7)	(4)

Cash flows during the period	$674	$751	$478

The table below summarizes the key assumptions used to measure the retained interest at the date of the securitizations for transactions completed in Fiscal 2008 and the assumptions used in calculating the fair value of the retained interest in securitized assets at February 1, 2008.

	Weighted Average Key Assumptions
	Monthly Payment	Credit	Discount
	Rates	Losses	Rates	Life
		(lifetime)	(annualized)	(months)

Time of sale valuation of retained interest	9%	8%	14%	14
Valuation of retained interests	8%	10%	16%	12

The impact of adverse changes to the key valuation assumptions to the fair value of retained interest at February 1, 2008 and February 2, 2007 is shown in the following table:

	Fiscal Year Ended
	February 1,	February 2,
	2008	2007
	(in millions)

Adverse change of:
Expected prepayment speed: 10%	$(17)	$(2)
Expected prepayment speed: 20%	$(27)	$(4)

Expected credit losses: 10%	$(8)	$(7)
Expected credit losses: 20%	$(15)	$(14)

Discount rate: 10%	$(7)	$(4)
Discount rate: 20%	$(13)	$(8)

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

These sensitivity analyses are hypothetical in nature and should be used with caution. The analyses utilized 10% and 20% adverse variation in assumptions to assess the sensitivities in fair values of the retained interest. However, these changes generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value may not be linear. Further, the effect of a variation in a particular assumption on the fair value is calculated without giving effect to any other assumption changes. It should be noted that changes in one factor may result in changes in another factor (for example, increases in market interest rates may result in lower prepayments and increased credit losses) that may magnify or counteract the other factor’s sensitivities. The effect of multiple factor changes were not considered in this analysis.

Asset Securitization

During Fiscal 2008 and Fiscal 2007, Dell sold $1.2 billion and $1.1 billion, respectively, of fixed-term leases and loans and revolving loans to unconsolidated qualifying special purpose entities. The qualifying special purpose entities are bankruptcy remote legal entities with assets and liabilities separate from those of Dell. The sole purpose of the qualifying special purpose entities is to facilitate the funding of financing receivables in the capital markets. Dell determines the amount of receivables to securitize based on its funding requirements in conjunction with specific selection criteria designed for the transaction. The qualifying special purpose entities have entered into financing arrangements with three multi-seller conduits that, in turn, issue asset-backed debt securities in the capital markets. Transfers of financing receivables are recorded in accordance with the provisions of SFAS 140. The principal balance of the securitized receivables at the end of Fiscal 2008 and Fiscal 2007 was $1.2 billion and $1.0 billion, respectively.

Dell retains the right to receive collections on securitized receivables in excess of amounts needed to pay interest and principal as well as other required fees. Upon the sale of the financing receivables, Dell records the present value of the excess cash flows as a retained interest, which typically results in a gain that ranges from 1% to 3% of the customer receivables sold. Dell services the securitized contracts and earns a servicing fee. Dell’s securitization transactions generally do not result in servicing assets and liabilities, as the contractual fees are adequate compensation in relation to the associated servicing cost.

Dell securitization programs contain standard structural features related to the performance of the securitized receivables. These structural features include defined credit losses, delinquencies, average credit scores, and excess collections above or below specified levels. In the event one or more of these features are met and Dell is unable to restructure the program, no further funding of receivables will be permitted and the timing of expected retained interest cash flows will be delayed, which would impact the valuation of the retained interest. Should these events occur, Dell does not expect a material adverse affect on the valuation of the retained interest or on Dell’s ability to securitize financing receivables.

The following table presents the net credit losses and accounts 60 days or more past due of the securitized financing receivables:

	Fiscal Year Ended
	February 1, 2008			February 2, 2007
	Dollars	%		Dollars	%
	(in millions, except percentages)

Net credit losses of securitized financing receivables	$81	7.0%	(a)	$31	3.8%	(a)
Securitized financing receivables 60 days or more delinquent	$54	4.4%	(b)	$33	3.4%	(b)

(a)	Net credit losses as a percentage of the average outstanding securitized financing receivables over the year.

(b)	Securitized financing receivables 60 days or more delinquent divided by ending securitized financing receivables balance.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7 —	ACQUISITIONS

Dell has recorded all of its acquisitions using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations (“SFAS 141”). Accordingly, the results of operations of the acquired companies have been included in Dell’s consolidated results since the date of each acquisition. Dell allocates the purchase price of its acquisitions to the tangible assets, liabilities, and intangible assets acquired, which include in-process research & development (“IPR&D”) charges, based on their estimated fair values. The excess of the purchase price over the fair value of the identified assets and liabilities has been recorded as goodwill. The fair value assigned to the assets acquired is based on valuations using management’s estimates and assumptions. Dell does not expect the majority of goodwill related to these acquisitions to be deductible for tax purposes. Dell has not presented pro forma results of operations because these acquisitions are not material to Dell’s consolidated results of operations, financial position or cash flows on either an individual or an aggregate basis.

The purchase price allocations for these acquisitions are preliminary and subject to revision as more detailed analyses are completed and additional information about the fair value of assets and liabilities becomes available. Any change in the estimated fair value of the net assets of the acquired companies will change the amount of the purchase price allocable to goodwill.

EqualLogic Acquisition

On January 25, 2008, Dell completed its acquisition of EqualLogic Inc. (“EqualLogic”), a provider of high performance Internet Protocol (IP) iSCSI storage area network (SAN) solutions uniquely designed for virtualization and ease-of-use. Dell acquired 100% of the common shares of EqualLogic for approximately $1.4 billion in cash. Dell recorded approximately $969 million of goodwill and $486 million of amortizable intangible assets. This acquisition will strengthen Dell’s product and channel position and assist Dell in its strategic efforts to simplify and virtualize IT for its customers globally. Dell also expensed IPR&D of $75 million resulting from the EqualLogic acquisition.

Based on valuations prepared using estimates and assumptions developed by management, the preliminary purchase price allocation as of the date of acquisition are as follows:

(in millions)

Cash, cash equivalents and short-term investments	$21
Other tangible assets	57
Liabilities	(243)

Total net liabilities assumed	(165)
Amortizable intangible assets	486
Goodwill	969
IPR&D	75

Total purchase price	$1,365

Dell has included EqualLogic in its storage line of business for product revenue reporting purposes. Goodwill, which represents the excess of the purchase price over the net tangible and intangible assets acquired, is not

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

deductible for tax purposes. The amortizable intangible assets are being amortized over their estimated useful lives based upon their expected future cash flows, as follows:

		Weighted-Average
		Useful Life
	(in millions)	(years)

Technology	$424	6.0
Customer relationships	46	7.6
Covenants not-to-compete	16	4.2

Total amortizable intangible assets	$486	6.1

ASAP Software Acquisition

On November 9, 2007, Dell completed its acquisition of ASAP Software Express, Inc., (“ASAP”), a provider of software solutions and licensing services for approximately $353 million in cash. This acquisition will help Dell to simplify information technology by combining Dell’s reach as a leading supplier of commercial technology and services and ASAPs expertise in software licensing and license management. In connection with the acquisition, Dell recorded approximately $130 million of goodwill and $171 million of amortizable intangible assets. Dell did not record any IPR&D in connection with the ASAP acquisition.

Based on valuations prepared using estimates and assumptions prepared by management, the purchase price allocation as of the date of acquisition are as follows:

(in millions)

Cash, cash equivalents and short-term investments	$2
Other tangible assets	175
Liabilities	(125)

Total net assets acquired	52
Amortizable intangible assets	171
Goodwill	130

Total purchase price	$353

Dell has included ASAP in its software and peripherals line of business for product revenue reporting purposes. Goodwill, which represents the excess of the purchase price over the net tangible and intangible assets acquired, is expected to be deductible for tax purposes. The amortizable intangible assets are being amortized over their estimated useful lives based upon their projected cash flows as follows:

		Weighted-Average
		Useful Life
	(in millions)	(years)

Technology	$18	4.9
Customer relationships	144	10.8
Tradenames	8	5.3
Covenants not-to-compete	1	1.1

Total amortizable intangible assets	$171	9.9

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Other Acquisitions in Fiscal 2008

Dell acquired three other companies in Fiscal 2008, Everdream Corporation, Silverback Technologies Inc., and Zing Systems Inc. Dell also purchased CIT Group Inc.’s remaining 30% interest in DFS during Fiscal 2008. Total consideration for these purchases was approximately $553 million, which included direct transaction costs, and certain liabilities recorded in connection with these acquisitions. The largest of these transactions was the purchase of CIT’s 30% minority interest in DFS for approximately $306 million, which resulted in recognition of $245 million of goodwill and now gives Dell 100% ownership in DFS. With these acquisitions Dell expects to be able to broaden its services and financing offerings to customers while simplifying IT.

Dell recorded approximately $438 million of goodwill and $78 million of amortizable intangible assets in connection with these other acquisitions. Dell also expensed approximately $8 million of IPR&D related to these acquisitions in Fiscal 2008. Based on valuations prepared using estimates and assumptions developed by management, the preliminary purchase price allocations as of the date of acquisitions are as follows:

(in millions)

Cash and short-term investments	$9
Other tangible assets	7
Liabilities	(14)

Total net assets acquired	2
Amortizable intangible assets	78
Indefinite lived intangible assets(a)	27

Total purchased intangibles	105
Goodwill	438
IPR&D	8

Total purchase price	$553

(a)	Indefinite-lived intangible assets represent tradename related to DFS, which is valued at approximately $27 million at February 1, 2008.

Goodwill, which represents the excess of the purchase price over the net tangible and intangible assets acquired, is not deductible for tax purposes for most of these acquisitions. The amortizable intangible assets are being amortized over their estimated useful lives as follows:

		Weighted-Average
		Useful Life
	(in millions)	(years)

Technology	$42	3.8
Customer relationships	30	5.0
Covenants not-to-compete	5	3.4
Other	1	3.4

Total amortizable intangible assets	$78	4.2

Dell has included the results of operations of these transactions prospectively from the respective date of the transaction.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Acquisitions in Fiscal 2007

Dell completed two acquisitions during Fiscal 2007. Total consideration for these acquisitions was approximately $146 million, which included direct transaction costs. The purchase of Alienware Corporation, the larger of the two acquisitions, satisfied the growing number of consumers and businesses seeking the highest-performance PC products, including those used for gaming and multimedia digital content management. Dell recorded approximately $110 million of goodwill and $50 million of amortizable intangible assets in connection with these acquisitions.

Dell has included the results of operations of these transactions prospectively from the respective date of transaction. Supplemental pro forma information is not provided, as the acquisitions did not have a material effect on Dell’s results of operations, cash flows, or financial position individually or in aggregate.

NOTE 8 —	GOODWILL AND INTANGIBLE ASSETS

Goodwill

Dell records the excess of an acquisition’s purchase price over the fair value of the identified assets and liabilities as goodwill. Changes in the carrying amount of goodwill during Fiscal 2008 and Fiscal 2007 are as follows:

	Fiscal Year Ended
	February 1,	February 2,
	2008	2007
	(in millions)

Balance at beginning of the year	$110	$-
Goodwill acquired during the period	1,538	110

Balance at end of the year	$1,648	$110

Goodwill acquired during Fiscal 2008 has not yet been allocated to Dell’s segments. Allocations will be completed as the preliminary purchase price allocations are finalized. Based on the results of its annual impairment tests, Dell determined that no impairment of goodwill existed as of February 1, 2008 or February 2, 2007. However, future goodwill impairment tests could result in a charge to earnings. Dell will continue to evaluate goodwill on an annual basis during its second fiscal quarter and whenever events and changes in circumstances indicate that there may be a potential impairment.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Intangible Assets

Dell’s intangible assets associated with completed acquisitions for each of the following fiscal years at February 1, 2008 and February 2, 2007, are as follows:

Fiscal 2008:

		Accumulated
As of February 1, 2008	Gross	Amortization	Net
	(in millions)

Technology	$491	$(15)	$476
Customer relationships	231	(9)	222
Tradenames	39	(6)	33
Covenants not-to-compete	23	(1)	22
Other	1	(1)	-

Amortizable intangible assets	$785	$(32)	$753
Indefinite lived intangible assets	27	-	27

Total intangible assets	$812	$(32)	$780

Fiscal 2007:

		Accumulated
As of February 2, 2007	Gross	Amortization	Net
	(in millions)

Technology	$7	$(2)	$5
Customer relationships	11	(1)	10
Tradenames	31	(2)	29
Covenants not-to-compete	1	-	1

Total amortizable intangible assets	$50	$(5)	$45

During Fiscal 2008 and Fiscal 2007, Dell recorded additions to intangible assets of $762 million and $50 million, respectively. Amortization expense related to finite-lived intangible assets was approximately $27 million in Fiscal 2008 and $5 million in Fiscal 2007. During the year ended February 1, 2008, Dell did not record any impairment charges as a result of its analysis of its intangible assets.

Estimated future annual pre-tax amortization expense of finite-lived intangible assets as of February 1, 2008, over the next five fiscal years and thereafter is as follows:

Fiscal Years	(in millions)

2009	$102
2010	154
2011	135
2012	113
2013	92
Thereafter	157

Total	$753

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9 —	WARRANTY LIABILITY AND RELATED DEFERRED SERVICE REVENUE

Revenue from extended warranty and service contracts, for which Dell is obligated to perform, is recorded as deferred revenue and subsequently recognized over the term of the contract or when the service is completed. Dell records warranty liabilities at the time of sale for the estimated costs that may be incurred under its limited warranty. Changes in Dell’s deferred revenue for extended warranties, and warranty liability for standard warranties which are included in other current and non-current liabilities on Dell’s Consolidated Statements of Financial Position, are presented in the following tables:

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions)

Deferred service revenue:
Deferred service revenue at beginning of year	$4,221	$3,707	$2,904
Revenue deferred for new extended warranty and service contracts sold	3,646	3,135	2,830
Revenue recognized	(2,607)	(2,621)	(2,027)

Deferred service revenue at end of year	$5,260	$4,221	$3,707

Current portion	$2,486	$2,032	$1,842
Non-current portion	2,774	2,189	1,865

Deferred service revenue at end of year	$5,260	$4,221	$3,707

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions)

Warranty liability:
Warranty liability at beginning of year	$958	$951	$722
Costs accrued for new warranty contracts and changes in estimates for pre-existing warranties(a)	1,141	1,242	1,391
Service obligations honored	(1,170)	(1,235)	(1,162)

Warranty liability at end of year	$929	$958	$951

Current portion	$690	$768	$714
Non-current portion	239	190	237

Warranty liability at end of year	$929	$958	$951

(a)	Changes in cost estimates related to pre-existing warranties are aggregated with accruals for new warranty contracts. Dell’s warranty liability process does not differentiate between estimates made for pre-existing warranties and new warranty obligations.

NOTE 10 —	COMMITMENTS AND CONTINGENCIES

Lease Commitments — Dell leases property and equipment, manufacturing facilities, and office space under non-cancelable leases. Certain of these leases obligate Dell to pay taxes, maintenance, and repair costs. At February 1, 2008, future minimum lease payments under these non-cancelable leases are as follows: $92 million in Fiscal 2009; $73 million in Fiscal 2010; $65 million in Fiscal 2011; $53 million in Fiscal 2012; $39 million in Fiscal 2013; and $165 million thereafter.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Rent expense under all leases totaled $118 million, $78 million, and $70 million for Fiscal 2008, 2007, and 2006 respectively.

Restricted Cash — Pursuant to an agreement between DFS and CIT, Dell is required to maintain escrow cash accounts that are held as recourse reserves for credit losses, performance fee deposits related to Dell’s private label credit card, and deferred servicing revenue. Restricted cash in the amount of $294 million and $418 million is included in other current assets on Dell’s Consolidated Statements of Financial Position at February 1, 2008 and February 2, 2007, respectively.

Legal Matters — Dell is involved in various claims, suits, investigations, and legal proceedings. As required by SFAS No. 5, Accounting for Contingencies (“SFAS 5”), Dell accrues a liability when it believes that it is both probable that a liability has been incurred and that it can reasonably estimate the amount of the loss. The following is a discussion of Dell’s significant legal matters.

•	Investigations and Related Litigation — In August 2005, the SEC initiated an inquiry into certain of Dell’s accounting and financial reporting matters and requested that Dell provide certain documents. The SEC expanded that inquiry in June 2006 and entered a formal order of investigation in October 2006. The SEC’s requests for information were joined by a similar request from the United States Attorney for the Southern District of New York (“SDNY”), who subpoenaed documents related to Dell’s financial reporting from and after Fiscal 2002. In August 2006, because of potential issues identified in the course of responding to the SEC’s requests for information, Dell’s Audit Committee, on the recommendation of management and in consultation with PricewaterhouseCoopers LLP, Dell’s independent registered public accounting firm, initiated an independent investigation, which was completed in the third quarter of Fiscal 2008. Although the Audit Committee investigation has been completed, the investigations being conducted by the SEC and the SDNY are ongoing. Dell continues to cooperate with the SEC and the SDNY.

Dell and several of its current and former directors and officers are parties to securities, Employee Retirement Income Security Act of 1974 (“ERISA”), and shareholder derivative lawsuits all arising out of the same events and facts. Four putative securities class actions that were filed in the Western District of Texas, Austin Division, against Dell and certain of its current and former officers have been consolidated, as In re Dell Securities Litigation, and a lead plaintiff has been appointed by the court. The lead plaintiff has asserted claims under sections 10(b), 20(a), and 20A of the Securities Exchange Act of 1934 based on alleged false and misleading disclosures or omissions regarding Dell’s financial statements, governmental investigations, internal controls, known battery problems, business model, and insiders’ sales of its securities. This action also includes Dell’s independent registered public accounting firm, PricewaterhouseCoopers LLP, as a defendant. Four other putative class actions that were also filed in the Western District by purported participants in the Dell 401(k) Plan have been consolidated, as In re Dell ERISA Litigation, and lead plaintiffs have been appointed by the court. The lead plaintiffs have asserted claims under ERISA based on allegations that Dell, certain current officers, and certain current and former directors imprudently invested and managed participants’ funds and failed to disclose information regarding its stock held in the 401(k) Plan. In addition, seven shareholder derivative lawsuits that were filed in three separate jurisdictions (the Western District of Texas, Austin Division; the Delaware Chancery Court; and the state district court in Travis County, Texas) have been consolidated into three actions, one in each of the respective jurisdictions, as In re Dell Derivative Litigation, and name various current and former officers and directors as defendants and Dell as a nominal defendant. The Travis County, Texas action has been transferred to the state district court in Williamson County, Texas. By an order filed October 9, 2007, the shareholder derivative action filed in the Western District of Texas, Austin Division, was dismissed without prejudice. The shareholder derivative lawsuits assert claims derivatively on behalf of Dell under state law, including breaches of fiduciary duties. Dell intends to defend all of these lawsuits vigorously.

•	Copyright Levies — Proceedings against the IT industry in Germany seek to impose levies on equipment, such as personal computers and multifunction devices that facilitate making private copies of copyrighted

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

materials. The total levies due, if imposed, would be based on the number of products sold and the per-product amounts of the levies, which vary. Dell, along with other companies and various industry associations are opposing these levies and instead are advocating compensation to rights holders through digital rights management systems.

On December 29, 2005, Zentralstelle Für private Überspielungrechte (“ZPÜ”), a joint association of various German collection societies, instituted arbitration proceedings against Dell’s German subsidiary before the Arbitration Body in Munich. ZPÜ claims a levy of €18.4 per PC that Dell sold in Germany from January 1, 2002 through December 31, 2005. On July 31, 2007, the Arbitration Body recommended a levy of €15 on each PC sold during that period, for audio and visual copying capabilities. Dell and ZPÜ rejected the recommendation and on February 21, 2008, ZPÜ filed a lawsuit in the German Regional Court in Munich. Dell plans to continue to defend this claim vigorously. In the fourth quarter of Fiscal 2008, the German Federal Supreme Court decided that printers are not leviable. Dell is currently not aware of any other pending levy cases before the German Federal Supreme Court that could reasonably be expected to have a material adverse impact on Dell.

•	Lucent v. Dell — In February 2003, Lucent Technologies, Inc. filed a lawsuit against Dell in the United States District Court for Delaware, and the lawsuit was subsequently transferred to the United States District Court for the Southern District of California. The lawsuit alleges that Dell infringed 12 patents owned by Lucent and seeks monetary damages and injunctive relief. In April 2003, Microsoft Corporation filed a declaratory judgment action against Lucent in the United States District Court for the Southern District of California, asserting that Microsoft products do not infringe patents held by Lucent, including 10 of the 12 patents at issue in the lawsuit involving Dell and Microsoft. These actions were consolidated for discovery purposes with a previous suit that Lucent filed against Gateway, Inc. In September 2005, the court granted a summary judgment of invalidity with respect to one of the Lucent patents asserted against Dell. In subsequent decisions, the court granted summary judgment of non-infringement with respect to five more of the Lucent patents asserted against Dell. Fact and expert discovery has closed, and the three actions have been consolidated. The asserted patents are owned by two parties: Alcatel-Lucent and Multimedia Patent Trust (MPT). Prior to trial, Gateway settled with both Alcatel-Lucent and MPT. Dell settled with MPT, licensing the patents asserted by MPT in the lawsuit, but not with Alcatel-Lucent. Dell has satisfactorily resolved its indemnity coverage related to Microsoft products it uses or distributes and has determined that, in conjunction with the MPT license, such indemnity substantially reduces Dell’s exposure to the Alcatel-Lucent lawsuit. Trial as to those Alcatel-Lucent owned patents began February 20, 2008, in San Diego federal court. Microsoft and Dell are defending these claims at trial, which is scheduled to end no later the April 4, 2008. Separately, Dell filed a lawsuit against Lucent in the United States District Court for the Eastern District of Texas, alleging that Lucent infringes two patents owned by Dell and seeking monetary damages and injunctive relief. That case went to trial ending in a jury verdict on February 1, 2008, that the patents were valid but not infringed. Dell is considering its options for challenging the verdict and appeal.

Dell is involved in various other claims, suits, investigations, and legal proceedings that arise from time to time in the ordinary course of its business. Although Dell does not expect that the outcome in any of these other legal proceedings, individually or collectively, will have a material adverse effect on its financial condition or results of operations, litigation is inherently unpredictable. Therefore, Dell could incur judgments or enter into settlements of claims that could adversely affect its operating results or cash flows in a particular period.

Certain Concentrations — All of Dell’s foreign currency exchange and interest rate derivative instruments involve elements of market and credit risk in excess of the amounts recognized in the consolidated financial statements. The counterparties to the financial instruments consist of a number of major financial institutions. In addition to limiting the amount of agreements and contracts it enters into with any one party, Dell monitors

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

its positions with, and the credit quality of the counterparties to, these financial instruments. Dell does not anticipate nonperformance by any of the counterparties.

Dell’s investments in debt securities are in high quality financial institutions and companies. As part of its cash and risk management processes, Dell performs periodic evaluations of the credit standing of the institutions in accordance with its investment policy. Dell’s investments in debt securities have effective maturities of less than five years. Management believes that no significant concentration of credit risk for investments exists for Dell.

Dell markets and sells its products and services to large corporate clients, governments, healthcare and education accounts, as well as small-to-medium businesses and individuals.

Dell purchases a number of components from single or limited sources. In some cases, alternative sources of supply are not available. In other cases, Dell may establish a working relationship with a single source or a limited number of sources if Dell believes it is advantageous due to performance, quality, support, delivery, capacity, or price considerations. If the supply of a critical single- or limited-source product or component is delayed or curtailed, Dell may not be able to ship the related product in desired quantities and in a timely manner. Even where multiple sources of supply are available, qualification of the alternative suppliers and establishment of reliable supplies could result in delays and a possible loss of sales, which could harm operating results.

NOTE 11 —	SEGMENT INFORMATION

Dell conducts operations worldwide. Effective the first quarter of Fiscal 2009, Dell combined the consumer business of Europe, Middle East, and Africa (“EMEA”), Asia Pacific-Japan (“APJ”), and Americas International (formerly reported through Americas Commercial) with the U.S. Consumer business and re-aligned its management and financial reporting structure. As a result, effective February 2, 2008, Dell’s operating segments consisted of the following four segments: Americas Commercial, EMEA Commercial, APJ Commercial, and Global Consumer. Dell’s commercial business includes sales to corporate, government, healthcare, education, small and medium business customers, and value-added resellers and is managed through the Americas Commercial, EMEA Commercial, and APJ Commercial segments. The Americas Commercial segment, which is based in Round Rock, Texas, encompasses the U.S., Canada, and Latin America. The EMEA Commercial segment, based in Bracknell, England, covers Europe, the Middle East, and Africa. The APJ Commercial segment, based in Singapore, encompasses the Asian countries of the Pacific Rim as well as Australia, New Zealand, and India. The Global Consumer segment, which is based in Round Rock, Texas, includes global sales and product development for individual consumers and retailers around the world. Dell revised previously reported operating segment information to conform to its new operating segments in effect during the first quarter of Fiscal 2009.

Corporate expenses are included in Dell’s measure of segment operating income for management reporting purposes; however, with the adoption of SFAS 123(R), beginning in Fiscal 2007, stock-based compensation expense is not allocated to Dell’s reportable segments. Beginning in the fourth quarter of Fiscal 2008, acquisition-related charges such as in-process research and development and amortization of intangibles are not allocated to Dell’s reportable segments. The asset totals disclosed by geography are directly managed by those regions and include accounts receivable, inventory, certain fixed assets, and certain other assets. Assets are not allocated specifically to the Americas Commercial and Global Consumer segments within the Americas. Corporate assets primarily include cash and cash equivalents, investments, deferred tax assets, goodwill, intangible assets, and other assets.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following tables present revenue by Dell’s reportable segments as well as a reconciliation of consolidated segment operating income to Dell’s consolidated operating income for Fiscal 2008, Fiscal 2007, and Fiscal 2006:

	Fiscal Year Ended
	February 1,	February 2,	February 3,
Net revenue	2008	2007	2006
	(in millions)

Americas Commercial	$29,981	$28,289	$27,489
EMEA Commercial	13,607	11,842	11,124
APJ Commercial	7,167	6,223	5,547
Global Consumer	10,378	11,066	11,628

Net revenue	$61,133	$57,420	$55,788

	Fiscal Year Ended
	February 1,	February 2,	February 3,
Consolidated operating income	2008	2007	2006
	(in millions)

Americas Commercial	$2,566	$2,351	$2,924
EMEA Commercial	978	622	867
APJ Commercial	424	335	493
Global Consumer	2	130	519

Consolidated segment operating income	3,970	3,438	4,803
Stock-based compensation expense(a)	(436)	(368)	—
Other product charges(b)	—	—	(338)
Selling, general, and administrative charges(c)	—	—	(83)
In-process research and development(d)	(83)	—	—
Amortization of intangible assets(d)	(11)	—	—

Consolidated operating income	$3,440	$3,070	$4,382

(a)	Stock compensation of $17 million for Fiscal 2006 is included in the total consolidated segment operating income. Stock-based compensation expense for Fiscal 2008 includes $107 million of cash expense for expired stock options. See Note 5 of Notes to Consolidated Financial Statements for additional information.

(b)	Other product charges include $307 million for estimated warranty costs of servicing or replacing certain OptiPlextm systems that include a vendor part that failed to perform to Dell’s specifications, as well as additional charges for product rationalizations and workforce realignment.

(c)	Charges relate to workforce realignment expenses, primarily for severance and related costs of $50 million, cost of operating leases on office space no longer utilized of $4 million, and a write-off of goodwill of $29 million. Management did not hold the operating segments accountable for these charges in Fiscal 2006.

(d)	Prior to the fourth quarter of Fiscal 2008, amortization of intangibles and IPR&D expenses of $16 million and $5 million are included in total consolidated segment operating income in Fiscal 2008 and 2007, respectively.

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents depreciation and amortization expense by Dell’s reportable segments for Fiscal 2008, Fiscal 2007, and Fiscal 2006 and assets for Fiscal 2008 and Fiscal 2007:

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions)

Depreciation and amortization expense:
Americas Commercial	$286	$214	$172
EMEA Commercial	124	95	80
APJ Commercial	86	71	59
Global Consumer	103	91	83

Depreciation and amortization expense	$599	$471	$394

	Fiscal Year Ended
	February 1,	February 2,
	2008	2007
	(in millions)

Assets:
Corporate	$15,336	$16,694
Americas	6,524	4,981
EMEA	3,597	2,401
APJ	2,104	1,559

Total assets	$27,561	$25,635

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following is net revenue and long-lived asset information allocated between the United States and foreign countries:

	Fiscal Year Ended
	February 1,	February 2,	February 3,
Net revenue:	2008	2007	2006
	(in millions)

United States	$32,687	$32,361	$32,949
Foreign countries	28,446	25,059	22,839

Net revenue	$61,133	$57,420	$55,788

	Fiscal Year Ended
	February 1,	February 2,	February 3,
Long-lived assets:	2008	2007	2006
	(in millions)

United States	$1,622	$1,538	$1,440
Foreign countries	1,046	871	553

Long-lived assets	$2,668	$2,409	$1,993

The allocation between domestic and foreign net revenue is based on the location of the customers. Net revenue and long-lived assets from any single foreign country did not comprised more than 10% of Dell’s consolidated net revenues or long-lived assets during Fiscal 2008, 2007, and 2006. No single customer accounted for more than 10% of Dell’s consolidated net revenue during Fiscal 2008, 2007, and 2006.

The following is net revenue by product groups:

	Fiscal Year Ended
	February 1,	February 2,	February 3,
	2008	2007	2006
	(in millions)

Net revenue:
Desktop PCs	$19,573	$19,815	$21,568
Mobility	17,423	15,480	14,372
Software and peripherals	9,908	9,001	8,329
Servers and networking	6,474	5,805	5,449
Enhanced services	5,320	5,063	4,207
Storage	2,435	2,256	1,863

Net revenue	$61,133	$57,420	$55,788

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 —	SUPPLEMENTAL CONSOLIDATED FINANCIAL INFORMATION

	Fiscal Year Ended
Supplemental Consolidated Statements of	February 1,	February 2,
Financial Position Information:	2008	2007
	(in millions)

Accounts receivable:
Gross accounts receivable	$6,064	$4,748
Allowance for doubtful accounts	(103)	(126)

Accounts receivable	$5,961	$4,622

Inventories:
Production materials	$744	$353
Work-in-process	160	106
Finished goods	276	201

Inventories	$1,180	$660

Property, plant, and equipment:
Computer equipment	$1,968	$1,596
Land and buildings	1,635	1,480
Machinery and other equipment	1,011	973

Total property, plant, and equipment	4,614	4,049
Accumulated depreciation and amortization	(1,946)	(1,640)

Property, plant, and equipment	$2,668	$2,409

Accrued and other current liabilities:
Warranty liability	690	768
Income taxes	99	1,141
Compensation	1,131	861
Other	2,403	2,371

Accrued and other current liabilities	$4,323	$5,141

Other non-current liabilities:
Warranty liability	239	190
Tax liability	1,463	-
Other	368	457

Other non-current liabilities	$2,070	$647

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The tables below provide a detailed presentation of investment and other income, net and supplemental cash flow information for Fiscal 2008, Fiscal 2007, and Fiscal 2006:

	Fiscal Year Ended
Supplemental Consolidated Statements of	February 1,	February 2,	February 3,
Income Information:	2008	2007	2006
	(in millions)

Investment and other income, net:
Investment income, primarily interest	$496	$368	$308
Gains (losses) on investments, net	14	(5)	(2)
Interest expense	(45)	(45)	(29)
CIT minority interest	(29)	(23)	(27)
Foreign exchange	(30)	(37)	3
Gain on sale of building	-	36	-
Other	(19)	(19)	(27)

Investment and other income, net	$387	$275	$226

	Fiscal Year Ended
Supplemental Consolidated Statements of	February 1,	February 2,	February 3,
Cash Flows Information:	2008	2007	2006
	(in millions)

Changes in operating working capital accounts:
Accounts receivable, net	$(990)	$(542)	$(602)
Short-term financing receivables, net	(310)	(165)	(378)
Inventories	(498)	(72)	(72)
Accounts payable	837	505	1,018
Accrued and other liabilities	787	955	853
Other, net	(345)	(284)	(872)

Changes in operating working capital accounts	$(519)	$397	$(53)

Income taxes paid	$767	$652	$996
Interest paid	$54	$57	$39

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 —	UNAUDITED QUARTERLY RESULTS AND STOCK PRICES

Unaudited Quarterly Results — The following tables present selected unaudited Consolidated Statements of Income and stock sales price data for each quarter of Fiscal 2008 and Fiscal 2007:

	Fiscal Year 2008
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	(in millions except per share data)

Net revenue	$14,722	$14,776	$15,646	$15,989
Gross margin	$2,838	$2,951	$2,888	$2,994
Net income	$756	$746	$766	$679
Earnings per common share:
Basic	$0.34	$0.33	$0.34	$0.31
Diluted	$0.34	$0.33	$0.34	$0.31
Weighted-average shares outstanding:
Basic	2,234	2,237	2,236	2,184
Diluted	2,254	2,264	2,266	2,201
Stock sales price per share:
High	$25.95	$29.61	$30.77	$30.37
Low	$21.61	$24.64	$24.96	$18.87

	Fiscal Year 2007
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	(in millions except per share data)

Net revenue	$14,320	$14,211	$14,419	$14,470
Gross margin	$2,508	$2,138	$2,391	$2,479
Net income	$776	$480	$601	$726
Earnings per common share:
Basic	$0.34	$0.21	$0.27	$0.33
Diluted	$0.33	$0.21	$0.27	$0.32
Weighted-average shares outstanding:
Basic	2,297	2,264	2,229	2,230
Diluted	2,318	2,278	2,238	2,251
Stock sales price per share:
High	$32.00	$26.43	$24.62	$27.62
Low	$25.32	$19.91	$20.99	$23.52

DELL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14 —	SUBSEQUENT EVENTS

On February 12, 2008, Dell agreed to acquire MessageOne Inc., a provider of Software-as-a-Service (SaaS) enabled enterprise-class e-mail business continuity, compliance, archiving, and disaster recovery services. The acquisition, for approximately $155 million in cash plus an additional $10 million to be used for management retention, has been approved by the board of directors of each company and is subject to regulatory approvals and customary closing conditions. Upon completion, MessageOne operations will be integrated into Dell’s Global Services organization.

The acquisition of MessageOne was identified and acknowledged by Dell’s Board of Directors as a related party transaction because Michael Dell and his family hold indirect ownership interests in MessageOne. Consequently, Dell’s Board directed management to implement a series of measures designed to ensure that the transaction was considered, analyzed, negotiated, and approved objectively and independent of any control or influence from the related parties.

In addition, on March 31, 2008, Dell announced that it will close its desktop manufacturing facility in Austin, Texas.

SCHEDULE II

DELL INC.

VALUATION AND QUALIFYING ACCOUNTS

		Balance at	Charged to	Write-Offs	Balance
Fiscal		Beginning	Income	Charged to	at End of
Year	Description	of Period	Statement	Allowance	Period

Trade Receivables:
2008	Allowance for doubtful accounts	$ 126	$ 82	$ 105	$ 103
2007	Allowance for doubtful accounts	$ 96	$ 107	$ 77	$ 126
2006	Allowance for doubtful accounts	$ 79	$ 101	$ 84	$ 96

Customer Financing Receivables:
2008	Allowance for doubtful accounts	$ 39	$ 105	$ 48	$ 96
2007	Allowance for doubtful accounts	$ 22	$ 40	$ 23	$ 39
2006	Allowance for doubtful accounts	$ 1	$ 22	$ 1	$ 22

Trade Receivables:
2008	Allowance for customer returns	$ 53	$ 475	$ 437	$ 91
2007	Allowance for customer returns	$ 57	$ 387	$ 391	$ 53
2006	Allowance for customer returns	$ 45	$ 384	$ 372	$ 57

Dell Inc.

Offer to Exchange

up to

$600,000,000 of 4.700% Notes due 2013
that have been registered under the Securities Act

for

$600,000,000 of 4.700% Notes due 2013
that have not been registered under the Securities Act

and

$500,000,000 of 5.650% Notes due 2018
that have been registered under the Securities Act

for

$500,000,000 of 5.650% Notes due 2018
that have not been registered under the Securities Act

and

$400,000,000 of 6.500% Notes due 2038
that have been registered under the Securities Act

for

$400,000,000 of 6.500% Notes due 2038
that have not been registered under the Securities Act

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Under our Restated Certificate of Incorporation and Restated Bylaws, our officers and directors are entitled to indemnification from Dell to the fullest extent permitted by the General Corporation Law of the State of Delaware, or DGCL. In addition, Dell may, to the fullest extent permitted by the DGCL or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify its other employees and agents. Pursuant to Section 145 of the DGCL, Dell generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Dell, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of Dell, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if the person is adjudged to be liable to Dell unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Dell also has the power to purchase and maintain insurance for its directors and officers.

The preceding discussion of our Restated Certificate of Incorporation, Restated Bylaws and Section 145 of the DGCL is not intended to be exhaustive and is qualified by the Restated Certificate of Incorporation, Restated Bylaws and Section 145 of the DGCL.

We have entered into indemnification agreements with each of our non-employee directors. Those agreements do not increase the extent or scope of the indemnification provided but were entered into to establish processes and procedures for indemnification claims.

Item 21.	Exhibits and Financial Statement Schedules

          (a) Exhibits.

Exhibit No.  Description of Exhibit

2.1	—	Agreement and Plan of Merger, dated November 4, 2007, by and among Dell International Incorporated, DII — Elephant Inc. and EqualLogic, Inc. (incorporated by reference to Exhibit 2.1 of Dell’s Current Report on Form 8-K filed on November 8, 2007, Commission File No. 0-17017)

3.1	—	Restated Certificate of Incorporation, filed February 1, 2006 (incorporated by reference to Exhibit 3.3 of Dell’s Current Report on Form 8-K filed on February 2, 2006, Commission File No. 0-17017)

3.2	—	Restated Bylaws, as amended and effective March 8, 2007 (incorporated by reference to Exhibit 3.1 of Dell’s Current Report on Form 8-K filed on March 13, 2007, Commission File No. 0-17017)

4.1	—	Indenture, dated as of April 27, 1998, between Dell Computer Corporation and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017)

4.2	—	Officers’ Certificate pursuant to Section 301 of the Indenture establishing the terms of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.4 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017)

4.3	—	Form of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.6 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017)

4.4	—	Indenture, dated as of April 17, 2008, between Dell Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (including the form of notes) (incorporated by reference to Exhibit 4.1 of Dell’s Current Report on Form 8-K filed April 17, 2008, Commission File No. 0-17017)

4.5	—	Exchange and Registration Rights Agreement, dated as of April 17, 2008, among Dell Inc. and Barclays Capital Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several purchasers named therein (incorporated by reference to Exhibit 4.2 of Dell’s Current Report on Form 8-K filed April 17, 2008, Commission File No. 0-17017)

5.1†	—	Opinion of Baker Botts L.L.P. as to the validity of the securities being registered.

10.1*	—	Amended and Restated Dell Computer Corporation 1994 Incentive Plan (incorporated by reference to Exhibit 99 of Dell’s Registration Statement on Form S-8, filed October 31, 2000, Registration No. 333-49014)

10.2*	—	Amended and Restated Dell Computer Corporation 1998 Broad Based Stock Option Plan (incorporated by reference to Exhibit 99 of Dell’s Registration Statement on Form S-8, filed October 31, 2000, Registration No. 333-49016)

10.3*	—	Dell Computer Corporation 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Dell’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 2002, Commission File No. 0-17017)

10.4*	—	Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Appendix A of Dell’s 2007 proxy statement filed on October 31, 2007, Commission File No. 0-17017)

10.5*	—	Amended and Restated Dell Inc. 401(k) Plan, adopted effective as of January 1, 2007 (incorporated by reference to Exhibit 10.5 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017)

10.6*	—	Amended and Restated Dell Computer Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 10.6 to Dell’s Annual Report on Form 10-K for the fiscal year ended January 30, 2004, Commission File No. 0-17017)

10.7*	—	Executive Incentive Bonus Plan, adopted July 18, 2003 (incorporated by reference to Exhibit 10.1 of Dell’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2003, Commission File No. 0-17017)

10.8*	—	Form of Indemnification Agreement between Dell and each Non-Employee Director of Dell (incorporated by reference to Exhibit 10.11 to Dell’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003, Commission File No. 0-17017)

10.9*	—	Form of Performance Based Stock Unit Agreement for employees under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed March 14, 2006, Commission File No. 0-17017)

10.10*	—	Form of Restricted Stock Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017)

10.11*	—	Form of Restricted Stock Unit Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017)

10.12	—	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.3 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017)

10.13*	—	Form of Nonstatutory Stock Option Agreement for grant to Donald J. Carty under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed December 20, 2006, Commission File No. 0-17017)

10.14*	—	Form of Stock Unit Agreement for grant to Donald J. Carty under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed December 20, 2006, Commission File No. 0-17017)

10.15*	—	Form of Restricted Stock Unit Agreement for Non-Employee Directors under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 of Dell’s Quarterly Report on Form 10-Q filed October 30, 2007, Commission File No. 0-17017)

10.16*	—	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 of Dell’s Quarterly Report on Form 10-Q filed October 30, 2007, Commission File No. 0-17017)

10.17*	—	Form of Performance Based Stock Unit Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.17 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017)

10.18*	—	Form of Nonstatutory Stock Option Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.18 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017)

10.19*	—	Form of Restricted Stock Unit Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.19 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017)

10.20*	—	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement for Executive Officers (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K filed on July 16, 2007, Commission file No. 0-17017)

10.21*	—	Form of Release Agreement between Dell and Current and Former Executive Officers with respect to Expired Stock Options (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K filed July 16, 2007, Commission file No. 0-17017)

10.22*	—	Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement between Kevin B. Rollins and Dell Inc. (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed February 20, 2007, Commission File No. 0-17017)

10.23*	—	Letter Agreement regarding Severance Benefits between Michael R. Cannon and Dell Inc. (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017)

10.24*	—	Letter Agreement regarding Severance Benefits between Ronald G. Garriques and Dell Inc. (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017)

10.25*	—	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement (incorporated by reference to Exhibit 99.3 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017)

10.26*	—	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement for Executive Officers (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K filed on September 12, 2007, Commission file No. 0-17017)

10.27*	—	Separation Agreement and Release between Kevin B. Rollins and Dell Inc. (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed February 20, 2007, Commission File No. 0-17017)

12.1†	—	Computation of ratio of earnings to fixed charges

21.1	—	Subsidiaries of Dell (incorporated by reference to Exhibit 21 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 2, 2007, Commission File No. 0-17017).

23.1†	—	Consent of PricewaterhouseCoopers LLP

23.2†	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

24.1†	—	Power of Attorney (set forth on signature page)

25.1†	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture

99.1†	—	Form of Letter of Transmittal

99.2†	—	Form of Letter from Dell Inc. to Registered Holders and the Depository Trust Company

99.3†	—	Form of Letter to Clients

*	Compensatory Plan or Arrangement

†	Furnished or filed herewith

+	Confidential information has been omitted from this exhibit and filed separately with the SEC pursuant to a confidential treatment request under Rule 24(b)-2.

Item 22.	Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, State of Texas, on September 11, 2008.

DELL INC.

By:	/s/ Michael S. Dell
Michael S. Dell
Chairman and
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints each of Michael S. Dell and Lawrence P. Tu as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and post-effective amendments to this registration statement as that attorney-in-fact may deem necessary or appropriate.

Signature	Title	Date

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (principal executive officer)	September 11, 2008

/s/ Donald J. Carty Donald J. Carty	Director	September 11, 2008

/s/ William H. Gray, III William H. Gray, III	Director	September 11, 2008

/s/ Sallie L. Krawcheck Sallie L. Krawcheck	Director	September 11, 2008

/s/ Alan G. Lafley Alan G. Lafley	Director	September 11, 2008

/s/ Judy C. Lewent Judy C. Lewent	Director	September 11, 2008

/s/ Thomas W. Luce III Thomas W. Luce III	Director	September 11, 2008

/s/ Klaus S. Luft Klaus S. Luft	Director	September 11, 2008

/s/ Alex J. Mandl Alex J. Mandl	Director	September 11, 2008

Signature	Title	Date

/s/ Michael A. Miles Michael A. Miles	Director	September 11, 2008

/s/ Samuel A. Nunn, Jr. Samuel A. Nunn, Jr.	Director	September 11, 2008

/s/ Brian T. Gladden Brian T. Gladden	Senior Vice President, Chief Financial Officer (principal financial officer)	September 11, 2008

/s/ Thomas W. Sweet Thomas W. Sweet	Vice President, Corporate Finance (principal accounting officer)	September 11, 2008

EXHIBITS LIST

Exhibit No.  Description of Exhibit

2.1	—	Agreement and Plan of Merger, dated November 4, 2007, by and among Dell International Incorporated, DII — Elephant Inc. and EqualLogic, Inc. (incorporated by reference to Exhibit 2.1 of Dell’s Current Report on Form 8-K filed on November 8, 2007, Commission File No. 0-17017)

3.1	—	Restated Certificate of Incorporation, filed February 1, 2006 (incorporated by reference to Exhibit 3.3 of Dell’s Current Report on Form 8-K filed on February 2, 2006, Commission File No. 0-17017)

3.2	—	Restated Bylaws, as amended and effective March 8, 2007 (incorporated by reference to Exhibit 3.1 of Dell’s Current Report on Form 8-K filed on March 13, 2007, Commission File No. 0-17017)

4.1	—	Indenture, dated as of April 27, 1998, between Dell Computer Corporation and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017)

4.2	—	Officers’ Certificate pursuant to Section 301 of the Indenture establishing the terms of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.4 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017)

4.3	—	Form of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.6 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017)

4.4	—	Indenture, dated as of April 17, 2008, between Dell Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (including the form of notes) (incorporated by reference to Exhibit 4.1 of Dell’s Current Report on Form 8-K filed April 17, 2008, Commission File No. 0-17017)

4.5	—	Exchange and Registration Rights Agreement, dated as of April 17, 2008, among Dell Inc. and Barclays Capital Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several purchasers named therein (incorporated by reference to Exhibit 4.2 of Dell’s Current Report on Form 8-K filed April 17, 2008, Commission File No. 0-17017)

5.1†	—	Opinion of Baker Botts L.L.P. as to the validity of the securities being registered.

10.1*	—	Amended and Restated Dell Computer Corporation 1994 Incentive Plan (incorporated by reference to Exhibit 99 of Dell’s Registration Statement on Form S-8, filed October 31, 2000, Registration No. 333-49014)

10.2*	—	Amended and Restated Dell Computer Corporation 1998 Broad Based Stock Option Plan (incorporated by reference to Exhibit 99 of Dell’s Registration Statement on Form S-8, filed October 31, 2000, Registration No. 333-49016)

10.3*	—	Dell Computer Corporation 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Dell’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 2002, Commission File No. 0-17017)

10.4*	—	Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Appendix A of Dell’s 2007 proxy statement filed on October 31, 2007, Commission File No. 0-17017)

10.5*	—	Amended and Restated Dell Inc. 401(k) Plan, adopted effective as of January 1, 2007 (incorporated by reference to Exhibit 10.5 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017)

10.6*	—	Amended and Restated Dell Computer Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 10.6 to Dell’s Annual Report on Form 10-K for the fiscal year ended January 30, 2004, Commission File No. 0-17017)

10.7*	—	Executive Incentive Bonus Plan, adopted July 18, 2003 (incorporated by reference to Exhibit 10.1 of Dell’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2003, Commission File No. 0-17017)

10.8*	—	Form of Indemnification Agreement between Dell and each Non-Employee Director of Dell (incorporated by reference to Exhibit 10.11 to Dell’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003, Commission File No. 0-17017)

10.9*	—	Form of Performance Based Stock Unit Agreement for employees under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed March 14, 2006, Commission File No. 0-17017)

10.10*	—	Form of Restricted Stock Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017)

10.11*	—	Form of Restricted Stock Unit Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017)

10.12	—	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.3 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017)

10.13*	—	Form of Nonstatutory Stock Option Agreement for grant to Donald J. Carty under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed December 20, 2006, Commission File No. 0-17017)

10.14*	—	Form of Stock Unit Agreement for grant to Donald J. Carty under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed December 20, 2006, Commission File No. 0-17017)

10.15*	—	Form of Restricted Stock Unit Agreement for Non-Employee Directors under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 of Dell’s Quarterly Report on Form 10-Q filed October 30, 2007, Commission File No. 0-17017)

10.16*	—	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 of Dell’s Quarterly Report on Form 10-Q filed October 30, 2007, Commission File No. 0-17017)

10.17*	—	Form of Performance Based Stock Unit Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.17 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017)

10.18*	—	Form of Nonstatutory Stock Option Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.18 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017)

10.19*	—	Form of Restricted Stock Unit Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.19 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017)

10.20*	—	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement for Executive Officers (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K filed on July 16, 2007, Commission file No. 0-17017)

10.21*	—	Form of Release Agreement between Dell and Current and Former Executive Officers with respect to Expired Stock Options (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K filed July 16, 2007, Commission file No. 0-17017)

10.22*	—	Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement between Kevin B. Rollins and Dell Inc. (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed February 20, 2007, Commission File No. 0-17017)

10.23*	—	Letter Agreement regarding Severance Benefits between Michael R. Cannon and Dell Inc. (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017)

10.24*	—	Letter Agreement regarding Severance Benefits between Ronald G. Garriques and Dell Inc. (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017)

10.25*	—	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement (incorporated by reference to Exhibit 99.3 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017)

10.26*	—	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement for Executive Officers (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K filed on September 12, 2007, Commission file No. 0-17017)

10.27*	—	Separation Agreement and Release between Kevin B. Rollins and Dell Inc. (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed February 20, 2007, Commission File No. 0-17017)

12.1†	—	Computation of ratio of earnings to fixed charges

21.1	—	Subsidiaries of Dell (incorporated by reference to Exhibit 21 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 2, 2007, Commission File No. 0-17017).

23.1†	—	Consent of PricewaterhouseCoopers LLP

23.2†	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

24.1†	—	Power of Attorney (set forth on signature page)

25.1†	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture

99.1†	—	Form of Letter of Transmittal

99.2†	—	Form of Letter from Dell Inc. to Registered Holders and the Depository Trust Company

99.3†	—	Form of Letter to Clients

*	Compensatory Plan or Arrangement

†	Furnished or filed herewith

+	Confidential information has been omitted from this exhibit and filed separately with the SEC pursuant to a confidential treatment request under Rule 24(b)-2.